    As filed with the Securities and Exchange Commission on February 2, 1995


                                                      REGISTRATION NO.  33-57329
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------


                                AMENDMENT NO. 2

                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              -------------------

                                    KEYCORP
             (Exact name of Registrant as specified in its charter)


            Ohio                          6711                   34-6542451
(State or other Jurisdiction        (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
        Organization)                   Code No.)


                   127 Public Square, Cleveland, Ohio  44114
                                (216) 689-6300
   (Address of Registrant's principal executive offices, including telephone number and area code)

                              -------------------

Carter B. Chase, Esq., Executive Vice President, General Counsel, and Secretary
                                    KeyCorp
                               127 Public Square
                             Cleveland, Ohio  44114
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service:  (216) 689-0994

                              -------------------

                                  Copies to:

     Daniel R. Stolzer, Esq.                      Ashok W. Mukhey, Esq.
     Carolyn E. Cheverine, Esq.                   Irell & Manella
     KeyCorp                                      1800 Avenue of the Stars
     127 Public Square                            Los Angeles, CA  90067
     Cleveland, Ohio  44114                       (310) 277-1010
     (216) 689-0509

                             --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement and all other conditions precedent to the merger of OMNIBANCORP with and into the Registrant have been satisfied or waived as described in the enclosed Prospectus/Proxy Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             --------------------

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                                    KEYCORP
                             CROSS-REFERENCE SHEET




ITEM                                                                                       CAPTION OR LOCATION
 NO.               FORM S-4 CAPTION                                                   IN PROSPECTUS/PROXY STATEMENT
- ----               ----------------                                                   -----------------------------

1.    Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus. . . . . . . . . . . . . . . . . . .    Facing page of registration statement;
                                                                               Outside front cover page of Prospectus/Proxy
                                                                               Statement

2.    Inside Front and Outside Back Cover Pages of
       Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Available Information; Incorporation of Certain
                                                                               Documents by Reference; Table of Contents

3.    Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information . . . . . . . . . . . . . . . . . . . . . . .    Summary;  Selected Consolidated  Financial
                                                                               Data; Unaudited Comparative per Common
                                                                               Share Data

4.    Terms of the Transaction . . . . . . . . . . . . . . . . . . . . . .    Summary; The Merger; Comparison of Certain
                                                                               Rights of Holders of Capital Stock of
                                                                               KeyCorp and OMNI

5.    Pro Forma Financial Information. . . . . . . . . . . . . . . . . . .    Not Applicable

6.    Material Contacts with the Company being
       Acquired. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Summary; The Merger; Voting Agreements


7.    Additional Information Required for Reoffering
       by Persons and Parties Deemed to be
       Underwriters. . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

8.    Interests of Named Experts and Counsel . . . . . . . . . . . . . . .    Certain Legal Matters; Experts

9.    Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities. . . . . . . . . . .    Not Applicable

10.   Information with Respect to S-3 Registrants. . . . . . . . . . . . .    Available Information; Incorporation of
                                                                               Certain Documents by Reference; The
                                                                               Business of KeyCorp





ITEM                                                                            CAPTION OR LOCATION
 NO.                       FORM S-4 CAPTION                               IN PROSPECTUS/PROXY STATEMENT
- ----                       ----------------                               -----------------------------

11.   Incorporation of Certain Information by
        Reference . . . . . . . . . . . . . . . . . . . . . . . . .    Incorporation of Certain Documents by
                                                                         Reference
12.   Information with Respect to S-2 or S-3
        Registrants . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

13.   Incorporation of Certain Information by
        Reference . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

14.   Information with Respect to Registrants Other
        than S-2 or S-3 Registrants . . . . . . . . . . . . . . . .    Not Applicable

15.   Information with Respect to S-3 Companies . . . . . . . . . .    Not Applicable

16.   Information with Respect to S-2 or S-3 Companies  . . . . . .    Not Applicable

17.   Information with Respect to Companies Other
        than S-2 or S-3 Companies . . . . . . . . . . . . . . . . .    Summary; OMNI Market Price and
                                                                         Dividend Information; OMNI Management's
                                                                         Discussion and Analysis of Financial
                                                                         Condition and Results of Operations; The
                                                                         Business of OMNI; OMNI Financial
                                                                         Statements

18.   Information if Proxies, Consents or
        Authorizations are to be Solicited  . . . . . . . . . . . .    Outside front cover page of Prospectus/Proxy
                                                                         Statement; Incorporation of Certain
                                                                         Documents by Reference; Summary;
                                                                         Introduction; Special Meeting of OMNI's
                                                                         Shareholders; The Merger; Rights of
                                                                         Dissenting Shareholders; The Business of
                                                                         OMNI; Shareholder Proposals; Experts

19.   Information if Proxies, Consents or
        Authorizations are Not to be Solicited or in an
        Exchange Offer  . . . . . . . . . . . . . . . . . . . . . .    Not Applicable


                                  OMNIBANCORP

                                3600 S.Yosemite
                                   Suite 210
                            Denver, Colorado  80237

                               February 7, 1995


Dear Shareholder:

        You are cordially invited to attend a Special Meeting of Shareholders of OMNIBANCORP ("OMNI") to be held in the basement conference room, OMNIBANK Center, 3600 S. Yosemite, Denver, Colorado, on February 24, 1995, at 8:30 a.m., local time.

        At the Special Meeting, OMNI shareholders will be asked to approve the Plan of Merger, dated as of August 31, 1994, between KeyCorp and OMNI (as amended or supplemented, the "Merger Agreement"), pursuant to which OMNI will be merged with and into KeyCorp (the "Merger"). KeyCorp is an Ohio corporation and a bank holding company with banking operations in 14 states, including Colorado. KeyCorp conducts business in Colorado through its wholly owned subsidiary, Key Bank of Colorado, with 15 banking offices in Colorado as of September 30, 1994. KeyCorp, which will be the surviving corporation in the Merger, has informed OMNI that following the consummation of the Merger, KeyCorp intends to merge OMNI's banking subsidiaries with and into Key Bank of Colorado. The term "Merger Agreement" for purposes of this letter shall include the Letter Agreements dated as of August 31, 1994, January 4, 1995, January 14, 1995 and January 27, 1995 between OMNI and KeyCorp relating to the sale of Merchants Mortgage and Trust and the valuation period of KeyCorp common stock.

        If the Merger Agreement is approved and the transactions contemplated thereby are consummated, each outstanding share of OMNI Common Stock will be converted into the right to receive .2452 shares of common stock of KeyCorp ("KeyCorp Common Stock"), $1.00 par value per share, subject to certain adjustments as set forth in the Merger Agreement and as described in the accompanying Prospectus/Proxy Statement. The Merger is expected to qualify as a tax-free exchange to holders of OMNI Common Stock.

        Enclosed are a Notice of Special Meeting of Shareholders and a Prospectus/Proxy Statement which describe the Merger, the background of the transaction and the businesses of KeyCorp and OMNI. You are urged to read all these materials carefully. The Board of Directors of OMNI has fixed the close of business on January 20, 1995 as the record date for the Special Meeting. Accordingly, only shareholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of two-thirds of the shares of OMNI Common Stock outstanding and entitled to vote is necessary to approve the Merger Agreement. As a condition to KeyCorp's entering into the Merger Agreement, OMNI's directors, executive officers and their affiliates holding at least two-thirds of the outstanding shares of OMNI Common Stock were required to execute and deliver to KeyCorp Voting Agreements pursuant to which such persons have agreed to vote all of their shares of OMNI Common Stock in favor of approval of the Merger Agreement. Such shareholders holding 11,273,588 shares of OMNI Common Stock representing 68.4% of the number of shares of OMNI Common Stock entitled to vote at the Special Meeting have delivered executed Voting Agreements. Thus, it is anticipated that the Merger Agreement will be approved at the Special Meeting.

                THE BOARD OF DIRECTORS OF OMNI HAS UNANIMOUSLY
         ADOPTED THE MERGER AGREEMENT AND HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AT
                             THE SPECIAL MEETING.

        Holders of shares of OMNI Common Stock who do not vote to approve the Merger Agreement and who comply with the requirements of Article 113 of the Colorado Business Corporation Act will be entitled, if the Merger is consummated, to exercise dissenters' appraisal rights with respect to their shares of OMNI Common Stock. See "Rights of Dissenting Shareholders" in the accompanying Prospectus/Proxy Statement for a description of the procedures to be followed to exercise such rights.

        A form of proxy solicited by the Board of Directors of OMNI is enclosed. Please indicate your voting instructions and sign, date and mail the proxy card promptly in the return envelope provided. If no specification is made, the properly executed proxies will be voted in favor of approval of the Merger Agreement. Whether or not you plan to attend the Special Meeting in person, it is important that you return the enclosed proxy card so that your shares of OMNI Common Stock are voted. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

        Promptly after the Merger, a letter of transmittal will be mailed to all holders of record of shares of OMNI Common Stock to use in connection with surrendering their stock certificates. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD OR TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL, WHICH WILL INCLUDE INSTRUCTIONS AS TO THE PROCEDURE TO BE USED IN SENDING YOUR STOCK CERTIFICATES.

        I support the Merger of OMNI with KeyCorp and join with the other members of the Board of Directors of OMNI in recommending the Merger to you. We urge you to vote in favor of approval of the Merger Agreement. If you should have any questions about the Merger or need assistance in completing your proxy card, please contact me at OMNI at (303) 773-6664.

                                                Sincerely,



                                                Robert W. Graf
                                                President

                                  OMNIBANCORP

                                3600 S. Yosemite
                                   Suite 210
                            Denver, Colorado  80237

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                        To be held on February 24, 1995


        NOTICE IS HEREBY GIVEN THAT pursuant to resolution of the Board of Directors, a Special Meeting of Shareholders of OMNIBANCORP ("OMNI") (including any adjournments or postponements thereof, the "Special Meeting") will be held on February 24, 1995, at 8:30 a.m., local time, in the basement conference room, OMNIBANK Center, 3600 S.Yosemite, Denver, Colorado, for the following purposes:

        (1) To consider and vote upon a proposal to approve a Plan of Merger, dated as of August 31, 1994, between KeyCorp and OMNI (as amended or supplemented by the Letter Agreements dated August 31, 1994, January 4, 1995, January 14, 1995 and January 27, 1995, the "Merger Agreement"), pursuant to which OMNI will be merged with and into KeyCorp, with KeyCorp as the surviving corporation, as described in the Merger Agreement and the accompanying Prospectus/Proxy Statement. A copy of the Merger Agreement is attached as Appendix A to the Prospectus/Proxy Statement.

        (2) To transact such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof.

        Only holders of record of OMNI Common Stock as of the close of business on January 20, 1995 have the right to receive notice of and to vote at the Special Meeting.

        Shareholders of OMNI have the right to dissent from the Merger Agreement by properly exercising their dissenters' rights in strict compliance with the procedures set forth in Article 113 of the Colorado Business Corporation Act (C.R.S. Section 7-113-101 et seq.), a copy of which is attached as Appendix E to the Prospectus/Proxy Statement.

        The accompanying document constitutes the Proxy Statement of OMNI with respect to the Special Meeting. A copy of the Merger Agreement is attached as Appendix A to the Prospectus/Proxy Statement and copies of the Letter Agreements amending the Merger Agreement are attached as Appendices B, C, F and G to the Prospectus/Proxy Statement.

        You are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the enclosed proxy card in the envelope provided as soon as possible. If no specification is made, the properly executed and returned proxies will be voted in favor of approval of the Merger

Agreement. If you attend the Special Meeting, you will be entitled to vote in person if you choose.

     HOLDERS OF OMNI COMMON STOCK SHOULD RETAIN THEIR STOCK CERTIFICATES UNTIL TRANSMITTAL FORMS HAVE BEEN RECEIVED. STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD.

     The Board of Directors of OMNI unanimously recommends that shareholders vote FOR approval of the Merger Agreement.


                                      By Order of the Board of Directors




Denver, Colorado
February 7, 1995                     Gary Klearman, Secretary


                IN ORDER THAT ALL STOCK IS REPRESENTED AT THIS
                   SPECIAL MEETING, WE URGE YOU TO SIGN AND
                     RETURN THE ENCLOSED PROXY, REGARDLESS
                   OF WHETHER OR NOT YOU PLAN TO ATTEND THE
                   MEETING IN PERSON.  IF YOU DO NOT ATTEND
                     THE MEETING, YOUR PROXY WILL BE VOTED
                     AS INDICATED IN THE PROXY STATEMENT.
                       IF YOU DO ATTEND THE MEETING, YOU
                            WILL BE THEN ENTITLED TO
                              WITHDRAW YOUR PROXY
                               IF YOU SO CHOOSE.

                                 OMNIBANCORP
                               PROXY STATEMENT
                                     FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FEBRUARY 24, 1995

                          ---------------------------

                                   KEYCORP
                                  PROSPECTUS


  COMMON STOCK, $1.00 PAR VALUE PER SHARE (NOT TO EXCEED 4,313,198 SHARES),
                          AND THE ASSOCIATED RIGHTS

                          ---------------------------


        This Prospectus/Proxy Statement is being furnished to the holders of common stock, no par value ("OMNI Common Stock"), of OMNIBANCORP, a Colorado corporation ("OMNI"), in connection with the solicitation of proxies by the Board of Directors of OMNI for use at the Special Meeting of Shareholders to be held at 8:30 a.m., local time, on February 24, 1995, in the basement conference room, at OMNIBANK Center, 3600 S. Yosemite, Denver, Colorado, and at any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, the shareholders of record of OMNI Common Stock as of the close of business on January 20, 1995 (the "Record Date"), will consider and vote upon a proposal to approve a Plan of Merger, dated as of August 31, 1994, by and between KeyCorp, an Ohio corporation, and OMNI (as amended or supplemented by the Letter Agreements dated August 31, 1994, January 4, 1995, January 14, 1995 and January 27, 1995 between OMNI and KeyCorp, the "Merger Agreement"), pursuant to which OMNI will merge with and into KeyCorp (the "Merger"). This Prospectus/Proxy Statement also constitutes a prospectus of KeyCorp with respect to a maximum of 4,313,198 common shares of KeyCorp, $1.00 par value per share ("KeyCorp Common Stock"), including the associated rights to purchase shares of KeyCorp Common Stock (the "Rights"), to be issued in connection with the Merger. Upon consummation of the Merger, each outstanding share of OMNI Common Stock will be converted into the right to receive .2452 shares of KeyCorp Common Stock (the "Exchange Ratio"), subject to certain adjustments as set forth in the Merger Agreement. See "The Merger -- Conversion of OMNI Capital Stock." Each share of KeyCorp Common Stock issued to OMNI shareholders in the Merger will be accompanied by one Right to purchase one share of KeyCorp Common Stock upon the terms and conditions set forth in the Rights Agreement (as defined herein). See "Comparison of Certain Rights of Holders of Capital Stock of KeyCorp and OMNI." Unless the context otherwise requires, all references herein to the KeyCorp Common Stock also include the Rights attached thereto. For a description of the Merger Agreement, which is included in its entirety as Appendix A to this Prospectus/Proxy Statement and incorporated herein, see "The Merger." The Letter Agreements amending and/or supplementing the original Merger Agreement are attached hereto as Appendices B, C, F and G. Upon consummation of the Merger, each outstanding share of KeyCorp Common Stock and each Right outstanding prior to the Merger will remain issued and outstanding.

              The outstanding shares of KeyCorp Common Stock are listed on the New York Stock Exchange ("NYSE"). The last reported sale price of KeyCorp Common Stock on the NYSE composite transaction reporting system on January 26, 1995 was $27.00 per share.

              This Prospectus/Proxy Statement does not cover any resales of KeyCorp Common Stock received by shareholders of OMNI upon consummation of the Merger, and no person is authorized to make use of the Prospectus/Proxy Statement in connection with any such resale.

              The Merger is a complex transaction and is discussed in detail in this Prospectus/Proxy Statement. Shareholders are strongly encouraged to read and consider carefully this Prospectus/Proxy Statement in its entirety.

              This Prospectus/Proxy Statement and the accompanying proxy cards are first being mailed to shareholders of OMNI on or about February 9, 1995.

            THESE SECURITIES OF KEYCORP HAVE NOT BEEN APPROVED OR
            DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
                  SECURITIES AND EXCHANGE COMMISSION OR ANY
                   STATE SECURITIES COMMISSION PASSED UPON
                       THE ACCURACY OR ADEQUACY OF THIS
                       PROSPECTUS/PROXY STATEMENT.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

          THE SHARES OF KEYCORP COMMON STOCK OFFERED HEREBY ARE NOT
             SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF
              A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED
                 BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                      OR ANY OTHER GOVERNMENTAL AGENCY.


       The date of this Prospectus/Proxy Statement is February 3, 1995.

                            AVAILABLE INFORMATION

        KeyCorp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). KeyCorp has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of KeyCorp Common Stock to be issued by KeyCorp in connection with the Merger. The Registration Statement and the exhibits thereto, as well as the reports, proxy statements, and other information filed by KeyCorp under the Exchange Act, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain securities of KeyCorp, including the KeyCorp Common Stock, are listed on the NYSE, and such reports and proxy statements concerning KeyCorp also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus/Proxy Statement in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits thereto for further information pertaining to KeyCorp and the securities offered thereby.

        Statements contained herein or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document incorporated herein by reference. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Prospectus/Proxy Statement the following documents and information heretofore filed by KeyCorp with the Commission pursuant to Sections 12, 13 or 15 of the Exchange Act:

        1. KeyCorp's Annual Report on Form 10-K for the year ended December 31, 1993 (the Consolidated Financial Statements, the Notes to Consolidated Financial Statements and the Supplemental Consolidated Financial Statements included in KeyCorp's Form 10-K for the year ended December 31, 1993 have been modified and superseded by the Consolidated Financial Statements and Notes to Consolidated Financial Statements included in KeyCorp's Current Report on Form 8-K filed on April 20, 1994);

        2. KeyCorp's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994;

        3. KeyCorp's Current Reports on Form 8-K, filed on (a) January 21, 1994, (b) March 16, 1994 (as amended by Amendment No. 1 to Form 8-K on Form 8-K/A filed on May 4, 1994), (c) April 12, 1994, (d) April 20, 1994 (including as exhibits in the case of the Form 8-K filed on April 20, 1994: (i) Management's Discussion and Analysis of Financial Condition and Results of Operations; (ii) Report of Ernst & Young LLP, Independent Auditors; (iii) Consolidated Financial Statements for the fiscal year ended December 31, 1993;
              (iv) Notes to Consolidated Financial Statements; and (v) descriptions of KeyCorp's business (including a discussion of regulatory and supervisory matters and properties), all of which reflect the former KeyCorp, a New York corporation, and Society Corporation, an Ohio corporation, on a combined basis giving effect to their March 1, 1994 merger in which Society Corporation was the surviving corporation, and immediately after which Society Corporation changed its name to KeyCorp); (e) July 19, 1994, (f) July 26, 1994 (as amended by Amendment No. 1 to Form 8-K on Form 8-K/A filed on August 10, 1994), (g) August 12, 1994,
              (h) October 21, 1994, (i) December 15, 1994 and (j) January 20, 1995; and

        4. The description of KeyCorp's Common Shares and the Rights to purchase Common Shares contained in KeyCorp's Registration Statement on Form 8-A dated July 31, 1992, as amended by Form 8-A/A filed on February 25, 1994, under Section 12 of the Exchange Act.

        All reports subsequently filed by KeyCorp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Prospectus/Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as is modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

        THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS THERETO, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO CARTER B. CHASE, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, KEYCORP, 127 PUBLIC SQUARE, CLEVELAND, OHIO 44114-1306 (TELEPHONE (216) 689-6300). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, A REQUEST MUST BE RECEIVED NO LATER THAN FEBRUARY 17, 1995.

        NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS
PROSPECTUS/PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING

BEEN AUTHORIZED BY KEYCORP OR OMNI. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF KEYCORP OR OMNI SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE.

                               TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . 2

Summary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

Special Meeting of OMNI Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   Record Date; Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   Voting, Solicitation and Revocation of Proxies   . . . . . . . . . . . . . . . . . . . . .  20

The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   Background of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   OMNI's Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   KeyCorp's Reasons for the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   Opinion of Financial Advisor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Recommendation of OMNI's Board of Directors  . . . . . . . . . . . . . . . . . . . . . . .  26
   General Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   Conversion of OMNI Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   Effects on KeyCorp Shareholders    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   Conversion of OMNI Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Conduct of Business Pending the Merger   . . . . . . . . . . . . . . . . . . . . . . . . .  29
   Adjustment to Increase Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   Buy and Sell Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   Sale of Merchants Mortgage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   Employee Benefits    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   Conditions to the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Regulatory Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Waiver of Conditions, Amendment or Termination of the Merger Agreement   . . . . . . . . .  37
   Effective Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Interests of Certain Persons in the Merger   . . . . . . . . . . . . . . . . . . . . . . .  39
   Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Accounting Treatment of Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   NYSE Listing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

Resales of KeyCorp Common Stock Received in the Merger  . . . . . . . . . . . . . . . . . . .  46

OMNI Market Price and Dividend Information  . . . . . . . . . . . . . . . . . . . . . . . . .    46

OMNI Management's Discussion and Analysis Of
   Financial Condition and Results of Operations  . . . . . . . . . . . . . . . . . . . . . .    48

The Business of OMNI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
   History  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
   Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
   Regulation and Supervision of OMNI   . . . . . . . . . . . . . . . . . . . . . . . . . . .    66

Principal Shareholders and Security Ownership of Management of OMNI . . . . . . . . . . . . .    67

The Business of KeyCorp . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
   Overview   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
   Banking Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
   Other Financial Services Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .    72
   Recently Completed Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    73
   Pending Acquisitions and Potential Divestiture   . . . . . . . . . . . . . . . . . . . . .    73
   Regulation and Supervision of KeyCorp  . . . . . . . . . . . . . . . . . . . . . . . . . .    74

Comparison of Certain Rights of Holders of Capital Stock of KeyCorp and OMNI  . . . . . . . .    80
   Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
   State Takeover Statutes and Takeover Provisions of Charter Documents   . . . . . . . . . .    81
   Shareholder Rights Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
   Special Meetings of Shareholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    85
   Amendment of Charter Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    86
   Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
   Director Liability and Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . .    90
   Interested Director Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    92
   Shareholders' Rights to Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . .    93
   Dividends    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94

Shareholder Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    95

Certain Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    95

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    95

OMNI Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

Appendix A - Plan of Merger
Appendix B - Letter Agreement dated as of August 31, 1994
Appendix C - Letter Agreement dated January 4, 1995
Appendix D - Opinion of Financial Advisor
Appendix E - Article 113 of Colorado Business Corporation Act (Dissenters' Rights)
Appendix F - Letter Agreement dated January 14, 1995
Appendix G - Letter Agreement dated January 27, 1995

                                   SUMMARY

        The following summary is intended to summarize certain information contained elsewhere in this Prospectus/Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus/Proxy Statement, the appendices hereto, and the documents referred to and incorporated herein.

INTRODUCTION

        The Board of Directors of KeyCorp has ratified and the Board of Directors of OMNI has unanimously adopted the Merger Agreement pursuant to which OMNI will be merged with and into KeyCorp if the shareholders of OMNI approve the Merger Agreement by the requisite shareholder vote, regulatory approvals are received, and certain other conditions are satisfied. KeyCorp will be the surviving corporation in the Merger. A copy of the Merger Agreement is incorporated herein by reference and attached hereto as Appendix
A. The terms of the Merger and information regarding the Special Meeting are summarized below.

PARTIES TO THE MERGER

        KEYCORP. On March 1, 1994, the former KeyCorp ("old Key"), a New York corporation and a financial services holding company headquartered in Albany, New York, with approximately $33 billion in assets at December 31, 1993, merged with and into Society Corporation ("Society"), an Ohio corporation and a financial services holding company headquartered in Cleveland, Ohio, with approximately $27 billion in assets at December 31, 1993, pursuant to an Agreement and Plan of Merger, and a related Supplemental Agreement to Agreement and Plan of Merger, each dated as of October 1, 1993, and each as amended. In the merger, Society was the surviving corporation, but changed its name to KeyCorp. All financial data of KeyCorp set forth in this Prospectus/Proxy Statement has been restated to give effect to the merger of old Key with and into Society.

        The merger of old Key with and into Society created a financial services holding company which traces its roots back to 1825, when the first predecessor of KeyCorp was organized. At September 30, 1994, KeyCorp was one of the largest bank holding companies in the United States with consolidated assets of approximately $64.5 billion.

        KeyCorp provides banking and other financial services across much of the country's northern tier and in Florida through a network of subsidiaries operating 1,279 full-service banking offices in 13 states, giving KeyCorp the nation's fifth largest domestic branch network as of September 30, 1994 (without giving effect to KeyCorp's recent acquisition of BANKVERMONT Corporation described herein). KeyCorp's primary banking subsidiaries include Society National Bank, headquartered in Cleveland, Ohio, the largest bank in Ohio and one of the nation's major regional banks with $24.0 billion in total assets and 296 full-service banking offices at September 30, 1994; Key Bank of New York, headquartered in Albany, New York, with $14.8 billion in total assets and 328 full-service banking offices at September 30, 1994; and Key Bank of Washington, headquartered in Tacoma, Washington with $7.5 billion in total assets and 190 full-service banking offices at September 30, 1994. In addition, KeyCorp operates banking subsidiaries in Alaska, Colorado, Florida, Idaho, Indiana, Maine, Michigan, Oregon, Utah, Vermont (its Vermont subsidiary was acquired on January 27, 1995) and Wyoming.

        Key Bank of Colorado is a state-chartered commercial bank headquartered in Fort Collins, Colorado, and a wholly owned subsidiary of KeyCorp. At September 30, 1994, Key Bank of Colorado had approximately $600 million in total assets and served customers through a network of 15 full-service banking offices. Key Bank of Colorado was established in June 1993 with the acquisition by KeyCorp of Home Federal Savings Bank and expanded in March of 1994 when KeyCorp acquired Commercial Bancorporation of Colorado. On December 30, 1994, Key Bank of Colorado acquired The Bank of Greeley, a single location bank in Greeley, Colorado with $61 million in total assets as of September 30, 1994. See "The Business of KeyCorp -- Recently Completed Acquisitions." Key Bank of Colorado is engaged in general banking business in the State of Colorado providing commercial and retail banking services to consumers, small businesses and corporate customers in the eastern region of Colorado. Retail banking products offered by Key Bank of Colorado include, among others, consumer loan products (including residential real estate mortgage lending, direct and indirect installment, home equity, credit card and student lending), and private banking services. Commercial banking products and services include, among others, real estate, agribusiness, corporate and cash management. Following consummation of the Merger, KeyCorp plans to effect the merger of OMNIBANK Aurora, OMNIBANK Commerce City, OMNIBANK Iliff, OMNIBANK Parker Road and OMNIBANK Southeast (collectively, the "OMNI Banks"), the banking subsidiaries of OMNI, with and into Key Bank of Colorado.

        KeyCorp's other banking subsidiaries also provide a wide range of banking, fiduciary and other financial services to their corporate, individual and institutional customers located throughout the country. In addition to the customary banking services of accepting funds for deposit and making loans, KeyCorp's banking subsidiaries provide specialized services tailored to specific markets, including investment management services, personal and corporate trust services, personal financial services, customer access to money market and other mutual funds, cash management services, investment banking services, and international banking services.

        In addition to the services provided through its banking offices, KeyCorp engages in a wide range of other financial services through subsidiaries, including mortgage banking, investment management, mutual fund advisory, and trust services.

        Through its non-banking subsidiaries, KeyCorp provides additional financial services both in and outside of its primary banking markets. These include personal and corporate trust services, investment management, reinsurance of credit life and accident and health insurance on loans made by subsidiary banks, venture capital and small business investment financing services, equipment lease financing, community development financing, stock transfer agent, and other financial services.

        The principal executive offices of KeyCorp are located at 127 Public Square, Cleveland, Ohio 44114-1306, and its telephone number is (216) 689-6300.

        OMNI. OMNI is a multi-bank holding company which, through its subsidiaries, engages primarily in general commercial and retail banking in the Denver, Colorado metropolitan area. At September 30, 1994, OMNI had total deposits of approximately $400 million, total assets of approximately $506 million and 346 full-time employees in 18 banking offices. OMNI's five banking subsidiaries are commercial banks organized and operated under the laws of the State of Colorado. They offer a wide range of personal and business related financial services to individuals, corporations, municipalities and other public and governmental entities. These services include personal and business checking accounts, a full range of time deposit accounts and personal and commercial lending.

        OMNI also owns 50% of the capital stock of Merchants Mortgage & Trust Corporation ("Merchants Mortgage"), which is engaged primarily in the business of purchasing, with recourse, consumer mortgage notes, secured by first deeds of trust, originated by real estate development companies and selling such notes to banks with recourse. In connection with the Merger, OMNI has agreed to enter into a definitive agreement with a prospective purchaser on or before January 31, 1995 to use its best efforts to dispose of its interest in Merchants Mortgage by the Effective Time (defined below) and it has entered into such an agreement. See "The Merger -- Sale of Merchants Mortgage."

        The principal executive offices of OMNI are located at 3600 S. Yosemite, Suite 210, Denver, Colorado 80237, and its telephone number is (303) 773-6664.


RECOMMENDATION OF THE BOARD OF DIRECTORS

        The OMNI Board of Directors has adopted a resolution approving the Merger Agreement and, for the reasons set forth herein, has determined that the Merger is fair to and in the best interests of OMNI and its shareholders. The Board of OMNI, therefore, recommends that OMNI's shareholders vote FOR approval of the Merger Agreement. See "The Merger -- Background of the Merger,"
"-- OMNI's Reasons for the Merger" and "-- Opinion of Financial Advisor."

                THE BOARD OF DIRECTORS OF OMNI HAS UNANIMOUSLY
                ADOPTED THE MERGER AGREEMENT AND APPROVED THE
                 MERGER AND RECOMMENDS APPROVAL OF THE MERGER
                    AGREEMENT BY THE SHAREHOLDERS OF OMNI

OPINION OF FINANCIAL ADVISOR

        Hovde Financial, Inc. ("Hovde") has rendered a written opinion to OMNI's Board of Directors to the effect that, as of the date of this Prospectus/Proxy Statement, January 16, 1995 and August 27, 1994, the consideration offered in the Merger is fair, from a financial point of view, to the holders of OMNI Common Stock. The opinion of Hovde is attached as Appendix D to this Prospectus/Proxy Statement. The opinion should be read in its entirety for a description of the procedures followed by, assumptions and qualifications made by, matters considered by, and limitations imposed on Hovde. See also "The Merger -- Background of the Merger" and "-- Opinion of Financial Advisor."

THE MERGER

        GENERAL. Pursuant to the Merger Agreement, at the Effective Time (defined below), OMNI will be merged with and into KeyCorp with KeyCorp as the surviving corporation. See "The Merger -- General Terms." For information on how OMNI shareholders will be able to exchange certificates representing shares of OMNI Common Stock for new certificates representing shares of KeyCorp Common Stock, see "The Merger -- Surrender of Certificates."

        EFFECTIVE TIME. Subject to the receipt of regulatory approvals and the satisfaction of other conditions, the Merger is expected to be consummated in February 1995. The Merger will be consummated after (i) approval of the Merger Agreement by the shareholders of OMNI; (ii) receipt of required regulatory approvals and expiration of applicable statutory waiting periods; and (iii) satisfaction or waiver of all other conditions to consummation of the Merger pursuant to the Merger Agreement. The time and date at which the Merger will be consummated is referred to herein as the "Effective Time." See "The Merger
- -- Effective Time," "-- Conditions to the Merger," and "-- Regulatory Approvals."

        CONVERSION OF OMNI COMMON STOCK. At the Effective Time, each share of OMNI Common Stock (excluding any shares owned by KeyCorp, or its subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, or shares held by shareholders who perfect their dissenters' rights of appraisal) issued and outstanding at the Effective Time will be converted into the right to receive .2452 shares of KeyCorp Common Stock. Cash will be paid in lieu of issuing fractional shares of KeyCorp Common Stock and to shareholders who properly exercise dissenters' rights. The Exchange Ratio is subject to adjustment upon the occurrence of certain circumstances as more fully described herein. See "The Merger -- Adjustment to Increase Exchange Ratio," "-- Sale of Merchants Mortgage" and "-- Environmental Matters." All references to the shares of KeyCorp Common Stock in this Prospectus/Proxy Statement include the associated Rights to purchase KeyCorp Common Stock pursuant to a Rights Agreement, dated as of August 25, 1989, between KeyCorp and Society National Bank as rights agent, as amended (the "Rights Agreement"); each share of KeyCorp Common Stock issued to shareholders of OMNI in the Merger will be accompanied by one Right, which will be evidenced by the certificates for the KeyCorp Common Stock. See "The Merger -- Conversion of OMNI Common Stock," "-- Certain Federal Income Tax Consequences," "Comparison of Certain Rights of Holders of Capital Stock of KeyCorp and OMNI" and "Rights of Dissenting Shareholders."

        CONVERSION OF OMNI OPTIONS. At the Effective Time, KeyCorp will issue a new option to purchase KeyCorp Common Stock in substitution for each option to purchase shares of OMNI Common Stock that is outstanding and exercisable immediately prior to the Effective Time on substantially the same terms and conditions as set forth in the KeyCorp Stock Option Agreement form that is Exhibit B to the Merger Agreement, attached hereto as Appendix A. See "The Merger -- Conversion of OMNI Options."

        SALE OF MERCHANTS MORTGAGE. Consummation of the Merger is conditioned upon, among other things, OMNI's sale of its interest in Merchants Mortgage prior to the Effective Time. OMNI owns 50% of the stock of Merchants Mortgage. If OMNI realizes an aggregate loss in excess of certain thresholds on the sale of Merchants Mortgage (determined in accordance with generally accepted accounting principles consistently applied), the Exchange Ratio will be reduced. In late January, OMNI entered into a definitive agreement to sell its interest in Merchants Mortgage prior to the closing of the Merger. Although OMNI will incur an aggregate loss on the sale, the loss will not result in a reduction to the Exchange Ratio. See "The Merger
- -- Conversion of OMNI Common Stock" and "-- Sale of Merchants Mortgage."

        ENVIRONMENTAL MATTERS. Following execution of the Merger Agreement, OMNI commissioned, at its own expense, Phase I environmental audits of substantially all real property owned or leased by it for which it did not already have such audits, including property relating to its branches and property acquired through foreclosure and held as real estate owned. Upon review of the Phase I environmental audit reports, KeyCorp commissioned several Phase II environmental audits on certain properties, with the cost of such audits to be shared equally by OMNI and KeyCorp. If, based on any reports resulting from such audits, the estimated cost of remediation or repair exceeds $1,000,000, the Exchange Ratio will be adjusted downward as described in the Merger Agreement. If such estimated cost of remediation or repair exceeds $5,000,000, then OMNI and KeyCorp each have the right to declare the Merger Agreement null and void by giving written notice to the other party. See "The Merger -- Conversion of OMNI Common Stock," "-- Environmental Matters" and "-- Waiver of Conditions, Amendment or Termination of the Merger Agreement."

        DISSENTERS' RIGHTS. Holders of OMNI Common Stock may, by complying with the provisions of Article 113 of the Colorado Business Corporation Act, exercise dissenters' rights. Failure to comply precisely with the requirements of the applicable statutes will result in the loss of dissenters' rights. See "Rights of Dissenting Shareholders."

        NYSE LISTING. KeyCorp has agreed to use its best efforts to cause the listing on the NYSE of (a) the KeyCorp Common Stock issued in the Merger and
(b) the Rights which will accompany the KeyCorp Common Stock issued in the Merger. See "The Merger -- NYSE Listing."

        CONDITIONS; REGULATORY APPROVALS. Consummation of the Merger is conditioned upon approval of the Merger Agreement by the affirmative vote of holders of two-thirds of the issued and outstanding shares of OMNI Common Stock as set forth herein; receipt of all necessary approvals of the Merger by governmental regulatory agencies, including the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the Colorado State Banking Board, applications for which have been filed and approval has been granted, and expiration of all applicable statutory waiting periods; receipt by each party of a favorable tax opinion from Irell & Manella, OMNI's legal counsel; the continuing accuracy of the representations and warranties of each party contained in the Merger Agreement; performance of specified obligations by each party; notification from holders of no more than 10% of the issued and outstanding shares of OMNI Common Stock that they intend to exercise dissenters' rights; OMNI obtaining a definitive written agreement by January 31, 1995 to sell its interest in Merchants Mortgage and completing the sale by the Effective Time; receipt of waivers of the OMNIBANCORP Buy and Sell Agreement among OMNI and various shareholders of OMNI Common Stock (the "OMNI Buy and Sell Agreement") from 80% of the OMNI shareholders and from OMNI shareholders holding 90% of the OMNI Common Stock outstanding on August 31, 1994 (which waivers have been received); the listing on the NYSE of KeyCorp Common Stock issued in the Merger and the accompanying Rights; receipt of a fairness opinion by Hovde dated the same date as this Prospectus/Proxy Statement that will not have been withdrawn; and certain other conditions. See "The Merger -- Conditions to the Merger" and" -- Regulatory Approvals."

        TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, whether before or after its adoption by the shareholders of OMNI (a) by the mutual written consent of the Board of Directors of both KeyCorp and OMNI; (b) by OMNI's Board of Directors in the event that the average per share closing price of KeyCorp Common Stock as reported on the NYSE for the 10 consecutive trading days ending on the third business day prior to the date of the Special Meeting ("Calculation Period") (such price being the "Average Closing Price") is less than $26.10; (c) by KeyCorp's Board of Directors in the event that OMNI has not entered into a definitive written agreement by January 31, 1995 to sell all of its interest in Merchants Mortgage or has not completed the sale by the Effective Time; or (d) by either Board of Directors under certain specified circumstances, including if the Merger shall not have been consummated by June 30, 1995. See "The Merger -- Waiver of Conditions, Amendment or Termination of the Merger Agreement."

        TAX AND ACCOUNTING TREATMENT OF THE MERGER. Consummation of the Merger is conditioned upon receipt by KeyCorp and OMNI of an opinion from OMNI's legal counsel, which may be based on various facts and representations and subject to various assumptions, dated as of the Effective Time, substantially to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the exchange of OMNI Common Stock for KeyCorp Common Stock will not give rise to gain or loss to OMNI shareholders for federal income tax purposes, except to the extent of any cash received in lieu of fractional share interests or as a result of a shareholder's perfecting such holder's dissenters' rights of appraisal. Due to the individual nature of the tax consequences of the Merger, OMNI shareholders are urged to consult their own tax advisors to determine the specific effect of the Merger on them under federal, state, local and foreign tax laws. The Merger will be treated as a purchase for financial reporting purposes. See "The Merger -- Certain Federal Income Tax Consequences" and "-- Accounting Treatment of Merger" and "Rights of Dissenting Shareholders."

        INTERESTS OF CERTAIN PERSONS IN MERGER. As of January 27, 1995, approximately 69.9% of the issued and outstanding shares of OMNI Common Stock were beneficially owned by directors and executive officers of OMNI and their respective affiliates; however, these amounts include certain shares of OMNI Common Stock as to which such executive officers, directors and affiliates disclaim beneficial ownership. See the notes to the tables appearing in "Principal Shareholders and Security Ownership of OMNI Management." As of January 27, 1995, the officers and directors of OMNI owned options to purchase 370,000 shares of OMNI Common Stock. As a condition to KeyCorp's entering into the Merger Agreement, OMNI's directors, executive officers and their affiliates holding at least two-thirds of the outstanding shares of OMNI Common Stock were required to execute and deliver Voting Agreements to KeyCorp pursuant to which such persons have agreed to vote all of their shares of OMNI Common Stock in favor of approval of the Merger Agreement. See "The Merger -- Interests of Certain Persons in the Merger."

        OMNI has arrangements with its executive officers pursuant to which OMNI will pay each such officer a severance payment equal to his prior year's total compensation (including discretionary bonuses) in the event such officer is terminated without cause within one year following a change of control. Following the Effective Time, KeyCorp has agreed to honor these severance contracts in accordance with their terms. KeyCorp has entered into an employment agreement with Gary D. Levine, a director and Senior Credit Officer of OMNI and President and Chief Executive Officer of OMNIBANK Southeast. In addition, the OMNI Board of Directors awarded Mr. Graf a special bonus of $150,000 in recognition of his efforts in connection with the sale of OMNI and the future requirements of his time concerning assistance in the preparation of all required documents and the anticipated closing of the Merger to be paid whether or not the Merger is consummated. However, if the Merger is consummated, Mr. Graf's bonus will be paid one-third upon the Effective Date and the remaining two-thirds on the 90th day following the Effective Date.
See "The Merger -- Interests of Certain Persons in the Merger."

SHAREHOLDER MEETING

        GENERAL. The Special Meeting of OMNI shareholders will be held on February 24, 1995, at 8:30 a.m., local time, in the basement conference room, OMNIBANK Center, 3600 S. Yosemite, Denver, Colorado. The purpose of the Special Meeting is for shareholders of OMNI to consider and vote upon a proposal to approve the Merger Agreement, pursuant to which OMNI will be merged with and into KeyCorp, with KeyCorp as the surviving corporation. See "Special Meeting of OMNI Shareholders -- General."

        RECORD DATE; VOTE REQUIRED. Only holders of record of OMNI Common Stock at the close of business on January 20, 1995, will be entitled to vote at the Special Meeting. At such date there were 16,491,244 shares of OMNI Common
Stock outstanding.  Each share of OMNI Common Stock is entitled to one vote.
For additional information relating to the Special Meeting, see "Special
Meeting of OMNI Shareholders -- Record Date; Vote Required."

        Approval of the Merger Agreement requires the affirmative vote by holders of two-thirds of the shares of OMNI Common Stock outstanding on the Record Date. See "Special Meeting of OMNI Shareholders -- Record Date; Vote Required." As a condition to KeyCorp's entering into the Merger Agreement, OMNI's directors, executive officers and their affiliates beneficially owning in excess of two-thirds of the outstanding shares of OMNI Common Stock were required to execute and deliver Voting Agreements to KeyCorp pursuant to which such persons have agreed to vote all of their shares of OMNI Common Stock in favor of approval of the Merger Agreement. Such shareholders holding 11,273,588 shares of Common Stock representing 68.4% of the number of shares of OMNI Common Stock entitled to vote at the Special Meeting have delivered executed Voting Agreements. As a result, it is anticipated that the Merger Agreement will be approved at the Special Meeting. See "Voting Agreements."

COMPARATIVE MARKET PRICES OF COMMON STOCK

        KeyCorp Common Stock is traded on the NYSE. OMNI Common Stock is not traded in any market and, to the best of OMNI's knowledge, sales of such stock are isolated and infrequent and generally are effected in private transactions between the buyer and seller. In addition, the sale of OMNI Common Stock by most shareholders is restricted pursuant to the OMNI Buy and Sell Agreement. See "The Merger -- Buy and Sell Agreement."

        The following table sets forth the historical market value per share of each of KeyCorp Common Stock and OMNI Common Stock and the equivalent market value per share of OMNI

Common Stock, each as of August 31, 1994, the last business day preceding public announcement of the Merger. The equivalent market value per share of OMNI Common Stock is based on the Exchange Ratio of .2452 multiplied by the last sales price of a share of KeyCorp Common Stock on August 31, 1994. The historical market value per share of KeyCorp Common Stock set forth below is the closing price per share of KeyCorp Common Stock on August 31, 1994, as reported on the NYSE. Since, to the best of OMNI's knowledge, no shares of OMNI Common Stock were offered for sale on August 31, 1994, the historical market value per share of OMNI Common Stock set forth below is based on the last known sale of OMNI Common Stock occurring prior to August 31, 1994, and represents a single transaction involving 777 shares made pursuant to an exercise of a right of first refusal under the Buy and Sell Agreement.

                                                                       OMNI
                                                       --------------------------------------
                                                                                  Equivalent
                               KeyCorp                                           Market Value
                              Historical               Historical                 Per Share
                              ----------               ----------                ------------
Closing Prices on
August 31, 1994                $32.875                    $6.25                      $8.06

        Shareholders are advised to obtain current market quotations for KeyCorp Common Stock. There is no assurance as to the market prices of KeyCorp Common Stock at or after the Effective Time.

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

        The following table sets forth unaudited comparative per common share book value, cash dividends declared and net income: (a) on an historical basis for KeyCorp and OMNI; (b) on a pro forma basis per share of KeyCorp Common Stock adjusted to give effect to the Merger as if the Merger had occurred at September 30, 1994, with respect to the presentation of book value and as if the Merger had occurred at January 1, 1993 with respect to the presentation of net income; and (c) on an equivalent pro forma basis per share of OMNI Common Stock. The pro forma information reflects the Exchange Ratio of .2452 shares of KeyCorp Common Stock for each share of OMNI Common Stock outstanding immediately prior to the Merger in a transaction to be accounted for as a purchase. The shares of KeyCorp Common Stock to be issued will be provided through the repurchase of shares prior to completion of the Merger.

        The following information should be read in conjunction with the historical financial statements of KeyCorp and OMNI incorporated by reference or included elsewhere in this Prospectus/Proxy Statement. See "Incorporation of Certain Documents by Reference," "Available Information" and "Index to Financial Statements." The pro forma and equivalent pro forma data may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future.

                  UNAUDITED COMPARATIVE PER COMMON SHARE DATA

                                                     KeyCorp                               OMNI
                                           ---------------------------           ----------------------------
                                                                                                 Equivalent
                                           Historical        Pro Forma(1)        Historical      Pro Forma(2)
                                           ----------        ---------           ----------      ------------
BOOK VALUE

     September 30,     1994                 $18.65            $18.65              $3.54             $4.57
     December 31,      1993                  17.53             17.53               3.50              4.30

CASH DIVIDENDS DECLARED

     Fourth quarter    1994                   $.320             $.320              $.110             $.078
     Third quarter     1994                    .320              .320               .025              .078
     Second quarter    1994                    .320              .320               .025              .078
     First quarter     1994                    .320              .320               .025              .078
     Fourth quarter    1993                    .280              .280               .120              .069
     Third quarter     1993                    .280              .280               .025              .069
     Second quarter    1993                    .280              .280               .025              .069
     First quarter     1993                    .280              .280               .020              .069


NET INCOME

     Nine months ended September 30, 1994    $2.66             $2.65               $.43              $.66
     Year ended December 31, 1993             2.89              2.88                .51               .71


(1) Other than cash dividends declared, the KeyCorp pro forma data gives effect to the Merger as if the Merger had occurred at the date presented with respect to book value and as if the Merger had occurred at January 1, 1993 with respect to the presentation of net income. The pro forma book value and net income amounts include the results of both companies' operations as well as acquisition-related adjustments. The KeyCorp pro forma cash dividends represent KeyCorp's historical dividends. The pro forma data may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future.

(2) The equivalent pro forma per share amounts for OMNI Common Stock represent, in the cases of book value and net income, the pro forma amounts for shares of KeyCorp Common Stock multiplied by .2452 (the Exchange Ratio) and, in the case of cash dividends declared, the historical data for shares of KeyCorp Common Stock multiplied by .2452 (the Exchange Ratio).

                     SELECTED CONSOLIDATED FINANCIAL DATA

    The following tables set forth selected historical consolidated financial data for KeyCorp and OMNI for each of the five years in the period ended December 31, 1993, and for the nine-month periods ended September 30, 1994 and 1993. Such data have been derived from, and should be read in conjunction with, the consolidated financial statements and unaudited consolidated interim financial statements of KeyCorp and OMNI, including the notes thereto, incorporated by reference or included elsewhere in this Prospectus/Proxy Statement. See "Incorporation of Certain Documents by Reference" and "Index to Financial Statements." Selected unaudited financial information for the nine-month periods ended September 30, 1994 and 1993, for KeyCorp and OMNI, in each case, includes all adjustments, consisting only of normal recurring adjustments that, in the opinion of the management of KeyCorp and OMNI, respectively, were considered necessary for a fair presentation of the consolidated operating results and financial position for and at the end of such interim periods. Results for the interim periods are not necessarily indicative of results expected for the year as a whole. See "Available Information" and "Index to Financial Statements."

    On March 1, 1994, old Key, a New York corporation and financial services holding company headquartered in Albany, New York, merged with and into Society, an Ohio corporation and a financial services holding company headquartered in Cleveland, Ohio, pursuant to an Agreement and Plan of Merger and a related Supplemental Agreement to Agreement and Plan of Merger, each dated as of October 1, 1993, and each as amended. In the merger, Society was the surviving corporation, but changed its name to KeyCorp. The merger was accounted for as a pooling of interests and, accordingly, the financial data for KeyCorp is presented as if old Key and Society had been combined for all periods presented.

    Neither the Merger nor any other pending acquisitions under consideration by KeyCorp is expected to have a material effect on KeyCorp's selected consolidated financial data. Accordingly, no pro forma combined selected consolidated financial data is included herein.

                            KEYCORP AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                     Nine months ended
                                                       September 30,
                                                 --------------------------
(dollars in millions, except per share)              1994          1993
- ---------------------------------------------------------------------------
FOR THE PERIOD
  Interest income                                  $3,298.3       $3,163.4
  Interest expense                                  1,270.3        1,162.7
  Net interest income                               2,028.0        2,000.7
  Provision for loan losses                            99.0          165.3
  Noninterest income                                  677.3          764.6
  Noninterest expense                               1,611.6        1,695.6
  Income before income taxes                          994.7          904.4
  Net income                                          659.7          587.6
  Net income applicable to Common Shares              647.7          573.4
- ---------------------------------------------------------------------------
PER COMMON SHARE
  Net income                                     $     2.66    $      2.40
  Cash dividends                                        .96            .84
  Weighted average Common Shares (000)            243,635.2      239,437.1
- ---------------------------------------------------------------------------
AT PERIOD-END
  Loans                                           $44,608.8      $39,070.7
  Earning assets                                   58,638.1       52,935.5
  Total assets                                     64,500.3       58,169.2
  Deposits                                         47,816.5       44,339.9
  Long-term debt                                    2,177.8        1,908.4
  Common shareholders' equity                       4,541.9        4,150.1
  Total shareholders' equity                        4,701.9        4,310.1
- ---------------------------------------------------------------------------
PERFORMANCE RATIOS
  Return on average total assets                       1.43%          1.39%
  Return on average common equity                     19.65          19.52
  Efficiency(1)                                       58.81          60.21
  Overhead(2)                                         45.53          46.42
  Net interest margin                                  4.91           5.35
- ---------------------------------------------------------------------------
CAPITAL RATIOS AT PERIOD-END
  Tangible equity to tangible assets                   6.45%          6.52%
  Tier 1 risk-adjusted capital                         8.86           8.66
  Total risk-adjusted capital                         12.07          12.18
   Leverage                                            6.79           6.74
- ---------------------------------------------------------------------------
ASSET QUALITY
  Nonperforming loans                                $286.1         $379.7
  Nonperforming assets                                398.5          622.7
  Allowance for loan losses                           820.2          799.4
  Nonperforming loans to period-end loans               .64%           .97%
  Nonperforming assets to period-end loans
   plus OREO and other nonperforming assets             .89           1.58
  Allowance for loan losses to nonperforming
   loans                                             286.62         210.53
  Allowance for loan losses to period-end loans        1.84           2.05
   Net loan charge-offs to average loans                .28            .59
- ---------------------------------------------------------------------------





                                                                           Year ended December 31,
                                                 --------------------------------------------------------------------------
(dollars in millions, except per share)              1993           1992            1991            1990            1989
- ---------------------------------------------------------------------------------------------------------------------------
FOR THE PERIOD
  Interest income                                  $4,213.9       $4,198.8        $4,652.4        $4,528.8        $4,410.2
  Interest expense                                  1,534.9        1,750.1         2,519.4         2,667.7         2,615.8
  Net interest income                               2,679.0        2,448.7         2,133.0         1,861.1         1,794.4
  Provision for loan losses                           211.7          338.4           466.2           517.2           306.2
  Noninterest income                                1,001.7          925.2           849.3           744.2           635.1
  Noninterest expense                               2,385.1        2,170.4         2,065.7         1,819.5         1,705.8
  Income before income taxes                        1,083.9          865.1           450.4           268.6           417.5
  Net income                                          709.9          592.1           313.7           256.1           286.7
  Net income applicable to Common Shares              691.8          568.1           297.5           249.0           281.3
- ---------------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE
  Net income                                     $     2.89    $      2.42     $      1.31     $      1.13     $     1 .26
  Cash dividends                                       1.12            .98             .92             .88             .80
  Weighted average Common Shares (000)            239,775.2      235,004.8       227,116.2       220,078.6       223,901.3
- ---------------------------------------------------------------------------------------------------------------------------
AT PERIOD-END
  Loans                                           $40,071.3      $36,021.8       $35,534.3       $34,193.7       $31,570.4
  Earning assets                                   54,352.7       49,380.8        48,207.9        44,668.2        41,871.4
  Total assets                                     59,631.2       55,068.4        53,600.9        49,953.4        47,205.1
  Deposits                                         46,499.1       43,433.1        42,835.0        40,935.3        37,375.4
  Long-term debt                                    1,763.9        1,790.1         1,224.5         1,145.2         1,177.4
  Common shareholders' equity                       4,233.6        3,683.3         3,272.4         2,941.7         2,929.1
  Total shareholders' equity                        4,393.6        3,927.3         3,516.4         3,025.7         2,979.4
- ---------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
  Return on average total assets                       1.24%          1.13%            .60%            .54%            .64%
  Return on average common equity                     17.27          16.33            9.29            8.39            9.56
  Efficiency(1)                                       60.50          60.96           65.27           66.92           67.09
  Overhead(2)                                         46.85          47.21           52.63           54.58           56.50
  Net interest margin                                  5.31           5.31            4.71            4.53            4.64
- ---------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS AT PERIOD-END
  Tangible equity to tangible assets                   6.51%          6.11%           5.45%           4.79%           5.39%
  Tier 1 risk-adjusted capital                         8.73           8.56            7.67            6.75            N/A
  Total risk-adjusted capital                         12.22          11.73            9.80            9.17            N/A
  Leverage                                             6.72           6.56            5.97            5.23            N/A
- ---------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
  Nonperforming loans                                $336.3         $552.9        $  729.5        $  798.9          $555.4
  Nonperforming assets                                500.1          900.2         1,071.9         1,013.2           683.1
  Allowance for loan losses                           802.7          782.6           793.5           677.3           452.7
  Nonperforming loans to period-end loans               .84%          1.53%           2.05%           2.34%           1.76%
  Nonperforming assets to period-end loans
   plus OREO and other nonperforming assets            1.24           2.47            2.99            2.94            2.16
  Allowance for loan losses to nonperforming
   loans                                             238.69         141.54          108.79           84.78           81.51
  Allowance for loan losses to period-end loans        2.00           2.17            2.23            1.98            1.43
  Net loan charge-offs to average loans                 .56           1.02            1.11            1.02             .89
- ---------------------------------------------------------------------------------------------------------------------------



The comparability of the information presented above is affected by certain acquistions and divestitures that KeyCorp has completed in the time periods presented.

(1) Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains on certain asset sales).

(2) Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) less noninterest income (excluding net securities transactions and gains on certain assets sales) divided by taxable-equivalent net interest income.

N/A = Not Applicable

                                  OMNIBANCORP
                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                     (Unaudited)
                                                  Nine months ended
                                                    September 30,                       Year ended December 31,
                                                ---------------------   ---------------------------------------------------------
(dollars in millions, except per share amounts)     1994        1993        1993        1992        1991        1990        1989
- ---------------------------------------------------------------------------------------------------------------------------------
FOR THE PERIOD
   Interest income                                  $25.7       $21.8       $29.7       $26.8       $26.0       $24.4       $20.8
   Interest expense                                   6.2         5.4         7.3         8.1        11.7        12.9        10.3
   Net interest income                               19.5        16.4        22.4        18.7        14.3        11.5        10.5
   Provision for loan losses                           -           -          0.1         0.2         0.3         1.1         0.8
   Noninterest income                                 5.8         6.4         7.7         7.5         7.3         3.6         1.2
   Noninterest expense                               14.9        13.1        17.7        15.7        14.8        11.9        10.1
   Income before income taxes                        10.4         9.7        12.3        10.3         6.5         2.1         0.8
   Net income                                         7.2         6.7         8.4         7.3         5.1         1.7         0.6
- ---------------------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE
   Net income                                   $   0 .43   $    0.40   $    0.51   $    0.43   $    0.30   $    0.10   $    0.04
   Cash dividends                                   0.075       0.070       0.190       0.150       0.093       0.053       0.050
   Weighted average common shares (000)          16,491.2    16,491.2    16,491.2    16,491.2    16,818.2    16,857.0    16,856.6
- ---------------------------------------------------------------------------------------------------------------------------------
AT PERIOD-END
   Loans                                           $217.1      $179.1      $191.7      $141.4      $116.2      $101.8      $ 90.6
   Earning assets                                   459.5       399.8       436.0       349.0       311.5       291.1       226.9
   Total assets                                     506.4       442.2       482.3       387.8       350.4       329.2       254.5
   Deposits                                         400.4       376.9       418.4       325.7       298.0       280.2       207.7
   Long-term debt                                      -           -           -           -          3.5         3.5         3.6
   Shareholders' equity                              58.3        55.6        57.7        50.1        46.3        42.9        42.1
- ---------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
   Return on average total assets                    1.91%       2.09%       1.94%       2.00%       1.55%       0.56%       0.26%
   Return on average equity                         16.56       16.61       15.60       14.73       11.31        3.92        1.48
   Efficiency (1)                                   58.23       56.63       58.27       59.35       66.83       73.39       78.34
   Overhead (2)                                     46.09       39.70       44.21       43.53       50.42       65.69       76.21
   Tax equivalent net interest margin                5.87        5.77        5.83        5.86        4.94        5.25        5.07
- ---------------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS AT PERIOD-END
   Tangible equity to tangible assets               11.69%      12.14%      11.01%      12.66%      12.85%      12.56%      16.37%
   Tier 1 risk-adjusted capital                     23.11       24.95       22.96       28.47       34.81       34.31        N/A
   Total risk-adjusted capital                      24.09       26.04       24.03       29.66       36.30       36.40        N/A
   Leverage                                         11.17       11.94       11.63       12.99       13.09       15.10        N/A
- ---------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
   Nonperforming loans                          $     0.1     $   0.6     $   0.3     $   1.1     $   1.5     $   5.0      $  5.2
   Nonperforming assets                               0.5         1.6         1.1         1.8         3.0         6.6         6.4
   Allowance for loan losses                          2.4         2.2         2.3         2.0         1.9         2.5         1.1
   Nonperforming loans to period-end loans           0.07%       0.33%       0.15%       0.77%       1.33%       4.92%       5.74%
   Nonperforming assets to period-end loans
    plus OREO and other nonperforming assets         0.22        0.88        0.57        1.28        2.56        6.42        6.98
   Allowance for loan losses to nonperforming
     loans                                       1,639.19      370.73      832.50      181.09      120.45       49.10       20.83
   Allowance for loan losses to
    period-end loans                                 1.09        1.24        1.22        1.39        1.60        2.42        1.19
   Net loan charge-offs (recoveries) to
    average loans                                   (0.01)       0.01        0.01        0.05        0.83        0.51        1.18
- ---------------------------------------------------------------------------------------------------------------------------------

(1) Calculated as noninterest expense divided by taxable-equivalent net interest income plus noninterest income excluding net securities transactions.

(2) Calculated as noninterest expense less noninterest income excluding net securities transactions, divided by taxable-equivalent net interest income.

N/A = Not Applicable

                                  INTRODUCTION

      This Prospectus/Proxy Statement is being furnished to the holders of OMNI Common Stock in connection with the solicitation of proxies by the Board of Directors of OMNI for use at a Special Meeting of OMNI's shareholders and at any adjournments or postponements thereof. This Prospectus/Proxy Statement also serves as a prospectus for the KeyCorp Common Stock (including the Rights) which will be issued upon the effectiveness of the Merger.

      All information contained in this Prospectus/Proxy Statement relating to KeyCorp has been furnished by KeyCorp, and OMNI is relying upon the accuracy of such information. All information contained in this Prospectus/Proxy Statement relating to OMNI has been furnished by OMNI, and KeyCorp is relying on the accuracy of such information.

                      SPECIAL MEETING OF OMNI SHAREHOLDERS

GENERAL

      The Special Meeting will be held in the basement conference room, OMNIBANK Center, 3600 S. Yosemite, Denver, Colorado, on February 24, 1995, commencing at 8:30 a.m., local time. The purpose of the Special Meeting is to consider and vote upon the approval of the Merger Agreement and to conduct any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

RECORD DATE; VOTE REQUIRED

      The close of business on January 20, 1995 has been fixed by the Board of Directors of OMNI for the determination of holders of shares of OMNI Common Stock entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 16,491,244 shares of OMNI Common Stock issued and outstanding held by 223 holders of record, with each share entitled to one vote. Only OMNI shareholders of record on the Record Date will be entitled to vote at the Special Meeting and are entitled to exercise dissenters' rights. See "Rights of Dissenting Shareholders." The affirmative vote of two-thirds of the voting power of OMNI Common Stock issued, outstanding and entitled to vote at the Special Meeting is required to approve the Merger Agreement. As a condition to KeyCorp's entering into the Merger Agreement, OMNI's directors, executive officers and their affiliates beneficially owning at least two-thirds of the outstanding shares of OMNI Common Stock were required to execute and deliver Voting Agreements to KeyCorp pursuant to which such persons have agreed to vote all of their shares of OMNI Common Stock in favor of approval of the Merger Agreement. Such shareholders holding 11,273,588 shares of Common Stock representing 68.4% of the number of shares of OMNI Common Stock entitled to vote at the Special Meeting have delivered executed Voting Agreements. Thus it is anticipated that the Merger Agreement will be approved at the Special Meeting. See "Voting Agreements."

      At January 27, 1995, 16,491,244 shares of OMNI Common Stock were outstanding and entitled to vote, of which 11,532,069 shares (not including presently exercisable options to purchase 370,000 shares of OMNI Common Stock), or approximately 69.9%, were beneficially owned by directors and executive officers of OMNI and their respective affiliates; however, these amounts include certain shares of OMNI Common Stock as to which such executive officers, directors and affiliates disclaim beneficial ownership. See the notes to the tables appearing in "Principal Shareholders and Security Ownership of Management of OMNI."

VOTING, SOLICITATION AND REVOCATION OF PROXIES

      Proxy cards for use at the Special Meeting accompany this Prospectus/ Proxy Statement delivered to record holders of OMNI Common Stock. A holder of OMNI Common Stock may use the proxy if he or she does not attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the Special Meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by submitting notice of such revocation to the Secretary of OMNI, or by submitting a proxy having a later date, or by such person appearing at the Special Meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement.

      Under Colorado law and the OMNI Bylaws, the presence, in person or by proxy, of a majority of the outstanding shares of OMNI Common Stock is necessary to constitute a quorum of shareholders to take action at the Special Meeting. For these purposes, shares which are present, or represented by a proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy abstains on the proposal relating to the Merger Agreement ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the proposal relating to the Merger Agreement ("broker non-votes"). For voting purposes, only shares voted for the approval of the Merger Agreement or shares represented by a proxy where the holder of the shares returns a signed proxy card but fails to indicate voting instructions, and neither abstentions nor broker non-votes, will be counted as voting in favor in determining whether the Merger Agreement is approved by the holders of two-thirds of the outstanding OMNI Common Stock. As a consequence, abstentions and broker non-votes will have the same effect as votes against approval of the Merger Agreement.

      BECAUSE A PROPERLY EXECUTED PROXY CARD WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, AN OMNI SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS EITHER MUST NOT SIGN AND RETURN HIS OR HER PROXY CARD OR, IF HE OR SHE DOES SIGN AND RETURN THE PROXY CARD, MUST VOTE AGAINST OR ABSTAIN FROM VOTING ON THE APPROVAL OF THE MERGER AGREEMENT.

                                   THE MERGER

      This portion of the Prospectus/Proxy Statement describes various aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by this reference to the Merger Agreement attached hereto as Appendix A, and incorporated herein by reference. ALL SHAREHOLDERS OF OMNI ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

BACKGROUND OF THE MERGER

      In December 1991, OMNI's senior management began to study the feasibility of selling OMNI to, or merging OMNI with, a third party. OMNI retained Kidder Peabody & Co. Incorporated, an investment banking firm ("Kidder"), to assist it. OMNI's decision, after long and careful deliberation by its executive management, was prompted by the current trend in Colorado concerning the perceived market value for premier commercial banking organizations such as OMNI and the desire to explore the feasibility of enhancing shareholders' value and concomitantly providing better liquidity for OMNI's stock.

      OMNI's management developed a list of potential suitors. In preparing the list, management focused on large financial institutions with a potential strategic interest in acquiring OMNI, the apparent ability to pay a substantial price and publicly-traded, highly liquid stock. OMNI authorized Kidder to contact the financial institutions on OMNI's list. In response, OMNI received several preliminary expressions of interest during the spring of 1992, but none were at a price, or on other terms, adequate in management's opinion to merit further investigation.

      From August 1992 to April 1994, OMNI's management periodically received unsolicited expressions of interest from various parties interested in exploring a business combination with OMNI or an acquisition of OMNI. However, these expressions of interest were also on terms which management considered inadequate and therefore they were not pursued.

      OMNI's management perceived that a trend in commercial banking in Colorado during the last several years apparently had been for locally owned and managed institutions to become primary targets for out-of-state acquirers in order for such acquirers to achieve a foothold in the Colorado banking environment. OMNI's management believed that prices being paid by out-of-state acquirers for premier banking organizations in Colorado had reached a point that afforded an opportunity for a Colorado banking organization to maximize its shareholders' value.

      In July 1994, OMNI's management decided to actively solicit potential acquirers, in part because it believed that the increased rate of consolidation in the banking industry was producing a favorable market for the sale of local banks such as OMNI. In order to facilitate due diligence by potential acquirers, OMNI established an off-site data room in August of 1994. The data room was organized with the goal of expediting due diligence by multiple prospective acquirers without interfering with day-to-day operations at OMNI.

      In July and August 1994, management contacted executives affiliated with four bank holding companies. These companies were considered the financial institutions to have the greatest strategic interest in OMNI, thus potentially warranting a premium price. OMNI's management held preliminary meetings and/or conference calls with representatives from each of these companies. Following these discussions and execution of appropriate confidentiality agreements, OMNI invited all four bank holding companies to conduct a review of the due diligence documents in the off-site data room. All four prospective acquirers accepted the invitation and, from August 1 through August 19, 1994, visited OMNI's data room in Denver, Colorado to review financial, operational and legal documents.

      In an effort to encourage an orderly and efficient bidding process, OMNI distributed on August 15, 1994 a formal bid letter to all four companies inviting them to submit binding proposals and setting forth the principal terms to be addressed by the proposals. Also in August, 1994, OMNI engaged Hovde, an investment banking firm and financial advisor based in Washington, D.C., to assist OMNI in a potential transaction with KeyCorp, one of the prospective acquirers, if such a transaction could be structured.

         By August 22, 1994, OMNI had received either written or verbal responses from all four financial institutions. KeyCorp submitted a written offer at a specified price along with a draft merger agreement in substantially a form that it was prepared to execute. One other financial institution submitted a written offer at a specified price, and the other two prospective bidders orally submitted expressions of interest. Based on the then current stock prices of the bidders, KeyCorp had submitted the highest and most definitive offer. Later that day, OMNI's Board of Directors reviewed the status of these events. Based on the price, terms and credibility of the KeyCorp offer, among other things, OMNI's Board concluded that negotiating with KeyCorp was likely to result in the best possible offer for OMNI and its shareholders and, accordingly, decided to focus its resources on negotiating exclusively with KeyCorp as long as such negotiations continued to appear promising.

      Over the course of the next several days, OMNI and KeyCorp engaged in lengthy and intensive negotiations regarding the specific terms for an acceptable form of a definitive merger agreement.

      The OMNI Board of Directors reconvened in a special meeting on August 27, 1994 to consider a substantially completed version of the merger agreement negotiated with KeyCorp. At the meeting, management reviewed for the Board the process used to solicit indications of interest from potential acquirers. OMNI's management conducted a detailed review and analysis, based in part on information compiled by Hovde, of, among other things, certain key financial data on the four bidders (including their current stock prices, market values, earnings per share, return on equity, price-earnings ratios, and dividends per share). Management expressed the view that the KeyCorp offer represented a premium over the other proposals as well as a substantial premium over OMNI's book value per share and that, having gone through the bidding process, OMNI was not likely to secure a higher price for its stock. Management also informed the Board that, shortly before the board meeting, Hovde had orally advised management that Hovde was prepared to render a fairness opinion in connection with a potential merger with KeyCorp.

      The Board then reviewed in detail the material provisions of the merger agreement negotiated with KeyCorp. The OMNI Board of Directors unanimously voted to adopt the Merger Agreement and approve the Merger and determined to recommend to the OMNI shareholders that they approve the Merger Agreement, subject to the resolution to management's satisfaction of certain issues, including, among other things, issues relating to the tax-free status of the merger and the sale of Merchants Mortgage.

      Over the next several days, OMNI and KeyCorp resolved these and other issues during further lengthy and intensive negotiations. As a result, OMNI and KeyCorp executed the Merger Agreement on August 31, 1994.

      In reaching its conclusion to adopt the Merger Agreement, OMNI's Board of Directors considered a number of factors without assigning any specific weight to any particular single factor. The following factors were considered by OMNI's Board of Directors to be significant reasons favoring approval of the proposed Merger:

(i) the market value of the shares of KeyCorp Common Stock to be received in the Merger as compared to the book value and historical sales prices of the OMNI Common Stock to be exchanged in the Merger;

(ii)  the financial condition, results of operations and prospects for KeyCorp;

(iii) the market liquidity of KeyCorp Common Stock compared to the relative illiquidity of OMNI Common Stock;

(iv) the overall terms of the Merger Agreement, including the representations, warranties, conditions and covenants contained therein;

(v)   the expected tax-free nature of the Merger for the shareholders of OMNI;
      and

(vi) the historical cash dividends paid on the OMNI Common Stock and KeyCorp Common Stock, and the significant increase in dividends which would probably result to OMNI shareholders from the Merger.

         On January 16, 1994, prior to the initial filing of the Registration Statement on Form S-4 with the Commission, the OMNI Board of Directors reconvened for another special meeting to discuss KeyCorp's recent performance and the approximately 21% decline in the market price of KeyCorp's Common Stock since the execution of the Merger Agreement. At the meeting, Hovde delivered its written opinion that, as of August 27, 1994 and as of the date of the meeting, the Merger Consideration was fair to OMNI's shareholders from a financial point of view. Hovde also gave a detailed presentation of the analyses it performed in connection with the preparation of its opinion. See "--Opinion of Financial Advisor." Robert W. Gillespie, KeyCorp's President and Chief Operating Officer, and James W. Wert, a Senior Executive Vice President of KeyCorp and its Chief Financial Officer, were present for part of the meeting to report on Keycorp's recent financial performance and future prospects and responded to questions from the OMNI directors. The Board of Directors also compared the KeyCorp offer to the then current value of the other proposals submitted in August 1994 taking into account the decline in the market value of the stock of all bidders since execution of the Merger Agreement, notwithstanding the preliminary nature of the other proposals and the possibility that the other bidders may no longer have an interest in OMNI. Based on the foregoing, the Board of Directors reaffirmed its recommendation that the OMNI shareholders approve the Merger Agreement.

OMNI'S REASONS FOR THE MERGER

      The Board of Directors of OMNI believes that the Merger is in the best interests of OMNI and its shareholders. With respect to those shareholders who desire to liquidate all or a portion of their investment in OMNI, the Board of Directors believes that, based upon the exchange ratio of KeyCorp Common Stock for OMNI Common Stock, such shareholders have the opportunity to realize a premium over historical sales prices, the other offers received by OMNI and OMNI's book value per share. They will also have the significant added advantage of the market liquidity of the KeyCorp Common Stock.

      With respect to those shareholders who desire to retain all or a portion of their investment in the banking industry, the Merger is expected to qualify as a tax-free reorganization and thus allow the conversion from an investment in OMNI to an investment in KeyCorp without incurring current income tax liability. In addition, the Board of Directors of OMNI believes that (i) current economic and market conditions favor consolidation within the banking industry, particularly for local banks such as OMNI; (ii) the business of the two companies complement each other because of their limited geographic overlap in the Denver metropolitan market; (iii) KeyCorp's national reputation will enhance OMNI's competitive position in the Denver metropolitan market; (iv) based on the historical dividends paid on the OMNI Common Stock and KeyCorp Common Stock, the merger will result in a significant increase in cash dividends to the OMNI shareholders; and (v) KeyCorp's significantly greater managerial, financial and other business resources will substantially enhance OMNI's growth opportunities by (a) enhancing OMNI's existing services with increased lending limits and additional capital and (b) expanding OMNI's product line with new products such as home mortgage lending, cash management services, investment and trust services, credit card products and an ATM network.

      Based upon a closing price of $32.875 per share of KeyCorp Common Stock on August 31, 1994 (the date the Merger Agreement was executed), the value of .2452 of a share of KeyCorp Common Stock to be received for each share of OMNI Common Stock in the Merger would have been $8.06. This is equal to 2.28 times the book value of each share of OMNI Common Stock as of September 30, 1994, and is equal to 15.8 times the earnings per share of OMNI Common Stock for the year ended December 31, 1993. Shareholders are advised to obtain current quotations for the KeyCorp Common Stock.

KEYCORP'S REASONS FOR THE MERGER

      In reaching its determination that the Merger and the Merger Agreement are fair to, and in the best interest of, KeyCorp and its shareholders, KeyCorp management considered a number of factors including the following:

       (a) A variety of factors affecting and relating to the overall strategic focus of KeyCorp, including KeyCorp's desire to expand Key Bank of Colorado's presence in the greater Denver, Colorado area;

       (b) KeyCorp management's due diligence review of OMNI including the business, operations, earnings, asset quality and financial condition of OMNI on a historical, prospective and pro forma basis, and the enhanced opportunities through Key Bank of Colorado for both operating efficiencies and synergies that are expected to result from the Merger, the enhanced opportunities for growth that the Merger makes possible, and the respective contributions the parties would bring to a combined institution, recognizing that Key Bank of Colorado presently conducts a banking business in the State of Colorado;

       (c)      The review by KeyCorp of the provisions of the Merger Agreement;

       (d) The expectation that the Merger will be tax-free for federal income tax purposes to KeyCorp (see "-- Certain Federal Income Tax Considerations" and "-- Accounting Treatment"); and

        (e) The current and prospective economic environment facing financial institutions, including KeyCorp.

KeyCorp management did not assign any specific or relative weights to the factors in its consideration. The Board of KeyCorp concurred with management's analysis and recommendation regarding the Merger and ratified KeyCorp's adoption of the Merger Agreement.


OPINION OF FINANCIAL ADVISOR


         OMNI retained Hovde to act as OMNI's financial advisor in connection with the Merger and requested that Hovde render its opinion with respect to the fairness, from a financial point of view, to the shareholders of OMNI of the Exchange Ratio of .2452, as such Exchange Ratio may be adjusted pursuant to the Merger Agreement (the "Merger Consideration") .

         OMNI selected Hovde to serve as its financial advisor based upon, among other things, Hovde's expertise in the valuation of businesses and their securities in connection with mergers and acquisitions of financial institutions, including commercial banks. As part of its services as financial advisor in connection with the Merger, Hovde participated in direct discussions with KeyCorp, provided comparative information regarding similar transactions, as well as provided general advisory services, but was not asked to, and did not, recommend the specific ratio of exchange between KeyCorp and OMNI common stocks.

         Hovde has delivered to the Board of Directors of OMNI its opinion that, based upon and subject to the various considerations set forth in its written opinion dated January 16, 1995, the Merger Consideration was fair from a financial point of view to the shareholders of OMNI as of such date and as of August 27, 1994. In addition, Hovde has delivered a written opinion to OMNI's Board of Directors stating that, on and as of the date of this Prospectus/Proxy Statement, the consideration offered in the Merger is fair, from a financial point of view, to the holders of OMNI Common Stock. In requesting Hovde's advice and opinion, no limitations were imposed by OMNI upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion.

         The full text of the opinions of Hovde which describe the procedures followed, assumptions made, matters considered and limitations on the review undertaken, are attached hereto as Appendix D. Shareholders of OMNI should read the opinions in their entirety.

         HOVDE'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF OMNI AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF HOVDE SET FORTH IN THIS PROSPECTUS/PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         The following is a brief summary of the analyses performed by Hovde in connection with its fairness opinion:

         During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating condition of KeyCorp and OMNI and material prepared in connection with the Merger, including, among other things, the following: (i) the Merger Agreement, as well as the Letter Agreements between KeyCorp and OMNI regarding the sale of Merchants Mortgage; (ii) certain publicly available information concerning KeyCorp and internal and other information regarding OMNI, including the consolidated financial statements of KeyCorp and OMNI for each of the three years ended December 31, 1993 and subsequent periods ended June 30, 1994 and September 30, 1994, as well as any subsequent disclosure documents issued by KeyCorp, such as press releases and documents filed with the Commission on Form 8-K; (iii) the nature and terms of recent acquisition and merger transactions involving banking institutions and their holding companies that Hovde considered reasonably similar to OMNI in size, financial character, operating character, historical performance and geographic market; and (iv) historical and current market data for the KeyCorp Common Stock, including the liquidity thereof and historical dividend stream attendant thereto, and financial and other information provided to Hovde by management of KeyCorp and OMNI. In addition, Hovde discussed with members of senior management of OMNI the future prospects of OMNI. Hovde also evaluated the pro forma earnings, book value, tangible book value and historical dividend stream attributable to the KeyCorp Common Stock to be exchanged for each share of OMNI Common Stock in the Merger. Hovde also took into account its experience in other transactions, as well as its knowledge of the commercial banking industry and its general experience in securities valuations.

         In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations provided to it by KeyCorp and OMNI. Hovde did not conduct a physical inspection of any of the properties or assets of KeyCorp or OMNI, and has not made any independent evaluation or appraisals of any properties, assets or liabilities of KeyCorp or OMNI. Hovde assumed and relied upon the accuracy and completeness of the publicly available and other financial and other information provided to it, relied upon the representations and warranties of KeyCorp and OMNI made pursuant to the Merger Agreement, and did not independently attempt to verify any of such information. In connection with its opinion, Hovde performed various analyses with respect to KeyCorp and OMNI. The following is a brief summary of such analyses.

         ANALYSIS OF KEYCORP OFFER. Hovde reviewed the value of the consideration to be received by OMNI shareholders based upon: the 20-day average closing price for KeyCorp Common Stock for the 20 days preceding and including August 26, 1994 (the last business day prior to the date of the OMNI Board Meeting at which the Merger Agreement was approved), which was $32.656 (the "Initial Average Price") and the 20-day average closing price for KeyCorp Common Stock over the 20 days preceding and including January 13, 1995, which was $25.25 (the "Current Average Price"). Hovde calculated that KeyCorp's offer equated to a multiple of 2.31 times OMNI's book value at June 30, 1994 based upon the Initial Average Price, and 1.81 times OMNI's book value at September 30, 1994 based upon the Current Average Price. Hovde also calculated that KeyCorp's offer equated to a multiple of 2.41 times OMNI's tangible book value at June 30, 1994 based upon the Initial Average Price, and 1.88 times OMNI's tangible book value at September 30, 1994 based upon the Current Average Price.

         In addition, Hovde calculated that KeyCorp's offer equated to a multiple of 15.1 times OMNI'S stated earnings for the 12 months ended June 30, 1994 based upon the Initial Average Price and 11.9 times OMNI's earnings for the 12 months ended September 30, 1994 based upon the Current Average Price. Further, Hovde calculated that the KeyCorp offer represented a premium to OMNI's core deposits at June 30, 1994 (calculated by subtracting the tangible book value for each company from the total consideration payable in the transaction and dividing the result by the total core deposits of the selling institution) of 20.1% based upon the Initial Average Price, and 13.4% of OMNI's core deposits at September 30, 1994 based upon the Current Average Price.

         ANALYSIS OF SELECTED MERGER/ACQUISITION TRANSACTIONS. Hovde reviewed certain financial data relating to selected recently completed and pending bank acquisition transactions (including those transactions announced or completed since July 1, 1994) involving institutions throughout the United States and, also, acquisition transactions involving selling institutions in certain western states, including Colorado, New Mexico and Utah (the "Western States"). There were a total of 158 completed and 158 pending transactions nationally, including 16 completed and 13 pending transactions in the Western States. However, pricing information was only available with respect to 119 completed and 105 pending transactions, including 5 recently completed and 11 pending Western States transactions. In each transaction, Hovde reviewed the price as a multiple of book value, tangible book value, earnings for the last 12 reported months, and as a premium to the core deposits of each company.

         In regard to the 119 completed transactions nationwide, the median price to book multiple was 1.59 times, the median price to tangible book multiple was also 1.59 times, the median price to earnings multiple was 13.2 times, and the median premium to core deposits was 6.6%. The mean price to book, price to tangible book, price to earnings and premium to core deposit ratios were 1.63 times, 1.66 times, 14.0 times, and 7.8%, respectively. In reviewing the five completed transactions with total consideration payable in excess of $100 million, the following ratios were shown: median and mean price to book value - 2.28 and 2.06 times; median and mean price to tangible book value - 2.36 and 2.28 times; median and mean price to earnings - 14.8 and 16.1 times; and median and mean premium to core deposits - 12.1 and 11.1 %.

         With respect to the 105 pending transactions nationwide for which pricing information was available, the median price to book multiple was 1.79 times, the median price to tangible book multiple was 1.82 times, the median price to earnings multiple was 14.8 times, and the median premium to core deposits was 9.5%. The mean price to book, price to tangible book, price to earnings and premium to core deposits ratios were 1.78 times, 1.84 times, 15.3 times and 9.3%, respectively. In reviewing the 10 pending transactions with total consideration payable in excess of $100 million, the following ratios were shown: median and mean price to book value - 1.94 and 1.83 times; median and mean price to tangible book - 2.03 and 2.01 times; median and mean price to earnings - 16.0 and 15.8 times; and mean and median premium to core deposits -
11.2 and 10.1 %.

         In regard to the five recently completed Western States transactions for which pricing data was available, the median price to book multiple was 1.68 times, the median price to tangible book multiple was also 1.68 times, the median price to earnings multiple was 10.0 times, and the median premium to core deposits was 5.8%. The mean price to book multiple was 1.80 times, the mean price to tangible book multiple was also 1.81 times, the mean price to earnings multiple was 9.7 times, and the mean premium to core deposits was
5.7%.   With respect to the 11 pending Western States transactions, the median price to book multiple was 2.15 times, the median price to tangible book multiple was 2.16 times, the median price to earnings multiple was 14.9 times, and the median premium to core deposits was 8.3%. Mean price to book, price to tangible book, price to earnings and premium to core deposits ratios were 2.21 times, 2.28 times, 14.4 times and 9.2%, respectively. With the exception of OMNI's pending transaction with KeyCorp, there were no Western States transactions with aggregate consideration over $100 million.

         It should be noted that price/earnings multiples lower than eight and greater than 25, and premium to core deposits percentages less than one were excluded in the calculation of the median and means.

         No company or transaction used in the above analysis as a comparison is identical to OMNI, KeyCorp or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.
                                     -25-

         COMPARISON OF KEYCORP OFFER TO SELECTED MERGER/ACQUISITION TRANSACTIONS. The KeyCorp offer equates to 1.81 times OMNI's book value at September 30, 1994 based upon the Current Average Price of KeyCorp Common Stock. This compares favorably to the medians and means of the comparative groups discussed above with the following exceptions: it is below the 2.28 median and 2.06 mean book value multiples for completed bank acquisitions nationwide with total consideration greater than $100 million; the median and mean book value multiples for pending bank acquisitions involving total consideration greater than $100 million; and the median and mean book value multiples for pending Western States bank acquisitions. Based upon the Initial Average Price, the KeyCorp offer equates to 2.31 times OMNI's book value at June 30, 1994 and compares favorably to all of the median and mean price to book multiples of the comparative groups, and is comparable to the 2.28 median multiple for completed bank acquisitions nationwide involving consideration in excess of $100 million. It should be noted that pricing multiples for pending transactions are based upon the transaction value at announcement, and do not reflect declines, or increases, in the value of the transaction since that time. On a price to tangible book basis, the KeyCorp offer compares similarly to the comparative groups as on a price to book basis.

         Based upon the Current Average Price, the KeyCorp offer compares favorably to the median and mean multiples to the last 12 months earnings for recently completed Western States transactions of 10.0 times and 9.7 times, but is below the other comparative group median and mean multiples to earnings, which ranged from 13.2 times to 16.1 times. Based upon the Initial Average Price, the KeyCorp offer, which represents 15.1 times OMNI's 12 months earnings for the period ended June 30, 1994, was comparable to or in excess of all of the median and mean ratios for the comparative groups with the exception of: the median for completed bank acquisitions nationwide involving consideration in excess of $100 million, which was 16.0 times; and the means for all pending acquisitions nationwide, pending and completed acquisitions nationwide involving consideration in excess of $100 million, which were 15.3 times, 15.8 times and 16.1 times, respectively.

         The KeyCorp offer, which represented a premium to core deposits of 13.4% based upon the Current Average Price and 20.1% based upon the Initial Average Price, compares favorably to all of the median and mean percentages of premium to deposits, which ranged from 5.7% to 12.1%

         ACCRETION/DILUTION AND CONTRIBUTION ANALYSIS. Hovde reviewed the Exchange Ratio in the KeyCorp offer to analyze per share accretion or dilution expected for each OMNI shareholder, assuming such ratio is not adjusted as provided in the Merger Agreement. Based upon the median of analyst estimates, Hovde estimated that earnings per share ("EPS") attributable to each share of KeyCorp Common Stock in 1995 would be approximately $3.77. After consultation with senior management of OMNI, $0.54 per share was considered a reasonable estimation for OMNI's 1995 EPS. Based upon the Exchange Ratio of .2452 and the $3.77 per share median analyst estimates for KeyCorp's 1995 earnings, each share of OMNI Common Stock would be exchanged for shares of KeyCorp Common Stock with expected earnings attributable to such shares of $0.92, or an increase of approximately 70.0%. In addition, Hovde determined that the KeyCorp offer would result in an increase in book value attributable to each share of OMNI Common Stock from $3.54 to $4.57, or approximately 29.1 %, based upon the book value OMNI and KeyCorp Common Stock at September 30, 1994, and increase from $3.47 to $4.46, or approximately 28.5% based upon the book value of OMNI and KeyCorp Common Stock at June 30, 1994. In addition, based upon the .2452 Exchange Ratio, and KeyCorp's and OMNI's dividend payments of $1.28 and $0.175 for the 12 months ended September 30, 1994, respectively, the KeyCorp offer would result in dividend per share accretion of approximately 77.0% for each OMNI Common Share. Also based upon the .2452 Exchange Ratio, and KeyCorp's and OMNI's dividend payments of $1.28 and $0.195 for the 12 months ended June 30, 1994, the KeyCorp offer would result in dividend per share accretion of approximately 61.0%.

         Hovde also compared the KeyCorp offer to the values as of January 16, 1995 of the other proposals submitted in August 1994 taking into account the decline in the market price of the stock of all of the bidders since the execution of the Merger Agreement. Hovde considered the relatively preliminary nature of the other proposals, as compared with the firm and definitive nature of the KeyCorp offer, and concluded that, even with the decline in price of KeyCorp Common Stock, the KeyCorp offer constituted the best offer.

         For purposes of its analyses, Hovde assumed that the Exchange Ratio would not be adjusted and remained fixed at .2452. However, the Exchange Ratio is subject to adjustment under certain circumstances as described elsewhere herein, including an increase in the event that the Average Closing Price of the KeyCorp Common Stock is less than $26.10 but at least $24.47 and OMNI does not exercise its right to terminate the Merger Agreement. See "--Adjustment to Increase Exchange Ratio," "--Sale of Merchants Mortgage" and "--Environmental Matters."

         Based upon the foregoing analyses and other investigations and assumptions set forth in the opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the KeyCorp offer was fair from a financial point of view to the shareholders of OMNI.

         THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED OR FACTORS CONSIDERED BY HOVDE. THE PREPARATION OF A FAIRNESS OPINION INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSES AND THE APPLICATION OF THOSE METHODS TO THE PARTICULAR CIRCUMSTANCES, AND, THEREFORE, SUCH AN OPINION IS NOT READILY SUSCEPTIBLE TO SUMMARY DESCRIPTION. FURTHERMORE, IN ARRIVING AT ITS OPINION, HOVDE DID NOT ATTRIBUTE ANY PARTICULAR WEIGHT TO ANY ANALYSIS OR FACTOR CONSIDERED BY IT, BUT RATHER MADE QUALITATIVE JUDGMENTS AS TO THE SIGNIFICANCE AND RELEVANCE OF EACH ANALYSIS AND FACTOR. ACCORDINGLY, HOVDE BELIEVES THAT ITS ANALYSES AND THE SUMMARY SET FORTH ABOVE MUST BE CONSIDERED AS A WHOLE AND THAT SELECTING PORTIONS OF ITS ANALYSES, WITHOUT CONSIDERING ALL FACTORS AND ANALYSES, COULD CREATE AN INCOMPLETE VIEW OF THE PROCESS HOVDE UNDERTOOK IN RENDERING ITS FAIRNESS OPINION. IN PERFORMING ITS ANALYSES, HOVDE MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE CONTROL OF KEYCORP OR OMNI. THE ANALYSES PERFORMED BY HOVDE ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR ACTUAL FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

         Pursuant to a Letter Agreement dated December 29, 1994 between OMNI and Hovde, OMNI has paid Hovde $50,000 in connection with the Merger Agreement and has agreed to pay Hovde an additional fee of $600,000 upon consummation of the Merger. In addition, OMNI agreed to indemnify Hovde and its directors, employees and agents against certain claims, damages, losses and liabilities, including all reasonably incurred legal and other expenses, to which it may become subject in connection with its engagement by OMNI.

RECOMMENDATION OF OMNI'S BOARD OF DIRECTORS

       THE BOARD OF DIRECTORS OF OMNI HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT AND APPROVED THE MERGER AND RECOMMENDS APPROVAL OF THE MERGER AGREEMENT BY THE SHAREHOLDERS OF OMNI.

GENERAL TERMS

       The Merger Agreement provides that, subject to approval of the Merger Agreement by the shareholders of OMNI, receipt of all necessary regulatory approvals and expiration of all applicable statutory waiting periods, and satisfaction, or in certain cases waiver, of certain other conditions, OMNI will be merged with and into KeyCorp. The Merger will occur as promptly as practicable after the date upon which all of the conditions to the Merger are satisfied or waived or at such other time and date as OMNI and KeyCorp may agree. OMNI and KeyCorp, however, currently anticipate that the Merger will be completed during late February 1995, but, in any event prior to June 30, 1995. Upon consummation of the Merger, the separate corporate existence of OMNI will cease, KeyCorp will be the surviving corporation, and the shareholders of OMNI will become shareholders of KeyCorp. See "-- Effective Time." Following the consummation of the Merger, KeyCorp plans to effect the merger of the OMNI Banks into Key Bank of Colorado.

       The Board of Directors and executive officers of KeyCorp in office immediately prior to the Effective Time will be the directors and officers, respectively, of KeyCorp after consummation of the Merger.

CONVERSION OF OMNI COMMON STOCK

       At the Effective Time, each share of OMNI Common Stock then issued and outstanding (excluding shares held by KeyCorp, or its subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted or shares which have not been voted in favor of the approval of the Merger Agreement and with respect to which dissenters' rights have been properly perfected) will cease to be outstanding and will be converted into .2452 shares of KeyCorp Common Stock; provided, however, that such Exchange Ratio may be subject to adjustment in certain circumstances as fully described elsewhere herein. See "-- Adjustment to Increase Exchange Ratio," "-- Sale of Merchants Mortgage" and
"-- Environmental Matters." Each share of KeyCorp Common Stock issued to OMNI shareholders in the Merger will be accompanied by one Right to be evidenced by certificates for KeyCorp Common Stock under the Rights Agreement. Each Right represents the right to purchase one share of KeyCorp Common Stock upon the terms and conditions set forth in the Rights Agreement. See "Comparison of Certain Rights of Holders of Capital Stock of KeyCorp and OMNI."

       No fractional shares of KeyCorp Common Stock will be issued in the Merger. In lieu of issuing fractional shares, each holder of OMNI Common Stock who otherwise would have been entitled to a fraction of a share of KeyCorp Common Stock, upon surrender of his or her certificates representing shares of OMNI Common Stock, will be paid the cash value (without interest) of such fraction, which will be equal to such fractional proportion of the average of the high and low sales price of shares of KeyCorp Common Stock as reported on the NYSE on the last trading day immediately preceding the Closing of the Merger. See "-- Certain Federal Income Tax Consequences."

       No conversion of OMNI Common Stock into KeyCorp Common Stock shall be made with respect to any share of OMNI Common Stock as to which a shareholder of OMNI has properly elected to exercise any rights to dissent and obtain payment of the fair value of his or her shares under the Colorado Business Corporation Act (the "Colorado Act"). See "Rights of Dissenting Shareholders."

EFFECTS ON KEYCORP SHAREHOLDERS

       At the Effective Time, each share of KeyCorp Common Stock then issued and outstanding will remain outstanding and will continue to be accompanied by one Right under the Rights Agreement.

CONVERSION OF OMNI OPTIONS

       At the Effective Time, KeyCorp will issue a new option to purchase KeyCorp Common Stock in substitution for each option to purchase shares of OMNI Common Stock ("OMNI Option") that is outstanding and exercisable immediately prior to the Effective Time on substantially the same terms and conditions as set forth in the KeyCorp Stock Option Agreement form which is Exhibit B to the Merger Agreement attached hereto as Appendix A, except that such option will be immediately exercisable upon grant. Each option to purchase KeyCorp Common Stock issued in substitution for an OMNI Option will represent an option to purchase the number of shares of KeyCorp Common Stock at such exercise price as is calculated as follows: (a) the number of shares of KeyCorp Common Stock to be subject to the new option will be equal to (i) the number of shares of OMNI Common Stock subject to the original OMNI Option multiplied by (ii) the Exchange Ratio, rounded up, if necessary, to the nearest share, and (b) the exercise price per share of KeyCorp Common Stock under the new option will be equal to (i) the exercise price per share of OMNI Common Stock under the original OMNI Option divided by (ii) the Exchange Ratio, rounded if necessary, to the nearest cent.

SURRENDER OF CERTIFICATES

       MANNER OF EXCHANGE -- CERTIFICATES. KeyCorp and OMNI have selected Society National Bank as the exchange agent (the "Exchange Agent") to effect the exchange of certificates representing shares of OMNI Common Stock in connection with the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of certificates that immediately prior to the Effective Time represented outstanding shares of OMNI Common Stock (other than holders of OMNI Common Stock who have properly demanded and perfected dissenters' rights under the Colorado Act) a notice advising the holder of the effectiveness of the Merger accompanied by a transmittal form (the "Certificate Transmittal Form"). The Certificate Transmittal Form will contain instructions with respect to the surrender of certificates representing OMNI Common Stock to be exchanged for shares of KeyCorp Common Stock (together with cash in lieu of any fractional share) and will specify that delivery will be effected, and risk of loss and title to such certificates will pass, only upon delivery of the certificates to the Exchange Agent. Upon surrender to the Exchange Agent, in accordance with the instructions contained in the Certificate Transmittal Form, of certificates representing shares of OMNI Common Stock, the holder thereof will be entitled to receive in exchange therefor a certificate(s) representing the appropriate number of shares of KeyCorp Common Stock to which such holder is entitled and cash in lieu of any fractional share of KeyCorp Common Stock.

       OMNI STOCK CERTIFICATES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL THE SHAREHOLDER HAS RECEIVED A CERTIFICATE TRANSMITTAL FORM AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.

       RIGHTS OF HOLDERS OF OMNI STOCK CERTIFICATES PRIOR TO SURRENDER. After the Effective Time, there will be no transfers of shares of OMNI Common Stock on OMNI's stock transfer records. If certificates representing shares of OMNI Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of KeyCorp Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

       Prior to the time certificates representing shares of OMNI Common Stock are surrendered, no dividend or other distribution payable to holders of record of KeyCorp Common Stock on any date on or after the Effective Time will be paid to any former shareholder of OMNI until such holder physically surrenders for exchange his or her certificates representing shares of OMNI Common Stock and such holder's other rights as a shareholder of KeyCorp, including his or her right to vote, shall be suspended at the Effective Time until such holder physically surrenders his or her certificates representing OMNI Common Stock for exchange. Upon surrender by any such shareholder of his or her certificates representing OMNI Common Stock to the Exchange Agent, the former OMNI shareholder will receive certificates representing the shares of KeyCorp Common Stock into which such shareholder's shares of OMNI Common Stock were converted, will be paid the dividends or other distributions (without interest) that have theretofore become payable with respect to such shares of KeyCorp Common Stock since the Effective Time and, if suspended, such shareholder's other rights as a shareholder will thereupon be restored.

       LOST CERTIFICATES. Any OMNI shareholder who has a lost, stolen or destroyed certificate for any of his or her shares of OMNI Common Stock should execute an affidavit to that effect, and, if required by KeyCorp, post a bond as indemnity against any possible claims with respect to such certificate. Upon receipt of the affidavit, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the appropriate shares of KeyCorp Common Stock, a check in lieu of fractional shares, if any, and any unpaid dividends and distributions on the KeyCorp Common Stock deliverable in respect of each share of OMNI Common Stock represented by such certificate as determined by the Merger Agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

       The Merger Agreement contains certain restrictions on the conduct of the business of OMNI pending the consummation of the Merger. In particular, unless the prior written consent of KeyCorp is obtained, prior to the Effective Time, the Merger Agreement requires OMNI and its subsidiaries to (a) conduct their respective businesses in the ordinary course consistent with past practices, and (b) preserve intact their respective business organizations and assets and maintain their rights and franchises.

       The Merger Agreement also prohibits OMNI and its subsidiaries from engaging in certain activities prior to the Effective Time without the prior written consent of KeyCorp (which consent will be deemed to have been given after 10 business days or, in the case of certain loans, advances or other extensions of credit, which consent will be deemed to have been given after 72 hours after delivery by facsimile of the appropriate documentation). Specifically, without such consent, neither OMNI nor its subsidiaries, may:

(a) other than in the ordinary course of business consistent with past practice, (i) incur any indebtedness, (ii) endorse or otherwise as an accommodation become responsible for the obligations of any other individual or entity, or (iii) make any loan, advance or other extension of new or additional credit in excess of $500,000 (even if made in the ordinary course of business);

(b) adjust, split, combine or reclassify any capital stock or other securities;

(c) enter into any contract dealing with the issuance, purchase or voting of shares of its capital stock or any other securities; redeem, purchase or encumber any shares of its capital stock or other securities; grant any rights to acquire any shares of its capital stock or other securities, or issue any additional shares of its capital stock or other securities (other than upon the exercise of any currently outstanding stock options);

(d) make, declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) on any shares of its capital stock except for regular quarterly dividends not to exceed $0.025 per share, a special dividend to be paid in the fourth quarter of 1994 not to exceed in the aggregate 15% of OMNI's reasonably estimated 1994 consolidated net income, a special dividend to be paid in the first quarter of 1995 not to exceed in the aggregate the amount by which 20% of OMNI's audited consolidated net income exceeds the amount of a special dividend paid in the fourth quarter of 1994, and dividends paid by any of the wholly owned subsidiaries of OMNI to OMNI or any of its wholly owned subsidiaries; provided, however, that no regular quarterly dividend will be declared or paid for the quarter in which the Effective Time occurs if the shareholders of OMNI will be holders of record of KeyCorp Common Stock on or before the record date for the KeyCorp Common Stock dividend to its shareholders for that quarter;

(e) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to anyone other than a wholly owned subsidiary of OMNI, or cancel, release or assign any indebtedness of any such person or any claims held by any such person except in the ordinary course of business consistent with past practice or pursuant to contract in force as of August 31, 1994;

(f) other than in the ordinary course of business consistent with past practice, make any material investment either by purchase of securities, contributions to capital, property transfers or purchase of any property or assets of any other individual or entity other than a wholly owned subsidiary of OMNI, provided that OMNI will make no material acquisition of equity securities or business operations of any such entity without KeyCorp's prior consent;

(g) other than in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement or make any change in any of its material leases or contracts, other than renewals without material adverse changes of terms, provided, however, that OMNI obtains the consent of KeyCorp as to the terms of any such renewals;

(h) other than pursuant to the Merger Agreement, increase in any manner the compensation or fringe benefits of or pay any pension or retirement allowance not required by any existing plan or agreement to any of its present or former directors, executive officers or other employees, or grant any severance or termination pay (other than pursuant to written agreements or policies of OMNI in effect on August 31, 1994), or, except as required by applicable law or regulation or in accordance with existing policies of OMNI become a party to, amend, renew, modify or commit itself to any pension, retirement, profit-sharing, severance, termination, welfare benefit, employment, deferred compensation, non-competition, bonus, stock option, parachute, consulting or other employee benefit agreements, trusts, plans, funds or other arrangements with or for the benefit or welfare of any present or former director, executive officer or other employee;

(i) make any payment or contribution with respect to any employee benefit plan except for the 1994 contributions to the OMNI Employee Profit Sharing Plan in an amount equal to approximately 5% of OMNI's reasonably anticipated consolidated net income for 1994, or create or amend any employee benefit plan except to the extent that an amendment is required to maintain qualification under the Code, or to comply with the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

(j) settle any claim, action or proceeding for material money damages or restrictions upon the operations of OMNI or any of its subsidiaries;

(k) except as contemplated by the Merger Agreement, modify in any material respect the manner in which it and its subsidiaries have conducted and accounted for their business;

(l)    amend its articles of incorporation or bylaws;

(m) except as contemplated by the Merger Agreement, make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair, not to exceed $50,000 for any single project;

(n) except as contemplated by the Merger Agreement, make application for the opening or closing of, or open or close, any branches or automated banking facilities;

(o) except as contemplated by the Merger Agreement, merge into, consolidate with, affiliate with or be purchased or acquired by any other individual or entity, or permit any other individual or entity to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral and except for purchases or sales of loans or investment securities in the ordinary course of business, acquire all or any substantial portion of the assets of any other individual or entity, or sell all or any portion of its assets;

(p) except as contemplated by the Merger Agreement, purchase or otherwise acquire from a third party branch offices, assets constituting any other line of business or any other material properties or assets, including mortgage or other loans and rights for the servicing of mortgage loans; or

(q) amend, terminate, renew or exercise any option under the lease originally dated April 1, 1975 and last amended pursuant to Amendment XIX as of October 8, 1993, by and between M.D.C. Holdings, Inc.
       and OMNIBANK Southeast, except for that portion of the premises located on the first floor and constituting the branch premises as of August 31, 1994 as to which OMNI will exercise its renewal option on terms satisfactory to KeyCorp.

ADJUSTMENT TO INCREASE EXCHANGE RATIO

       OMNI can exercise its right to have KeyCorp increase the Exchange Ratio prior to any other adjustments if the Average Closing Price is less than $26.10 but at least $24.47, assuming that OMNI does not exercise its right to terminate the Merger Agreement. See "-- Waiver of Conditions, Amendment or Termination of the Merger Agreement." The Exchange Ratio would be increased prior to any other adjustments so that the per share value of the consideration (valued at the Average Closing Price, which is defined above in "Summary - Termination of the Merger Agreement") to be paid in respect of the OMNI Common Stock outstanding as of the Effective Time of the Merger is equal to $6.40 per share. If KeyCorp effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Merger Agreement and the end of the Calculation Period, the closing prices for the calculation of the Average Closing Price will be appropriately adjusted so as to be comparable to the price on the day of execution of the Merger Agreement.

BUY AND SELL AGREEMENT

       All OMNI shareholders, other than Larry A. Mizel, and OMNI are parties to the OMNI Buy and Sell Agreement which was first entered into several years ago. As new shares of OMNI Common Stock are issued to new shareholders or existing shares of OMNI Common Stock subject to the OMNI Buy and Sell Agreement are transferred to new shareholders, such new shareholders are required to become parties to the OMNI Buy and Sell Agreement. In the event of a proposed sale or other conveyance for value of any stock subject to the OMNI Buy and Sell Agreement, the OMNI Buy and Sell Agreement grants a right of first refusal to OMNI and a right of second refusal to the other shareholder parties to the OMNI Buy and Sell Agreement (the "Remaining Stockholders"). OMNI and/or the Remaining Stockholders, as the case may be, have the option to purchase the offered shares on the same terms and conditions as the proposed sale or conveyance.

       In any exercise of a right of second refusal, each Remaining Stockholder has the right to purchase his or her proportionate share (relative to all the other Remaining Stockholders then entitled to purchase shares) of the offered shares, and, to the extent of any undersubscription by other Remaining Stockholders, a Remaining Stockholder has the right to purchase the additional, unsubscribed-for offered shares. In the case of any proposed sale or conveyance for value under the OMNI Buy and Sell Agreement, the selling shareholder is not obligated to sell any offered stock pursuant to an exercise or exercises of rights of refusal unless OMNI and/or the Remaining Stockholders elect to purchase all of the offered shares. In addition, the OMNI Buy and Sell Agreement expressly provides that the rights of first refusal do not apply to any sale or gift to (i) an existing shareholder who is a party to the OMNI Buy and Sell Agreement, (ii) a shareholder's heirs, (iii) partnerships, trusts or corporations controlled by a shareholder or his or her heirs or (iv) Mr. Mizel.

        OMNI does not believe that these rights of refusal were intended to apply to a transaction such as the Merger, particularly as shareholder action is separately required under Colorado law to approve the Merger. However, as an abundance of caution, OMNI has also sought waivers of the OMNI Buy and Sell Agreement from all parties thereto in order to facilitate the Merger and to assure KeyCorp that it would be able to secure a sufficient controlling interest in OMNI. Under the Merger Agreement, OMNI was required to deliver by November 15, 1994 waivers of the OMNI Buy and Sell Agreement from at least 80% of the OMNI shareholders in number representing at least 90% of the outstanding shares of OMNI Common Stock. The Voting Agreements executed by the directors, executive officers and their affiliates in connection with the execution of the Merger Agreement, representing 68.4% of the outstanding shares of OMNI Common Stock, contain powers of attorney authorizing the attorneys-in-fact to execute waivers of the OMNI Buy and Sell Agreement to facilitate the transaction with KeyCorp. It is expected that the attorneys-in-fact will execute such waivers in connection with the closing of the Merger. OMNI has obtained waivers and/or Voting Agreements (containing powers of attorney to execute such waivers) from all but one shareholder, representing 99.55% of the OMNI shareholders and 99.99% of the outstanding shares of OMNI Common Stock, in satisfaction of the condition in the Merger Agreement.

       Until the consummation of the Merger, unless otherwise terminated, the OMNI Buy and Sell Agreement will continue to be in effect.

SALE OF MERCHANTS MORTGAGE
       The Merger Agreement, as supplemented by the Letter Agreements dated August 31, 1994, January 4, 1995 and January 14, 1995, which are attached hereto as Appendices B, C and F, requires OMNI to use its best efforts to enter into a definitive written agreement satisfactory to KeyCorp on or before January 31, 1995 with a prospective buyer for all of its interest in Merchants Mortgage with completion of the sale prior to the Effective Time. OMNI owns 50% of the capital stock of Merchants Mortgage. Upon disposition of Merchants Mortgage, OMNI will be entitled to distribute as a dividend an amount equal to the aggregate after-tax gain realized by OMNI on the sale, determined in accordance with generally accepted accounting principles consistently applied. In the event OMNI realizes an aggregate loss on the sale (determined in accordance with generally accepted accounting principles consistently applied) in excess of certain reimbursable losses, the Exchange Ratio will be reduced by the amount of such excess aggregate after-tax loss divided by the product of
(i) 16,491,244 multiplied by (ii) $32.625. See "-- Conversion of OMNI Common Stock."

       In late January, OMNI entered into a definitive agreement with Merchants Mortgage and its other principal shareholder to sell OMNI's interest in Merchants Mortgage prior to the closing of the Merger for $3,479,900 ($3,729,900 if certain conditions are not satisfied). The sale of OMNI's interest in Merchants Mortgage is not conditioned upon consummation of the Merger. Although OMNI will incur an aggregate loss on the sale, the loss will not exceed the aforementioned reimbursable losses and thus will not result in a reduction to the Exchange Ratio. In addition, OMNI will be entitled to a full reimbursement from KeyCorp for the aggregate loss on the sale in the event the Merger is not consummated. See "--Expenses." The disposition of OMNI's interest in Merchants Mortgage is not expected to be conditioned upon the closing of the Merger.

ENVIRONMENTAL MATTERS

        Following execution of the Merger Agreement, OMNI commissioned at its own expense Phase I environmental audits of substantially all real property owned or leased by it for which it did not already have such audits, including property relating to its banking center offices and property acquired through foreclosure and held as real estate owned, and provided KeyCorp with the results of such audits. Upon review of the Phase I environmental audit reports, KeyCorp commissioned several Phase II environmental audits on certain properties, with the cost being divided equally between OMNI and KeyCorp. If, based upon the results of any environmental audit, the aggregate estimated cost to repair, remediate or otherwise correct any situation or circumstance which violates any local, state or federal environmental law, regulation or ordinance to the extent necessary so that such condition or circumstance would no longer be a violation (the "Remedial Cost Estimate") is less than or equal to $1,000,000, the Merger will be consummated without adjustment to the Exchange Ratio. If the Remedial Cost Estimate exceeds $1,000,000, then the Exchange Ratio shall be adjusted downwards by an amount equal to the net after-tax "Excess Remediation Cost" (defined below) divided by the product of (a) 16,491,244 multiplied by (b) $32.625. The amount of the reduction which is calculated as follows is the "Excess Remediation Cost": (a) for the portion of the Remedial Cost Estimate exceeding $1,000,000 up to and including $2,000,000, such purchase price will be reduced by 100% of such portion and (b) for the portion of the Remedial Cost Estimate exceeding $2,000,000 up to and including $5,000,000, such purchase price will be reduced by 50% of such portion. In the event that the Remedial Cost Estimate exceeds $5,000,000, OMNI and KeyCorp shall each have the election to terminate the Merger Agreement. See "-- Conversion of OMNI Common Stock" and "-- Waiver of Conditions, Amendment or Termination of the Merger Agreement."

EMPLOYEE BENEFITS

       The Merger Agreement provides that KeyCorp will honor all employment, severance and other compensation contracts between OMNI or any of its subsidiaries and any director, officer or employee of OMNI or its subsidiaries. Each employee of OMNI or any of its subsidiaries who is transferred to KeyCorp or any affiliate of KeyCorp will receive full credit for the prior service with such company for purposes of determining eligibility for participation and vesting, but not for purposes of benefit accrual, in KeyCorp's employee benefit plans. After the Effective Time, the employee benefits provided by KeyCorp to former employees of OMNI or its subsidiaries retained or employed by KeyCorp will be substantially equivalent to the benefits currently provided to such employees or will be otherwise comparable to the benefits provided to employees of Key Bank of Colorado under the KeyCorp benefits plans; provided, however, that officers that have an employment or other contract providing for severance will be limited to the severance in such contract.

CONDITIONS TO THE MERGER

       The respective obligations of KeyCorp and OMNI to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of certain conditions, including but not limited to, the following significant conditions:

       (a) in the case of each party, performance in all material respects at or prior to the Effective Time of the agreements and covenants required to be performed by the other party;

       (b) in the case of each party, the truth and correctness in all material respects as of the Effective Time and the date of signing of the Merger Agreement of the representations and warranties of the other party contained in the Merger Agreement, except (i) as expressly contemplated by the Merger Agreement, (ii) for any representation and warranty made as of a specified date (which shall be true and correct as of such date) and (iii) where the failure of such representations and warranties would not have a material adverse effect on the other party and its subsidiaries, taken as a whole;

       (c) approval of the Merger Agreement by the requisite vote of shareholders of OMNI (see "Special Meeting of OMNI Shareholders");

       (d) receipt of all approvals of, and all filings and registrations with, governmental agencies or other third parties required to consummate the transactions contemplated by the Merger Agreement (see "-- Regulatory Approvals");

       (e) absence of any temporary restraining order, injunction, decree or other order by any federal or state court or agency which enjoins or prohibits consummation of the Merger;

       (f) absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger;

       (g) receipt by KeyCorp of a letter from OMNI's independent accountants with respect to certain financial information regarding OMNI;

       (h) OMNI will have entered into a definitive written agreement by January 31, 1995 with a prospective purchaser to sell all of its interest in Merchants Mortgage with the sale being completed by the Effective Time;

       (i) receipt of authorization for listing on NYSE of additional shares of KeyCorp Common Stock to be issued to holders of OMNI Common Stock upon consummation of the Merger and OMNI Options upon exercise of the KeyCorp options substituted therefor;

       (j) receipt by each of KeyCorp and OMNI of a written opinion from OMNI's legal counsel as to certain federal income tax consequences of the Merger (see "-- Certain Federal Income Tax Consequences");

       (k) holders of no more than 10% of the issued and outstanding shares of OMNI Common Stock have notified OMNI that they intend to exercise dissenters' rights;

       (l) the Registration Statement of which this Prospectus/Proxy Statement is a part shall have been declared effective by the Commission and shall not be subject to a stop order suspending the effectiveness of the Registration Statement and no proceedings for the purpose of suspending the effectiveness of the Registration Statement shall be pending before or threatened by the Commission;

       (m) receipt by OMNI of an opinion from Hovde dated as of the date of this Prospectus/Proxy Statement (which opinion shall not have been withdrawn) to the effect that the terms of the Merger are fair to OMNI's shareholders from a financial point of view; and

       (n) receipt by KeyCorp of a written opinion of its Colorado counsel that, among other things, all OMNI shareholders have waived any rights they may have under the OMNI Buy and Sell Agreement, or to the extent not waived, that it has been fully complied with. See "-- Buy and Sell Agreement."

REGULATORY APPROVALS

       Consummation of the Merger is subject to receipt by KeyCorp and OMNI of all necessary regulatory approvals and expiration of all applicable statutory waiting periods. The regulatory approvals required by the Merger are the approvals of the Federal Reserve Board and the Colorado State Banking Board.

       KEYCORP ANTICIPATES THAT THE REGULATORY APPROVALS DESCRIBED HEREIN WILL BE OBTAINED IN TIME TO ALLOW FOR CONSUMMATION OF THE MERGER IN LATE FEBRUARY 1995, BUT THERE IS NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED SO AS TO PERMIT CONSUMMATION OF THE MERGER OR THAT SUCH APPROVALS WILL NOT BE CONDITIONED UPON MATTERS THAT WOULD CAUSE THE PARTIES TO ABANDON THE MERGER. THERE LIKEWISE IS NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE OR A STATE ATTORNEY GENERAL WILL NOT CHALLENGE THE MERGER, OR IF SUCH A CHALLENGE IS MADE, AS TO THE RESULTS THEREOF.

       The Merger is subject to approval by the Federal Reserve Board under
Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHCA").
Section 3 of the BHCA requires that the Federal Reserve Board take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. The Federal Reserve Board has indicated that it will not approve a significant acquisition unless the resulting institution has adequate capitalization, taking into account, among other things, asset quality. The BHCA prohibits the Federal Reserve Board from approving the Merger if (a) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize the business of banking in any part of the United States or (b) its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly or would be in restraint of trade in any other manner, unless the Federal Reserve Board finds that any anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act, as amended (the "Community Reinvestment Act"), the Federal Reserve Board must take into account the records of performance of the bank subsidiaries of KeyCorp and OMNI in meeting the credit needs of each community, including low and moderate income neighborhoods, served by such bank subsidiaries. The Federal Reserve Board must also determine, under Section 3(d) of the BHCA, that the State of Colorado authorizes the acquisition of OMNI's bank subsidiaries by a bank holding company principally located in Ohio; this determination will require a finding that the interstate statute of Colorado is reciprocal with the Ohio interstate statute, which reciprocity has been determined to exist on prior occasions.

       Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. KeyCorp believes that antitrust concerns will not interfere with the consummation of the Merger.

       Applications seeking the foregoing approvals of the Federal Reserve Board were submitted on November 22, 1994. The OMNI application was accepted for filing on December 21, 1994 and was approved by the Federal Reserve Board on January 4, 1995.

       Consummation of the Merger is subject to receipt of a certificate from the Colorado State Banking Board certifying that the Merger complies with the provisions of Article 6.4 of the Colorado Banking Code. The issuance of the certificate will be based on the following considerations: (1) whether the Merger will provide positive benefits to Colorado citizens; (2) whether the Merger affords protection to bank depositors in Colorado; and (3) whether the Merger enhances the opportunity of the people of Colorado to receive services provided by banks and bank holding companies. In addition, because the Merger would result in a change in control of OMNI, consummation of the Merger will also be subject to approval by the Colorado State Banking Board under the change in control provisions of Article 2 of the Colorado Banking Code. This approval will be based primarily upon the following considerations: (1) that KeyCorp and Key Bank of Colorado are qualified by character, experience and financial responsibility to control OMNI in a legal and proper manner; and (2) that the interests of the public generally will not be jeopardized by the proposed Merger.

       The application seeking the foregoing approval of the Colorado State Banking Board was submitted on November 30, 1994 and was approved on January 19, 1995.

WAIVER OF CONDITIONS, AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT

       WAIVER. Prior to the Effective Time, by written notice to the other party to the Merger Agreement, either KeyCorp or OMNI may extend the time for performance or waive performance of the other party, waive any inaccuracies in the representations or warranties of such other party, or waive compliance with any of the conditions or covenants to be performed by such other party contained in the Merger Agreement. The waiver by any party of a breach of any provision of the Merger Agreement will not operate or be construed as a waiver of a subsequent breach.

       AMENDMENT. The Merger Agreement may be amended or supplemented, either before or after its adoption by the shareholders of OMNI, upon approval of each of KeyCorp's and OMNI's Boards of Directors. The parties have agreed to make technical amendments, not inconsistent with the purpose of the Merger Agreement, as may be required to facilitate regulatory approvals. However, any such amendment made subsequent to the approval of the Merger Agreement by the shareholders of OMNI, unless approved by the requisite vote of such shareholders, may not alter the amount or change the form in which shares of OMNI Common Stock will be exchanged for shares of KeyCorp Common Stock in the Merger or alter or change any of the terms of the Merger Agreement if such amendment would adversely affect the holders of OMNI Common Stock.

       TERMINATION. The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the shareholders of OMNI:

       (a)      by mutual consent of KeyCorp and OMNI;

       (b) by either KeyCorp or OMNI at any time after June 30, 1995 if the Merger is not consummated by that date, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate;

        (c) by either KeyCorp or OMNI in the event of a material breach by the other party of any warranty or representation contained in the Merger Agreement if (i) the nonbreaching party determines in good faith that it would not have entered into the Merger Agreement, or that the consideration being offered in the Merger might have been materially different, if it had known of the breach prior to execution and such breach by its nature cannot be cured by the closing date of the Merger, or (ii) there occurs a material breach by the other party of any agreement or covenant which is not cured or not curable within 20 days after written notice to the breaching party of such breach;

       (d) by either KeyCorp or OMNI if any of the conditions to such party's obligations to consummate the Merger have not been satisfied or waived at such time as such conditions are no longer capable of being satisfied
                (see "-- Conditions to the Merger");

       (e) by either KeyCorp or OMNI if (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger has been denied or (ii) any governmental authority of competent jurisdiction has issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement;

       (f) by OMNI in the event that the per share Average Closing Price is less than $26.10 and OMNI does not elect to increase the Exchange Ratio (see "-- Adjustment to Increase Exchange Ratio");

       (g) by KeyCorp in the event that OMNI has not entered into a definitive written agreement with a prospective purchaser on or prior to January 31, 1995 to sell all of its interest in Merchants Mortgage or OMNI has not completed the sale by the Effective Time;

       (h) by either KeyCorp or OMNI if remediation of any circumstance or situation which violates any federal, state or local environmental laws, regulations or ordinances is required and the Remedial Cost Estimate exceeds $5,000,000; or

       (i) by KeyCorp, if on or before November 15, 1994, OMNI has not received from 80% of the OMNI shareholders and from OMNI shareholders holding 90% of OMNI Common Stock outstanding on August 31, 1994, a written waiver of each such OMNI shareholder's rights under the OMNI Buy and Sell Agreement among OMNI and the OMNI shareholders, provided that the termination right is delivered to OMNI by November 23, 1994. Because OMNI delivered to KeyCorp the necessary waivers to the OMNI Buy and Sell Agreement by November 15, 1994, KeyCorp no longer has this termination right under the Merger Agreement.

EFFECTIVE TIME

       The Merger becomes effective when KeyCorp and OMNI file appropriate certificates with, and such filings are accepted by, the Secretary of State of the State of Colorado and the Secretary of State of the State of Ohio. Once the Merger is effective, KeyCorp will be the surviving corporation and the separate existence of OMNI will cease. For a description of circumstances under which KeyCorp or OMNI may terminate the Merger Agreement, see "-- Waiver of Conditions, Amendment or Termination of the Merger Agreement." If not so terminated, the Effective Time will occur as promptly as practicable after the date upon which all of the conditions to the Merger are satisfied or duly waived or at such other time and date as KeyCorp and OMNI may agree. KeyCorp and OMNI currently anticipate that the Merger will be completed during late February 1995, but, in any event, prior to June 30, 1995. See "-- Regulatory Approvals."

INTERESTS OF CERTAIN PERSONS IN THE MERGER
       SHARES AND OPTIONS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS OF OMNI.
As of January 27, 1995, approximately 69.9% of the issued and outstanding shares of OMNI Common Stock were beneficially owned by directors and executive officers of OMNI and their respective affiliates; however, this percentage includes certain shares of OMNI Common Stock as to which such executive officers, directors and affiliates disclaim beneficial ownership. See the notes to the tables appearing in "Principal Shareholders and Security Ownership of OMNI Management."

       As described above under "-- Conversion of OMNI Options," the Merger Agreement also provides that all options to purchase OMNI Common Stock that are outstanding and exercisable immediately prior to the Effective Time will be converted into options to purchase KeyCorp Common Stock. As of January 27, 1995, the officers and directors of OMNI owned options to purchase 370,000 shares of OMNI Common Stock.

       VOTING AGREEMENTS. As a condition to KeyCorp's entering into the Merger Agreement, all of the OMNI directors, executive officers and their affiliates were required to execute and deliver Voting Agreements to KeyCorp pursuant to which such persons have agreed to: (i) vote in favor of the approval of the Merger Agreement and the approval of the Merger; (ii) vote against any proposal relating to a competing merger or business combination involving the acquisition of OMNI; (iii) not sell or otherwise voluntarily dispose of any shares of OMNI Common Stock owned by such person (unless the transferee executes an identical voting agreement) or take any voluntary action which would have the effect of eliminating such person's ability to vote the OMNI Common Stock owned by such person; and (iv) appoint Larry Mizel and Robert Graf with powers of attorney to waive the OMNI Buy and Sell Agreement. Such shareholders holding 11,273,588 shares of Common Stock representing 68.4% of the number of shares of OMNI Common Stock entitled to vote at the Special Meeting have delivered executed Voting Agreements. As a result, it is anticipated that the Merger Agreement will be approved at the Special Meeting.

       SEVERANCE ARRANGEMENTS WITH OMNI. OMNI has arrangements with its executive officers (Larry A. Mizel, Robert W. Graf, Gary Klearman and Gary D. Levine) pursuant to which OMNI will pay each such officer a severance payment equal to his prior year's total compensation (including discretionary bonuses) in the event such officer is terminated without cause within one year following a change of control. Under those circumstances and based on 1994 salary information, Messrs. Mizel, Graf, Klearman and Levine would be entitled to severance payments totalling approximately $375,000, $280,000, $160,000 and $240,000, respectively. Following the Effective Time, KeyCorp has agreed to honor these severance arrangements. KeyCorp has indicated that it presently expects to require the continuing services of Mr. Levine after the Merger.

       EMPLOYMENT AGREEMENT WITH MR. LEVINE. KeyCorp and Gary D. Levine, a director of OMNI, entered into an Employment Agreement dated August 27, 1994 (the "Employment Agreement"), pursuant to which Mr. Levine has agreed, subject to consummation of the Merger, to be employed as a Senior Vice President of Key Bank of Colorado or one of its affiliates under the terms and conditions of the Employment Agreement from the Effective Date of the Merger until December 31, 1997. KeyCorp has agreed to pay an annual base salary of not less than $102,138 and incentive compensation not to exceed an annual award of $138,000 to Mr. Levine. In addition, KeyCorp has agreed to grant to Mr. Levine on the first date on which he renders services for KeyCorp under the Employment Agreement an option to buy 2,500 shares of KeyCorp Common Stock at an exercise price equal to the fair market value of the KeyCorp Common Stock on the date of grant. Upon termination of Mr. Levine by KeyCorp without cause, he is entitled to receive all payments and benefits to which he would have been entitled had he continued to perform services under the Employment Agreement through the specified term. For these purposes, "cause" includes a material breach of the Employment Agreement, misconduct as an executive of Key Bank of Colorado or an affiliate, unreasonable neglect or refusal to perform assigned duties, conviction of a crime involving moral turpitude, failure to follow reasonable instructions of a superior executive officer, or imposition by a bank regulatory agency of a final order of suspension or removal for improper conduct.

         SPECIAL BONUS. At the August 27, 1994 meeting, the OMNI board of directors approved a special bonus to Mr. Graf in the amount of $150,000 to compensate him for his additional responsibilities in conjunction with the review, negotiation and completion of the Merger Agreement, and in recognition of the future requirements of his time concerning assistance in the preparation of all required documents and the anticipated closing of the Merger to be paid whether or not the Merger is consummated. However, if the Merger is consummated, one-third of this bonus will be paid upon the Effective Date and the remaining two-thirds of the bonus will be paid on the 90th day following the Effective Date as compensation for professional services to be provided by Mr. Graf.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material federal income tax consequences of the Merger to OMNI and holders of OMNI Common Stock and relects the opinion of tax counsel attached as Exhibit 8 to the Registration Statement of which this Prospectus/Proxy Statement is a part. Such tax opinion is based on certain assumptions noted in such opinion. The discussion is based on current law. The discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation, including without limitation, aspects of federal income taxation that may be applicable to particular shareholders, such as shareholders who are dealers in securities, foreign persons or those who acquired their OMNI Common Stock in a compensation transaction. In addition, it does not address the state, local or foreign tax consequences of the Merger, if any.

       HOLDERS OF OMNI COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO EACH OF THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND ANY PROPOSED CHANGES TO SUCH LAWS.

       The principal federal income tax consequences of the Merger to OMNI and holders of OMNI Common Stock will be as follows: (a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (b) no gain or loss will be recognized by OMNI or KeyCorp as a result of the Merger;
(c) no gain or loss will be recognized by holders of OMNI Common Stock upon their receipt of KeyCorp Common Stock in exchange for their OMNI Common Stock, except that holders of OMNI Common Stock who receive cash proceeds in lieu of fractional shares of KeyCorp Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of OMNI
Common Stock allocated to their fractional share interests (see, however, discussion of the treatment of dissenters in (h) below); (d) such gain or loss, if any, will constitute capital gain or loss if the fractional share interests exchanged are held as capital assets at the time of the Merger; (e) such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of OMNI Common Stock attributed thereto) exceeds one year; (f) the tax basis of KeyCorp Common Stock received by holders of OMNI Common Stock will be the same as the tax basis of the OMNI Common Stock exchanged therefor less the tax basis, if any, allocated to fractional share interests; (g) the holding period of KeyCorp Common Stock in the hands of holders of OMNI will include the holding period of their OMNI Common Stock exchanged therefor, provided that such OMNI Common Stock is held as a capital asset at the time of the Merger; (h) in general, a dissenting holder of OMNI Common Stock receiving solely cash in exchange therefor will recognize gain or loss equal to the difference, if any, between the cash received and the dissenting holder's tax basis of the OMNI Common Stock; (i) such gain or loss, if any, will generally constitute capital gain or loss if the OMNI Common Stock for which the dissenting shareholder receives cash is held as a capital asset at the time of the Merger; and (j) such capital gain or loss will be long-term capital gain or loss if the dissenting holder has held the OMNI Common Stock for more than one year.

       It is a condition to KeyCorp's and OMNI's obligations to effect the Merger that KeyCorp and OMNI receive an opinion (the "Tax Opinion") from Irell & Manella to the effect that, on the basis of certain facts, including facts derived from officers' certificates delivered by KeyCorp and OMNI, which certificates are attached to the Tax Opinion, and certain assumptions stated in the Tax Opinion, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that the foregoing tax consequences are accordingly correct. It is possible that if enough shareholders exercise dissenters' rights (an amount which is less than the 10% threshold otherwise provided in the Merger Agreement), Irell & Manella will not be able to render the Tax Opinion. Under the Merger Agreement, it is a condition to the Merger that holders of more than 10% of the issued and outstanding shares of OMNI Common Stock shall not have indicated that they intend to exercise dissenters' rights in respect of the Merger.

       No ruling has been or will be obtained from the Internal Revenue Service (the "Service") with respect to the Merger. The Tax Opinion is not binding on the Service or the courts, and no assurance can be given that the Tax Opinion would be followed if challenged by the Service.

ACCOUNTING TREATMENT OF MERGER

       The Merger, if consummated as proposed, is expected to be accounted for as a purchase for financial reporting purposes. Accordingly, under generally accepted accounting principles, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated values on the date the Merger becomes effective. Income of KeyCorp after the Effective Time will not include income or loss of OMNI prior to such date.

NYSE LISTING

       KeyCorp Common Stock is listed on the NYSE. KeyCorp has agreed to use its best efforts to cause the listing on the NYSE of the shares of KeyCorp Common Stock to be issued to holders of (a) OMNI Common Stock upon consummation of the Merger and (b) OMNI Options upon exercise of the KeyCorp options substituted therefor.

EXPENSES

       The Merger Agreement provides, in general, that KeyCorp and OMNI will each pay its own expenses in connection with the Merger Agreement and the transactions contemplated thereby, including fees and expenses of its own financial and other consultants, investment bankers, accountants and counsel; except that KeyCorp will bear the costs of printing this Prospectus/Proxy Statement and all listing, filing and registration fees paid by or incurred on behalf of KeyCorp, including fees paid to the Commission and other regulatory agencies.

       Notwithstanding the foregoing, in the event that either KeyCorp or OMNI terminates the Merger Agreement due to a willful and material breach by the other party of any of such other party's representations, warranties, covenants or agreements contained in the Merger Agreement and the terminating party is not also in material breach of the Merger Agreement, the costs and expenses incurred by KeyCorp or OMNI, as the case may be, in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by such breaching party. See "-- Waiver of Conditions, Amendment or Termination of the Merger Agreement."

       If either OMNI or KeyCorp terminates the Merger Agreement for any reason (other than certain material breaches by OMNI) after OMNI sells or has entered into a binding written agreement to sell its interest in Merchants Mortgage, and OMNI realizes an aggregate pre-tax loss on such sale, KeyCorp will promptly reimburse OMNI in an amount equal to the pre-tax loss but not to exceed $750,000 ($500,000 in limited circumstances).

                       RIGHTS OF DISSENTING SHAREHOLDERS

       Each OMNI shareholder who objects to the Merger shall be entitled to the rights and remedies of dissenting shareholders as provided in Article 113 of the Colorado Act (Sections 7-113-101 et seq.), a copy of which is included as Appendix E to this Prospectus/Proxy Statement, if he or she strictly complies with all of the provisions of Article 113 of the Colorado Act.

       The following is a summary of the steps to be taken by an OMNI shareholder who is interested in perfecting such holder's dissenters' rights, and should be read in conjunction with the full text of Article 113 of the Colorado Act. Each of the steps enumerated below must be taken in strict compliance with the applicable provisions of the statute in order for holders of OMNI Common Stock to perfect their dissenters' rights.

NOTICE OF INTENT TO DISSENT

       Any holder of OMNI Common Stock who disapproves of or objects to the proposed Merger and wishes to receive in cash the "fair value" of such shares (determined immediately before the Effective Time of the Merger, excluding any appreciation or depreciation in anticipation of the Merger) must:

       (a) deliver to OMNI before the taking of the vote on the Merger Agreement, a written notice of the shareholder's intention to demand payment for the shareholder's share of OMNI Common Stock if the Merger if effectuated, and

       (b) not vote his or her shares in favor of approval of the Merger Agreement.

       Any written notice of intent to demand payment pursuant to clause (a) above should be mailed or delivered to OMNIBANCORP, 3600 South Yosemite Street, Suite 210, Denver, Colorado 80237, Attention: Secretary. Because the written demand must be delivered before the shareholder vote on the Merger Agreement, it is recommended, although not required, that a shareholder using the mails should use certified or registered mail, return receipt requested, to confirm that timely delivery has been made.

       A record holder may assert dissenters' rights as to fewer than all shares of OMNI Common Stock registered in his or her name only if the record holder dissents with respect to all shares beneficially owned by any one person and delivers to OMNI a written notice that states the dissent and the name, address and federal taxpayer identification number of each person on whose behalf the record holder asserts dissenters' rights.

       A beneficial shareholder of OMNI Common Stock who is not the record holder may assert dissenters' rights as to shares held on his or her behalf only if the record holder's written consent to the dissent is received by OMNI not later than the beneficial shareholder asserts dissenters' rights and the beneficial shareholder dissents with respect to all shares of OMNI Common Stock beneficially owned by such shareholders.

       At the Effective Time, dissenting shareholders who have perfected their rights will cease to have any of the rights of a shareholder of OMNI Common Stock except the right to be paid the "fair value" of their shares in accordance with Article 113 of the Colorado Act.

DISSENTERS' NOTICE

       If the Merger is approved at the Special Meeting, then no later than 10 days after the Effective Time of the Merger, OMNI or KeyCorp, as the case may be, will send written notice of such approval to each of the shareholders who has satisfied the conditions in (a) and (b) above (the "Dissenters' Notice"). Such notice shall also include the following:

       (a)      the date of the Effective Time or proposed Effective Time;

       (b)      an address to which shareholders must send demand for payment;

       (c) instructions as to where and when certificates representing OMNI Common Stock must be surrendered and deposited;

       (d) a form for demanding payment which will require the shareholder to state an address to which payment is to be made and to certify whether he or she acquired beneficial ownership of his or her OMNI Common Stock prior to September 1, 1994 which was the date on which the Merger was announced.

       (e) a date as to when the certificates and the payment demand must be received by OMNI or KeyCorp, as the case may be, which date cannot be less than 30 days from the mailing of the Dissenters' Notice;

       (f) a statement that when a record holder dissents with respect to the shares of OMNI Common Stock held by any one or more beneficial shareholder, each such beneficial shareholder must certify to KeyCorp that the beneficial shareholder and the record holder of all shares owned beneficially by such beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights; and

       (g)      a copy of Article 113 of the Colorado Act.

PROCEDURE TO DEMAND PAYMENT

       A shareholder who is given a Dissenters' Notice as described above who wishes to assert dissenters' rights shall, in accordance with the terms of the Dissenters' Notice:

       (a) cause the corporation, which is described in the Dissenters' Notice at the address set forth therein, to receive a payment demand, which may be the payment demand form provided by OMNI with the Dissenters' Notice, duly completed, or may be stated in another writing; and

       (b) deposit the shareholder's certificates for certificated shares as set forth in the Dissenters' Notice.

       A shareholder who demands payment in accordance with the foregoing retains all rights of a shareholder, except the right to transfer the shares, until the Effective Time of the Merger and has only the right to receive payment for the shares after the Effective Time of the Merger.

       A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the Dissenters' Notice will not be entitled to payment of the shares. Except as set forth in Sections 7-113-207 and 7-113-209(1)(b) of the Colorado Act (see Appendix E), the demand for payment and deposit of certificates are irrevocable.

PAYMENT

       Upon the Effective Time or upon timely receipt of a properly completed demand for payment, accompanied by all other required documents as set forth in the Dissenters' Notice and the shareholder's certificates, whichever is later, OMNI or KeyCorp, as the case may be, will pay to each dissenter the amount the corporation estimates to be the fair value of the dissenter's shares plus accrued interest. Such payment will be accompanied by recent financial statements of OMNI, a statement of the estimated fair value of the shares of OMNI Common Stock, a procedure to be followed if the dissenter is dissatisfied with the settlement payment or offer, an explanation of how the interest was calculated and a copy of Article 113 of the Colorado Act.

       OMNI may elect to withhold payment from any dissenter who fails to certify that the dissenter or the person on whose behalf the dissenter acts acquired beneficial ownership of such shares prior to September 1, 1994, the date on which the proposed Merger was first publicly announced. With respect to such shares, OMNI may, in lieu of payment, offer to make such payment on receiving the dissenter's agreement to accept such payment in full satisfaction of the dissenter's demand for payment. Such offer will be accompanied by recent financial statements of OMNI, a statement of the estimated fair value of the shares, an explanation of how the interest was calculated, the procedure to be followed if the dissenter is dissatisfied with the settlement offer, and a copy of Article 113 of the Colorado Act.

PROCEDURE IF DISSENTER IS DISSATISFIED

       If a dissenter is dissatisfied with the settlement payment or offer, he or she may notify KeyCorp or OMNI, as the case may be, in writing within 30 days of the corporation's mailing of the offer or payment of fair value, of the dissenter's own estimate of fair value of his or her shares and of the amount of interest due. A dissenter is entitled to so notify OMNI or KeyCorp if: (a) the dissenter believes that the amount paid or offered in payment for his or her shares is less than the fair value of those shares or that the interest due was incorrectly calculated; (b) if OMNI or KeyCorp, as the case may be, fails to pay dissenters the estimated fair value of the shares within 60 days after the date set for receipt of dissenters' payment demands; or (c) OMNI or KeyCorp does not return the deposited certificates of such shareholder if the Effective Time of the Merger does not occur within 60 days after the date set by OMNI or KeyCorp, as the case may be, by which date such corporation was to have received the payment demand.

JUDICIAL APPRAISAL OF SHARES

       If KeyCorp and any dissenter fail to agree upon the fair value of shares of OMNI Common Stock, KeyCorp shall commence a court proceeding within 60 days of KeyCorp's or OMNI's receipt of any demand for payment to fix the fair value of the dissenters' shares. If KeyCorp does not commence the proceeding within such 60-day period, KeyCorp will pay to each dissenter whose demand remains unresolved the amount demanded. The proceeding shall be commenced in the district court of the county in which OMNI's principal office is located. All dissenters whose demands remain unsettled shall be made parties to the action and shall be served with a copy of the petition by registered or certified mail.

       The court may appoint one or more appraisers to receive evidence and make a recommendation to the court on the question of fair value. Each dissenter made a party to the proceeding shall be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid therefor by OMNI or KeyCorp, or for the fair value, plus interest, of the dissenter's shares for which either OMNI or KeyCorp elect to withhold payment because the dissenter acquired his or her shares after the first public announcement of the proposed Merger. In addition, the court shall determine all costs of the proceeding and may assess such costs against some or all of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment other than that offered by the corporation. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable.

TERMINATION; TAX ISSUES

       The rights of any dissenting shareholder will terminate if such shareholder does not demand payment or deposit his or her share certificates where required, each by the date set forth in the Dissenter's Notice. For a discussion of certain federal income tax consequences to a shareholder exercising dissenters' rights, see "The Merger -- Certain Federal Income Tax Consequences."

       BECAUSE A PROPERLY EXECUTED PROXY CARD THAT DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, AN OMNI SHAREHOLDER

WHO WISHES TO EXERCISE DISSENTERS' RIGHTS MUST EITHER NOT SIGN AND RETURN HIS OR HER PROXY CARD OR, IF HE OR SHE DOES SIGN AND RETURN THE PROXY CARD, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE APPROVAL OF THE MERGER AGREEMENT.

                               VOTING AGREEMENTS

       As a condition to KeyCorp's entering into the Merger Agreement, all of the OMNI directors, executive officers and their affiliates were required to execute and deliver to KeyCorp Voting Agreements pursuant to which such persons have agreed to: (i) vote in favor of adoption of the Merger Agreement and approval of the Merger; (ii) vote against any proposal relating to a competing merger or business combination involving the acquisition of OMNI; (iii) not to sell or otherwise voluntarily dispose of any shares of OMNI Common Stock owned by such person (unless the transferee executes an identical voting agreement) or take any voluntary action which would have the effect of eliminating such person's ability to vote the OMNI Common Stock owned by such person; and (iv) appoint attorneys-in-fact to waive the OMNI Buy and Sell Agreement. Such shareholders holding 11,273,588 shares of Common Stock representing 68.4% of the number of shares of OMNI Common Stock entitled to vote at the Special Meeting have delivered executed Voting Agreements. As a result, it is anticipated that the Merger and the Merger Agreement will be approved at the Special Meeting. See "The Merger -- Interests of Certain Persons in the Merger."

             RESALES OF KEYCORP COMMON STOCK RECEIVED IN THE MERGER

       The shares of KeyCorp Common Stock that will be issued if the Merger is consummated will have been registered under the Securities Act, and will be freely transferable, except for shares received by persons, including directors and executive officers of OMNI, who may be deemed to be "affiliates" of OMNI at the time the Merger is approved by the OMNI shareholders, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. Such affiliates may not sell their shares of KeyCorp Common Stock acquired pursuant to the Merger, except (a) pursuant to an effective registration statement under the Securities Act covering those shares, (b) in compliance with Rule 145, or
(c) in the opinion of counsel reasonably satisfactory to KeyCorp pursuant to another applicable exemption from the registration requirements of the Securities Act. OMNI and KeyCorp will have obtained customary agreements with all directors, officers and affiliates of OMNI under which those persons have represented that they will not dispose of their shares of KeyCorp Common Stock received in the Merger or the shares of OMNI Common Stock held by them prior to the Merger, except in compliance with the Securities Act and the rules and regulations promulgated thereunder. This Prospectus/Proxy Statement does not cover any resales of KeyCorp Common Stock received by affiliates of OMNI.
Forms of the agreements of the affiliates of OMNI are set forth as Exhibit D to the Merger Agreement, which is attached hereto as Appendix A.

                   OMNI MARKET PRICE AND DIVIDEND INFORMATION

       There is no trading market for OMNI Common Stock and, to the best knowledge of OMNI, sales of such stock are isolated and infrequent and generally are effected in private transactions between buyer and seller. In addition, the sale of OMNI Common Stock by most shareholders is restricted pursuant to the terms of the OMNI Buy and Sell Agreement. See "The Merger -- Buy and Sell Agreement." As of January 27, 1995, OMNI had 223 holders of record of OMNI Common Stock.
       The following table sets forth the amount of cash dividends paid per share of OMNI Common Stock in each of the periods indicated:

Year                    1992             1993              1994
- ----------------------------------------------------------------
First Quarter           $.015            $.020             $.025
Second Quarter           .015             .025              .025
Third Quarter            .020             .025              .025
Fourth Quarter           .100             .120              .110

                  OMNI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       The following discussion and analysis addresses the significant factors affecting OMNI's financial condition and results of operations during the years 1993, 1992, and 1991, and during the nine months ended September 30, 1994 and 1993. It is intended to provide a more comprehensive review of OMNI's financial condition and results of operations than could be obtained from a review of the consolidated financial statements alone. Nonetheless, this discussion and analysis should be read in conjunction with the consolidated financial statements and related notes and the selected consolidated financial data included elsewhere herein.

FINANCIAL CONDITION

       At September 30, 1994, total earning assets for OMNI were $459.5 million, compared to $436.0 million at December 31, 1993. The increase is due primarily to a $25.5 million increase in loans, consisting of a $17.8 million increase in consumer-related loans, and a $7.7 million increase in commercial loans. The majority of the increase in consumer loans has been an increase in loans secured by first liens on single-family detached residential properties with maturities generally between two and three years. This increase, as well as the 5.5% increase in commercial loans outstanding, is due to improved economic conditions in the Denver metropolitan area, particularly in the real estate sector.

       In 1993, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 requires, in part, that OMNI report investment securities classified as available for sale at fair value, with the unrealized gains and losses reported, net of tax effects, as a separate component of stockholders' equity. OMNI adopted SFAS 115 as of December 31, 1993, and as of that date, the net unrealized gains, net of tax effects, related to investment securities available for sale was $2.3 million. During 1994, declining prices in the bond market and the required mark-to-market adjustment under SFAS 115 resulted in a net unrealized loss of $3.0 million at September 30, 1994, which resulted in a corresponding reduction in stockholders' equity.

       The overall increase in the total investment securities portfolio (primarily direct obligations of the U.S. Treasury with maturities not greater than five years) from December 31, 1993 to September 30, 1994 was $8.6 million, which was due to normal growth experienced during this period. Prior to January 1, 1994, OMNI classified substantially all of its investment securities as "available for sale," which classification according to SFAS 115 requires a mark-to-market adjustment, net of tax effects, that can either increase or decrease the total amount of stockholders' equity on the date periodic financial statements are prepared. During 1994, management adopted a new philosophy in order to achieve a more balanced approach to its investment objectives. This change in investment philosophy was due, in part, to management's decision to reduce OMNI's exposure to periodic fluctuations in the stockholders' equity section of its balance sheet, by decreasing the amount of investment securities classified as "available for sale." Accordingly, proceeds from the sales or maturities of investment securities previously purchased without the intent to hold to maturity or actively trade were reinvested into new investment securities with the intent to hold such securities to maturity. As a result, investment securities classified as "held to maturity" at September 30, 1994 increased $41.3 million from December 31, 1993 and concomitantly, investment securities classified as "available for sale" decreased $32.7 million.

       In addition to capital, OMNI has two main sources of funding: deposits and short-term borrowings. Total noninterest bearing demand deposits have remained relatively stable during 1994. Interest-bearing deposits have decreased 5.3% from December 31, 1993 to $286.4 million at September 30, 1994. Short-term borrowings, which consist mainly of federal funds purchased and securities sold under repurchase agreements, have increased from zero at December 31, 1993 to $46.1 million at September 30, 1994. OMNI elected to increase funding from short-term borrowings rather than interest-bearing deposits during this period because of lower interest rates available for federal funds purchased and repurchase agreements as compared to higher interest rates for interest-bearing deposits. This decision resulted in the loss of some depositors switching to alternative financial instruments that afforded higher rates; however, the loss of such depositors is not expected to have a significant impact.

NET INTEREST INCOME

       Net interest income is the excess of interest income earned from earning assets (i.e., loans and investment securities) over the interest expense incurred from interest-bearing liabilities (i.e., deposits and borrowed funds). It is the most significant component of OMNI's earnings. Net interest income is determined by the relative volume and characteristics (such as rates, repricing frequencies, and maturities) of interest-earning assets and interest-bearing liabilities and the interest rate spread (i.e., the difference between the yields earned on the interest-earning assets and the rates paid on interest-bearing liabilities). The interest rate sensitivity of OMNI's interest-earning assets and interest-bearing liabilities, as well as the relative volume and mix of these assets and liabilities, can significantly affect net interest income.

       OMNI has historically maintained a liability sensitive balance sheet that is referred to in the industry as a negative gap position. See
"-- Liquidity and Interest Rate Sensitivity." A negative gap position exists when a company cannot adjust the rates on its interest-earning assets as quickly as rate adjustments are normally experienced on its interest-bearing liabilities. Accordingly, in a falling rate environment, this situation will tend to increase net interest spreads because the company's cost of funds are decreasing faster than the decreases in rates received on interest-earning assets. Conversely, in a rising rate environment, this situation will tend to reduce net interest spreads because the cost of interest bearing liabilities will increase faster than interest rate adjustments on interest-earning assets.

       OMNI's interest rate spread for the nine months ended September 30, 1994 was 5.06%, as compared to 4.94% for the nine months ended September 30, 1993. Interest-earning assets yielded 7.61% and 7.56% for the nine months ended September 30, 1994 and 1993, respectively, while the cost of interest-bearing liabilities for the same periods was 2.55% and 2.62%, respectively. The net interest rate spread was basically unchanged during the first nine months of 1994 as compared to the same period in 1993, as a result of a change in the declining interest rate environment during 1993 to a slowly rising interest rate environment during July, August and September of 1994.

       OMNI's interest rate spread was 4.99%, 4.84%, and 3.49% for the years ended December 31, 1993, 1992, and 1991, respectively. Interest-earning assets have yielded 7.60%, 8.23%, and 8.70% for these periods, while the cost of interest-bearing liabilities has declined at a sharper rate, to 2.61%, 3.39%, and 5.21% for the years ended December 31, 1993, 1992, and 1991, respectively. The increases in the interest rate spread from year-to-year reflect OMNI's
asset/liability management in a declining interest rate environment.   The
spread has increased as rates received on interest-earning assets declined less than the decline of rates paid on interest-bearing liabilities. For additional discussion of changes in interest rates and the impact such changes may have on OMNI's financial performance, see "-- Liquidity and Interest Rate Sensitivity."

       Net interest income for the nine months ended September 30, 1994 and 1993 was $19.5 million and $16.4 million, respectively. The major factors contributing to the increase over the prior period were an 8.8% increase in investment securities and a 21.4% increase in total loans outstanding. The funding for the increase in interest-earning assets was provided from a 6.2% increase in total deposits and additional short-term borrowings, consisting of federal funds purchased and securities sold under repurchase agreements, which increased from $8.4 million at September 30, 1993 to $46.1 million at September 30, 1994.
        Net interest income for the years ended December 31, 1993, 1992 and 1991 was $22.4 million, $18.7 million and $14.3 million, respectively. The increase in the volume of interest-earning assets contributed to most of the increase in net interest income from 1992 to 1993. Average loans increased $41.5 million from 1992 to 1993, $29.8 million due to normal growth in OMNI's existing banking business and $11.7 million due to the 1993 acquisitions of two metropolitan Denver banks. The increase in the volume of loans contributed $4.4 million to the increase in net interest income during this period, but was partially offset by $1.4 million of additional interest expense due to increases in the volume of interest-bearing liabilities that were utilized to fund the growth in total interest-earning assets. The decrease in the yield on earning assets reduced net interest income by approximately $2.8 million, which was partially offset by a similar reduction of $1.7 million of interest expense due to the lower cost of interest-bearing liabilities. The increase in net interest income from 1991 to 1992 was primarily a result of lower rates paid on interest-bearing liabilities as OMNI experienced a significant increase in its interest rate spread, along with an 8.8% increase in the volume of interest-earning assets.

       Net interest margin is determined by dividing net interest income by the average earning assets (i.e., it is a function of the interest rate spread and the relative volumes of earning assets to interest-bearing liabilities). The net interest margin for the nine months ended September 30, 1994 and 1993 was 5.78% and 5.68%, respectively. The increase is attributable to a proportionately larger increase in interest-earning assets in relation to the growth in interest-bearing liabilities over the same period. The net interest margin for the years ended December 31, 1993, 1992, and 1991 was 5.74%, 5.75%, and 4.79%, respectively. The impact of lower rates paid for deposits and short-term borrowings was primarily responsible for the increase in net interest margin from 1991 to 1992 as the spread increased 38.8% and average interest-earning assets increased 8.8%. The relative volume increases in 1993 in interest-earning assets were matched by a proportionate increase in net interest income and resulted in almost no change in margins from 1992 to 1993.

          The following tables present information about average assets and liabilities, the related interest income and expense, and the resultant yields and costs for the nine months ended September 30, 1994 and 1993, and for the years ended December 31, 1993, 1992 and 1991.

                          OMNIBANCORP AND SUBSIDIARIES

                             (Dollars in thousands)
                                 (Unaudited)

                                                                           Nine Months Ended September 30,
                                                 --------------------------------------------------------------------------------
                                                                   1994                                      1993
                                                 --------------------------------------------------------------------------------
                                                  Average                                    Average
     ASSETS                                       Balance        Interest        Rate        Balance       Interest         Rate
                                                 --------------------------------------------------------------------------------
Interest earning assets:
   Interest earning deposits                     $  1,850         $    67        4.83%      $  2,184        $    79         4.83%
   Federal funds sold and securities purchased
      under resale agreements                       5,708             120        2.81%        14,677            123         1.12%
   Investment securities:
      Taxable                                     223,317           8,445        5.06%       193,677          8,342         5.76%
      Tax-exempt                                   15,675             559        4.77%        11,324            459         5.42%
   Loans (net of unearned income)(1)              204,020          16,460       10.79%       163,646         12,801        10.46%
   Tax-exempt loans                                   122               8        8.94%           177             10         7.42%
                                                 --------                                   --------
Total interest earning assets                     450,692                                    385,685
                                                                  -------                                   -------
Total interest income                                              25,659        7.61%                       21,814         7.56%
                                                                  -------                                   -------
Non-earning assets:
   Cash and due from banks                         25,781                                     21,905
   Land, bank premises, and equipment, net         10,323                                      8,014
   Accrued interest receivable                      4,045                                      3,881
   Other assets                                     9,462                                      8,281
   Allowance for loan losses                       (2,357)                                    (2,186)
                                                 --------                                   --------
Total Assets                                     $497,946                                   $425,580
                                                 ========                                   ========

     LIABILITIES AND
SHAREHOLDERS' EQUITY
Interest bearing liabilities:
   Money market and NOW accounts                 $181,681           3,030        2.23%      $154,185          2,721         2.36%
   Savings                                         57,725             990        2.29%        48,356            914         2.53%
   Time                                            62,200           1,489        3.20%        63,945          1,615         3.38%
   Short-term borrowings                           21,950             670        4.08%         9,629            170         2.36%
                                                 --------                                   --------
Total interest bearing liabilities                323,556                                    276,115
                                                                  -------                                   -------
Total interest expense                                              6,179        2.55%                        5,420         2.62%

Non-interest bearing liabilities:
   Demand deposits                                113,250                                     93,576
   Other liabilities                                1,290                                      1,851
Shareholders' equity                               59,850                                     54,038
                                                 --------                                   --------
Total liabilities and shareholders' equity       $497,946                                   $425,580
                                                 ========                                   ========
                                                                  -------                                   -------
Net interest income                                                19,480                                    16,394
Net interest spread                                                              5.06%                                      4.94%
Net interest margin                                                              5.78%                                      5.68%

Tax equivalent data:
   Tax equivalent adjustment(2)                                       305                                       252
                                                                  -------                                   -------
   Adjusted net interest income                                   $19,785                                   $16,646
                                                                  =======                                   =======
   Net interest spread                                                           5.13%                                      5.00%
   Net interest margin                                                           5.87%                                      5.77%

 (1) Average total loans include non-accrual loans and loan income includes loan fee income.
 (2) Tax-equivalent adjustment is computed using a 35% statutory tax rate for all periods presented.

                          OMNIBANCORP AND SUBSIDIARIES


                             (Dollars in thousands)

                                                                             Year Ended December 31,
                                                       --------------------------------------------------------------------
                                                                      1993                               1992
                                                       -------------------------------     --------------------------------
                                                        Average                             Average
    ASSETS                                              Balance     Interest     Rate       Balance    Interest      Rate
                                                       -------------------------------     --------------------------------
Interest earning assets:
   Interest earning deposits                           $  2,187        $106      4.83%     $    192          $9       4.83%
   Federal funds sold and securities purchased
      under resale agreements                             8,041         172      2.14%        9,945         189       1.89%
   Investment securities:
      Taxable                                           200,800      11,133      5.54%      179,055      12,471       6.97%
      Tax-exempt                                         11,570         612      5.29%       10,453         664       6.35%
   Loans (net of unearned income)(1)                    167,507      17,636     10.53%      126,197      13,488      10.69%
   Tax-exempt loans                                         150          11      7.01%            0           0      N/A
                                                       --------                            --------
Total interest earning assets                           390,255                             325,842
                                                                    -------                             -------
Total interest income                                                29,670      7.60%                   26,821       8.23%
                                                                    -------                             -------
Non-earning assets:
   Cash and due from banks                               21,662                              16,928
   Land, bank premises, and equipment, net                8,499                               9,590
   Accrued interest receivable                            3,978                               3,601
   Other assets                                           8,796                               6,631
   Allowance for loan losses                             (2,179)                             (1,945)
                                                       --------                            --------
Total Assets                                           $431,011                            $360,647
                                                       ========                            ========

     LIABILITIES AND
SHAREHOLDERS' EQUITY
Interest bearing liabilities:
   Money market and NOW accounts                       $158,579       3,697      2.33%     $126,984       3,795       2.99%
   Savings                                               49,229       1,230      2.50%       35,332       1,131       3.20%
   Time                                                  63,274       2,133      3.37%       65,807       2,777       4.22%
   Short-term borrowings                                  6,526         196      3.00%       10,356         378       3.65%
                                                       --------                            --------
Total interest bearing liabilities                      277,608                             238,479
                                                                    -------                             -------
Total interest expense                                                7,256      2.61%                    8,081       3.39%

Non-interest bearing liabilities:
   Demand deposits                                       97,870                              70,492
   Other liabilities                                      2,025                               1,985
Shareholders' equity                                     53,508                              49,691
                                                       --------                            --------
Total liabilities and shareholders' equity             $431,011                            $360,647
                                                       ========                            ========
                                                                    -------                             -------
Net interest income                                                  22,414                              18,740
Net interest spread                                                              4.99%                                4.84%
Net interest margin                                                              5.74%                                5.75%

Tax equivalent data:
   Tax equivalent adjustment(2)                                         335                                 342
                                                                    -------                             -------
   Adjusted net interest income                                     $22,749                             $19,082
                                                                    =======                             =======
   Net interest spread                                                           5.07%                                4.95%
   Net interest margin                                                           5.83%                                5.86%



                                                           Year Ended December 31,
                                                       -------------------------------
                                                                   1991
                                                       -------------------------------
                                                        Average
    ASSETS                                              Balance     Interest    Rate
                                                       -------------------------------
Interest earning assets:
   Interest earning deposits                                 $0          $0      N/A
   Federal funds sold and securities purchased
      under resale agreements                            17,622         519      2.95%
   Investment securities:
      Taxable                                           163,836      12,643      7.72%
      Tax-exempt                                         14,110         912      6.46%
   Loans (net of unearned income)(1)                    103,878      11,978     11.53%
   Tax-exempt loans                                           0           0     N/A
                                                       --------
Total interest earning assets                           299,446
                                                                    -------
Total interest income                                                26,052      8.70%
                                                                    -------
Non-earning assets:
   Cash and due from banks                               15,472
   Land, bank premises, and equipment, net                9,103
   Accrued interest receivable                            3,898
   Other assets                                           6,783
   Allowance for loan losses                             (1,968)
                                                       --------
Total Assets                                           $332,734
                                                       ========

     LIABILITIES AND
SHAREHOLDERS' EQUITY
Interest bearing liabilities:
   Money market and NOW accounts                       110,138        5,272      4.79%
   Savings                                              28,420        1,319      4.64%
   Time                                                 76,785        4,701      6.12%
   Short-term borrowings                                 9,578          431      4.50%
                                                       -------
Total interest bearing liabilities                     224,921
                                                                    -------
Total interest expense                                               11,723      5.21%

Non-interest bearing liabilities:
   Demand deposits                                      60,138
   Other liabilities                                     1,660
   Shareholders' equity                                 46,015
                                                       -------
Total liabilities and shareholders' equity             332,734
                                                       =======      -------
Net interest income                                                  14,329
Net interest spread                                                              3.49%
Net interest margin                                                              4.79%

Tax equivalent data:
   Tax equivalent adjustment(2)                                         470
                                                                    -------
   Adjusted net interest income                                     $14,799
                                                                    =======
   Net interest spread                                                           3.64%
   Net interest margin                                                           4.94%

 (1) Average total loans include non-accrual loans and loan income includes loan fee income.

 (2) Tax-equivalent adjustment is computed using the 35% statutory tax rate for 1993, and 34% for 1992 and 1991.

N/A - Not Applicable

                                                              Year Ended December 31,
                                                 -------------------------------------------------
                                                          1993                        1992
                                                 -------------------------------------------------
                                                  Average                     Average
    ASSETS                                        Balance     Interest        Balance     Interest
                                                 -------------------------------------------------
Interest earning assets:
   Interest earning deposits                     $  2,187      $   106       $    192      $     9
   Federal funds sold and securities purchased
      under resale agreements                       8,041          172          9,945          189
   Investment securities:
      Taxable                                     200,800       11,133        179,055       12,471
      Tax-exempt                                   11,570          612         10,453          664
   Loans (net of unearned income)                 167,507       17,636        126,197       13,488
   Tax-exempt loans                                   150           11              0            0
                                                 --------      -------       --------      -------
Total earning assets/interest income             $390,255       29,670       $325,842       26,821
                                                 ========      -------       ========      -------

     LIABILITIES
Interest bearing liabilities:
   Money market and NOW accounts                 $158,579        3,697       $126,984        3,795
   Savings                                         49,229        1,230         35,332        1,131
   Time                                            63,274        2,133         65,807        2,777
   Short-term borrowings                            6,526          196         10,356          378
                                                 --------      -------       --------      -------
Total interest bearing liabilities/
     interest expense                            $277,608        7,256       $238,479        8,081
                                                 --------                    --------
Tax equivalent adjustment (1)                                      335                         342
                                                               -------                     -------
Net interest income                                            $22,749                     $19,082
                                                               =======                     =======

                                                       Variance Analysis - Favorable (Unfavorable)
                                                 ---------------------------------------------------
    ASSETS                                         Rate         Volume      Rate/Volume       Total
                                                 ---------------------------------------------------
Interest earning assets:
   Interest earning deposits                     $     0       $    97           $   0       $    97
   Federal funds sold and securities purchased
      under resale agreements                         24           (36)             (5)          (17)
   Investment securities:
      Taxable                                     (2,544)        1,515            (309)       (1,338)
      Tax-exempt                                    (111)           71             (12)          (52)
   Loans (net of unearned income)                   (201)        4,415             (66)        4,148
   Tax-exempt loans                                   -             11              -             11
                                                 -------       -------           -----       -------
Total earning assets/interest income              (2,832)        6,073            (392)        2,849
                                                 -------       -------           -----       -------

     LIABILITIES
Interest bearing liabilities:
   Money market and NOW accounts                     834          (944)            208            98
   Savings                                           248          (445)             98           (99)
   Time                                              559           107             (22)          644
   Short-term borrowings                              67           140             (25)          182
                                                 -------       -------           -----       -------
Total interest bearing liabilities/
     interest expense                              1,708        (1,142)            259           825

Tax equivalent adjustment (1)                         --            --              (7)           (7)
                                                 =======       =======           =====       =======
Net interest income                              $(1,124)      $ 4,931           $(140)      $ 3,667
                                                 =======       =======           =====       =======


(1) Tax-equivalent adjustment is computed using the 35% statutory tax rate for 1993 and 34% for 1992.

                                                                            Year Ended December 31,
                                                              --------------------------------------------------
                                                                       1992                        1991
                                                              --------------------------------------------------
                                                               Average                      Average
          ASSETS                                               Balance      Interest        Balance     Interest
                                                              --------------------------------------------------
Interest earning assets:
   Interest earning deposits                                  $    192       $     9       $      0      $     0
   Federal funds sold and securities purchased
      under resale agreements                                    9,945           189         17,622          519
   Investment securities:
      Taxable                                                  179,055        12,471        163,836       12,643
      Tax-exempt                                                10,453           664         14,110          912
   Loans (net of unearned income)                              126,197        13,488        103,878       11,978
   Tax-exempt loans                                                 -             -              -            -
                                                              --------       -------       --------      -------
Total earning assets/interest income                          $325,842        26,821       $299,446       26,052
                                                              ========       -------       ========      -------

     LIABILITIES
Interest bearing liabilities:
   Money market and NOW accounts                              $126,984         3,795       $110,138        5,272
   Savings                                                      35,332         1,131         28,420        1,319
   Time                                                         65,807         2,777         76,785        4,701
   Short-term borrowings                                        10,356           378          9,578          431
                                                              --------       -------       --------      -------
Total interest bearing liabilities/
     interest expense                                         $238,479         8,081       $224,921       11,723
                                                              ========                     ========
Tax equivalent adjustment (1)                                                    342                         470
                                                                             -------                     -------
Net interest income                                                          $19,082                     $14,799
                                                                             =======                     =======

                                                                         Variance Variance Analysis
          ASSETS                                            Rate         Volume        Rate/Volume      Total
                                                           ---------------------------------------------------
Interest earning assets:
   Interest earning deposits                              $     0       $     9          $    0        $    9
   Federal funds sold and securities purchased
      under resale agreements                                (186)         (226)             82          (330)
   Investment securities:
      Taxable                                              (1,233)        1,175            (114)         (172)
      Tax-exempt                                              (16)         (236)              4          (248)
   Loans (net of unearned income)                            (875)        2,573            (188)        1,510
   Tax-exempt loans                                             -             -               -             -
                                                          -------       -------          ------        ------
Total earning assets/interest income                       (2,310)        3,295            (216)          769
                                                          -------       -------          ------        ------

     LIABILITIES
Interest bearing liabilities:
   Money market and NOW accounts                            1,981          (806)            302         1,477
   Savings                                                    410          (321)             99           188
   Time                                                     1,460           672            (208)        1,924
   Short-term borrowings                                       82           (35)              7            54
                                                          -------       -------          ------        ------
Total interest bearing liabilities/
     interest expense                                       3,933          (490)            200         3,643
Tax equivalent adjustment (1)                                   -             -            (128)         (128)
                                                          -------       -------          ------        ------
Net interest income                                       $ 1,623       $ 2,805          $ (144)       $4,284
                                                          =======       =======          ======        ======

(1) Tax-equivalent adjustment is computed using the 34% statutory tax rate for 1992 and 1991.

NET INCOME

          Net income for the nine months ended September 30, 1994 and 1993 was $7.2 million and $6.7 million, respectively, or $0.43 and $0.40 per share, respectively. The primary factor contributing to the 7.2% increase in year-to-date earnings was the 18.8% increase in net interest income, as discussed above, offset in part by a decrease in other income and an increase in other expenses.

          Net income for the years ended December 31, 1993, 1992 and 1991 was $8.4 million, $7.3 million and $5.1 million, respectively. On a per share basis, net income was $0.51, $0.43 and $0.30, respectively, for these periods. The primary factor for the annual increases in net income has been the increases in net interest income from each year to the next, as discussed above. In addition, net gains on investment securities transactions have been $2.6 million, $2.8 million and $2.2 million for the years ended December 31, 1993, 1992 and 1991, respectively. Other income, as discussed below, has also increased in each of the last three years due to asset growth.

PROVISION FOR LOAN LOSSES AND ASSET QUALITY

          The following tables present information about the composition of OMNI's loan portfolio, non-performing loans and allowance for loan losses for the past five years and for the nine months ended September 30, 1994.

OMNIBANCORP

LOAN PORTFOLIO SUMMARY
     (in thousands)


The following table sets forth loans, by category, at the dates indicated:


                                          (Unaudited)
                                          September 30,                   ----------------------------------------------
                                               1994           %             1993          %          1992            %
                                          -------------     -----         --------      -----      --------        -----
Commercial, financial and
   agricultural                              $ 33,715        15.5         $ 44,190       23.0       $40,332         28.5
Real estate - construction                     21,682        10.0           14,731        7.7         9,851          7.0
Real estate - mortgage                        147,821        68.1          116,523       60.8        79,775         56.4
Installment                                    13,605         6.3           15,713        8.2        11,421          8.1
Lease financing                                   291         0.1              515        0.3             0          0.0
                                             --------       -----         --------      -----      --------        -----
                                             $217,114       100.0%        $191,672      100.0%     $141,379        100.0%
                                             ========                     ========                 ========


                                         December 31,     ---------------------------------------------------
                                            1991            %        1990        %          1989          %
                                         ------------     -----    --------    -----       -------      -----
Commercial, financial and
   agricultural                           $ 41,672         35.8    $ 39,540     38.8       $34,849       38.5
Real estate - construction                   5,752          5.0       1,641      1.6         1,397        1.5
Real estate - mortgage                      60,897         52.4      52,191     51.3        48,442       53.5
Installment                                  7,913          6.8       8,440      8.3         5,879        6.5
Lease financing                                  0          0.0           0                      0        0.0
                                          --------        -----    --------    -----       -------      -----
                                          $116,234        100.0%   $101,812    100.0%      $90,567      100.0%
                                          ========                 ========                =======

ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

The Company does not allocate the allowance for loan losses by loan category. However the adequacy of the allowance is determined from a number of factors including management's review and analysis of the risk in the Company's loan portfolio as well as an analysis of the Company's historical default ratio. Included in the analysis is consideration of the levels of past due, nonaccural and restructured loans; underlying collateral values; individual credit reviews; current economic conditions and any recent trends in historical loan default data. The Company has determined that the current allowance for loan losses will adequately cover any charge-offs that may occur during the next year.

OMNIBANCORP


NON-PERFORMING LOANS
   (IN THOUSANDS)

The following table sets forth the composition of non-performing loans at the dates indicated:

                                             (Unaudited)                              Years Ended December 31,
                                            September 30,          -------------------------------------------------------------
                                                     1994           1993          1992           1991        1990          1989
                                            -------------           ----          ----          -----       ------        ------
Non-accrual loans                                    $ 80           $120          $948         $  745       $3,872        $3,559
Troubled debt restructurings                           64            160           136            800        1,142         1,636
                                                     ----           ----          ----         ------       ------        ------
Total non-performing loans                           $144           $280        $1,084         $1,545       $5,014        $5,195
                                                     ----           ----          ----         ------       ------        ------
Non-performing loans as a percent
   of total loans                                    0.07%          0.15%         0.77%          1.33%        4.92%         5.74%


ALLOWANCE FOR LOAN LOSSES
   (IN THOUSANDS)

The following table presents activity in the allowance for loan losses for the periods indicated:


                                              (Unaudited)
                                              Nine Months
                                                    Ended                             Years Ended December 31,
                                            September 30,         --------------------------------------------------------------
                                                     1994          1993          1992           1991         1990          1989
                                            -------------         ------        ------         ------       ------        ------
Beginning balance                                  $2,331         $1,963        $1,861         $2,462       $1,082        $1,299

Loans charged off:
  Commercial loans                                      1             12            64            730          365           224
  Real estate loans                                     -              7            19            195           85           784
  Installment loans                                    23             47            35             66           78           119
                                                   ------         ------        ------         ------       ------        ------
       Total charge-offs                               24             66           118            991          528         1,127

Recoveries on charged-off loans:
  Commercial loans                                     39             28            40             72           39            15
  Real estate loans                                     2             12            10             34            6            72
  Installment loans                                    12             13             6             20           31            31
                                                   ------         ------        ------         ------       ------        ------
       Total recoveries                                53             53            56            126           76           118

Net charge-offs                                       (29)            13            62            865          452         1,009

Additions incident to mergers                           -            338             -              -          740             -
Provision charged to operations                         -             43           164            264        1,092           792
                                                   ------         ------        ------         ------       ------        ------
Ending balance                                     $2,360         $2,331        $1,963         $1,861       $2,462        $1,082
                                                   ======         ======        ======         ======       ======        ======
Allowance as a percent of
   total loans                                       1.09%          1.22%         1.39%          1.60%        2.42%         1.19%

Allowance as a percent of
   non-performing loans                          1,639.19%        832.50%       181.09%        120.45%       49.10%        20.83%

          The provision for loan losses provides a reserve (allowance for loan losses) to which loan losses are charged as the net realizable value of loans decrease, or when a loan becomes uncollectible. The provision to the reserve is determined based upon management's monthly review and analysis of the risk in OMNI's loan portfolio as well as an analysis of OMNI's historical actual loan loss experience. The review and analysis of the loan portfolio is in compliance with regulatory requirements for calculating the allowance for loan losses. As part of this analysis, OMNI management considers the levels of past due, nonaccrual, and restructured loans; other potential loan problems; the prevailing economic environment in which OMNI operates; and any other recent trends in historical loan loss data. This type of analysis takes into consideration identified problem credits as well as unidentified losses which may be inherent within the portfolio.

                 As part of its monthly review process, management maintains a "Watch Loan Report" of loans that are of concern to management and regulatory examiners due to past performance, negative financial trends, current economic conditions or other reasons. At September 30, 1994, the Watch Loan Report totalled $3.8 million in loans, of which $2.2 million were commercial loans and $1.6 million were consumer loans. The total is down from the Watch Loan Report as of December 31, 1993 that totalled $4.4 million in loans, of which $3.4 million were commercial loans, and $1.0 million were consumer loans.

                 In addition to management's monitoring of the loan portfolio, OMNI's internal loan review program also independently reviews large loans as well as samples of other types of loans. This review provides an ongoing, independent assessment of the credit risk within the portfolio and adherence to OMNI's credit standards. Based on management's knowledge of problem loans and reports produced by the internal loan review program, monthly decisions are made as to whether to specifically allocate a portion of the allowance for loan losses to a particular problem loan. The balance of the allowance consists of the expected loss on the remainder of the loan portfolio based on OMNI's historical actual loan loss experience. As a result of continued improvements in asset quality due to more favorable economic conditions in the Denver metropolitan area, the unallocated portion of the allowance for loan losses (i.e., the portion represented by unidentified losses which may be inherent in the portfolio as opposed to the specific allocations discussed above) has increased from 50.5% at December 31, 1993 to 79.6% at September 30, 1994.

                 Based upon all of the factors discussed above, loan loss provisions are periodically recorded by OMNI in order to maintain the allowance for loan losses at an adequate level. While reserve analysis is, by its nature, a judgmental process, management believes that OMNI's allowance for loan losses of $2.4 million at September 30, 1994 is adequate to provide for risks within OMNI's loan portfolio.

                 Loans are charged off against the allowance when they have been deemed uncollectible (i.e., the loan is chronically past due, there are no reasonable expectations that the borrower will be able to pay the amount due, and there are no other sources of recovery, such as liquidation of the collateral). Total charge-offs have declined on an annual basis in recent years. Total net charge-offs (recoveries) for the nine months ended September 30, 1994 were ($29,000), as compared to $13,000 for the nine months ended September 30, 1993. Total net charge-offs for the years ended December 31, 1993, 1992, and 1991 were $13,000, $62,000 and $865,000, respectively. The decline in net charge-offs over the past three years is attributable to the improved economic environment in which OMNI operates. Recoveries of loans previously charged off (which are included in the computation of total net charge-offs and recorded as a restoration of the allowance) totalled $53,000 and $44,000 for the nine months ended September 30, 1994 and 1993, respectively, and totalled $53,000, $56,000 and $126,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

                 Another measure of loan portfolio quality is the ratio of nonperforming loans to total loans. Nonperforming loans include nonaccrual loans and troubled debt restructurings. Loans are considered for nonaccrual status when they become contractually delinquent more than 90 days, or the potential collectibility is in doubt. At the time a loan is placed on nonaccrual status, the existing accrued but uncollected interest is either reversed from income or charged off, and the accrual of interest income is suspended. The total amount of nonperforming loans was $144,000 at September 30, 1994, and $280,000, $1.1 million and $1.5 million at December 31, 1993, 1992 and 1991, respectively. The ratio of nonperforming loans to total loans was 0.07% at September 30, 1994, and 0.15%, 0.77% and 1.33% at December 31, 1993,
1992 and 1991, respectively.

                 There has been no provision charged to the allowance for loan losses during the first nine months of 1994, as compared to a $43,000 provision during the same period of the prior year. The primary factor contributing to the absence of a provision in 1994 has been the improved loan quality.
Improved loan quality is evidenced by the downward trend of nonperforming loans as a percentage of total loans. In addition, the quality of the loan portfolios of the two most recent acquisitions, and the related allowance for loan losses, has been sufficient to require no additional provision to the consolidated allowance. The provision for loan losses was $43,000, $164,000, and $264,000 for the years ended December 31, 1993, 1992, and 1991, respectively. The decrease in the provision from each year to the next is a direct result of the improved loan quality as well as the decline in nonaccrual loans over the same period.

                 Loan charge-offs have steadily decreased annually since 1991, and the ratio of net charge-offs (recoveries) to average total loans were (0.01%) and 0.01% for the nine months ended September 30, 1994 and 1993, respectively, and was 0.01% for the year ended December 31, 1993, down from 0.05% and 0.83 % for the years ended December 31, 1992 and 1991, respectively. The ratio of allowance for loan losses to total loans at September 30, 1994 was 1.09%, compared to 1.22%, 1.39%, and 1.60% at December 31, 1993, 1992, and
1991, respectively.

OTHER INCOME

                 Other income consists primarily of non-interest related income received through the normal course of business, such as service charges, net gains on sales of assets (including securities), rental income of bank-owned properties, and other fees for services. Other income for the nine months ended September 30, 1994 and 1993 was $5.8 million and $6.5 million, respectively. The most significant factor for the decline from the prior year was a reduction in the amount of net gains on investment securities transactions due to the reduction in potential available gains on such securities resulting from a rising rate environment.

                 Other income for the years ended December 31, 1993, 1992 and 1991 was $7.7 million, $7.4 million and $7.3 million, respectively. The increase from 1991 to 1992 was attributable to an increase in net gains on investment securities transactions, and the increase from 1992 to 1993 was due primarily to increases in service charges on deposit accounts.

OTHER OPERATING EXPENSES

                 Other operating expenses are all non-interest and non-income tax-related charges that OMNI incurs through the normal course of business. The expenditures relate primarily to the salaries and benefits of its employees, the occupancy expense of its premises and equipment (including depreciation and rent), data processing costs, and all other necessary operating costs.

                 Other operating expenses for the nine months ended September 30, 1994 were $14.9 million, up from $13.1 million for the same period in 1993. The 13.5% increase is, in part, a result of the opening of two new branches in 1994, as well as the recognition of a full nine months of operating expenses in 1994 relative to the purchase of two banks in 1993, one in February, and the other in December of that year.

                 Other operating expenses for the years ended December 31, 1993, 1992 and 1991 were $17.7 million, $15.7 million and $14.9 million, respectively. Salaries and employee benefits, the largest segment of operating expenses, were $9.5 million, $8.1 million and $7.3 million, for the years ended December 31, 1993, 1992, and 1991, respectively. Increases in each of the years is due to various acquisitions over the three-year period, normal salary and wage increases, and the higher costs of employee benefits, such as health insurance. Occupancy costs of bank premises were $1.2 million, $1.3 million and $1.4 million, for the years ended December 31, 1993, 1992 and 1991, respectively. The primary reason for the reduction in overall occupancy expense over the last several years was the acquisition of bank premises previously leased, and the outsourcing of operations and processing, which reduced the need for office space.

                 Other expenses (which include losses on the sale of property acquired in foreclosures ("OREO"), item and data processing, regulatory fees, FDIC and other insurance costs, and legal, accounting and directors fees) were $5.8 million and $5.5 million for the nine months ended September 30, 1994 and 1993, respectively. Other expenses for the years ended December 31, 1993, 1992 and 1991 were $6.5 million, $5.7 million and $5.7 million, respectively. Nonrecurring losses on the sale of OREO contributed significantly to the higher expenses in 1991 and 1993, and outsourcing of item processing also contributed significantly to the higher expenses in 1993. Although outsourcing item processing increased other expenses, OMNI realized offsetting savings in item and data processing expenses due to increased efficiencies from this change.

INCOME TAXES

                 Income tax expense for the nine months ended September 30, 1994 was $3.2 million, a modest increase from $3.1 million during the same period in 1993. Income tax expense for the years ended December 31, 1993, 1992 and 1991 was $3.9 million, $3.0 million, and $1.4 million, respectively. The income tax expense has increased annually due to higher levels of taxable income and lower amounts of tax exempt income during these periods. The effective tax rate for the years ended December 31, 1993, 1992, and 1991 was 31.5%, 29.3% and 22.1%, respectively. The increase in the effective tax rate is primarily a result of the partial utilization of a minimum tax credit in 1991, utilization of the balance of the carryover credit in 1992, and no carryover in 1993.

                 Effective for fiscal year 1993, OMNI adopted Statement of Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109").
Under the provisions of SFAS 109, OMNI determined that the cumulative effect of this accounting change was not material to the financial statements, and prior year financial statements were not restated.

                 Deferred taxes result from the difference between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. OMNI's deferred taxes result primarily from deferred loan fees, provisions for loan losses, and depreciation. The deferred tax liability (benefit) at December 31, 1993, 1992 and 1991 was $1.1 million, ($221,000) and $96,000, respectively. The increase from 1992 to 1993 was due primarily to the adoption of SFAS 115, and depreciation and amortization. The variance from 1991 to 1992 was due to a provision for a potential fraud loss taken in 1992, a partial insurance recovery of fraud losses realized in 1993, and the timing differences of deferred loan fees and provision for loan losses.

CAPITAL

                 OMNI and each of its banking subsidiaries are required to comply with capital requirements as prescribed by their primary regulators. These requirements affect the ability of each of these entities to pay dividends and can affect their operations. These capital regulations require the maintenance of specified levels of Tier I capital (defined below) and total capital to risk adjusted assets. These regulations also require the maintenance of a leverage ratio (Tier I capital to average assets) of at least 3.0% for the most sound entities (other entities will be required to maintain leverage ratios of 4.0% or 5.0%), and a total risk-based capital ratio of at least 8.0%. Further, regulations promulgated by the FDIC define specified levels of capitalization that can affect the amount that a financial institution will be assessed for deposit insurance and can result in operational limitations. Those financial institutions which have leverage ratios in excess of 5.0% and total risk-based capital ratios in excess of 10.0% are deemed to be "well capitalized," pay the lowest deposit insurance assessment, and are not subject to operational restrictions.

                 At September 30, 1994, OMNI exceeded the levels required to be deemed "well capitalized" by 6.17 percentage points ($30.7 million) in terms of the leverage ratio, and 14.09 percentage points ($33.9 million) in terms of the total risk-based capital ratio. The following table provides information regarding OMNI's capital at the dates indicated:


                                                            September 30,           December 31,
                                                                 1994                   1993
                                                            -------------           ------------
                                                                    (dollars in thousands)
Total Assets                                                  $506,437                 $482,338
Risk-based Assets                                              246,384                  223,566
Tier I Capital                                                  55,617                   50,115
Total Capital                                                   57,977                   52,446
Leverage Ratio                                                   11.17%                   11.63%
Tier I Risk-based Capital Ratio                                  23.11                    22.96
Total Risk-based Capital Ratio                                   24.09                    24.03


LIQUIDITY AND INTEREST RATE SENSITIVITY

       The management of a financial institution's net interest margin is known as asset/liability management, and involves the determination of the effect that changing interest rates will have on a company's net interest margin. See "-- Net Interest Income." The process of estimating interest rate risk begins with the determination of the institution's interest rate gap. The interest rate gap is the difference in the amount of interest-earning assets and interest-bearing liabilities that will reprice within a specified time period. Assets and liabilities will reprice in two different ways: 1) the rate on a particular asset or liability may be variable and subject to change to reflect changes in market rates (these changes may occur at any time, or may only be adjusted at specified points); and 2) fixed rate assets and liabilities are deemed to reprice at their maturity date.

       The interest rate gap during a selected time period provides a general indication of the potential effect on net interest income of changes in market interest rates. If rate sensitive assets exceed rate sensitive liabilities, an institution is deemed to have a "positive" gap, whereas an institution that has rate sensitive liabilities in excess of rate sensitive assets is deemed to have a "negative" gap. If all assets and liabilities reacted equally to a change in market interest rates, an institution with a positive gap would realize increased net interest income when market rates rise, and decreased net interest income when market rates fall. Conversely, an institution with a negative gap would realize decreased net interest income when market rates rise, and increased net interest income when market rates fall.

       One of the principal functions of asset/liability management is to provide for adequate liquidity. Liquidity is the ability to ensure that sufficient funds are available to satisfy contractual liabilities, to meet fluctuating loan demand and withdrawal requirements of depositors, and to meet other operating needs. OMNI depends on its financial strength, asset quality and mix, and the stability of its deposit base to ensure adequate liquidity.
In the ordinary course of business, cash flows needed to meet liquidity requirements are generated from interest and fee income, repayments of loan balances, increases in deposit accounts, and the sales and maturities of other earning assets. In addition to the sources of asset liquidity as noted above, OMNI is able to borrow overnight funds from correspondent banks, as well as enter into repurchase agreements, whereby owned securities are sold, with agreements made to repurchase them at a later date. With these financing arrangements, management believes that OMNI has sufficient sources of liquidity to meet its current anticipated needs.

       Cash and due from banks, federal funds sold and securities purchased under resale agreements, which represent OMNI's daily liquidity position, totalled $27.6 million at September 30, 1994, down $12.1 million from December 31, 1993. This liquidity position is affected by the day to day funding of loans and purchases of investment securities and daily changes in the amount of deposits outstanding. The decrease is attributable to increased loan demand and a slight decrease in interest bearing deposits due to some depositors switching to alternative financial instruments that afforded higher rates.

OMNIBANCORP


The following table illustrates the repricing opportunities, or rate sensitivity, of interest-earning assets and interest-bearing liabilities as of September 30, 1994. The difference, or "gap", is indicated as a percentage of total assets. The information reflects the repricing opportunity for variable, or floating, rate assets and liabilities and the maturities and/or estimated cash flows for fixed rate assets and liabilities.


                                                                             At September 30, 1994
                                                                         Maturing or Repricing Periods
                                                                                  (Unaudited)
                                                   --------------------------------------------------------------------------
                                                                    3 Months
                                                   Within 3            to            1 to 5         After  5
                                                    Months           1 Year           Years          Years            Total
                                                  ---------        ---------        --------        --------         --------
Interest-earning  assets:
   Loans                                          $  84,899        $  35,196        $ 94,658        $  2,361         $217,114
   Investment securities                              7,205           29,816         192,525           8,606          238,152
   Federal funds sold and securities purchased
      under resale agreements                         2,382                -               -               -            2,382
   Interest-bearing balances with
      financial institutions                            950                -             900               -            1,850
                                                  ---------        ---------        --------        --------         --------

   Total interest-earning assets                     95,436           65,012         288,083          10,967          459,498
                                                  =========        =========        ========        ========         ========

Interest-bearing  liabilities:
   MMDA, NOW and savings accounts                   229,036                -               -               -          229,036
   Time deposits                                     28,683           17,307          11,286             100           57,376
   Short-term borrowings                             46,081                -               -               -           46,081
                                                  ---------        ---------        --------        --------         --------

   Total interest-bearing liabilities               303,800           17,307          11,286             100          332,493
                                                  =========        =========        ========        ========         ========

Asset (liability) gap                             $(208,364)       $  47,705        $276,797        $ 10,867         $127,005
Cumulative asset (liability) gap                  $(208,364)       $(160,659)       $116,138        $127,005         ========
                                                  =========        =========        ========        ========
Cumulative gap to total assets                       -41.14%          -31.72%          22.93%          25.08%


       OMNI's policy is to manage the exposure to its interest rate gap by achieving a reasonable balance of rate sensitive assets and liabilities while maintaining a conservative credit risk level. The interest sensitivity of the balance sheet is an indicator of OMNI's interest rate risk inherent in its current position, as well as an indicator of longer horizon earnings trends. While there is no single interest rate risk measurement system that can satisfy all objectives, the relationship of interest earning assets and interest bearing liabilities is reviewed on a monthly basis.

                 Net interest income is evaluated under various balance sheet and interest rate scenarios for periods of from one to five years. The results of this analysis provide the information needed to assess the net interest rate gap exposure of the balance sheet structure. As market rates approach expected turning points, management adjusts the interest rate sensitivity of OMNI.

                 At September 30, 1994, interest-bearing liabilities that are subject to repricing during the next year exceed interest-earning assets that are subject to similar repricing by $160.7 million (31.7% of total assets). Although the assumption in the calculation of the net interest rate gap is that liabilities such as interest-bearing demand deposits and savings accounts are subject to immediate repricing, the rates paid on these accounts tend to adjust more slowly than the changes in interest rates on those interest-earning assets due to reprice in the same period. These liabilities are not tied to specific indexes, and are influenced more by competitive market conditions and other factors. Therefore, a general movement in market interest rates, either up or down, may not have an immediate impact on the rates paid on these deposit accounts.

                 OMNI has historically maintained a negative gap position which is due, to a large extent, to the large amount of investment securities owned which at September 30, 1994, December 31, 1991, 1992 and 1993, represented 51.8%, 60.4%, 59.0% and 52.7%, respectively, of total interest-earning assets. Inasmuch as such investment securities earn interest at a fixed rate, OMNI's net interest spread is adversely impacted during periods of rising rates. Conversely, during periods of declining interest rates OMNI's net interest spread will improve as its interest costs relative to its interest-bearing liabilities decreases. OMNI manages this negative gap exposure by maintaining a policy of purchasing investment securities with maturities not greater than five years. The average maturity of OMNI's investment securities as of September 30, 1994, December 31, 1991, 1992 and 1993 was 2.16 years, 2.44 years, 2.56 years and 2.09 years, respectively. Accordingly, even though the current interest rate environment indicates a bias towards higher rates now and in the immediate future, OMNI believes the average maturity of its investment securities is currently short enough to enable it to reinvest those proceeds into higher yielding securities and mitigate the severity of its negative gap.

                 The Company's fixed rate loans will have a similar impact on net interest spreads as do fixed rate investment securities; however, the amount of fixed rate loans outstanding as of September 30, 1994, December 31, 1991, 1992 and 1993 are not as significant as the Company's exposure to fixed rate investment securities. Therefore, even though the Company has a negative gap position, any detrimental effect on the Company's earnings potential is somewhat mitigated by the short average maturity of its investment securities portfolio.

                 At September 30, 1994, significant off-balance sheet items that could impact OMNI's liquidity included unused loan commitments of $70.9 million and outstanding letters of credit of $2.6 million. At December 31, 1993, total unused loan commitments were $61.6 million, and outstanding letters of credit totalled $1.8 million.

                              THE BUSINESS OF OMNI
GENERAL

       OMNI is a multi-bank holding company which, through its subsidiaries, engages primarily in general commercial and retail banking in the Denver, Colorado metropolitan area. At September 30, 1994, OMNI had total deposits of approximately $400 million, total assets of approximately $506 million and 346 full-time employees in 18 banking offices.

       OMNI's five banking subsidiaries are commercial banks organized and operated under the laws of the State of Colorado. They offer a wide range of personal and business related financial services to individuals, corporations, municipalities and other public and governmental entities. These services include personal and business checking accounts, a full range of time deposit accounts and personal and commercial lending.

       OMNI also owns 50% of the capital stock of Merchants Mortgage which is engaged primarily in the business of purchasing, with recourse, consumer mortgage notes, secured by first deeds of trust, originated by real estate development companies and selling such notes to banks with recourse. In connection with the Merger, OMNI has agreed to use its best efforts to enter into a definitive written agreement with a prospective purchaser prior to January 31, 1995, and to dispose of its interest in Merchants Mortgage prior to the Effective Time. See "The Merger -- Sale of Merchants Mortgage."

       OMNI's executive offices are located at 3600 S. Yosemite, Suite 210, Denver, Colorado 80237, and its telephone number is (303) 773-6664.

HISTORY

       OMNI was incorporated under the laws of the State of Colorado in 1974 as "Mountain Financial Services, Inc." and changed its name to its current form in 1981. OMNI commenced operations in 1976 by qualifying as a bank holding company under the BHCA and acquiring all the stock of Northwest State Bank (subsequently renamed OMNIBANK Arvada).

       OMNI has significantly expanded its banking operations by organizing or acquiring additional banking subsidiaries. Historically, OMNI's banking subsidiaries were organized as "unit banks" operating a single banking office because Colorado law prohibited branch banking. However, following a change in Colorado law permitting branch banking, OMNI commenced a program in January 1994 to convert certain of its unit banks into branches of OMNIBANK Southeast in order to capitalize on certain operating efficiencies. As a result, OMNI's five current banking subsidiaries are OMNIBANK Southeast, OMNIBANK Aurora, OMNIBANK Parker Road, OMNIBANK Commerce City and OMNIBANK Iliff.

COMPETITION

   Commercial banking in the Denver market area is highly competitive, and OMNI faces active competition for both deposits and loans. The Denver market area consists of the Denver greater metropolitan area, Boulder County and certain portions of Adams, Arapahoe and Douglas counties. OMNI competes for deposits with commercial banks, savings and loan associations, credit unions, and other financial institutions. OMNI also competes for deposits with financial intermediaries and other investment alternatives, including brokerage firms, "money market" funds, government bonds, corporate bonds and other forms of fixed income investments. Changes in state and federal banking laws over the last few years have resulted in increased competition from both conventional banking institutions and other businesses offering financial services and products. In making loans, OMNI competes with savings and loan associations, credit unions, industrial banks, insurance companies, real estate investment trusts, consumer finance agencies, mortgage bankers and other consumer and commercial lenders.

REGULATION AND SUPERVISION OF OMNI

       OMNI is a multi-bank holding company within the meaning of the BHCA and is regulated and examined by the Federal Reserve Board. The OMNI Banks are chartered by the State of Colorado and members of the FDIC and the Federal Reserve System. The OMNI Banks are subject to supervision and periodic examination by the Colorado Division of Banking and the Federal Reserve Bank of Kansas City. Regulation and examination by banking regulatory authorities are primarily directed toward the benefit of depositors, rather than shareholders.

       The Federal Reserve Board has adopted regulations that specify the types of activities in which bank holding companies may engage. Regulations promulgated by the Federal Reserve Board and FDIC also subject bank holding companies and their subsidiary banks to certain restrictions on the extension of credit by subsidiary banks to the bank holding company or any of its subsidiaries or affiliates. In addition, federal and state banking laws include requirements as to the maintenance of reserves against deposits, minimum requirements as to capital, restrictions on dividends and restrictions on the nature and amount of loans.

                 PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP
                             OF MANAGEMENT OF OMNI

       The following table sets forth information as of January 6, 1995, concerning the beneficial ownership of OMNI Common Stock by each person known by OMNI to own beneficially more than 5% of the issued and outstanding shares of OMNI Common Stock.

                             Number of Shares                   Percentage of
                              of Common Stock                    Outstanding
Name and Address             Beneficially Owned                OMNI Common Stock
- ----------------             ------------------                -----------------
Larry A. Mizel                  8,741,233(1)                       53.01%(1)
3600 S. Yosemite
Suite 900
Denver, CO  80237


Michael A. Feiner                 946,804(2)                        5.74%(2)
3600 S. Yosemite
Suite 1000
Denver, CO  80237

- ----------------

(1) Mr. Mizel is the Chairman of the Board of OMNI. The number of shares and percentage shown in the table for Mr. Mizel consist of 7,701,281 shares owned directly by Mr. Mizel plus: (i) 230,012 shares owned by LaM Financial Holdings, Ltd., a limited partnership of whose corporate general partner Mr. Mizel is president and of whose trust limited partners Mr. Mizel is the beneficiary; (ii) 79,815 shares owned by Carol Mizel, Mr. Mizel's wife; (iii) 326,671 shares owned by Steven M. Mizel, Mr. Mizel's brother; (iv) 130,000 shares owned by Titan Trust, a trust established for the benefit of Steven M. Mizel, of which Canadian Imperial Bank of Commerce-Trust Company (Bahamas) Limited serves as trustee; (v) 43,395 shares owned by Sonem Partners, Ltd., a limited partnership of whose corporate general partner Steven M. Mizel is president and of whose trust limited partners Steven M. Mizel is the beneficiary; (vi) 50,673 shares owned by Mizel Resources, a trust in which Morris Mizel, Mr. Mizel's father, is the beneficiary and trustee;
      (vii) 79,167 shares owned by Bonnie Guzofsky, Carol Mizel's sister;
      (viii) 79,166 shares owned by the Michael Guzofsky 1985 Trust, a trust established for the benefit of Michael Guzofsky, Carol Mizel's brother;
      (ix) 1,053 shares owned by a limited liability company controlled by Harold Guzofsky, Carol Mizel's father; and (x) 20,000 shares owned by the Vivian Guzofsky Grantor Income Trust, a trust established by Vivian Guzofsky, Carol Mizel's mother, for the benefit of her children. The persons and entities described in clauses (i) through (x) above, together with Mr. Mizel, may be deemed to be a group; however, Mr. Mizel disclaims beneficial ownership of all such shares except the 8,011,108 shares owned directly by himself, Carol Mizel and LaM Financial Holdings, Ltd., representing 48.58% of the outstanding shares of OMNI Common Stock.

(2) Mr. Feiner is a Director of OMNI. The number of shares and percentage shown in the table for Mr. Feiner consist of 537,610 shares owned directly by Mr. Feiner plus: (i) 206,000 shares owned by Debra L. Feiner, Mr. Feiner's wife; (ii) 61,250 shares owned collectively by Mr. Feiner's three minor children, for whom he serves as custodian; (iii) 47,562 shares owned by Morton S. Frankel, Debra L. Feiner's father; (iv) 47,849 shares owned by Richard E. Frankel, Debra L. Feiner's brother; and
      (v) 46,533 shares owned by Mitchell L. Frankel, Debra L. Feiner's brother. The persons described in clauses (i) through (v) above, together with Mr. Feiner, may be deemed to be a group; however, Mr. Feiner disclaims beneficial ownership of all such shares except the 804,860 shares owned directly by himself, Debra L. Feiner and their three minor children, representing 4.88% of the outstanding shares of common stock.

      The following table gives information concerning the beneficial ownership of the OMNI Common Stock on January 6, 1995 by (i) each director of OMNI; (ii) the chief executive officer of OMNI and the next four highest paid executive officers (collectively, the "Named Executives"); and (iii) all directors and executive officers of OMNI as a group.

                              Number of Shares          Percentage of Total
            Name              of Common Stock         Outstanding Common Stock
            ----              ---------------         ------------------------
      Larry A. Mizel(1)         8,741,233(2)                  53.01%(2)
      Michael A. Feiner           946,804(3)                   5.74%(3)
      Calvin Eisenberg            617,023(4)                   3.74%(4)
      Robert W. Graf(1)           409,224(5)                   2.46%(5)
      Raymond T. Baker(6)         356,870                      2.16%
      Gary D. Levine(1)           293,237(7)                   1.76%(7)
      Gary Klearman(1)            263,037(8)                   1.59%(8)
      Harold Guzofsky             259,201(9)                   1.57%(9)
      Donald P. Shwayder          242,422(10)                  1.47%(10)
      William B. Kemper(6)         92,152                        *
      John A. Love(6)              89,178                        *
      Donald L. Kortz(6)           81,563                        *
      Kevin Ford(1)(11)               800                        *

All Directors and Named Executive
   Officers as a Group
      (11 persons)             11,902,069(12)          70.59%(12)

- -------------------

*  Less than 1%

(1) Messrs. Graf, Mizel, Levine, Klearman and Ford are the Named Executives of OMNI.

(2)   See footnote (1) in the previous table.

(3)   See footnote (2) in the previous table.

(4) Mr. Eisenberg is a Director of OMNI. The number of shares and percentage shown in the table for Mr. Eisenberg consist of 400 shares owned directly by Mr. Eisenberg plus: (i) 523,273 shares owned by JRA Enterprises, an Illinois limited partnership of which trusts for the benefit of Mr. Eisenberg and his family are, directly or indirectly, a general and limited partners; and (ii) 93,350 shares owned by C.E. Revocable Trust, a trust established for the benefit of Mr. Eisenberg. The persons described in clauses (i) and (ii) above, together with Mr. Eisenberg, may be deemed to be a group.

(5) Mr. Graf is a Director and the President and Chief Executive Officer of OMNI. The number of shares and percentage shown in the table for Mr. Graf consist of 15,000 shares owned directly by Mr. Graf plus: (i) 17,300 shares owned by Tricia Blair Graf, Mr. Graf's wife; (ii) 91,800 shares owned by Mr. Graf's two minor children, for whom Tricia Blair Graf acts as custodian; (iii) 4,520 shares owned in joint tenancy by Nancy L. Hall, Mr. Graf's daughter, and her husband, Robert L. Hall; (iv) 3,110 shares owned by Nancy L. Hall, individually; (v) 1,457 shares owned by Nancy L. Hall's minor child, for whom Ms. Hall acts as custodian; (vi) 4,000 shares owned jointly by Barbara B. Eulenstein, Tricia Blair Graf's sister, and Ms. Eulenstein's husband, Howard R. Eulenstein; (vii) 1,300 shares owned by Martha Blair, Tricia Blair Graf's sister; (viii) 155,000 shares which are covered by currently exercisable stock options; and (ix) 115,737 shares owned by the OMNIBANCORP Profit Sharing Plan, of which Mr. Graf has shared voting and dispositive power in his capacity as a member of the committee, along with Messrs. Levine, Klearman, and Richard Jorgensen, which administers such Profit Sharing Plan. The persons and Profit Sharing Plan described in clauses (i) through (ix) above, together with Mr. Graf, may be deemed to be a group; however, Mr. Graf disclaims beneficial ownership of all such shares except the 394,837 shares (including the shares covered by exercisable options) owned directly by himself, Tricia Blair Graf (individually and as custodian for their minor children) and by the Profit Sharing Plan, representing 2.37% of the outstanding shares of OMNI Common Stock.

(6) Messrs. Baker, Kemper, Love and Kortz are Directors of OMNI. The number of shares and percentages shown in the table for these individuals consist entirely of shares owned directly by such individuals.

(7) Mr. Levine is a Director and the Senior Credit Officer of OMNI and the President and Chief Executive Officer of OMNIBANK Southeast. The number of shares and percentage shown in the table for Mr. Levine consist of 38,750 shares owned directly by Mr. Levine plus: (i) 3,750 shares owned jointly by Mr. Levine and his wife, Constance R. Levine; (ii) 135,000 shares which are covered by currently exercisable stock options; and
      (iii) 115,737 shares owned by the OMNIBANCORP Profit Sharing Plan, of which Mr. Levine has shared voting and dispositive power in his capacity as a member of the committee, along with Messrs. Graf, Klearman, and Richard Jorgensen, which administers such Profit Sharing Plan. The persons and Profit Sharing Plan described in clauses (i) through (iii) above, together with Mr. Levine, may be deemed to be a group.

(8) Mr. Klearman is a Director and the Executive Vice President and Secretary of OMNI. The number of shares and percentage shown in the table for Mr. Klearman consist of 57,500 shares owned directly by Mr. Klearman plus: (i) 9,800 shares owned by a trust established for Mr. Klearman's children, of which Mr. Klearman serves as trustee; (ii) 80,000 shares which are covered by currently exercisable stock options; and (iii) 115,737 shares owned by the OMNIBANCORP Profit Sharing Plan, of which Mr. Klearman has shared voting and dispositive power in his capacity as a member of the committee, along with Messrs. Graf, Levine, and Richard Jorgensen, which administers such Profit Sharing Plan. The persons and Profit Sharing Plan described in clauses (i) through (iii) above, together with Mr. Klearman, may be deemed to be a group.

(9) Mr. Guzofsky is a Director of OMNI. The number of shares and percentage shown in the table for Mr. Guzofsky consist of 1,053 shares owned by a limited liability company controlled by Mr. Guzofsky plus: (i) 20,000 shares owned by the Vivian Guzofsky Grantor Income Trust, a trust established by Vivian Guzofsky, Mr. Guzofsky's wife, for the benefit of her children; (ii) 79,815 shares owned by Carol Mizel, Mr. Guzofsky's daughter; (iii) 79,167 shares owned by Bonnie Guzofsky, Mr. Guzofsky's daughter; and (iv) 79,166 shares owned by the Michael Guzofsky 1985 Trust, a trust established for the benefit of Michael Guzofsky, Mr. Guzofsky's son. The persons and entities described in clauses (i) through
      (iv) above and Mr. Mizel together with Mr. Guzofsky, may be deemed to be a group; however, Mr. Guzofsky disclaims beneficial ownership of all such shares except the 21,053 shares owned directly by himself and the Vivian Guzofsky Grantor Income Trust, representing less than 1% of the outstanding shares of OMNI Common Stock.

(10) Mr. Shwayder is a Director of OMNI. The number of shares and percentage shown in the table consist of 106,414 shares owned directly by Mr. Shwayder plus: (i) 101,413 shares owned by Arlene Shwayder, Mr. Shwayder's wife; (ii) 20,515 shares owned in joint tenancy by Kerri S. Greenberg and David Ethan, Mr. Shwayder's daughter and son-in-law; (iii) 4,000 shares owned by Kerri S. Greenberg, individually; (iv) 832 shares owned by Kerri S. Greenberg's two minor children, for whom Ms. Greenberg acts as custodian; (v) 4,000 shares owned by Bonnie S. Shwayder-Kassell, Mr. Shwayder's daughter; (vi) 1,248 shares owned by Bonnie S. Shwayder-Kassell's three minor children, for whom Ms. Shwayder-Kassell acts as custodian; and (vii) 4,000 shares owned by Scott Shwayder, Mr. Shwayder's son. The persons described in clauses (i) through (vii) above, together with Mr. Shwayder, may be deemed to be a group; however, Mr. Shwayder disclaims beneficial ownership of all such shares except the 207,827 shares owned directly by himself and Arlene Shwayder, representing 1.26% of the outstanding shares of OMNI Common Stock.

(11)  Mr. Ford is the Chief Financial Officer of OMNI.

(12) The number of shares and percentage shown in the table for all executive officers and directors as a group include the shares as to which they disclaim beneficial ownership in the above footnotes.

                            THE BUSINESS OF KEYCORP

OVERVIEW

       On March 1, 1994, old Key, a financial services holding company headquartered in Albany, New York, with approximately $33 billion in assets at December 31, 1993, merged into and with Society, a financial services holding company headquartered in Cleveland, Ohio, with approximately $27 billion in assets at December 31, 1993, pursuant to an Agreement and Plan of Merger, and a related Supplemental Agreement to Agreement and Plan of Merger, each dated as of October 1, 1993, and each as amended. In the merger, Society was the surviving corporation, but changed its name to KeyCorp. All financial data of KeyCorp set forth in this Prospectus/Proxy Statement has been restated to give effect to the merger of old Key into and with Society.

       The merger of old Key into and with Society created a financial services holding company which traces its roots back to 1825, when the first predecessor of KeyCorp was organized. At September 30, 1994, KeyCorp was one of the largest bank holding companies in the United States with consolidated assets of approximately $64.5 billion.

       KeyCorp is a legal entity separate and distinct from its banking and other subsidiaries. Accordingly, the right of KeyCorp, its security holders and its creditors to participate in any distribution of the assets or earnings of its banking and other subsidiaries is necessarily subject to the prior claims of the respective creditors of such banking and other subsidiaries, except to the extent that claims of KeyCorp in its capacity as a creditor of such banking and other subsidiaries may be recognized.

BANKING SUBSIDIARIES
       KeyCorp provides banking and other financial services across much of the country's northern tier and in Florida through a network of subsidiaries operating 1,279 full-service banking offices in 13 states, giving KeyCorp the nation's fifth largest domestic branch network as of September 30, 1994 (without giving effect to KeyCorp's recent acquisition of BANKVERMONT Corporation described herein). KeyCorp's primary banking subsidiaries include Society National Bank, headquartered in Cleveland, Ohio, the largest bank in Ohio and one of the nation's major regional banks with $24.0 billion in total assets and 296 full-service banking offices at September 30, 1994; Key Bank of New York, headquartered in Albany, New York, with $14.8 billion in total assets and 328 full-service banking offices at September 30, 1994; and Key Bank of Washington, headquartered in Tacoma, Washington, with $7.5 billion in total assets and 190 full-service banking offices at September 30, 1994. In addition, KeyCorp operates banking subsidiaries in Alaska, Colorado, Florida, Idaho, Indiana, Maine, Michigan, Oregon, Utah, Vermont (its Vermont subsidiary was acquired on January 27, 1995) and Wyoming.
       Key Bank of Colorado is a state-chartered commercial bank headquartered in Fort Collins, Colorado, and a wholly owned subsidiary of KeyCorp. At September 30, 1994, Key Bank of Colorado had approximately $600 million in total assets and served customers through a network of 15 full-service banking offices. Key Bank of Colorado was established in June 1993 with the acquisition by KeyCorp of Home Federal Savings Bank and expanded in March of 1994 when KeyCorp acquired Commercial Bancorporation of Colorado. On December 30, 1994, Key Bank of

Colorado acquired The Bank of Greeley, a single location bank in Greeley, Colorado with $61 million in total assets as of September 30, 1994. See
"-- Recently Completed Acquisitions." Key Bank of Colorado is engaged in general banking business in the State of Colorado providing commercial and retail banking services to consumers, small businesses and corporate customers in the eastern region of Colorado. Retail banking products offered by Key Bank of Colorado include, among others, consumer loan products (including residential real estate mortgage lending, direct and indirect installment, home equity, credit card and student lending), and private banking services. Commercial banking products and services include, among others, real estate, agribusiness, corporate and cash management. Following consummation of the Merger, KeyCorp plans to effect the merger of the OMNI Banks, with and into Key Bank of Colorado.

       KeyCorp's other banking subsidiaries also provide a wide range of banking, fiduciary and other financial services to their corporate, individual and institutional customers located throughout the country. In addition to the customary banking services of accepting funds for deposit and making loans, KeyCorp's banking subsidiaries provide specialized services tailored to specific markets, including investment management services, personal and corporate trust services, personal financial services, customer access to money market and other mutual funds, cash management services, investment banking services and international banking services.

OTHER FINANCIAL SERVICES SUBSIDIARIES

       In addition to the services provided through its banking offices, KeyCorp engages in a wide range of other financial services through subsidiaries, including mortgage banking, investment management, mutual fund advisory and trust services. At September 30, 1994, through its banking and other companies, KeyCorp serviced approximately $28 billion in mortgage loans, managed approximately $33 billion in assets (excluding corporate trust assets) in its investment management and trust operations, and managed approximately $5 billion in proprietary mutual funds.

       KeyCorp currently engages in the mortgage banking business through KeyCorp Mortgage Inc., a mortgage banking subsidiary of Key Bank of New York. KeyCorp Mortgage Inc. originates, services, packages and sells residential mortgage loans, and, to a lesser extent, services commercial and income property loans. Its business activities are conducted throughout all of the geographic areas in which the banking subsidiaries of KeyCorp are located, except Florida (Alaska, Colorado, Idaho, Indiana, Maine, Michigan, New York, Ohio, Oregon, Utah, Washington and Wyoming), and in Arizona, California and New Jersey where KeyCorp's subsidiary banks do not maintain any branches. On October 6, 1994, KeyCorp announced that it is exploring the possibility of selling all or a substantial portion of the assets and business of KeyCorp Mortgage Inc.

       KeyCorp engages in the investment management business through its bank and trust company subsidiaries as noted above and also through two registered investment adviser subsidiaries owned by Society National Bank. Through these entities, KeyCorp provides investment management services to institutional and individual clients, including large corporate and public retirement plans, Taft-Hartley plans, foundations and endowments, and high net worth individuals. KeyCorp's bank and investment management subsidiaries also serve as investment advisers to KeyCorp's proprietary mutual funds.

       Through its nonbanking subsidiaries, KeyCorp provides additional financial services both in and outside of its primary banking markets. These include personal and corporate trust services, investment management, reinsurance of credit life and accident and health insurance on loans made by subsidiary banks, venture capital and small business investment financing services, equipment lease financing, community development financing, stock transfer agent, and other financial services. KeyCorp is also a participant in a joint venture with a number of other unaffiliated bank holding companies in Electronic Payment Services, Inc., which through its subsidiary, Money Access Service Inc., (more commonly known as the MAC network) provides automated teller machine access for bank customers throughout much of the United States.

RECENTLY COMPLETED ACQUISITIONS
       BANKVERMONT CORPORATION. On January 27, 1995, KeyCorp acquired BANKVERMONT Corporation, headquartered in Burlington, Vermont. BANKVERMONT Corporation's subsidiary, Bank of Vermont, with 12 branches and total assets of $688 million at September 30, 1994, became an indirect wholly owned subsidiary of KeyCorp on the same date and was renamed Key Bank of Vermont. The transaction was accounted for as a purchase.
       THE BANK OF GREELEY. On December 30, 1994, KeyCorp acquired The Bank of Greeley, a single location bank in Greeley, Colorado ("Greeley Bank"), through a merger of Greeley Bank with and into Key Bank of Colorado. In exchange for all of the outstanding shares of common stock of Greeley Bank, 259,697 shares of KeyCorp Common Stock were issued (based on an exchange ratio of 1.026 shares of KeyCorp Common Stock for each share of Greeley Bank). The transaction was accounted for as a pooling of interests. Greeley Bank had total assets of $61 million at September 30, 1994.

       FIRST CITIZENS BANCORP OF INDIANA. On December 13, 1994, KeyCorp acquired First Citizens Bancorp of Indiana ("First Citizens"), based in Anderson, Indiana, for total consideration of $48.5 million in a tax-free exchange of stock. It is anticipated that by the end of the first quarter of 1995, First Citizens' subsidiary, Citizens Banking Company, an Indiana-chartered commercial bank with nine branches in central Indiana, and total assets of $351 million at September 30, 1994, will be merged with and into Society National Bank, Indiana, a wholly owned subsidiary of KeyCorp. The transaction was accounted for as a purchase.

       STATE HOME SAVINGS BANK, FSB. On September 16, 1994, Society National Bank, a wholly owned subsidiary of KeyCorp, acquired State Home Savings Bank, FSB ("State Home Savings"), a closely held Federal stock savings bank based in Bowling Green, Ohio, for cash consideration of $44.2 million. The transaction was accounted for as a purchase. State Home Savings had 14 branches in five Northwest Ohio counties and total assets of $335 million at June 30, 1994.

PENDING ACQUISITIONS AND POTENTIAL DIVESTITURE
       CASCO NORTHERN BANK, NATIONAL ASSOCIATION. On June 23, 1994, KeyCorp reached a definitive agreement to acquire Casco Northern Bank, National Association ("Casco Northern"), headquartered in Portland, Maine. At September 30, 1994, Casco Northern had 34 branches in Maine and total assets of $1.2 billion. Pursuant to the terms of a letter dated December 16, 1994 from the Department of Justice and agreed to by the Maine Attorney
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
General, KeyCorp may acquire Casco Northern and Casco Northern may merge with and into Key Bank of Maine, an indirect wholly owned subsidiary of KeyCorp, following consummation of the acquisition, on the condition that KeyCorp divest 11 of the 34 Casco Northern branches. This acquisition, which is subject to certain regulatory approvals, is expected to close during the first quarter of 1995 and will be accounted for as a purchase.

       KEYCORP MORTGAGE INC. On October 6, 1994, KeyCorp announced that it is exploring the possibility of selling all or a substantial portion of the assets and business of KeyCorp Mortgage Inc. ("Key Mortgage"), KeyCorp's mortgage banking subsidiary. Key Mortgage is a wholly owned subsidiary of Key Bank of New York, an indirect subsidiary of KeyCorp. KeyCorp is currently accepting bids for the sale of the capital stock of Key Mortgage, and such sale will exclude the assets used in the origination of mortgages by Key Mortgage but will include, among other things, the servicing portfolio, servicing operations, secondary marketing functions and wholesale production functions of Key Mortgage. See "-- Other Financial Services Subsidiaries."
       SPEARS, BENZAK, SALOMON & FARRELL, INC. On November 28, 1994, KeyCorp announced that it had entered into a letter of intent pursuant to which Society National Bank, a wholly owned subsidiary of KeyCorp, through its subsidiary KeyCorp Asset Management Holdings, Inc., will acquire Spears, Benzak, Salomon & Farrell, Inc., a New York-based investment management firm ("Spears, Benzak"). The transaction, which is subject to certain regulatory approvals, is expected to close during the first quarter of 1995 and will be accounted for as a purchase. Spears, Benzak had aggregate assets under management of approximately $3 billion as of September 30, 1994.

REGULATION AND SUPERVISION OF KEYCORP

       GENERAL. As a bank holding company, KeyCorp is subject to the regulation and supervision of the Federal Reserve Board under the BHCA. Under the BHCA, bank holding companies may not, in general, directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking (i.e. commercial or industrial) activities, subject to certain exceptions. As a result of the 1993 acquisition of the institution that is now known as Society First Federal Savings Bank ("Society First Federal"), KeyCorp is also subject to the regulation and supervision of the Office of Thrift Supervision (the "OTS") as a savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended.

       The banking and savings association subsidiaries (collectively, the "banking subsidiaries" or "subsidiary banks") of KeyCorp are subject to extensive supervision, examination and regulation by applicable Federal and state banking agencies. Society National Bank, Society National Bank, Indiana, and Key Bank USA, N.A. are national banking associations with full banking powers, subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "OCC"). Two other national banking subsidiaries of KeyCorp operate under charters that limit their banking powers to trust-related activities. These entities are also subject to the regulation, supervision and examination of the OCC, although they are not regulated as banks for purposes of the BHCA. All of the other banking subsidiaries of KeyCorp, other than Society First Federal, are state-chartered banks that are subject to supervision, examination and regulation by the applicable state banking authority in the state in which each such institution is chartered. In addition,


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KeyCorp's state-chartered banks are not members of the Federal Reserve System
(and are therefore so-called "nonmember banks"), and, accordingly, are subject to the regulation, supervision and examination of the FDIC. Because each of KeyCorp's banking subsidiaries is insured by the FDIC, the FDIC also has regulatory and supervisory authority over the banking subsidiaries in that capacity. The OTS is charged with regulation of Federal savings associations such as Society First Federal, presently KeyCorp's only such institution. Depository institutions are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy. The regulatory regime applicable to bank holding companies and their subsidiaries is not intended generally for the protection of investors but is directed toward protecting the interest of depositors, the FDIC deposit insurance funds and the U.S. banking system as a whole.

       KeyCorp also has nonbanking subsidiaries that are subject to supervision, regulation and examination by the Federal Reserve Board, as well as other applicable regulatory agencies. For example, KeyCorp's insurance subsidiaries are subject to regulation by the insurance regulatory authorities of the various states, and KeyCorp's state-chartered trust company subsidiaries (which are considered nonbanking companies for purposes of the BHCA) are subject to regulation by state banking authorities. Other nonbanking subsidiaries are subject to other laws and regulations of both the Federal government and the various states in which they are authorized to do business. For example, KeyCorp's discount brokerage and investment adviser subsidiaries are subject to supervision and regulation by the Commission, the National Association of Securities Dealers, Inc. and state securities regulators.

       The following references to certain statutes and regulations are brief summaries thereof. The references are not intended to be complete and are qualified in their entirety by reference to the statutes and regulations themselves. In addition there are a number of other statutes and regulations not summarized below that apply to and regulate the operation of KeyCorp and its banking and nonbanking subsidiaries. A change in applicable law or regulation may have an effect on the business of KeyCorp.

       DIVIDEND RESTRICTIONS. KeyCorp is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of cash flow of KeyCorp, including cash flow to pay dividends on KeyCorp's shares of common and preferred stock and debt service on KeyCorp's debt, is dividends from its banking and other subsidiaries. Various Federal and state statutory and regulatory provisions limit the amount of dividends that may be paid to KeyCorp by its banking subsidiaries without regulatory approval. No such statutory or regulatory limits apply to the amount of dividends that may be paid to KeyCorp by its other, nonbanking subsidiaries. The Federal Reserve Board, the OCC, the FDIC and the OTS, however, have issued policy statements which provide that insured depository institutions and their holding companies should generally pay dividends only out of current earnings.

       Under all of the laws, regulations and other restrictions applicable to KeyCorp's banking subsidiaries, management estimates that, as of September 30, 1994, KeyCorp's banking subsidiaries could have declared dividends estimated to be $639.1 million in the aggregate, without


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obtaining prior regulatory approval, not including dividends that may be payable to KeyCorp by KeyCorp's trust company subsidiaries, Society First Federal and certain other financial service subsidiaries.

       HOLDING COMPANY STRUCTURE -- Transactions Involving Banking Subsidiaries. Transactions involving KeyCorp's banking subsidiaries are subject to Federal Reserve Act restrictions which limit the transfer of funds from such subsidiaries to KeyCorp and (with certain exceptions) to KeyCorp's nonbanking subsidiaries (together, "affiliates") in so-called "covered transactions," such as loans and other extensions of credit, investments, or asset purchases. Unless an exemption applies, each such transaction by a banking subsidiary with one of its nonbanking affiliates is limited in amount to 10% of that banking subsidiary's capital and surplus and, with respect to all such transfers to affiliates in the aggregate, to 20% of that banking subsidiary's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts. In addition, a bank holding company and its banking subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or furnishing of services.

       -- Source of Strength/Commonly Controlled Banking Subsidiaries. Under Federal Reserve Board policy, a bank holding company is expected to serve as a source of financial and managerial strength to each of its subsidiary banks and, under appropriate circumstances, to commit resources to support each such subsidiary bank. This support may be required by the Federal Reserve Board at times when KeyCorp may not have the resources to provide it or, for other reasons, would not otherwise be inclined to provide it. Certain loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits in, and certain other indebtedness of, the subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by a bank holding company to a Federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to priority of payment.

       Under Federal law, a depository institution, the deposits of which are insured by the FDIC, can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default (the so-called "cross guaranty" provision). "Default" is defined under the FDIC's regulations generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

       CAPITAL REQUIREMENTS. The Federal Reserve Board, the FDIC and the OCC have issued substantially similar risk-based and leverage capital guidelines for United States banking organizations. The minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as standby letters of credit) required by the Federal Reserve Board for bank holding companies is currently 8%. At least one-half of the total capital must be comprised of common equity, retained earnings, qualifying non-cumulative, perpetual preferred stock, a limited amount of qualifying cumulative, perpetual preferred stock and minority interest in the equity accounts of consolidated subsidiaries, less goodwill and certain other intangible assets ("Tier I capital"). The remainder may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock and a limited amount of loan and lease loss reserves ("Tier II capital"). As of September 30, 1994, KeyCorp's Tier I and total capital to risk-adjusted assets ratios were 8.86% and 12.07%, respectively.

       In addition, KeyCorp is subject to guidelines relating to its minimum leverage ratio (Tier I capital to total consolidated quarterly average assets less goodwill and certain other intangible assets for the relevant period). These guidelines provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, such as having the highest supervisory rating. All other bank holding companies are required to maintain leverage ratios which are a least 100 to 200 basis points higher (i.e., a leverage ratio of at least 4% to 5%). Neither KeyCorp nor any of its banking subsidiaries have been advised by its appropriate Federal regulatory agency of any specific leverage ratio applicable to it. As of September 30, 1994, KeyCorp's Tier I leverage ratio was 6.79%. Federal Reserve Board policy provides that banking organizations generally, and, in particular, those that are experiencing internal growth or actively making acquisitions, will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier I leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier I leverage ratio is the ratio of a banking organization's Tier I capital less all intangible assets to total consolidated quarterly average assets less all intangible assets. For purposes of this calculation, purchased mortgage servicing rights are not considered to be intangible assets. As of September 30, 1994, KeyCorp's tangible Tier I leverage ratio was 6.71%.

       Each of KeyCorp's banking subsidiaries is also subject to capital requirements adopted by applicable Federal regulatory agencies which are substantially similar to those imposed by the Federal Reserve Board on bank holding companies. These requirements include minimum Tier I, total capital and leverage ratios. As of September 30, 1994, each of KeyCorp's banking subsidiaries had capital in excess of all minimum regulatory requirements.

       SIGNIFICANT AMENDMENTS TO THE FEDERAL DEPOSIT INSURANCE ACT -- General. The Federal Deposit Insurance Corporation Improvement Act of 1991, enacted December 19, 1991, amended several Federal banking statutes, including the Federal Deposit Insurance Act (the "FDIA"), and, among other things, increased the FDIC's borrowing authority to resolve bank failures, mandated least-cost resolutions and prompt regulatory action with regard to undercapitalized institutions, expanded consumer protection, and mandated increased supervision of domestic depository institutions and the U.S. operations of foreign depository institutions. The 1991 amendments to the FDIA required the Federal banking agencies to promulgate regulations and specify standards in a number of areas of bank operations, including interest rate exposure, asset growth, internal controls, credit underwriting, executive officer and director compensation, real estate construction financing, additional review of capital standards, interbank liabilities and other operational and managerial standards as the agencies determine appropriate. In general, KeyCorp management believes that these regulations have increased, and may continue to increase, the cost of and the regulatory burden associated with the business of banking.

       -- Prompt Corrective Action. Effective in December 1992, the OCC, the Federal Reserve Board, the FDIC and the OTS adopted new regulations to implement the so-called "prompt corrective action" provisions of the FDIA. The regulations classify FDIC-insured depository institutions into five broad categories based on their capital ratios. The five categories are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized," as follows:

(a) An institution is "well capitalized" if it has a total risk-based capital ratio (total capital to risk-adjusted assets) of 10% or greater, a Tier I risk-based capital ratio (Tier I capital to risk-adjusted assets) of 6% or greater, and a Tier I leverage capital ratio (Tier I capital to average total assets) of 5% or greater, and it is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure.

(b) An institution is "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier I risk-based capital ratio of 4% or greater, and (generally) a Tier I leverage capital ratio of 4% or greater, and the institution does not meet the definition of a "well capitalized" institution.

(c) An institution is "undercapitalized" if the relevant capital ratios are less than those specified in the definition of an "adequately capitalized" institution.

(d) An institution is "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier I risk-based capital ratio of less than 3% or a Tier I leverage capital ratio of less than 3%.

(e) An institution is "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets of 2% or less.

       An institution may be downgraded to, or be deemed to be in, a capital category that is lower than is indicated by its actual capital position if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters.

       The capital-based prompt corrective action provisions of the FDIA and their implementing regulations apply to FDIC-insured depository institutions, such as all of KeyCorp's banking subsidiaries, but they are not applicable to holding companies, such as KeyCorp, which control such institutions. However, both the Federal Reserve Board and the OTS have indicated that, in regulating holding companies, they will take appropriate action at the holding company level based on their assessment of the effectiveness of supervisory action imposed upon subsidiary depository institutions pursuant to such provisions and regulations.

       The FDIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the institution would thereafter be undercapitalized. Undercapitalized depository institutions are also subject to restrictions on borrowing from the Federal Reserve System, increased monitoring by the appropriate Federal banking agency and limitations on growth, and are required to submit a capital restoration plan to their primary Federal regulatory agency. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized. Significantly undercapitalized depository institutions may be subject to a number of additional requirements and restrictions including orders to sell sufficient voting stock to become adequately capitalized and requirements to reduce total assets, and are prohibited from receiving deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator.

       -- FDIC Insurance. Under the risk-related insurance assessment system adopted in final form effective beginning with the January 1, 1994 assessment period, a bank or savings association is required to pay an annual assessment ranging from $.23 to $.31 per $100 of deposits based on the institution's risk classification. The risk classification is based on an assignment of the institution by the FDIC to one of three capital groups and to one of three supervisory subgroups. The capital groups are "well capitalized," "adequately capitalized" and "undercapitalized." The three supervisory subgroups are Group "A" (for financially solid institutions with only a few minor weaknesses), Group "B" (for those institutions with weaknesses which, if uncorrected, could cause substantial deterioration of the institution and increase the risk to the deposit insurance fund), and Group "C" (for those institutions with a substantial probability of loss to the fund absent effective corrective action). For the period commencing on July 1, 1994 through December 31, 1994, insurance premiums on deposits of all of KeyCorp's banking subsidiaries were paid at the rate of $.23 per $100 of deposits.

       INTERSTATE BANKING LEGISLATION. On September 29, 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was enacted into Federal Law. Under the Interstate Act, commencing on September 29, 1995, bank holding companies will be permitted to acquire banks located in any state regardless of the state law in effect at the time. The Interstate Act also provides for the nationwide interstate branching of banks. Under the Interstate Act, both national and state chartered banks will be permitted to merge across state lines (and to thereby create interstate branches) commencing June 1, 1997. States are permitted to "opt-out" of the interstate branching authority by taking action prior to the commencement date. States may also "opt-in" early (i.e., prior to June 1, 1997) to the interstate branching provisions. KeyCorp will make a thorough review of consolidation opportunities which may become available to it under the terms of the Interstate Act.

       CONTROL ACQUISITIONS. The Change in Bank Control Act (the "CBCA") prohibits a "person" (as defined in the CBCA and the regulations thereunder) or group of persons from acquiring "control" (as defined in the CBCA and the regulations thereunder) of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of the proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intention not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, such as KeyCorp, would, under the circumstances set forth in the presumption, constitute the acquisition of control.

       In addition, any "company" (as defined in the CBCA and the regulations thereunder) is required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding Common Shares of KeyCorp, or otherwise obtaining control over KeyCorp.

                   COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF
                       CAPITAL STOCK OF KEYCORP AND OMNI

       If the Merger is consummated, all shareholders of OMNI (except shareholders of OMNI who perfect their dissenters' rights) will become shareholders of KeyCorp. KeyCorp is a corporation organized under and governed by Ohio law, the KeyCorp Amended and Restated Articles of Incorporation (the "KeyCorp Articles of Incorporation"), and the KeyCorp Regulations. OMNI is a corporation organized under and governed by Colorado law, the OMNI Articles of Incorporation, as amended (the "OMNI Articles of Incorporation"), and the OMNI Bylaws, as amended (the "OMNI Bylaws"). If the Merger is consummated, KeyCorp will remain a corporation organized under and governed by Ohio law, the KeyCorp Articles of Incorporation and the KeyCorp Regulations. The rights of a holder of KeyCorp Common Stock and OMNI Common Stock are each similar in some respects and different in other respects. The following is a summary of the material differences; however, this summary does not purport to be a complete description of all differences.

       THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COLORADO ACT, THE OHIO GENERAL CORPORATION LAW, THE OHIO INTERESTED SHAREHOLDER TRANSACTION LAW, THE KEYCORP ARTICLES OF INCORPORATION, THE KEYCORP REGULATIONS, THE OMNI ARTICLES OF INCORPORATION AND THE OMNI BYLAWS.

VOTING RIGHTS

       CUMULATIVE VOTING AND PRE-EMPTIVE RIGHTS. No holder of shares of any class of capital stock of KeyCorp or OMNI is entitled to the right of cumulative voting or to pre-emptive rights.

       MERGERS, CONSOLIDATIONS, DISSOLUTIONS, COMBINATIONS AND OTHER TRANSACTIONS. Under the Colorado Act for corporations that were in existence on June 30, 1994, a merger, share exchange, dissolution or sale or disposition of all or substantially all of a corporation's assets not in the usual course of business generally must be approved by the affirmative vote of at least two-thirds of all outstanding shares entitled to vote. The OMNI Articles of Incorporation do not raise or lower the vote required by the Colorado Act.

       Subject to the provisions discussed in "State Takeover Statutes and Takeover Provisions of Charter Documents" below, Ohio law requires adoption of a merger, consolidation, dissolution, disposition of all or substantially all of the corporation's assets and a "majority share acquisition" or combination by the affirmative issuance or transfer of shares with one-sixth or more of the voting power of the corporation by the affirmative vote of at least two-thirds of the voting power of a corporation on such proposal, unless the articles of incorporation specify a different proportion (not less than a majority). Adoption by the affirmative vote of two-thirds of any class of shares, unless otherwise provided in the articles, may also be required if the rights of holders of that class are affected in certain respects by the merger or consolidation. In lieu of the two-thirds shareholder vote required by law, the KeyCorp Articles of Incorporation require adoption by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on any such proposal, and by the affirmative vote of the majority of any class if a class vote is required.

       FAIR PRICE AND SUPERMAJORITY VOTE PROVISIONS. Neither the OMNI Articles of Incorporation nor the KeyCorp Articles of Incorporation include fair price or supermajority vote provisions.

STATE TAKEOVER STATUTES AND TAKEOVER PROVISIONS OF CHARTER DOCUMENTS

       Colorado law does not have any statutory provisions explicitly concerning corporate takeovers (other than the two-thirds voting requirement discussed above for mergers and share exchanges and for amendments to articles of incorporation as discussed below) nor does the OMNI Articles of Incorporation contain any anti-takeover provisions.

       Under the Ohio Interested Shareholder Transaction Law, applicable to KeyCorp, a corporation is prohibited from entering into a "Chapter 1704. transaction" (as defined herein) with a direct or indirect beneficial owner of 10% or more of the shares of the corporation (a "10% shareholder") for at least three years after the shareholder attains 10% ownership unless the board of directors of the corporation approves, before the shareholder attains 10% ownership, either the transaction or the purchase of shares resulting in such person becoming a 10% shareholder. A "Chapter 1704. transaction" is broadly defined to include, among other things, a merger or consolidation involving the corporation and the 10% shareholder, a sale or purchase of substantial assets between the corporation and the 10% shareholder, a reclassification, recapitalization or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder, and the receipt by the 10% shareholder of a loan, guarantee, other financial assistance or tax benefit not received proportionately by all shareholders. Even after the three-year period, Ohio law restricts these transactions between the corporation and the 10% shareholder. At that time, such a transaction may proceed only if (a) the board of directors of the corporation has approved the purchase of shares that gave the shareholder the 10% ownership, (b) the transaction is approved by the holders of shares of the corporation with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares held or controlled by the 10% shareholder, or (c) the business combination results in shareholders, other than the 10% shareholder, receiving a prescribed fair price plus interest for their shares.

       In addition, under Ohio law, the acquisition by any person (as used in this section, an "acquiring person") of shares of voting stock of KeyCorp giving the acquiring person voting power of KeyCorp within any of the following ranges would constitute a "control share acquisition": (a) one-fifth or more but less then one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power. An acquiring person may make a control share acquisition only if (1) the shareholders of KeyCorp who hold shares entitling them to vote in the election of directors authorize such acquisition at a special meeting held for that purpose at which a quorum is present by an affirmative vote of a majority of the voting power of KeyCorp in the election of directors represented at such meeting in person or by proxy, and of a majority of the portion of such voting power excluding the voting power of "interested shares" (as defined below). A quorum shall be deemed to be present at such special meeting if at least a majority of the voting power of KeyCorp in the election of directors, and a majority of the portion of such voting power excluding the voting power of interested shares, are represented at such meeting in person or by proxy; and
(2) such acquisition is consummated, in accordance with the terms so authorized, no later than 360 days following shareholder authorization of the control share acquisition. "Interested shares" means the shares of KeyCorp in respect of which any of the following persons may exercise or direct the exercise of the voting power of KeyCorp in the election of directors: (a) the acquiring person; (b) any officer of KeyCorp elected or appointed by a director of KeyCorp; or (c) any employee of KeyCorp who is also a director of KeyCorp. "Interested shares" also means any shares of KeyCorp acquired, directly or indirectly, by any person from the holder or holders thereof for valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of KeyCorp or any proposed merger, consolidation, or other transaction that would result in a change in control of KeyCorp or all or substantially all of its assets and ending on the date of any special meeting of KeyCorp's shareholders held thereafter for the purpose of voting on a control share acquisition proposed by an acquiring person if either of the following applies: (a) the aggregate consideration paid or given by the person who acquired the shares, and any other person acting in concert with such person, for all such shares exceeds $250,000; or
(b) the number of shares acquired by the person who acquired the shares, and any other persons acting in concert with such person, exceeds one-half of one percent of the outstanding shares entitled to vote in the election of directors. The KeyCorp Articles of Incorporation contain an express opt-out provision with regard to the Ohio control share acquisition law.

       Ohio law further requires that any offer or making of a "control bid" for any securities of a "subject company" pursuant to a tender offer must file information specified in the Ohio Securities Act with the Ohio Division of Securities when the bid commences. The Ohio Division of Securities must then decide whether it will suspend the bid under the statute within three calendar days. If it does so, it must initiate hearings on the suspension within 10 calendar days of the suspension date, and make a determination of whether to maintain the suspension within 16 calendar days of the suspension date. For this purpose, a "control bid"


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is the purchase of or an offer to purchase any equity security of a subject company from a resident of Ohio that would, in general, result in the offeror acquiring 10% or more of the outstanding shares of such company. A "subject company" includes any company with both (a) its principal place of business or principal executive office in Ohio or assets located in Ohio with a fair market value of at least $1,000,000 and (b) more than 10% of its record or beneficial equity security holders in Ohio, more than 10% of its equity securities owned of record or beneficially by Ohio residents or more than 1,000 of its record or beneficial equity security holders in Ohio.

       To avoid continued suspension of its bid in Ohio, an offer must comply with three requirements: (a) the information required by the statute must be provided to the Ohio Division of Securities, (b) all material information regarding the control bid must be provided to the offerees, and (c) there may be no material violation of any provision of the Ohio Securities Act.

SHAREHOLDER RIGHTS AGREEMENT

       The following summarizes the principal terms of the Rights Agreement, as amended to date.

       Rights have been and will continue to be issued in respect of all shares of KeyCorp Common Stock that are (a) issued after the Record Date but before the earlier of the expiration or redemption of the Rights or the occurrence of a Triggering Event (as defined herein), or (b) issued before the expiration or redemption of the Rights upon the exercise of any employee stock option granted prior to a Triggering Event.

       Each of the Rights initially represents the right to purchase one share of KeyCorp Common Stock for $65 (as used in this section, "Purchase Price"). The Rights will become exercisable 20 days after the earlier of (a) a public announcement that a person or group has become an Acquiring Person (as hereinafter defined) or (b) the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. As used in this section, an "Acquiring Person" means a person or group that beneficially owns more than 15% of the shares of KeyCorp Common Stock outstanding, except that a person will not be deemed to be an Acquiring Person if (i) the person becomes the beneficial owner of more than 15% of the shares of KeyCorp Common Stock as a result of a reduction in the number of shares of KeyCorp Common Stock outstanding unless, after the reduction, the person acquires additional shares of KeyCorp Common Stock, and (ii) if the person becomes the beneficial owner of more than 15% of the shares of KeyCorp Common Stock inadvertently and, as soon as practicable after learning about such beneficial ownership, divests enough KeyCorp Common Stock so that the person ceases to be the beneficial owner of more than 15% of the KeyCorp Common Stock.

       Until the Rights become exercisable, they will be represented by the certificate which represents the associated shares of KeyCorp Common Stock, and any transfer of KeyCorp Common Stock will also constitute a transfer of the associated Rights. When the Rights become exercisable, they will begin to trade separate and apart from the shares of KeyCorp


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Common Stock.  At that time, separate certificates representing the Rights will be mailed to holders of KeyCorp Common Stock.

       Twenty days after certain events occur (as used in this section, "Flip-in Events"), each of the Rights will become the right to purchase one share of KeyCorp Common Stock for the then par value per share (now $1 per share), and the Rights beneficially owned by the Acquiring Person will become void. The Flip-in Events are (a) the beneficial ownership by a person or group of more than 15% of the outstanding shares of KeyCorp Common Stock, unless the shares of KeyCorp Common Stock are acquired in a tender or exchange offer for all of the KeyCorp Common Stock at a price and on other terms approved in advance by KeyCorp's Board of Directors, (b) certain self-dealing transactions between KeyCorp and an Acquiring Person, and (c) a reclassification or recapitalization of KeyCorp that has the effect of increasing by more than 1% of the percentage of KeyCorp Common Stock owned by an Acquiring Person.

       If, after a person or group becomes an Acquiring Person, KeyCorp is acquired in a merger or other business combination or more than 50% of its assets or earning power is sold, each of the Rights will "flip-over" and become the right to purchase common shares of the acquiror (as used in this section, "Flip-over Event"). The holder of each Right would, upon the occurrence of a Flip-over Event, be entitled to purchase for the then par value of a share of KeyCorp Common Stock (now $1) the number of common shares of the acquiror having a market price equal to the market price of the KeyCorp Common Stock.

       The Purchase Price and/or the number of shares of KeyCorp Common Stock (or common shares of an acquiror) to be purchased upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event KeyCorp (a) declares a dividend on the KeyCorp Common Stock payable in KeyCorp Common Stock, (b) subdivides or combines the KeyCorp Common Stock in a reclassification of the KeyCorp Common Stock, or (c) makes a distribution to all holders of KeyCorp Common Stock of debt securities, subscription rights, warrants or other assets (except regular cash dividends). With certain exceptions, no adjustment will be required until a cumulative adjustment of at least 1% is required. KeyCorp is not required to issue fractional shares and, instead, may make cash payments based on the market price of KeyCorp Common Stock.

       KeyCorp's Board of Directors may redeem the Rights for 1/2 cent each (as used in this section, "Redemption Price") at any time before a "Triggering Event" (which is defined as the occurrence of a Flip-over Event or the 20th day after a Flip-in Event). However, the Rights may not be redeemed while there is an Acquiring Person unless (a) Continuing Directors (as defined herein) constitute a majority of the Board of Directors and (b) a majority of the Continuing Directors approves the redemption. "Continuing Directors" are defined as directors who were in office prior to a person or group becoming an Acquiring Person or whose election to office was recommended by a majority of Continuing Directors and who are not affiliated with the Acquiring Person. The Rights will expire on September 12, 1999, unless they are redeemed before that date. Until the KeyCorp Rights are exercised, the holders of the Rights, as such, will have no rights as shareholders of KeyCorp, including the right to vote or receive dividends.

       The provisions of the Rights Agreement may be amended by KeyCorp's Board of Directors to cure any ambiguity or correct any defect or inconsistency or, prior to the occurrence of a Triggering Event, to make other changes that the Board of Directors deems to be desirable and not adverse to the interests of KeyCorp and its shareholders.

       The Rights will not prevent a takeover of KeyCorp. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the KeyCorp Common Stock unless the Rights are first redeemed by the Board of Directors of KeyCorp.

       The Merger will not constitute a Triggering Event under the Rights Agreement.

       Copies of the Rights Agreement, dated as of August 25, 1989, between KeyCorp and First Chicago Trust Company of New York, as rights agent, the First Amendment to Rights Agreement, dated as of February 21, 1991, the Second Amendment to Rights Agreement, dated as of September 12, 1991, and the Third Amendment to Rights Agreement dated as of October 1, 1993 are included as exhibits to a Registration Statement on Form 8-A filed by KeyCorp with the Commission on August 29, 1989, a Registration Statement on Form 8-A filed by KeyCorp with the Commission on February 28, 1991, a Schedule 13D filed by KeyCorp on September 23, 1991, and a Schedule 13D filed by KeyCorp on October 12, 1993. The foregoing description of the KeyCorp Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended.

SPECIAL MEETINGS OF SHAREHOLDERS

       Under the Colorado Act, a special meeting of shareholders may be called by (a) the corporation's board of directors, (b) any other person authorized to do so in the corporation's articles of incorporation or bylaws, or (c) holders of shares representing at least 10% of all votes entitled to be cast on any issue to be considered at a meeting if they deliver to the corporation a signed and dated written demand for the meeting that state its purposes. The OMNI Bylaws provide that a special meeting of shareholders may be called by (a) the President, (b) the Chairman of the Board or (c) shareholders holding at least 25% of the shares entitled to vote at such meeting. Notice of a special meeting must be given to all shareholders not less than 10 nor more than 60 days prior to the meeting; provided that if the authorized number of shares of the corporation is proposed to be increased, at least 30 days' notice is required. Notice of a special meeting must include a description of the purpose(s) for which the meeting is called.

       Under Ohio law, a special meeting of shareholders may be called by holders of record of at least 25% of all shares outstanding and entitled to vote at a special meeting unless the corporation's articles or regulations specify a different percentage (not to exceed 50%). The KeyCorp Regulations provide that a special meeting of shareholders may be called by (i) the Chairman of the Board; (ii) the President, or in the case of the President's absence, death, or disability, the vice president authorized to exercise the authority of the President; (iii) the Board of Directors by action at a meeting, or by a majority of the Board of Directors acting without a meeting; or (iv) by persons who hold 50% of all shares outstanding and entitled to vote at the special meeting. Written notice stating the time, place and purposes of a


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
shareholders' meeting must be given either by personal delivery or by mail not less than seven nor more than 60 days before the date of the meeting unless the articles or the regulations specify a longer period. The KeyCorp Regulations provide that for special meetings, shareholders are entitled to notice of a meeting to be held on a date not less than 10 nor more than 60 days after the receipt of the request for a special meeting.

AMENDMENT OF CHARTER DOCUMENTS

       ARTICLES OF INCORPORATION. Under the Colorado Act for corporations in existence on June 30, 1994, the approval of two-thirds of the outstanding voting shares of a corporation is required to amend its articles of incorporation, except as otherwise provided therein, subject to a class vote in certain instances. Such amendment may be proposed by either the board of directors or by holders of shares representing at least 10% of the votes entitled to be cast on the amendment. The OMNI Articles of Incorporation do not raise or lower the vote required by the Colorado Act.

       The Colorado Act provides that the holders of shares of each particular class of stock are entitled to vote as a separate voting class on any amendment that does any of the following: (a) increases or decreases the number of authorized shares of the class; (b) effects an exchange or reclassification of all or part of the shares of the class into shares of another class; (c) effects an exchange, reclassification or creates the right of exchange of all or part of the shares of another class into shares of the class; (d) changes the express terms of the shares of the class; (e) changes the shares into a different number of shares of the same class; (f) creates a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the class; (g) increases the rights, preferences or number of authorized shares of any class that have rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the class; (h) limits or denies any pre-emptive right of the shares of the class; or (i) cancels or otherwise affects rights to accumulated but not yet declared dividends or distributions.

       In addition, under the Colorado Act, a shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of (a) an amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it (i) alters or abolishes a preferential right of the shares or (ii) creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase, or (b) an amendment to the articles of incorporation that affects rights in respect of the shares because it (i) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (ii) reduces the number of shares owned by the shareholder to a fraction of a share or to scrip under certain circumstances.

       Ohio law provides that generally at least two-thirds of the voting power of a corporation, subject to a class vote in certain instances, is required to approve any amendment to the articles of incorporation, unless otherwise provided therein. The KeyCorp Articles of Incorporation require that a majority of the voting power of KeyCorp approve any such amendment, subject to a class vote in those instances required by law and subject to any greater vote required to approve a Chapter 1704 transaction.

       Under Ohio law, the holders of shares of a particular class, and in the circumstances outlined in sections (e), (f) and (g) below, the holders of shares of every class, are entitled to vote as a class on the adoption of an amendment to the articles of incorporation that does any of the following: (a) increases or decreases the par value of the issued shares of the particular class; (b) changes issued shares of the particular class, whether with or without par value, into a lesser number of shares of the same class or into the same or different number of shares of any other class, with or without par value, theretofore or then authorized; (c) changes the express terms of issued shares of any class senior to the particular class in any manner substantially prejudicial to the holder of the particular class; (d) authorizes shares of another class that are convertible into, or authorizes the conversion of shares of another class into, shares of the particular class, or authorizes the directors to fix or alter conversion rights of shares of another class that are convertible into shares of the particular class; (e) provides, in the case of any amendment described in sections (a) or (b) above, that the stated capital of the corporation shall be reduced or eliminated as a result of the amendment, or provides, in the case of an amendment described in section (d) above, that the stated capital of the corporation shall be reduced or eliminated upon the exercise of such conversion rights, provided that any such reduction or elimination is consistent with certain provisions of Ohio General Corporation Law regarding stated capital; (f) changes substantially the purposes of the corporation, or provides that thereafter an amendment to the articles may be adopted that changes substantially the purposes of the corporation; or (g) changes the corporation into a nonprofit corporation. See "-- Voting Rights."

       Ohio law provides that if an amendment to the articles of incorporation does any of the following, then the dissenting shareholders will be entitled to relief, subject to certain exceptions: (a) changes issued shares of a particular class that have a preference in distributions or dividends or in liquidation over shares of any other class, or changes any of the express terms of issued shares of such particular class, and the holders of the shares of such particular class are substantially prejudiced thereby; (b) changes the express terms of issued shares of a particular class in such a manner as to discharge without payment of, or to adjust or eliminate rights to, accrued undeclared dividends or distributions on the shares of any such class; (c) changes substantially the purpose of the corporation or provides that thereafter an amendment to change substantially the purposes of the corporation may be adopted; or (d) changes the corporation into a nonprofit corporation.

       BYLAWS/REGULATIONS. The OMNI Bylaws provide that such Bylaws may be altered or amended by a majority of the OMNI Board of Directors, provided that no change of the time or place for the election of directors may be made within 30 days next before the day on which such election is held, and that in case of any change of such time or place, notice thereof shall be given to each shareholder at least 20 days before the election is held. Under the Colorado Act, bylaws may also be amended by the shareholders.

       Directors may not amend regulations of an Ohio corporation. The KeyCorp Regulations provide for amendment by shareholders holding a majority of the voting power at a meeting, but require that all amendments by written consent of the shareholders without a meeting must be approved unanimously by the shareholders entitled to vote thereon. In addition, any amendments regarding the calling of special meetings of shareholders, nomination of directors, classification of directors, removal of directors or amendment to the KeyCorp Regulations, which are not recommended by at least two-thirds of the directors, must be approved by shareholders holding at least 75% of the voting power of KeyCorp at a meeting.

       The KeyCorp Regulations provide that through December 31, 1998, the provisions of the KeyCorp Regulations relating to (a) the number, classification and term of office of directors; (b) Chairman of the Board, Chairman of the Executive Committee and chairmen of other committees; (c) nominations and removal of directors and filling vacancies in the Board of Directors; (d) the Nominating Committee; (e) Chief Executive Officer and President through December 31, 1998; (f) removal of officers; (g) the headquarters of KeyCorp; and (h) amendments of the Regulations may only be amended, repealed or altered (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp on such proposal; (ii) if such amendment, repeal or alteration is recommended by three-quarters of the entire authorized Board of Directors of KeyCorp, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal; or (iii) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of KeyCorp on such proposal. The KeyCorp Regulations also provide that until December 31, 1998, any KeyCorp Regulations, other than those KeyCorp Regulations specifically listed in the immediately preceding sentence, and, after December 31, 1998, any KeyCorp Regulations, may be adopted, amended, repealed or altered (x) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp on such proposal; (y) if such adoption, amendment, repeal or alteration is recommended by two-thirds of the entire authorized Board of Directors of KeyCorp, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal; or (z) without a meeting, by the written consent of the holders of shares entitling them to exercise 100% of the voting power of KeyCorp on such proposal.

DIRECTORS

       NUMBER; CLASSIFICATION. The OMNI Bylaws provide that the number of directors of OMNI shall be at least three but no more than 25, with the exact number to be determined by resolution adopted by a majority of the then existing members of the Board. The number of directors is currently fixed at
12. The Colorado Act provides that a corporation's articles of incorporation may provide for a classified Board of Directors; however, the OMNI Articles of Incorporation do not so provide.

       The KeyCorp Regulations provide that the number of directors of KeyCorp shall be between 20 and 24 directors. The number of directors is currently fixed at 22. The Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of KeyCorp are elected at each annual meeting of the shareholders of KeyCorp. The Board of Directors of KeyCorp may change the size of the Board of Directors within the foregoing range, subject to certain limitations described therein, by the affirmative vote of two-thirds of the entire authorized Board. The shareholders of KeyCorp may change the size of the Board of Directors of KeyCorp within the foregoing range, subject to certain limitations described under "Nominations of Candidates for Election of Directors" below, at a meeting of the shareholders of KeyCorp called for the purpose of election of directors
(i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp represented at the meeting and entitled to elect directors or (ii) if the proposed change in the number of directors is recommended by two-thirds of the entire authorized Board of Directors of KeyCorp, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp represented at the meeting and entitled to elect directors. In addition, the number of directors of KeyCorp is subject to automatic increase by two during certain periods when dividends payable on any class or series of preferred stock of KeyCorp are in arrears for six quarterly dividend payment periods, as set forth in the KeyCorp Articles of Incorporation and/or the express terms of the preferred stock of KeyCorp.

       The effect of KeyCorp having a classified Board of Directors is that only approximately one-third of the members of the Board will be elected each year and, as a result, two annual meetings will be required for KeyCorp shareholders to change a majority of the members constituting the Board of Directors.

       NOMINATIONS OF CANDIDATES FOR ELECTION AS DIRECTORS. Neither the OMNI Articles of Incorporation nor the OMNI Bylaws provide a specific procedure for nominating candidates for election as directors.

       The KeyCorp Regulations establish a specific procedure for director nominations made by the Board of Directors of KeyCorp. Through December 31, 1998, nominations for the election of directors of KeyCorp may be made by (a) the affirmative vote of three-quarters of the entire Board of Directors of KeyCorp and three-quarters of the members of the Nominating Committee of the Board of Directors of KeyCorp, or (b) any shareholder of KeyCorp entitled to vote for the election of directors at a meeting, but only if written notice of such shareholder's intent to make such nomination is received by the Secretary of KeyCorp not less than 60 nor more than 90 days prior to the meeting. After December 31, 1998, nominations for the election of directors may be made by (a) the affirmative vote of two-thirds of the entire authorized Board of Directors of KeyCorp, or (b) any shareholder of KeyCorp in accordance with the procedures summarized above.

       REMOVAL OF DIRECTORS. Neither the OMNI Articles of Incorporation nor the OMNI Bylaws provide for the removal of directors. The Colorado Act provides that the shareholders may remove a director with or without cause unless the articles of incorporation provide that directors may be removed only for cause if the number of votes cast in favor of removal exceeds the number of votes cast against the removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove. A director of a Colorado corporation also can be judicially removed in a proceeding commenced in the district court in the county in which the corporation's principal office is located if the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation and that such removal is in the best interests of the corporation. Such proceeding may be commenced either by the corporation or by shareholders holding at least 10% of the outstanding shares of any class.

       The KeyCorp Regulations provide that the Board of Directors may remove any director upon judicial declaration of mental unsoundness, adjudicated bankruptcy or failure to accept election as a director. KeyCorp's shareholders may remove any or all directors, with or without cause, by an affirmative vote of holders of at least 75% of the shares of KeyCorp Common Stock. Through December 31, 1998, the Board of Directors may fill vacancies only by the affirmative vote of two-thirds of the members of the Board of Directors and two-thirds of the members of the Nominating Committee of the Board of Directors.

DIRECTOR LIABILITY AND INDEMNIFICATION

       Under the Colorado Act, no director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. Further, if so provided in the corporation's articles of incorporation, a Colorado corporation may eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director subject to certain limitations; however, the OMNI Articles of Incorporation do not contain such a provision. A director who votes for or assents to a dividend or other distribution to shareholders in violation of the Colorado Act or the corporation's articles of incorporation is personally liable, subject to contribution, to the corporation for the excess amount if it is established that the director did not meet the applicable statutory standard of conduct.

       Under the Colorado Act, a corporation may indemnify officers and directors against reasonable expenses, including attorneys' fees, (a) if the officer or director acted in good faith; and, (b) if acting in his or her official capacity, for a purpose he or she reasonably believed to be in the best interests of the corporation or, in all other cases, for a purpose he or she reasonably believed was not opposed to the best interests of the corporation; and (c) if, in a criminal action, he or she had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful. A corporation may reimburse expenses incurred by an officer or director prior to final disposition of a proceeding provided the corporation obtains a written undertaking from such director or officer to repay any reimbursed expenses if it is ultimately determined that he or she was not entitled to indemnification; the officer or director furnishes a written affirmation of such person's belief that he or she has met the necessary standard of conduct; and makes a determination that the facts then known to the persons making the determination on behalf of the corporation would not preclude indemnification. The Colorado Act further provides that a corporation may indemnify an officer, employee, fiduciary or agent who is not a director to a greater extent than the foregoing if not inconsistent with public policy, if so provided in the corporation's bylaws, by general or specific action of the board of directors or the shareholders, or by contract. OMNI has entered into indemnification agreements with certain of its officers and directors providing for indemnification of such persons under certain circumstances to the fullest extent permitted by law.

       Indemnification is mandatory if the officer or director is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of his or her position with the corporation. The foregoing statutory rights are not exclusive, and indemnification may be provided under the corporation's articles of incorporation or bylaws or, if such documents so provide, under a board or shareholder resolution or an agreement to the extent the provision is consistent with the Colorado Act.

       The OMNI Bylaws provide that OMNI may indemnify and hold harmless from all expenses, including but not limited to attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by any person who is a director, officer, fiduciary or agent of OMNI or who served any other corporation at the request of OMNI, and is a party or threatened to be made a party to any threatened, pending or completed action or proceeding by reason of such person's position with the corporation; provided, however, that such person acted in good faith and in a manner which such person reasonably believed to be in the best interests of the corporation and, with respect to criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The OMNI Bylaws provide that indemnification of any director, officer, employee, fiduciary or agent shall be made only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

       Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her action or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

       Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a matter he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

       Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

       The KeyCorp Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of KeyCorp or of any other bank, corporation, partnership, trust or other enterprise for which he or she was serving as a director, officer or employee at the request of KeyCorp.

       Under the Merger Agreement, KeyCorp has agreed to indemnify all present and former officers and directors of OMNI and its subsidiaries after the Effective Time for any liabilities arising out of any act or omission prior to the Effective Time in their capacity as officer or director to the fullest extent provided by Colorado law and the OMNI Articles of Incorporation and the OMNI Bylaws.

INTERESTED DIRECTOR TRANSACTIONS

       Under the Colorado Act, no loan, guaranty, contract or other transaction between a Colorado corporation and any of its directors or any entity in which a director of the corporation is a director of officer or has a financial interest shall be void or voidable or be enjoined, set aside or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because of the conflicting interest or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorized, approved or ratified the conflicting interest transaction or solely because the director's vote is counted for such purpose if: (1) the material facts thereof are disclosed or are known to the board of directors or the committee, or the shareholders, as the case may be, and the board of directors, committee or the shareholders in good faith authorizes, approves or ratifies the conflicting interest transaction; or (2) the conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

       Notwithstanding the foregoing, under the Colorado Act, a board of directors or a committee thereof may not authorize a loan or guaranty by the corporation to a director of the corporation or an entity in which a director of the corporation is a director of officer or has a financial interest unless such loan or guaranty is fair as to the corporation as of the time it is authorized or at least 10 days prior written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

       Under Ohio law, unless otherwise provided for in the articles of incorporation or regulations, no contract, action or transaction shall be void or voidable with respect to a corporation for the reason that it is between or affects the corporation and one or more of its directors or officers, or any other person in which one or more of its directors or officers are directors, trustees or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meetings of the directors or a committee of the directors that authorizes such contract, action or transaction, if any of the following apply:
(a) the material facts as to the relationship or interest are known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorizes the contract, action or transaction by the affirmative vote of a majority of the disinterested directors, even though they constitute less than a quorum; (b) the material facts as to the relationship or interest are known to the shareholders entitled to vote hereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of the shares entitling them to exercise a majority of the voting power of the corporation held by persons not interested in the contract, action or transaction; or (c) the contract, action or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee of the directors or the shareholders. There is nothing in the KeyCorp Articles of Incorporation or the KeyCorp Regulations that provides otherwise than set forth above.

       For the purposes of this section of the Ohio law, a director is not an interested director solely because the subject of the contract, action or transaction may involve or affect a change in control of the corporation or his or her continuation in office as a director of that corporation.

SHAREHOLDERS' RIGHTS TO INSPECTION

       Under the Colorado Act, any shareholder (or the shareholder's agent or attorney), upon five business days' notice to the corporation, is entitled to inspect and copy, during regular business hours at the corporation's principal office, the corporation's articles of incorporation and bylaws, minutes of all shareholders' meetings of the past three years and all written communications to shareholders as a group in the past three years, a list of names and business addresses of the corporation's current officers and directors, a copy of the corporation's most recent corporate reports filed with the Colorado Secretary of State, and certain of the corporation's financial statements for the past three years.

       Any shareholder (or shareholders' agent or attorney) who has been a shareholder of the corporation of at least three months or who owns at least 5% of the outstanding stock of the corporation, upon written demand at least five business days prior to the requested date of inspection, is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, (a) excerpts from minutes of any meeting or actions by written consent of the board of directors, any committee thereof, or the shareholders;
(b) accounting records of the corporation; and (c) the record of shareholders' names and addresses; provided that the demand is made in good faith and for a proper purpose, which purpose is described in the demand with reasonable particularity, and the records to be inspected and the records requested are directly connected with such purpose.

       Under Ohio law, any shareholder of the corporation, upon written demand stating the specific purpose of the inspection, shall have the right to examine in person or by agent or attorney at any reasonable time and for any reasonable and proper purpose, the articles of the corporation, its regulations, its books and records of account, minutes of the proceedings of this incorporators, shareholders, directors and committees of the directors, and records of shareholders showing their names and addresses and the number and class of shares issued or transferred of record to or by them from time to time, and voting trust agreements, if any, on file with the corporation, and to make copies or extracts thereof. Any written demand by an acquiring person to examine the record of shareholders for the purpose of communicating with shareholders of the issuing public corporation in connection with a meeting of shareholders called for a shareholder review of a proposed control share acquisition shall be deemed to have been made by a shareholder of the issuing public corporation for a reasonable and proper purpose.

DIVIDENDS

       The OMNI Articles of Incorporation provide that dividends may be paid out of the unreserved earned surplus of the corporation, or as otherwise provided by the Colorado Corporation Code. Under the Colorado Act (which supersedes the Colorado Corporation Code), dividends may be paid as authorized by the Board of Directors; provided that no dividend may be paid if, after giving effect to the payment of such dividend, the corporation would not be able to pay its debts as they become due in the usual course of business, or if the corporation's total assets would be less than its total liabilities, plus any amount that would be needed if the corporation were to be dissolved at the time of the dividend, to pay any preferential amounts on dissolution to shareholders whose preferential rights are superior to those shareholders receiving the dividend. The OMNI Bylaws provide that the Board of Directors may declare a dividend at any regular or special meeting, provided, in the judgment of such board, that it is advisable to declare such a dividend. In addition, the payment of dividends is restricted by federal and state banking laws. See "The Business Of OMNI -- Supervision and Regulation."

       An Ohio corporation may pay dividends out of surplus, however created, but must notify its shareholders if a dividend is paid out of capital surplus.

       The Board of Directors of KeyCorp reviews the declaration and payment of dividends by KeyCorp on a quarterly basis in light of cash needs, general business conditions, availability of dividends from subsidiaries and regulatory policies. There is no assurance as to declaration or the amount of future dividends on KeyCorp's Common Stock.

       Regulations restricting the ability of KeyCorp's subsidiary banks and other subsidiaries to pay dividends to KeyCorp after the Effective Time are set forth in "Certain Regulatory Considerations -- Dividend Restrictions."

                             SHAREHOLDER PROPOSALS

       It is currently anticipated that KeyCorp will hold its 1995 annual meeting of shareholders on or about May 18, 1995. The KeyCorp Regulations require that notice of a nomination by shareholders of individuals for election to the Board of Directors of KeyCorp, whether or not proposed to be included in KeyCorp's proxy statement, be given to the Secretary of KeyCorp by March 17, 1995, assuming that the 1995 annual meeting is held on May 18, 1995, and that the notice include certain information relating to the nominee and the nominating shareholder.

                             CERTAIN LEGAL MATTERS
       The validity of the KeyCorp Common Stock to be issued in connection with the Merger will be passed upon for KeyCorp by Steven N. Bulloch, Senior Vice President and Senior Managing Counsel of KeyCorp Management Company, an affiliate of KeyCorp. On January 27, 1995, Mr. Bulloch owned approximately 2,780 shares of KeyCorp Common Stock and options to purchase 6,500 shares of KeyCorp Common Stock which were exercisable within 60 days of such date. Certain tax matters relating to the Merger will be passed upon for OMNI and KeyCorp by OMNI's counsel Irell & Manella.
                                    EXPERTS

       The following consolidated financial statements of KeyCorp have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, included therein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing:

       (a) consolidated financial statements for the year ended December 31, 1993 of KeyCorp, as restated to give effect to the March 1, 1994 merger of old Key and Society, which was accounted for as a pooling of interests; such financial statements are included in and incorporated by reference into KeyCorp's Current Report on Form 8-K filed with the Commission on April 20, 1994; and

       (b) consolidated financial statements for the year ended December 31, 1993 of old Key (the combining company), which on March 1, 1994 merged with Society, subsequently renamed KeyCorp, included in KeyCorp's Current Report on Form 8-K filed with the Commission on March 16, 1994.
       With respect to the unaudited consolidated interim financial information for the three-month periods ended March 31, 1994 and March 31, 1993, for the three- and six-month periods ended June 30, 1994 and June 30, 1993, and for the three- and nine-month periods ended September 30, 1994 and September 30, 1993, incorporated by reference in this Prospectus/Proxy Statement, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in KeyCorp's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of
   Section 11 of the Securities Act, for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

   The consolidated financial statements of OMNI and its subsidiaries at December 31, 1993 and 1992 and for the two years then ended have been audited by BDO Seidman, independent certified public accountants, as set forth in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting. The consolidated financial statements of OMNI and its subsidiaries for the year ended December 31, 1991 have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

Consolidated Statements of Condition as of
        September 30, 1994 and December 31, 1993                            F-2

Consolidated Statements of Income
        for the Three Months Ended and the Nine Months Ended
        September 30, 1994 and 1993                                         F-3

Consolidated Statements of Changes in Stockholders' Equity
        for the Nine Months Ended September 30, 1994 and 1993               F-4

Consolidated Statements of Cash Flows
        for the Nine Months Ended September 30, 1994                        F-5

Notes to Financial Statements                                               F-6

Report of Independent Certified Public Accountants                          F-7

Report of Independent Certified Public Accountants                          F-8

Consolidated Statements of Condition as of
        December 31, 1993 and 1992                                          F-9

Consolidated Statements of Income
        for the Years Ended December 31,
        1993, 1992 and 1991                                                F-11

Consolidated Statements of Changes in
        Stockholders' Equity for the Years Ended
        December 31, 1993, 1992 and 1991                                   F-12

Consolidated Statements of Cash Flows
        for the Years Ended December 31,
        1993, 1992 and 1991                                                F-13

Summary of Accounting Policies                                             F-15

Notes to Consolidated Financial Statements                                 F-18

                          OMNIBANCORP AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                             (dollars in thousands)

                                                         (Unaudited)
                                                        September 30,     December 31,
                                                             1994             1993
                                                        -------------     ------------
                     ASSETS
Cash and due from banks                                   $   25,255       $   26,898
Federal funds sold and securities purchased
  under resale agreements                                      2,382           12,855
Investment securities:
  Held to maturity                                            63,352           22,082
  Available for sale                                         174,800          207,499
                                                          ----------       ----------
  Total investment securities                                238,152          229,581

Loans:
  Commercial                                                 146,707          139,006
  Consumer                                                    70,407           52,666
                                                          ----------       ----------
                                                             217,114          191,672
  Less: allowance for loan losses                             (2,360)          (2,331)
                                                          ----------       ----------
  Net loans                                                  214,754          189,341

Land, bank premises, and equipment, net                       11,180           10,989
Accrued interest receivable                                    4,235            4,356
Other assets                                                  10,479            8,318
                                                          ----------       ----------
TOTAL ASSETS                                              $  506,437       $  482,338
                                                          ==========       ==========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand                                                  $  114,005       $  116,112
  Money market and NOW accounts                              171,151          185,287
  Savings                                                     57,885           55,297
  Time                                                        57,376           61,726
                                                          ----------       ----------
  Total deposits                                             400,417          418,422

Short-term borrowings                                         46,081             -0-
Other liabilities                                              1,606            6,223
                                                          ----------       ----------
  Total liabilities                                          448,104          424,645

Stockholders' Equity:
  Common stock                                                   455              455
  Additional paid-in-capital                                  19,135           19,135
  Retained earnings                                           43,169           37,256
  Net unrealized (loss) gain on securities
     available for sale                                       (3,008)           2,265
  Less: treasury stock, at cost                               (1,418)          (1,418)
                                                          ----------       ----------
  Total stockholders' equity                                  58,333           57,693
                                                          ----------       ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $  506,437       $  482,338
                                                          ==========       ==========


                See accompanying notes to financial statements.

                          OMNIBANCORP AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                 (Unaudited)

                                                   Nine Months Ended             Three Months Ended
                                                     September 30,                  September 30,
                                                 ---------------------          -------------------
                                                   1994         1993             1994        1993
                                                 --------     --------          -------     -------
INTEREST INCOME:
  Loans, including fees                          $ 16,468     $ 12,811          $ 5,923     $ 4,585
  Investment securities:
    U.S. Treasury                                   7,981        7,764            2,777       2,550
    U.S. Agencies                                     153          372               45         109
    Obligations of states and
      political subdivisions                          559          459              212         161
    Other                                             378          285               35         109
  Federal funds sold and securities
    purchased under resale agreements                 120          123               76           7
                                                 --------     --------          -------     -------
  Total interest income                            25,659       21,814            9,068       7,521
                                                 --------     --------          -------     -------

INTEREST EXPENSE:
  Deposits                                          5,509        5,250            1,944       1,814
  Short-term borrowings                               670          170              397          33
                                                 --------     --------          -------     -------
  Total interest expense                            6,179        5,420            2,341       1,847
                                                 --------     --------          -------     -------

Net interest income                                19,480       16,394            6,727       5,674
Provision for loan losses                            -0-            43             -0-         -0-
                                                 --------     --------          -------     -------

Net interest income after provision
  for loan losses                                  19,480       16,351            6,727       5,674

OTHER INCOME:
  Service charges                                   2,215        2,213              771         756
  Realized gains on investment
    securities transactions, net                    2,348        2,726             -0-           89
  Other                                             1,190        1,560              450         466
                                                 --------     --------          -------     -------
  Total other income                                5,753        6,499            1,221       1,311
                                                 --------     --------          -------     -------

OTHER EXPENSE:
  Salaries and employee benefits                    7,447        6,400            2,543       2,188
  Occupancy                                         1,111          832              365         331
  Furniture and equipment                             552          385              189         130
  Other                                             5,762        5,491            2,166       1,845
                                                 --------     --------          -------     -------
  Total other expense                              14,872       13,108            5,263       4,494
                                                 --------     --------          -------     -------

Income before income taxes                         10,361        9,742            2,685       2,491

Income tax expense                                  3,210        3,072              840         850
                                                 --------     --------          -------     -------

NET INCOME                                       $  7,151     $  6,670          $ 1,845     $ 1,641
                                                 ========     ========          =======     =======

EARNINGS PER SHARE                                  $0.43        $0.40            $0.11       $0.10
                                                    =====        =====            =====       =====

                See accompanying notes to financial statements.

                          OMNIBANCORP AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF CHANGES
                            IN SHAREHOLDERS' EQUITY
                (dollars in thousands, except per share amounts)
                                 (Unaudited)

                                             Additional              Net unrealized Gain                   Total
                                    Common    Pain-in     Retained  (Loss) on Securities    Treasury    Shareholders'
                                     Stock    Capital     Earnings   Available for sale       Stock        Equity
                                    ------   ----------   --------  --------------------    --------    -------------
Balance, January 1, 1993             $455     $19,135     $31,956          $     0          $(1,418)      $50,128

Net Income                             -           -        6,672               -                -          6,672

Dividends ($.070 per share)            -           -       (1,155)              -                -         (1,155)

Change in net unrealized
  holding gain (loss) on
  available for sale
  securities                           -           -           -                -                -              0
                                     ----     -------     -------          -------          -------       -------
Balance, September 30, 1993          $455     $19,135     $37,473          $     0          $(1,418)      $55,645
                                     ====     =======     =======          =======          =======       =======

Balance, January 1, 1994             $455     $19,135     $37,256          $ 2,265          $(1,418)      $57,693

Net Income                             -           -        7,151               -                -          7,151

Dividends ($.075 per share)            -           -       (1,238)              -                -         (1,238)

Change in net unrealized
  holding gain (loss) on
  available for sale
  securities                           -           -           -            (5,273)              -         (5,273)
                                     ----     -------     -------          -------          -------       -------
Balance, September 30, 1994          $455     $19,135     $43,169          $(3,008)         $(1,418)      $58,333
                                     ====     =======     =======          =======          =======       =======


                See accompanying notes to financial statements.

                                  OMNIBANCORP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                 (Unaudited)

                                                                       NINE MONTHS
                                                                   ENDED SEPTEMBER 30,
                                                               ---------------------------
                                                                 1994               1993
                                                               --------           --------
OPERATING ACTIVITIES

Net income                                                     $  7,151          $   6,672
Adjustments to reconcile net income to net cash
  from operating activities                                         855               (140)
                                                               --------          ---------
   Net cash provided by operating activities                      8,006              6,532
                                                               --------          ---------


INVESTING ACTIVITIES

Proceeds from sale/maturities of
  investment securities                                           3,762            115,847
Proceeds from sale/maturities of
  available-for-sale securities                                  94,526                 --
Proceeds from sale of trading securities                          8,654                 --
Purchase of investment securities                               (80,078)          (111,181)
Purchase of available-for-sale securities                       (30,881)                --
Purchase of trading securities                                  (12,536)                --
Net change in loans                                             (25,703)           (23,913)
Net change in federal funds purchased                            42,185             (1,928)
Property and equipment expenditures                                (809)            (1,065)
Net cash received from business
  combination                                                        --              2,060
                                                               --------          ---------
    Net cash used in investing activities                          (880)           (20,180)
                                                               --------          ---------


FINANCING ACTIVITIES

Net increase (decrease) in deposits                             (18,004)            16,343
Dividends paid                                                   (1,238)            (1,155)
                                                               --------          ---------
  Net cash (used in) provided by financing activities           (19,242)            15,188
                                                               --------          ---------

Net change in cash and cash equivalents                         (12,116)             1,540

Cash and cash equivalents at
  beginning of period                                            39,753             22,461
                                                               --------          ---------

Cash and cash equivalents at
  end of period                                                $ 27,637          $  24,001
                                                               ========          =========


                See accompanying notes to financial statements.

                                  OMNIBANCORP
                         NOTES TO FINANCIAL STATEMENTS





Note 1 - General

The financial statements of the Company include the accounts of OMNIBANCORP and its wholly owned subsidiaries which are comprised primarily of six state-chartered commercial banks. (In October 1994, one of the subsidiary banks was merged into another subsidiary bank.) Significant intercompany accounts and transactions have been eliminated. The Company owns a 50% interest in a mortgage brokerage and servicing company which is accounted for using the equity method. The September 30, 1994 and 1993 financial statements have been prepared on a basis consistent with the Company's annual financial statements and include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the consolidated results of operations and financial position for and at the end of such interim periods. The results of operations for the interim periods are not necessarily indicative of a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus/Proxy Statement for the fiscal year ended December 31, 1993.




Note 2 - Proposed sale of the Company

On August 31, 1994, the Company entered into a definitive agreement to merge with KeyCorp. Pursuant to the agreement, each share of the Company's common stock would be converted into .2452 shares of KeyCorp common stock, subject to adjustments under certain circumstances as set forth in the agreement. Consumation of the merger requires, among other things, the approval of OMNIBANCORP's shareholders and various regulatory agencies.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of OMNIBANCORP
Denver, Colorado


We have audited the accompanying consolidated statements of condition of OMNIBANCORP and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the consolidated financial position of OMNIBANCORP and subsidiaries as of December 31, 1993 and 1992 and the results of their operations and their cash flows for each of the years then ended in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for investment securities in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                               /s/ BDO SEIDMAN

                                               BDO SEIDMAN

January 12, 1994
Denver, Colorado

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of OMNIBANCORP

In our opinion, the accompanying consolidated statements of income, of changes in stockholders' equity and of cash flows for the year ended December 31, 1991, present fairly, in all material respects, the results of operations and cash flows of OMNIBANCORP and Subsidiaries for the year ended December 31, 1991, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of OMNIBANCORP and Subsidiaries for any period subsequent to December 31, 1991.

/s/  Price Waterhouse LLP
- -------------------------------
     PRICE WATERHOUSE LLP
     Denver, Colorado
     January 15, 1992


                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                            CONSOLIDATED STATEMENTS OF CONDITION

================================================================================

December 31,                                           1993                    1992
- ---------------------------------------------------------------------------------------
ASSETS

Cash and due from banks                       $       26,898,000        $    22,461,000
Federal funds sold                                    12,855,000                      -
Investment securities:
  Held to maturity                                    22,082,000            205,820,000
  Available for sale                                 207,499,000                      -
Loans:
  Commercial and real estate                         139,006,000            113,541,000
  Consumer                                            52,666,000             27,838,000
- ---------------------------------------------------------------------------------------

                                                     191,672,000            141,379,000
   Less allowance for loan losses                      2,331,000              1,963,000
- ---------------------------------------------------------------------------------------

   Net loans                                         189,341,000            139,416,000
- ---------------------------------------------------------------------------------------

Other Assets:
   Premises and equipment, net                        10,989,000              9,453,000
   Accrued interest receivable                         4,356,000              4,613,000
   Other assets                                        8,318,000              6,001,000
- ---------------------------------------------------------------------------------------

   Total other assets                                 23,663,000             20,067,000
- ---------------------------------------------------------------------------------------

   Total assets                               $      482,338,000        $   387,764,000
=======================================================================================


The accompanying notes are an integral part of these consolidated financial statements.


                                                                                                  OMNIBANCORP
                                                                                             AND SUBSIDIARIES

                                                                         CONSOLIDATED STATEMENTS OF CONDITION

=============================================================================================================

December 31,                                                                 1993                    1992
- -------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

DEPOSITS:
  Noninterest bearing demand                                        $      116,112,000        $    87,049,000
  MMDA and NOW                                                             185,287,000            141,571,000
  Savings                                                                   55,297,000             38,519,000
  Time                                                                      61,726,000             58,561,000
- -------------------------------------------------------------------------------------------------------------

   Total deposits                                                          418,422,000            325,700,000

Short-term borrowings                                                        3,896,000              5,535,000
Other liabilities                                                            2,327,000              6,401,000
- -------------------------------------------------------------------------------------------------------------

   Total liabilities                                                       424,645,000            337,636,000
- -------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY:
  Common stock $.0267 stated value; 50,000,000
   shares authorized; 17,057,591 shares issued;
   16,491,244 shares outstanding                                               455,000                455,000
  Additional paid-in capital                                                19,135,000             19,135,000
  Retained earnings                                                         37,256,000             31,956,000
  Net unrealized gain on securities available for sale                       2,265,000                      -
- -------------------------------------------------------------------------------------------------------------

                                                                            59,111,000             51,546,000
  Treasury stock, at cost                                                   (1,418,000)            (1,418,000)
- -------------------------------------------------------------------------------------------------------------

   Total stockholders' equity                                               57,693,000             50,128,000
- -------------------------------------------------------------------------------------------------------------

     Total liabilities and stockholders' equity                     $      482,338,000        $   387,764,000
=============================================================================================================

                      The accompanying notes are an integral part of these consolidated financial statements.


                                                                                                  OMNIBANCORP
                                                                                             AND SUBSIDIARIES

                                                                            CONSOLIDATED STATEMENTS OF INCOME

==============================================================================================================
Years Ended December 31,                              1993                    1992                       1991
- --------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans, including fees                      $       17,647,000         $   13,488,000        $    11,978,000
  Investment securities:
   Taxable interest income                           10,847,000             12,161,000             12,337,000
   Tax-exempt interest income                           612,000                664,000                912,000
   Other                                                392,000                320,000                306,000
  Federal funds sold                                    172,000                188,000                519,000
- --------------------------------------------------------------------------------------------------------------
                                                     29,670,000             26,821,000             26,052,000
- --------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposits                                            7,060,000              7,703,000             11,292,000
  Federal funds purchased                               196,000                175,000                 79,000
  Notes payable                                               -                203,000                352,000
- --------------------------------------------------------------------------------------------------------------
                                                      7,256,000              8,081,000             11,723,000
- --------------------------------------------------------------------------------------------------------------

Net interest income                                  22,414,000             18,740,000             14,329,000
Provision for loan losses                                43,000                164,000                264,000
- --------------------------------------------------------------------------------------------------------------

Net interest income after provision
  for loan losses                                    22,371,000             18,576,000             14,065,000
- --------------------------------------------------------------------------------------------------------------

OTHER INCOME:
  Service charges                                     3,100,000              2,682,000              2,809,000
  Gains on investment securities
   transactions                                       2,649,000              2,762,000              2,241,000
  Other                                               1,920,000              1,982,000              2,271,000
- --------------------------------------------------------------------------------------------------------------
                                                      7,669,000              7,426,000              7,321,000
- --------------------------------------------------------------------------------------------------------------
OTHER EXPENSE:
  Salaries and employee benefits                      9,499,000              8,121,000              7,256,000
  Occupancy of bank premises                          1,192,000              1,342,000              1,379,000
  Furniture and equipment                               579,000                565,000                517,000
  Other                                               6,456,000              5,705,000              5,730,000
- --------------------------------------------------------------------------------------------------------------
                                                     17,726,000             15,733,000             14,882,000
- --------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAX EXPENSE                     12,314,000             10,269,000              6,504,000
INCOME TAX EXPENSE                                    3,881,000              3,012,000              1,439,000
- --------------------------------------------------------------------------------------------------------------

NET INCOME                                   $        8,433,000         $    7,257,000        $     5,065,000
==============================================================================================================

NET INCOME PER COMMON SHARE                  $              .51         $          .43        $           .30
==============================================================================================================

                       The accompanying notes are an integral part of these consolidated financial statements.


                                                                                                   OMNIBANCORP
                                                                                              AND SUBSIDIARIES

                                                    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

==============================================================================================================
Years Ended December 31, 1993, 1992 and 1991
                                                                    Net Unrealized
                                                                        Gain On
                                            Additional                Securities
                                  Common     Paid-in        Retained   Available      Treasury
                                  Stock      Capital        Earnings    For Sale       Stock          Total
- --------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1990     $ 455,000   $19,135,000   $ 23,680,000  $         -  $ (403,000)  $ 42,867,000

  Treasury stock:
   38,805 shares purchased
     for $1.75 per share               -             -              -            -     (68,000)       (68,000)

  Net income                           -             -      5,065,000            -           -      5,065,000

  Dividends ($.0925 per
   common share)                       -             -     (1,557,000)           -           -     (1,557,000)
- --------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1991       455,000    19,135,000     27,188,000            -    (471,000)    46,307,000

  Treasury stock:
   326,963 shares purchased
     at prices of $2.79 and
     $3.00 per share                   -             -              -            -    (947,000)      (947,000)

  Net income                           -             -      7,257,000            -           -      7,257,000

  Dividends ($.15 per common
   share)                              -             -     (2,489,000)           -           -     (2,489,000)
- --------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1992       455,000    19,135,000     31,956,000            -  (1,418,000)    50,128,000

  Net income                           -             -      8,433,000            -           -      8,433,000

  Dividends ($.19 per common
   share)                              -             -     (3,133,000)           -           -    (3,133,000)

  Net unrealized gain on
   securities available
   for sale                            -             -              -    2,265,000           -      2,265,000
- --------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 1993     $ 455,000   $19,135,000   $ 37,256,000  $ 2,265,000 $(1,418,000)  $ 57,693,000
==============================================================================================================

                       The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                   OMNIBANCORP
                                                                                              AND SUBSIDIARIES

                                                                         CONSOLIDATED STATEMENTS OF CASH FLOWS

==============================================================================================================
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Years Ended December 31,                                   1993                  1992                    1991
- --------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net income                                    $         8,433,000     $      7,257,000      $     5,065,000
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                        2,951,000            1,452,000              895,000
     Provision for loan losses and real estate
       acquired by foreclosure                               43,000              194,000              489,000
     Provision for (benefit from)
       deferred taxes                                       172,000             (222,000)             184,000
     Undistributed earnings in
       unconsolidated affiliate                            (440,000)            (519,000)            (253,000)
     Deferred loan fees                                     518,000              422,000              262,000
     Gains on investment securities
       transactions                                      (2,760,000)          (2,762,000)          (2,241,000)
     Loss (gain) on sale of fixed assets                    (12,000)              11,000             (348,000)
     Writedowns, net of gains and losses
       from real estate acquired by
       foreclosure                                           (9,000)             292,000               96,000
     Interest receivable                                    572,000              370,000             (521,000)
     Other assets                                          (216,000)          (2,143,000)          (3,243,000)
     Other liabilities                                   (5,725,000)           4,105,000             (239,000)

- --------------------------------------------------------------------------------------------------------------
Cash provided by operating activities                     3,527,000            8,457,000              146,000
- --------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
  Change in net federal funds purchased                  (1,639,000)           5,535,000                    -
  Proceeds from maturities of investment
   securities                                            55,262,000           16,453,000           22,432,000
  Proceeds from sales of investment
   securities                                            84,340,000           98,201,000          106,074,000
  Purchase of investment securities                    (138,350,000)        (130,112,000)        (141,379,000)
  Net change in loans to customers                      (30,642,000)         (25,629,000)         (15,549,000)
  Proceeds from sale of real estate
   acquired by foreclosure                                  322,000            2,518,000            3,143,000
  Expenditures for premises and equipment                (1,385,000)          (1,231,000)          (1,913,000)
  Net cash received from business
   combinations                                           4,841,000                    -                    -
  Proceeds from sale of fixed assets                              -                    -              683,000

- --------------------------------------------------------------------------------------------------------------
Cash used in investing activities                       (27,251,000)         (34,265,000)         (26,509,000)
- --------------------------------------------------------------------------------------------------------------

                                                                                                    OMNIBANCORP
                                                                                                ANDSUBSIDIARIES

                                                                          CONSOLIDATED STATEMENTS OF CASH FLOWS

===============================================================================================================
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Years Ended December 31,                                   1993                  1992                  1991
- ---------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Net change in deposits                                 44,149,000           27,666,000           17,821,000
  Repayment of notes payable                                      -           (3,502,000)             (27,000)
  Purchase of treasury stock                                      -             (947,000)             (68,000)
  Dividends                                              (3,133,000)          (2,489,000)          (1,557,000)
- ---------------------------------------------------------------------------------------------------------------

Cash provided by financing activities                    41,016,000           20,728,000           16,169,000
- ---------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and
  cash equivalents                                       17,292,000           (5,080,000)         (10,194,000)

CASH AND CASH EQUIVALENTS, beginning
  of year                                                22,461,000           27,541,000           37,735,000
- ---------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, end of year          $        39,753,000     $     22,461,000      $    27,541,000
===============================================================================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
   Interest                                     $         7,331,000     $      8,701,000      $    12,047,000
   Income taxes                                           4,247,000            3,309,000            1,510,000

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
   Loan balances transferred to real estate
     acquired by foreclosure                                      -            1,059,000            3,362,000
   Sales of real estate acquired by foreclosure
     financed by the Bank                                   172,000              827,000            2,378,000
   Net unrealized gain on securities available
     for sale                                             2,265,000                    -                    -

                      The accompanying notes are an integral part of these consolidated financial statements.

                                     F-14

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of OMNIBANCORP and its wholly-owned subsidiaries which are comprised primarily of eleven state chartered commercial banks. Significant intercompany accounts and transactions have been eliminated. The Company owns a 50% interest in a mortgage brokerage and servicing company which is accounted for using the equity method. The Company's equity interest in earnings, which is included in other income was $440,000, $519,000 and $253,000 for 1993, 1992 and 1991. During 1993, 1992 and
1991 the Company received $147,000, $272,000 and $72,000, in fees for services provided to this entity.

INVESTMENT SECURITIES

Through December 31, 1992, the Company accounted for investment securities at cost, adjusted for the amortization of premiums and accretion of discounts. Gains and losses were recognized at the time of sale, using the specific identification method or when management determined that a permanent decline in value existed.

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115 (SFAS 115), Accounting for Certain Investments in Debt and Equity Securities. This Statement requires the Company to classify investment securities as either held-to- maturity, available for sale, or trading and also requires that adjustments be made to certain classifications of the portfolio to reflect their fair market value. SFAS 115 was implemented as of December 31, 1993.

Investment securities classified as held-to-maturity are those securities that the Company has the positive intent and ability to hold to maturity. They are reported at cost, adjusted for the amortization of premiums and accretion of discounts.

Investment securities classified as available for sale are those securities that the Company does not have the positive intent to hold to maturity or does not intend to trade actively. These securities are reported at fair value with unrealized gains and losses reported as a net amount (net of applicable income taxes) as a separate component of stockholders' equity. The effect of adopting SFAS 115 resulted in a net increase to stockholders' equity of $2,265,000 as of December 31, 1993.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

Trading securities are those investments that the Company purchases with the intent to sell in the near future. They are reported at fair value. Unrealized gains and losses for trading securities are included in current earnings.

INTEREST AND FEES ON LOANS

Interest on loans is accrued based on the principal balance outstanding. The accrual of interest on loans is discontinued when management believes that interest or principal may not be collectible in the normal course of business. Interest income on such loans is subsequently recognized only in the period in which interest payments are received. The Company defers loan fees which are amortized into interest income over the lives of the related loans as adjustments of the yield. At December 31, 1993, 1992 and 1991, respectively, the Company had deferred loan fees of $1,607,000, $1,089,000 and $670,000.

LOANS AND ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is based primarily on historical loan loss and collection experience, underlying collateral values, review of individual credits, current economic conditions and such other factors which, in management's judgment, deserve recognition in estimating loan losses.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation and amortization calculated using the straight-line method over the shorter of the estimated useful lives or lease periods of the respective assets.

REAL ESTATE ACQUIRED BY FORECLOSURE

Other real estate acquired by foreclosure (included in other assets) is stated at the lesser of loan balance prior to foreclosure, adjusted for costs incurred for improvements to the property ("cost"), or fair market value less estimated selling costs of the property. In the event that the fair market value less estimated selling costs is less than cost, a valuation allowance is established to reflect this deficiency. Subsequent changes in the valuation allowance are recognized through adjustments to current period operations. The balance of real estate acquired by foreclosure net of any valuation allowance was $824,000 and $731,000 at December 31, 1993 and 1992.

CASH FLOWS

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================

INTANGIBLES

The net excess of $2,536,000 and $1,167,000 at December 31, 1993 and 1992,
(included in other assets) of the cost of subsidiary banks' assets acquired over liabilities assumed (goodwill) is being amortized over a period ranging from 10 to 29 years.

INCOME TAXES

Through December 31, 1992, the Company followed the provisions of Accounting Principles Board Opinion 11, "Accounting for Income Taxes". Effective for fiscal year 1993, the Company implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under the provisions of SFAS No. 109, the Company elected not to restate prior years and determined that the cumulative effect of this accounting change is not material to the financial statements.

Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company's temporary differences result primarily from depreciation, deferred loan fees, and investment securities.

ACCOUNTING STANDARDS PRONOUNCEMENTS

In May 1993, Statement of Financial Accounting Standards No. 114, "Accounting for Impairment of a Loan", was issued. This statement requires that impaired loans, within the scope of the statement, be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or market price or the fair value of the collateral if the loan is collateral dependent. This statement applies to fiscal years beginning after December 15, 1994, and is not expected to have a material effect on the accompanying financial statements.

NET INCOME PER SHARE

Net income per share is based upon the weighted average number of common shares outstanding during the year. Common stock equivalents include shares issuable upon exercise of stock options and are included as common stock equivalents when dilutive. Common stock equivalents resulted in no material dilution during the periods presented. Weighted average number of common shares outstanding for the years ended December 31, 1993, 1992 and 1991 were 16,748,322, 16,747,620, and 16,844,962, respectively.

RECLASSIFICATIONS

Other expenses as reported in the previous financial statements were reclassified to conform to the current year's presentation.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

1.   INVESTMENT SECURITIES

The amortized cost and estimated market value of investment securities are summarized as follows:



                                         Gross        Gross        Estimated
                         Amortized     Unrealized   Unrealized       Market
December 31, 1993          Cost          Gains        Losses         Value
- ------------------------------------------------------------------------------

HELD TO MATURITY
  U.S. Agencies     $    4,915,000    $   181,000   $   (6,000)  $   5,090,000
  Obligations of
   states and
   political
   subdivisions         13,136,000        190,000      (31,000)     13,295,000
  Other                  4,031,000              -            -       4,031,000
- ------------------------------------------------------------------------------
                        22,082,000        371,000      (37,000)     22,416,000
- ------------------------------------------------------------------------------
AVAILABLE FOR SALE
  U.S. Treasury        204,014,000      3,591,000     (106,000)    207,499,000
- ------------------------------------------------------------------------------
Total               $  226,096,000    $ 3,962,000   $ (143,000)  $ 229,915,000
==============================================================================




                                         Gross        Gross        Estimated
                         Amortized     Unrealized   Unrealized       Market
December 31, 1993          Cost          Gains        Losses         Value
- ------------------------------------------------------------------------------
U.S. Treasury       $  185,139,000    $ 4,514,000   $ (207,000)  $ 189,446,000
U.S. Agencies            4,635,000        158,000      (16,000)      4,777,000
Obligations of
  states and
  political
  subdivisions           9,839,000        184,000      (22,000)     10,001,000
Other                    6,207,000        111,000            -       6,318,000
- ------------------------------------------------------------------------------
Total               $  205,820,000    $ 4,967,000   $ (245,000)  $ 210,542,000
==============================================================================


                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

The amortized cost and estimated market value of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   Estimated
                                               Amortized             Market
                                                 Cost                Value
- ------------------------------------------------------------------------------
Due in one year or less                     $   55,647,000     $    56,231,000
Due after one year through five years          159,236,000         162,371,000
Due after five years through ten years           8,498,000           8,509,000
Due after ten years                              1,734,000           1,742,000
- ------------------------------------------------------------------------------
                                               225,115,000         228,853,000
Mortgage backed securities                         981,000           1,062,000
- ------------------------------------------------------------------------------
Total                                       $  226,096,000     $   229,915,000
==============================================================================


The Company realized gross gains of $2,828,000, $2,675,000 and $2,330,000 on the sales of investment securities for the years ended December 31, 1993, 1992 and 1991.

The amortized cost and estimated market values of investment securities pledged to secure public deposits and for other purposes required by law were $45,256,000 and $46,441,000 at December 31, 1993 and $29,439,000 and
$30,298,000 at December 31, 1992.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

2. LOANS AND ALLOWANCE FOR LOAN LOSSES

Transactions in the allowance for loan losses are summarized as follows:

Year Ended December 31,            1993              1992              1991
- -------------------------------------------------------------------------------
Balance, beginning
 of year                     $     1,963,000   $    1,861,000    $   2,462,000
Acquisitions                         338,000                -                -
Provision charged
 to expense                           43,000          164,000          264,000
Recoveries                            53,000           56,000          126,000
Loans charged off                    (66,000)        (118,000)        (991,000)
- -------------------------------------------------------------------------------
Balance, end of year         $     2,331,000   $    1,963,000    $   1,861,000
===============================================================================

The accrual of interest had been discontinued on loans having an outstanding principal balance of $120,000 and $948,000 at December 31, 1993 and 1992. Additional interest income of approximately $6,000 in 1993, $40,000 in 1992 and $57,000 in 1991 would have been recognized if nonaccrual loans had been current in accordance with their original terms.

3. TIME DEPOSITS

Individual time certificates of deposit in excess of $100,000 totaled $22,610,000 and $23,354,000 at December 31, 1993 and 1992.

4. PREMISES AND EQUIPMENT

At December 31, premises and equipment, less accumulated depreciation and amortization consisted of the following:

                                                1993                  1992
- -------------------------------------------------------------------------------
Land                                    $       4,675,000        $   4,440,000
Buildings                                       5,148,000            4,806,000
Leasehold improvements                          1,948,000            1,744,000
Furniture and equipment                         4,028,000            3,496,000
- -------------------------------------------------------------------------------
                                               15,799,000           14,486,000

Less accumulated depreciation
  and amortization                              4,810,000            5,033,000
- -------------------------------------------------------------------------------
                                        $      10,989,000        $   9,453,000
===============================================================================

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

5. SHORT-TERM BORROWINGS

Short-term borrowings consist of repurchase agreements and federal funds purchased and are summarized as follows:

December 31,                      1993           1992           1991
                                                             (unaudited)
- ------------------------------------------------------------------------
Ending balance                $ 3,896,000     $ 5,535,000    $         -
Weighted average
 interest rate                       2.57%           5.00%             -
Maximum amount out-
 standing at any
 month-end                    $21,235,000     $15,950,000    $ 8,050,000
Average amount out-
 standing during the
 period                       $ 6,526,000     $10,356,000    $ 9,578,000
Weighted average interest
 rate during the period              3.00%           3.65%          4.50


6. FAIR VALUE OF FINANCIAL INSTRUMENTS

Estimates of fair values of financial instruments are based on a variety of factors at a specific point in time. Where possible, fair values represent quoted market prices for identical or comparable instruments. In other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates. Intangible values assigned to customer relationships are not reflected in the reported values. These estimates are subjective in nature and involve matters of judgement. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year end or that will be realized in the future.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND SHORT-TERM INVESTMENTS

For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

INVESTMENT SECURITIES

The estimated fair values of securities are provided in Note 1. The fair values are based on quoted market prices or dealer quotes, when available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

LOAN RECEIVABLES

The estimated fair values of loans outstanding net of the allowance for loan losses at December 31, 1993 and 1992 are $190,049,000 and $139,696,000. The
fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar remaining maturities. This calculation ignores loan fees and certain factors affecting the interest rates charged on various loans such as the borrower's creditworthiness and compensating balances and dissimilar types of collateral.

DEPOSIT LIABILITIES

The estimated fair values of deposits outstanding at December 31, 1993 and 1992 are $418,615,000 and $325,924,000. The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed- rate deposits are estimated based on discounted cash flows using the rates currently offered for deposits of similar remaining maturities.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT

The estimated fair values of commitments to extend credit and standby letters of credit were $62,177,000 and $1,791,000, respectively, at December 31, 1993 and $44,222,000 and $2,067,000, respectively, at December 31, 1992. The fair values of commitments to extend credit and letters of credit are determined by combining the estimated fees currently charged to enter into similar agreements with the committed amounts.

7. NOTES PAYABLE

During 1992, the Company prepaid, without penalty, 100% of its outstanding mortgage indebtedness bearing interest at 10%.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

8. INCOME TAXES

The components of consolidated income tax expense are as follows:


Years Ended December 31,           1993              1992             1991
- ------------------------------------------------------------------------------
Current liability             $     3,709,000   $    3,234,000    $  1,255,000
Deferred liability (benefit)          172,000         (222,000)        184,000
- ------------------------------------------------------------------------------
Total                         $     3,881,000   $    3,012,000    $  1,439,000
==============================================================================

The principal timing differences resulting in deferred income taxes and the tax effect of each are as follows:

Years Ended December 31,                        1992              1991
- ------------------------------------------------------------------------------
Depreciation and amortization                   $      (25,000)   $    (14,000)
Provision for loan losses                              (11,000)        210,000
Deferred loan fees                                    (143,000)        (89,000)
Provision for loss contingency                        (165,000)              -
Other, net                                             122,000          77,000
- ------------------------------------------------------------------------------
Total                                           $     (222,000)   $    184,000
==============================================================================


The components of the net deferred tax assets and liabilities as of December 31, 1993 are as follows:


- ------------------------------------------------------------------------------
Net unrealized gain on investments available for sale           $    1,185,000
Depreciation and amortization                                          501,000
Provision for loan losses                                             (152,000)
Deferred loan fees                                                    (546,000)
Provision for loss contingency                                        (210,000)
Other, net                                                             358,000
- ------------------------------------------------------------------------------
Net deferred liabilities (assets)                               $    1,136,000
==============================================================================

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


The following table reconciles the federal statutory tax rate to the effective tax rate:

Years Ended December 31,                     1993           1992          1991
- ------------------------------------------------------------------------------
Statutory federal income tax rate           34.0 %         34.0 %        34.0%
Adjustments to statutory tax rate
 resulting from:
  Tax-exempt interest income                (1.8)%         (2.2)%       (4.8)%
  Use of capital loss carryforward          (0.9)%         (1.7)%       (1.6)%
  Income of unconsolidated affiliate        (1.3)%         (0.6)%       (1.3)%
  Other, net                                 1.5 %         (0.2)%       (4.2)%
- ------------------------------------------------------------------------------
Effective tax rate                          31.5 %         29.3 %        22.1%
==============================================================================


During 1991, the Internal Revenue Service issued a Revenue Agent Report (RAR) as a result of examining OMNIBANCORP's consolidated federal income tax returns for the years 1985, 1986, and 1987. In March, 1992, the Company reached a settlement with the Internal Revenue Service regarding the RAR which resulted in a total additional tax liability to the Company of approximately $140,000. The Company provided adequate accruals for this liability in prior years and, as a result, the settlement had no impact on the Company's 1992 operations.

During 1993, the Internal Revenue Service completed an audit of OMNIBANCORP's consolidated federal income tax returns for the years 1988 through 1990. This examination resulted in a total additional tax liability to the Company of approximately $22,000.

9. PROFIT SHARING PLAN

The Company has a profit-sharing plan in which employees of the Company and its subsidiaries meeting eligibility requirements participate. Annual contributions are at the discretion of the Board of Directors. Contributions of $315,000, $280,000 and $200,000 were made to the plan in 1993, 1992 and
1991.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

10. STOCK OPTIONS

Options have been granted to certain key employees of the Company to purchase shares of its common stock. As of December 31, 1992 options outstanding represented 295,000 shares of common stock at prices of $2.56 and $2.57 per share. During 1993, the Company granted additional options to these employees to purchase another 75,000 shares of its common stock at a price of $3.15 per share. All options are exercisable and expire seven years from the grant date. The option price was the Company's book value (which approximates fair market value) at the date of the grant. Three years from the exercise date, the employee may elect to sell such stock to the Company at 1.25 times the option price. No options have been exercised or cancelled during the three years ended December 31, 1993.

11. DIVIDEND RESTRICTIONS

The Company is subject to federal and state laws and regulations which contain restrictions on the receipt of dividends from the subsidiary banks. Approval from these agencies is required for the subsidiary banks to pay dividends in any calendar year which exceed the banks' net profits for that year combined with its retained profits for the preceding two years. At December 31, 1993, the banks' consolidated retained earnings of approximately $3,456,000 were available for the payment of dividends without obtaining prior regulatory approval.

12. OTHER EXPENSE

The components of other expense consisted of the following:

Years Ended December 31,                 1993           1992           1991
- ------------------------------------------------------------------------------
Item and data processing         $     1,472,000   $    863,000  $     807,000
Regulatory fees, FDIC and
 other insurance                       1,160,000        994,000        881,000
Postage, printing and
 supplies                                811,000        642,000        648,000
Legal, accounting and
 directors fees                          591,000        517,000        427,000
Telephone and advertising                345,000        234,000        211,000
Correspondent bank charges               272,000        269,000        264,000
Other                                  1,805,000      2,186,000      2,492,000
- ------------------------------------------------------------------------------
Total other expense              $     6,456,000   $  5,705,000  $   5,730,000
==============================================================================

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


13. COMMITMENTS

The Company and its subsidiary banks lease certain premises under operating leases. Minimum rental commitments remaining under the leases are as follows:

Years Ending
December 31,
- ------------------------------------------------------------------------------
1994                                                             $     558,000
1995                                                                   448,000
1996                                                                   374,000
1997                                                                   325,000
1998                                                                   318,000
Later years                                                          1,385,000
- ------------------------------------------------------------------------------
Total                                                            $   3,408,000
==============================================================================

Lease agreements contain various renewal options, and certain of the agreements call for annual adjustments in the event of increases in the U.S. Bureau of Labor Statistics Consumer Price Index. The Company and subsidiary banks are also required to pay their prorata share of operating expenses above the base minimum, as defined in the lease agreements. Rent expense approximated $563,000, $654,000 and $490,000 for the years ended December 31, 1993, 1992 and
1991.

Commitments to extend credit and standby letters of credit are issued by the Company in the normal course of business to meet the financing needs of its customers. These off-balance-sheet items approximated $61,561,000 and $1,765,000, respectively, as of December 31, 1993.

The Company's exposure to credit losses, in the event of nonperformance by these customers, is represented by the contractual amount of their obligations. The Company uses the same credit policies in granting commitments and conditional obligations as it does for on-balance-sheet instruments.
Management does not anticipate any material loss as a result of these commitments, and believes there are no significant concentrations of credit risk with any customer. The Company's lending is concentrated primarily in the Denver Metropolitan area and consists of commercial, real estate and consumer lending.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

The Company is engaged in legal actions arising from the normal course of business. In management's opinion, the Company has adequate legal defenses with respect to these actions, and the resolution of these matters should have no material adverse effects upon the results of operations or financial condition of the Company.

14. RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company and its subsidiary banks make loans to directors, officers, and employees. All loans are made on substantially equivalent terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons and do not involve more than the normal risk of collectibility. Such loans totaled $967,000 and $2,121,000 at December 31, 1993 and 1992.

15. ACQUISITIONS

On February 4, 1993, OMNIBANCORP acquired 100% of the outstanding shares of Met State Corporation (the "Corporation"), a one-bank holding company, for $4.3 million. The Corporation, whose assets consisted primarily of 100% of the stock of Metropolitan State Bank in Commerce City, Colorado ("the Bank"), was subsequently liquidated. As a result of this transaction, the Bank became a wholly-owned subsidiary of OMNIBANCORP and was subsequently renamed OMNIBANK Commerce City.

On December 21, 1993, OMNIBANCORP acquired 100% of the outstanding shares of Denver West Bank & Trust in Golden, Colorado ("Denver West") for $2.2 million. Effective January 1, 1994 Denver West was merged into Omnibank Arvada and operates as a branch of that institution.

These transactions have been accounted for as purchases. The Company's consolidated financial statements include the assets, liabilities, and results of operations of Omnibank Commerce City and Denver West since the dates of acquisition. Portions of the purchase prices have been allocated to the assets and liabilities of these entities based on their estimated fair values. The operations of these acquired entities were not significant to the operations of the Company prior to the acquisitions and therefore no proforma results are presented.

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

16. PARENT COMPANY STATEMENTS

Presented below are condensed balance sheets, statements of income and cash flows for the parent company:

CONDENSED BALANCE SHEETS

December 31,                                         1993                 1992
- ------------------------------------------------------------------------------
ASSETS

Cash on deposit with subsidiaries       $         117,000        $      17,000
Investment in subsidiaries                     47,114,000           40,804,000
Investment securities                           8,227,000            8,223,000
Other assets                                    3,205,000            2,111,000
- ------------------------------------------------------------------------------
 Total assets                           $      58,663,000        $  51,155,000
==============================================================================

LIABILITIES

Other liabilities                       $         970,000        $   1,027,000

SHAREHOLDERS' EQUITY                           57,693,000           50,128,000
- ------------------------------------------------------------------------------
 Total liabilities and
  shareholders' equity                  $      58,663,000        $  51,155,000
==============================================================================



                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


CONDENSED STATEMENTS OF INCOME

Year Ended December 31,                     1993           1992          1991
                                                                     (unaudited)
- -------------------------------------------------------------------------------
OPERATING INCOME:
 Dividends from bank sub-
  sidiaries                      $     7,895,000   $  6,410,000  $   4,200,000
 Other income                          1,285,000      2,308,000      2,300,000
- -------------------------------------------------------------------------------
  Total                                9,180,000      8,718,000      6,500,000

Operating expense                      2,726,000      3,482,000      4,291,000
- -------------------------------------------------------------------------------
Income before income taxes
 and equity in undistributed
 earnings of consolidated
 affiliates                            6,454,000      5,236,000      2,209,000

Applicable income tax benefit            490,000        400,000        677,000
- -------------------------------------------------------------------------------
Income before equity in
 undistributed earnings of
 consolidated affiliates               6,944,000      5,636,000      2,886,000

Equity in undistributed earnings
 of consolidated affiliates            1,489,000      1,621,000      2,179,000
- -------------------------------------------------------------------------------
  Net income                     $     8,433,000   $  7,257,000  $   5,065,000
===============================================================================

                                                                     OMNIBANCORP
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


CONDENSED STATEMENTS OF CASH FLOWS

Years Ended December 31,                    1993           1992          1991
                                                                     (unaudited)
- -------------------------------------------------------------------------------
OPERATING ACTIVITIES:
 Net income                      $     8,433,000   $  7,257,000  $   5,065,000
 Adjustments to reconcile net
  net income to cash from
  operating activities:
   Undistributed income of
    subsidiaries                      (1,489,000)    (1,621,000)    (2,179,000)
   (Gain) loss from sale of
    securities                          (303,000)      (186,000)             -
   Depreciation and amortization         136,000         60,000         34,000
   Change in other assets             (1,094,000)       414,000      1,615,000
   Change in other liabilities           (57,000)      (509,000)     1,348,000
- -------------------------------------------------------------------------------
Total adjustments                     (2,807,000)    (1,842,000)       818,000
- -------------------------------------------------------------------------------
Net cash from operating                5,626,000      5,415,000      5,883,000
- -------------------------------------------------------------------------------
INVESTMENT ACTIVITIES:
 Purchase of banks                    (6,500,000)             -              -
 Purchases of investment
  securities                         (22,164,000)   (21,799,000)    (7,255,000)
 Sales and maturities of
  investment securities               22,465,000     22,383,000      3,200,000
 Sales of fixed assets                 3,573,000              -              -
 Other, net                              233,000              -              -
- -------------------------------------------------------------------------------
Net cash used in investing
 activities                           (2,393,000)       584,000     (4,055,000)
- -------------------------------------------------------------------------------
FINANCING ACTIVITIES:
 Purchase of treasury stock                    -       (947,000)       (68,000)
 Retirement of mortgage                        -     (3,502,000)             -
 Dividends paid                       (3,133,000)    (2,489,000)    (1,557,000)
- -------------------------------------------------------------------------------
Net cash used for financing
 activities                           (3,133,000)    (6,938,000)    (1,625,000)
- -------------------------------------------------------------------------------
Net change in cash                       100,000       (939,000)       203,000

CASH, beginning of year                   17,000        956,000        753,000
- -------------------------------------------------------------------------------
CASH, end of year                $       117,000   $     17,000  $     956,000
===============================================================================

                                                                [EXECUTION COPY]





                                 PLAN OF MERGER


                    DATED AS OF THE 31ST DAY OF AUGUST, 1994


                                 BY AND BETWEEN


                                    KEYCORP


                                      AND


                                  OMNIBANCORP

                               TABLE OF CONTENTS

                                                                                                    PAGE
RECITALS:                                                                                             1

ARTICLE I  THE MERGER                                                                                 2

        SECTION 1.1.  Structure of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        SECTION 1.2.  Effect on Outstanding Shares  . . . . . . . . . . . . . . . . . . . . . . . .   2
        SECTION 1.3.  Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        SECTION 1.4.  Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
        SECTION 1.5.  Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        SECTION 1.6.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        SECTION 1.7.  Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE II  CONDUCT OF OMNI PENDING THE MERGER                                                        8

        SECTION 2.1.  Conduct of OMNI's Business Prior to the
                                   Effective Time   . . . . . . . . . . . . . . . . . . . . . . . .   8
        SECTION 2.2.  Forbearance by OMNI . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE III  REPRESENTATIONS AND WARRANTIES                                                          13

        SECTION 3.1.  Representations and Warranties of OMNI  . . . . . . . . . . . . . . . . . . .  13

                (a)   Recitals True . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                (b)   Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                (c)   Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                (d)   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                (e)   Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                (f)   No Violations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                (g)   Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                (h)   Financial Statements; Undisclosed
                      Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                (i)   Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . .  18
                (j)   Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                (k)   Absence of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                (l)   Absence of Regulatory Actions . . . . . . . . . . . . . . . . . . . . . . . .  21
                (m)   Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                (n)   Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                (o)   Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                (p)   Title to Properties and Other Assets  . . . . . . . . . . . . . . . . . . . .  25
                (q)   Knowledge As to Conditions  . . . . . . . . . . . . . . . . . . . . . . . . .  25
                (r)   Compliance with Laws   . . . . .  . . . . . . . . . . . . . . . . . . . . . .  25
                (s)   Fees   . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . .  26
                (t)   Registration Statement   .  . . . . . . . . . . . . . . . . . . . . . . . . .  26
                (u)   Allowance; Capital; OMNI Loans  . . . . . . . . . . . . . . . . . . . . . . .  27
                (v)   No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . .  28
                (w)   Antitakeover Provisions Inapplicable  . . . . . . . . . . . . . . . . . . . .  28
                (x)   Material Interests of Certain Persons   . . . . . . . . . . . . . . . . . . .  28
                (y)   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                (z)   Capital Spending and Commitments  . . . . . . . . . . . . . . . . . . . . . .  29


                                                                                                    PAGE
                                                                                                    ----
                (aa)  Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                (bb)  Voting Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                (cc)  Officer/Director Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  29

        SECTION 3.2.  Representations and Warranties
                      of KeyCorp   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                (a)   Recitals True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                (b)   Capital Stock of KeyCorp   . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                (c)   Organization and Authority   . . . . . . . . . . . . . . . . . . . . . . . . .  30
                (d)   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                (e)   No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                (f)   Certain Statements, Reports and
                      Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                (g)   No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . .  32
                (h)   Compliance with Applicable Law   . . . . . . . . . . . . . . . . . . . . . . .  33
                (i)   Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                (j)   Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                (k)   KeyCorp Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                (l)   Knowledge as to Conditions   . . . . . . . . . . . . . . . . . . . . . . . . .  34
                (m)   Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE IV  COVENANTS                                                                                 34

        SECTION 4.1.  Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
        SECTION 4.2.  Certain Revaluations, Changes, and
                      Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
        SECTION 4.3.  Employment and Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . .   35
        SECTION 4.4.  Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
        SECTION 4.5.  Certain Filings, Consents and
                      Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
        SECTION 4.6.  State Antitakeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . .   37
        SECTION 4.7.  Indemnification; Directors' and
                      Officers' Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
        SECTION 4.8.  Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
        SECTION 4.9.  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
        SECTION 4.10. Proxy; Registration Statement . . . . . . . . . . . . . . . . . . . . . . . .   40
        SECTION 4.11. Stockholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
        SECTION 4.12. Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
        SECTION 4.13. Tax-Free Reorganization Treatment . . . . . . . . . . . . . . . . . . . . . .   41
        SECTION 4.14. Bank Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
        SECTION 4.15. Documents and Information to be
                      Furnished . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
        SECTION 4.16. Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . .   42
        SECTION 4.17. Tax Representations of OMNI . . . . . . . . . . . . . . . . . . . . . . . . .   42
        SECTION 4.18. Tax Representations of KeyCorp  . . . . . . . . . . . . . . . . . . . . . . .   42
        SECTION 4.19. KeyCorp Common and Other Merger
                      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
        SECTION 4.20. NYSE Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
        SECTION 4.21. Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42


                                                                                             PAGE
                                                                                             ----
        SECTION 4.22. Termination of OMNI Profit Sharing Plan . . . . . . . . . . . . . . . .  43

ARTICLE V  CONDITIONS TO CONSUMMATION                                                          43

        SECTION 5.1.  Conditions to All Parties' Obligations  . . . . . . . . . . . . . . . .  43
        SECTION 5.2.  Conditions to Obligations of KeyCorp  . . . . . . . . . . . . . . . . .  45
        SECTION 5.3.  Conditions to the Obligations of OMNI . . . . . . . . . . . . . . . . .  47

ARTICLE VI  TERMINATION                                                                        48

        SECTION 6.1.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        SECTION 6.2.  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE VII  ENVIRONMENTAL MATTERS                                                             50

        SECTION 7.1.  Environmental Representations and
                      Warranties of the OMNI  . . . . . . . . . . . . . . . . . . . . . . . .  50
        SECTION 7.2.  Phase I Environmental Audit . . . . . . . . . . . . . . . . . . . . . .  52
        SECTION 7.3.  Phase II Environmental Audit and
                      Environmental Audit Response  . . . . . . . . . . . . . . . . . . . . .  53
        SECTION 7.4.  Environmental Occurrence Notification . . . . . . . . . . . . . . . . .  53
        SECTION 7.5.  Remediation; Allocation of Remediation
                      Costs; Termination of Plan  . . . . . . . . . . . . . . . . . . . . . .  53
        SECTION 7.6.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE VIII          OTHER MATTERS

        SECTION 8.1.  Certain Definitions; Interpretation . . . . . . . . . . . . . . . . . .  56
        SECTION 8.2.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        SECTION 8.3.  Waiver and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .  57
        SECTION 8.4.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
        SECTION 8.5.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
        SECTION 8.6.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
        SECTION 8.7.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
        SECTION 8.8.  Entire Plan; Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
        SECTION 8.9.  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                LIST OF EXHIBITS


Exhibit A -- Colorado Business Corporation Act Section 7-113-201
              (shareholder dissenters' rights statute)

Exhibit B -- Form of Option Agreement

Exhibit C -- Loan Committee Review Sheet/KeyCorp Response

Exhibit D -- Form of Affiliate's Letter

Exhibit E -- Form of Voting Agreement

                              INDEX TO DEFINITIONS

Term                                                                  Location of Definition
- ----                                                                  ----------------------
20 Day Calculation Period                                                     6.1(g)
Acquisition Proposal                                                          4.1
Affiliates                                                                    4.12(a)
Appropriate Governmental Standard                                             7.6(e)
BHCA                                                                          Recital A
Bank Merger                                                                   4.14
Call Reports                                                                  3.1(g)
CBCA                                                                          1.1
CERCLA                                                                        7.1
Certificate                                                                   1.3(a)
Closing                                                                       1.6
Closing Date                                                                  1.6
Code                                                                          Recital C
Colorado Commissioner                                                         3.1(g)
Costs                                                                         4.7(a)
Disclosure Memorandum                                                         3.1(b)
Environmental Action Item                                                     7.6(d)
Environmental Audit Report                                                    7.6(f)
Environmental Audit Response                                                  7.6(c)
Environmental Laws                                                            7.1
Environmental Occurrence Notification                                         7.4
Environmental Permits                                                         7.1
ERISA                                                                         3.1(o)
ERISA Affiliate                                                               3.1(o)
ERISA Plan                                                                    3.1(o)
Effective Time                                                                1.7
Employee Plans                                                                3.1(o)
Excess Remediation Cost                                                       7.5
Exchange Act                                                                  3.2(b)
Exchange Agent                                                                1.3(c)
Exchange Fund                                                                 1.3(c)
Exchange Ratio                                                                1.2(a)
FDIA                                                                          3.1(d)
FDIC                                                                          3.1(g)
Federal Reserve Board                                                         3.1(g)
HOLA                                                                          Recital A
IRS                                                                           3.1(j)
Indemnified Parties                                                           4.7(a)
KeyCorp                                                                       Preamble
KeyCorp Common Average Closing Price                                          6.1(g)
KeyCorp Common Stock                                                          1.2(a)
KeyCorp Financial Statements                                                  3.2(f)
KeyCorp Reports                                                               3.2(f)
KeyCorp Right                                                                 1.2(d)
KeyCorp Rights Plan                                                           1.2(d)
KeyCorp Subsidiary                                                            3.2(c)
KeyCorp Subsidiaries                                                          3.2(c)



Term                                                                  Location of Definition
- ----                                                                  ----------------------
Loan Portfolio Properties                                                     7.1
Material Adverse Effect                                                       8.1
Maximum Amount                                                                4.7(c)
Merger                                                                        1.1
Merger Consideration                                                          1.3(a)
NYSE                                                                          1.2(b)
NYSE Tape                                                                     6.1(g)
OMNI                                                                          Preamble
OMNI Bank                                                                     3.1(d)
OMNI Banks                                                                    3.1(d)
OMNI Buy and Sell Agreement                                                   1.3(b)
OMNI Common Stock                                                             Recital B
OMNI Contracts                                                                3.1(m)
OMNI Financial Statements                                                     3.1(h)
OMNI Loan                                                                     3.1(u)
OMNI Loans                                                                    3.1(u)
OMNI Meeting                                                                  4.11
OMNI Preferred Stock                                                          Recital B
OMNI Reports                                                                  3.1(g)
OMNI Stockholder                                                              1.3(b)
OMNI Subsidiary                                                               3.1(d)
OMNI Subsidiaries                                                             3.1(d)
Pension Plan                                                                  3.1(o)
Person                                                                        8.1
Phase I Environmental Audit                                                   7.6(a)
Phase II Environmental Audit                                                  7.6(b)
Plan                                                                          Preamble
Properties Owned                                                              7.1
Proxy Statement                                                               3.1(t)
Proxy Statement/Prospectus                                                    3.1(t)
Registration Statement                                                        3.1(t)
Regulated Material                                                            7.1
Regulators                                                                    3.1(l)
Remedial Cost Estimate                                                        7.5
REO                                                                           7.1
SEC                                                                           3.1(t)
Securities Act                                                                3.1(t)
Subsidiary Merger                                                             1.1
Surviving Corporation                                                         1.1
Voting Agreement                                                              3.1(bb)
Voting Agreements                                                             3.1(bb)



        PLAN OF MERGER, dated as of the 31st day of August, 1994 (the "Plan"), by and between KeyCorp ("KeyCorp") and OMNIBANCORP ("OMNI").

                                   RECITALS:

        A. KeyCorp. KeyCorp has been duly incorporated and is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Ohio, with its principal executive offices located in Cleveland, Ohio. KeyCorp is a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended ("BHCA"), and a savings and loan holding company as defined in the federal Home Owners' Loan Act of 1933, as amended, ("HOLA").

        B. OMNI. OMNI has been duly incorporated and is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, with its principal executive offices located in Denver, Colorado. OMNI is a registered bank holding company under the BHCA. As of the date hereof, OMNI has 50,000,000 authorized common shares, stated value $.0267 per share ("OMNI Common Stock"), of which 16,491,244 shares were issued and outstanding as of August 31, 1994, exclusive of treasury shares, and 50,000,000 authorized preferred shares, ("OMNI Preferred Stock"), of which no shares are issued and outstanding as of the date hereof (no other class of capital stock being authorized).

        C. Intention of the Parties. It is the intention of the parties to this Plan that the Merger (as defined below) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        D. Board Approvals. By the vote of at least a majority of its respective members, the Board of Directors of OMNI has adopted resolutions approving this Plan and the consummation of the transactions contemplated hereby and authorizing the execution and delivery of this Plan. In addition, the Board of Directors of KeyCorp has adopted resolutions approving this Plan and the consummation of the transactions contemplated hereby and authorizing the execution and delivery of this Plan.

        NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I
                                   THE MERGER

        SECTION 1.1. Structure of the Merger. Subject to the terms and conditions hereof, at the Effective Time (as defined in Section 1.8), OMNI will merge (the "Merger") with and into KeyCorp, pursuant to and in accordance with
Section 7-111-107 of the Colorado Business Corporation Act ("CBCA") and Section 1701.78 of the Ohio General Corporation Law ("OGCL"). KeyCorp, which will be the surviving corporation, will sometimes be referred to herein as the "Surviving Corporation" and shall continue to be incorporated under the laws of the State of Ohio. The Merger shall have the effects specified in the CBCA and the OGCL. At the Effective Time, the articles of incorporation and bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of KeyCorp in effect immediately prior to the Effective Time, and the directors and officers of the Surviving Corporation shall be the directors and officers of KeyCorp immediately prior to the Effective Time. As soon after the Effective Time as administratively feasible, KeyCorp intends to cause the banking subsidiaries of OMNI referred to in Section 3.1(d)) to be merged into Key Bank of Colorado (the "Subsidiary Merger").

        SECTION 1.2. Effect on Outstanding Shares. (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of OMNI Common Stock issued and outstanding at the Effective Time (other than (i) shares which have not been voted in favor of the approval of this Plan and with respect to which dissenters' rights shall have been perfected in accordance with Article 113 of the CBCA, and (ii) shares held directly or indirectly by KeyCorp, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into .2452 Common Shares, with a par value of $1 each, of KeyCorp ("KeyCorp Common Stock") (the "Exchange Ratio"); provided, that such Exchange Ratio shall be reduced by an amount equal to (i) the sum of (a) the net after tax Excess Remediation Cost pursuant to Section 7.5 plus (b) any aggregate after tax loss pursuant to the terms of that certain Letter Agreement between KeyCorp and OMNI dated as of the date hereof and delivered herewith, divided by
(ii) the product of (a) 16,491,244 multiplied by (b) 32.625; provided further, that if KeyCorp effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, after the date hereof and before the Effective Time, the Exchange Ratio shall be appropriately adjusted. As of the Effective Time, each share of OMNI Common Stock held directly or indirectly by KeyCorp, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, and shares held as treasury stock of OMNI, shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereof, and the provisions of the OMNI Buy and Sell

Agreement (as defined in Section 1.3(b) hereof) shall be of no further effect and it shall thereby terminate.

        (b) No fractional shares of KeyCorp Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of KeyCorp Common Stock pursuant to Section 1.2(a), cash adjustments will be paid to holders in respect of any fractional share of KeyCorp Common Stock that would otherwise be issuable; the amount of such cash adjustment shall be equal to such fractional proportion of the average of the high and low sales price of shares of KeyCorp Common Stock as reported on the New York Stock Exchange ("NYSE") on the last trading day immediately preceding the Closing Date.

        (c) Each share of KeyCorp Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged after the Merger.

        (d) Pursuant to the Rights Agreement, dated August 25, 1989, by and between KeyCorp and Society National Bank, as rights agent, as amended (the "KeyCorp Rights Plan"), each share of KeyCorp Common Stock issued in the Merger shall be accompanied by a right (a "KeyCorp Right") under the KeyCorp Rights Plan. For purposes of this Plan, all references to a share of KeyCorp Common Stock shall be deemed to include the accompanying KeyCorp Right.

        (e) Notwithstanding anything to the contrary herein, KeyCorp may, with the prior written consent of OMNI (not to be unreasonably withheld), modify the structure of the Merger in order to achieve the intention of the parties as to the federal income tax treatment described in Recital C or to qualify the Merger for accounting purposes as a "pooling of interests," and OMNI shall promptly enter into any amendment to this Plan pursuant to Section 8.3 of this Plan necessary or desirable to accomplish any such structure modifications, whether such amendment is after submission to or approval by the shareholders of OMNI, provided that no such amendment shall reduce the amount or adversely change the form or tax treatment of the consideration to be received by the OMNI shareholders in the Merger.

        SECTION 1.3. Exchange Procedures. (a) At and after the Effective Time, each certificate (each a "Certificate") previously representing shares of OMNI Common Stock shall represent (i) the number of whole shares of KeyCorp Common Stock and (ii) the right to receive cash in lieu of fractional shares into which such OMNI Common Stock has been converted pursuant to Section 1.2(a) and (b) (the "Merger Consideration"). Certificates previously representing shares of OMNI Common Stock shall be exchanged for certificates representing whole shares of KeyCorp Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with this Section 1.3, without any interest thereon.

        (b) Notwithstanding the legal effect of the provisions of Section 1.2 hereof, KeyCorp, as a condition to its obligation to issue KeyCorp Common Stock in exchange for OMNI Common Stock, may require that each holder of OMNI Common Stock who is a party to the OMNI Buy and Sell Agreement (as defined below) ("OMNI Stockholder") represent and warrant that such OMNI Stockholder owns the OMNI Common Stock free and clear of any lien, encumbrance or rights of any third party, that to the best of such OMNI Stockholder's knowledge, the provisions of the OMNIBANCORP Buy and Sell Agreement between OMNI and certain OMNI Stockholders (the "OMNI Buy and Sell Agreement") with respect to such OMNI Stockholder's rights have been complied with, that no person has rights in or to such tendering OMNI Stockholder's OMNI Common Stock and that KeyCorp is receiving good and marketable title to such OMNI Common Stock free and clear of any lien, encumbrance or rights of any third party.

        (c) As of the Effective Time, KeyCorp shall deposit, or shall cause to be deposited, with Society National Bank, or such other bank or trust company acceptable to the parties (the "Exchange Agent"), for the benefit of the holders of shares of OMNI Common Stock, for exchange in accordance with this
Section 1.3, certificates representing the shares of KeyCorp Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of KeyCorp Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.2 and paid pursuant to this Section 1.3 in exchange for outstanding shares of OMNI Common Stock.

        (d) Promptly after the Effective Time, KeyCorp shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as KeyCorp and OMNI may reasonably agree, including, without limitation, a notice of the effectiveness of the Merger; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the appropriate Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 1.2(a) and
(b), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of any shares of OMNI Common Stock not registered in the transfer records of OMNI, the Merger

Consideration may be delivered to the transferee if the Certificate representing such OMNI Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

        (e) Whenever a dividend or other distribution is declared by KeyCorp on the KeyCorp Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; provided that no dividend or other distribution declared or made on the KeyCorp Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of KeyCorp Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 1.3; and provided further that no holder of any unsurrendered Certificate shall have any rights (including voting rights, if applicable) with respect to the KeyCorp Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 1.3. Following such surrender of any such Certificate, there shall be paid to the holder of the Certificates representing whole shares of KeyCorp Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of KeyCorp Common Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or distributions having (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender payable with respect to such whole shares of KeyCorp Common Stock. Upon such surrender, any rights (including voting rights, if applicable) suspended as a result of the operation of this Section shall be immediately restored.

        (f) From and after the Effective Time, there shall be no transfers on the stock transfer records of OMNI of any shares of OMNI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to KeyCorp or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

        (g) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any KeyCorp Common tock) that remains unclaimed by the stockholders of OMNI for six months after the Effective Time shall be repaid to KeyCorp. Any stockholders of OMNI who have not theretofore complied with
Section 1.3 shall thereafter look only to KeyCorp for payment of the Merger Consideration, and any unpaid dividends and distributions on the KeyCorp Common Stock deliverable in respect of each share of OMNI Common Stock such stockholder holds as determined pursuant to this Plan, in each case, without any interest thereon. If outstanding certificates for shares of OMNI Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of KeyCorp (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of KeyCorp, the Exchange Agent or any other person shall be liable to any former holder of OMNI Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by KeyCorp, the posting by such person of a bond in such amount as KeyCorp may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the appropriate Merger Consideration, and any unpaid dividends and distributions on the KeyCorp Common Stock deliverable in respect of each share of OMNI Common Stock represented by such Certificate as determined pursuant to this Plan, in each case, without any interest thereon.

        SECTION 1.4. Options. At the Effective Time, KeyCorp shall issue a new option to purchase KeyCorp Common Stock in substitution for each option to purchase shares of OMNI Common Stock which is outstanding and exercisable immediately prior to such Effective Time, on substantially the same terms and conditions as provided in the Option Agreement attached hereto as Exhibit B; provided, that such option shall be immediately exercisable upon grant.

        KeyCorp shall use its best efforts (such efforts not to include the submission of any matter for KeyCorp shareholder approval) to grant each such option under the terms of the KeyCorp Amended and Restated 1991 Equity Compensation Plan, or to provide that the shares issuable upon exercise of such option are not "restricted securities" under the Securities Act of 1933.

        Each option to purchase KeyCorp Common Stock issued in substitution for an option to purchase OMNI Common Stock shall represent an option to purchase such number of shares of KeyCorp Common Stock at such exercise price as is determined as follows:

        (a) The number of shares of KeyCorp Common Stock to be subject to the new option shall be equal to the product of (i) the number of shares of OMNI Common Stock subject to the original option and (ii) the Exchange Ratio, rounded up, if necessary, to the nearest whole share; and

        (b) The exercise price per share of KeyCorp Common Stock under the new option shall be equal to (i) the exercise price per share of OMNI Common Stock under the original option divided by (ii) the Exchange Ratio, rounded, if necessary, to the nearest cent.

        SECTION 1.5. Dissenters' Rights. Notwithstanding any provision of this Plan to the contrary, any shares of OMNI Common Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected dissenters' rights, if any, for those shares in accordance with
Article 113 of the CBCA and, as of the Effective Time, has not withdrawn or lost such dissenters' rights shall not be converted into or represent a right to receive the Merger Consideration to which such holder would be entitled pursuant to Sections 1.2(a) and (b) of this Plan, but the holder of such shares shall only be entitled to such rights as are granted by Article 113 of the CBCA (attached hereto as Exhibit A). If a holder of shares of OMNI Common Stock who demands dissenters' rights for those shares under Article 113 of the CBCA shall effectively withdraw or lose (through failure to perfect or otherwise) dissenters' rights, then, as of the Effective Time or the occurrence of such event, whichever occurs last, those shares shall be converted into and represent only the right to receive the Merger Consideration to which such holder is entitled in accordance with Sections 1.2(a) and (b) of this Plan, without interest, upon the surrender of the Certificate representing those shares. OMNI shall forthwith give KeyCorp notice of any written demands for dissenters' rights of any holder of shares of OMNI Common Stock, attempted withdrawals of such demands, and any other instruments or notices served pursuant to Article 113 of the CBCA received by OMNI relating to dissenters' rights. OMNI shall not, except with the prior written consent of KeyCorp, voluntarily make any payment with respect to any demands for dissenters' rights of any holder of shares of OMNI Common Stock, offer to settle or settle any such demands, or approve any withdrawal of any such demands.

        SECTION 1.6. Closing. The closing (the "Closing") of the Merger shall take place at the offices of KeyCorp in Cleveland, Ohio at 10:00 a.m., local time, as promptly as practicable after the date on which the conditions specified in Sections 5.1, 5.2, and 5.3 hereof are satisfied or at such other time and place as OMNI, and KeyCorp shall agree in writing (the "Closing Date"). The obligations of OMNI and KeyCorp shall be subject to satisfaction, unless duly waived, of the applicable conditions set forth in this Plan.

        SECTION 1.7. Effective Time. The Merger shall become effective at the time and date set forth in the articles of merger meeting the requirements of
Section 7-111-105 of the CBCA and the Certificate of Merger meeting the requirements of Section 1701.81 of the OGCL, executed in accordance with all appropriate legal requirements, and filed with the Secretary of State of the State of Colorado and the Secretary of the State of Ohio, as the case may be ("Effective Time").

                                   ARTICLE II
                       CONDUCT OF OMNI PENDING THE MERGER

        SECTION 2.1. Conduct of OMNI's Business Prior to the Effective Time. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, OMNI shall, and shall cause its subsidiaries to (a) conduct its business in, and not take any action except in, the usual, regular and ordinary course consistent with past practice, (b) use its best efforts to maintain and preserve intact its business organization, employees and business relationships and retain the services of its officers and key employees, (c) maintain and keep its properties in as good repair and condition as at present except for ordinary wear and tear, (d) use its best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it, (e) perform all material obligations required to be performed by it and each of its subsidiaries under all material contracts, leases, and other material documents relating to or affecting its assets, properties, and business, (f) comply and perform in all material respects all obligations and duties imposed upon it by all federal, state, municipal, and local laws and rules, regulations, and orders by federal, state, municipal, or local governmental agencies, and (g) take no action knowingly which would adversely affect or delay the ability of OMNI or KeyCorp to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan.

        SECTION 2.2. Forbearance by OMNI. During the period from the date of this Plan to the Effective Time, except as otherwise permitted or required by this Plan, OMNI shall not, and shall not permit any of its subsidiaries to, without the prior written consent of KeyCorp, (which consent shall be deemed to have been given upon the passage of ten business days (or, in the case of any loan, advance or other extension of credit referred to in paragraph (a) below, which consent shall be deemed to have been given upon the passage of 72 hours after delivery by facsimile of a completed Loan Committee Review Sheet (in the form attached hereto as Exhibit C) to Key Bank of Colorado's Senior Vice

President of Commercial Lending [Gary Havens] at (303) 377-1062 any disapproval of which shall be delivered within such 72-hour period by facsimile to OMNI's President at (303) 220-7948, and which may, but need not be, in the form attached to the Loan Committee Review Sheet, also as Exhibit C)).

        (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan, advance or other extension of new or additional credit, in excess of $500,000 (even if made in the ordinary course of business);

        (b) adjust, split, combine, or reclassify any capital stock or other securities; enter into any arrangement, contract, or commitment with respect to the issuance, purchase or voting of shares of its capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock or any other equity or long-term debt securities, or directly or indirectly redeem, purchase, or otherwise acquire, or hypothecate, pledge, or otherwise encumber, any shares of its capital stock or other securities, grant any stock appreciation rights or grant any individual, corporation, or other entity any right to acquire any shares of its capital stock, or any securities convertible into or exchangeable for shares of such capital stock or any other equity or long-term debt securities, or issue any additional shares of its capital stock, or any securities convertible into or exchangeable for any shares of its capital stock or any other equity or long-term debt securities (in each case other than upon the exercise of any stock options granted under the OMNI Option Plan; make, declare, or pay any dividend or make any other distribution on, (whether in cash, stock or property or any combination thereof) any shares of its capital stock, except for (i) regular quarterly cash dividends (to the extent legally permitted) at a rate per share of OMNI Common Stock not in excess of $0.025 per share, (ii) a special dividend to be paid in the fourth quarter of 1994 at a rate not to exceed in the aggregate 15 percent of OMNI's reasonably estimated 1994 consolidated net income (determined in accordance with generally accepted accounting principles consistently applied), (iii) a special dividend to be paid in the first quarter of 1995 at a rate not to exceed in the aggregate the amount by which 20 percent of OMNI's audited 1994 consolidated net income (determined in accordance with generally accepted accounting principles consistently applied) exceeds the amount of the special dividend paid pursuant to clause (ii) hereof, and (iv) dividends paid by any of the wholly-owned subsidiaries of OMNI to OMNI or any of its wholly-owned subsidiaries ( provided, however, that no regular quarterly dividend shall be declared or paid for the quarter in which the Effective Date occurs if the stockholders of OMNI will be holders of record of KeyCorp Common Stock on or before the record date for the KeyCorp Common dividend to its shareholders for that quarter, but this proviso shall not prohibit the declaration or payment of the special dividends in clauses (ii) and (iii) above);

        (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets,including mortgage or other loans and rights to the servicing of mortgage loans, to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary of OMNI, or cancel, release or assign any indebtedness of any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Plan;

        (d) other than in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation,bank, business, trust, association, or other entity other than a wholly-owned subsidiary of OMNI, provided that OMNI shall make no material acquisition of equity securities or business operations of any such entity without KeyCorp's prior consent;

        (e) other than in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, including, without limitation, any loans or loan commitments to officers, directors, or 5% or more stockholders (or any person or business entity controlled by or affiliated with such officers, directors, or stockholders), or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; provided, however , that OMNI obtains the consent of KeyCorp as to the terms of any such renewals of contracts or leases;

        (f) except as provided herein, increase in any manner the compensation or fringe benefits, of any of its present or former directors, executive officers, or other employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such directors, executive officers or other employees, or grant any severance or termination pay (other than pursuant to written agreements or policies of OMNI in effect on the date of this Plan, copies of which are attached to the Disclosure Memorandum) or, except as required by applicable law or regulation, become a party to, amend, renew, modify, or commit itself to any pension, retirement, profit sharing, severance, termination, welfare benefit, employment, deferred compensation, non-competition, bonus, stock option, parachute, consulting, or other employee benefit agreements, trusts, plans, funds, or other arrangements with or for the benefit or welfare of any present or former director, executive officer or other employee, in each case other than in accordance with the existing policies of OMNI which policies are described in the Disclosure Memorandum;

        (g) make any payment or contribution with respect to any ERISA Plan, or any other arrangement, program, or plan listed in the Disclosure Memorandum except for the 1994 contributions to the OMNI Employee Profit Sharing Plan in an amount equal to approximately 5% of OMNI's reasonably anticipated consolidated net income for 1994; create any new ERISA Plan, or amend any ERISA Plan, or other arrangement, program or plan listed in the Disclosure Memorandum except to the extent that such amendment is required to maintain qualification under the Code or to comply with ERISA, in which event, no such amendment shall increase the rate of benefit accruals for non- highly compensated employees beyond the current rate of such benefit accruals nor increase the number of non-highly compensated employees covered under any such plans unless such increases are the sole method by which such plan may achieve or maintain qualification or compliance and, in such event, only with the prior written consent of KeyCorp;

        (h) settle any claim, action or proceeding for material money damages or restrictions upon the operations of OMNI or any of its subsidiaries;

        (i) except as contemplated by Section 4.2 or as disclosed in the Disclosure Memorandum, modify in any material respect the manner in which it and its subsidiaries have heretofore conducted and accounted for their business;

        (j)  amend its articles of incorporation or its bylaws;

        (k) except as set forth in the Disclosure Memorandum, make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair, in either case, not to exceed $50,000 for any single project;

        (l) except as set forth in the Disclosure Memorandum, make application for the opening or closing of, or open or close, any branches or automated banking facilities;

        (m) take any action that would result in the representations and warranties of OMNI contained in this Plan not to be true and correct in all material respects on the date of this Plan or at any future date on or prior to the date of the Closing;

        (n) except as set forth in the Disclosure Memorandum, merge into, consolidate with, affiliate with, or be purchased or acquired by, any other individual, corporation, or other entity, or permit any other individual, corporation, or other entity, to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral and except for purchases or sales of loans or investment securities in the ordinary course of its business, acquire all or any substantial portion of the assets of any other individual, corporation, or other entity, or sell all or any portion of its assets;

        (o) except as set forth in the Disclosure Memorandum, purchase or otherwise acquire from a third party, branch offices, assets constituting any other line of business, or any other material properties or assets, including mortgage or other loans and rights for the servicing of mortgage loans;

        (p) fail to notify KeyCorp promptly of its receipt of any letter, notice, or other communication, whether written or oral, from any governmental entity advising OMNI or any OMNI Subsidiary that it is contemplating issuing, requiring, or requesting any agreement, memorandum of understanding, or similar undertaking, or order, directive, or supervisory letter; or

        (q) agree to, or make any commitment to, take any of the actions prohibited by the foregoing.

        (r) amend, terminate, renew or exercise any option under the lease originally dated April 1, 1975 and last amended pursuant to Amendment XIX as of October 8, 1993, by and between M.D.C. Holdings, Inc. and OMNI Bank Southeast, of the property and premises located at OMNI Bank Building Center One at 3600 South Yosemite Street, Denver, Colorado 80237 on or after May 31, 1995, except for that portion of the premises located on the first floor and constituting the branch premises as of the date hereof as to which OMNI shall exercise its renewal option on terms satisfactory to KeyCorp.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        SECTION 3.1. Representations and Warranties of OMNI. OMNI represents and warrants to KeyCorp, that:

        (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to OMNI are true and correct.

        (b) Capital Stock. All outstanding shares of capital stock of OMNI are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights. Except as set forth in this Section 3.1(b) and Recital C, there are no shares of capital stock of OMNI authorized, issued or outstanding and there are no subscriptions, options, warrants, scrip, rights, calls, convertible securities, or any other similar agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock or other securities of OMNI obligating, or which may obligate, OMNI to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of its capital stock or obligating or which may obligate, OMNI to grant, extend, or enter into any such subscription, option, warrant, scrip, right, call, convertible security, or other similar agreement, arrangement, or commitment, except options covering 370,000 shares of OMNI Common Stock granted to officers and employees, which options are not "incentive stock options" (as defined in Section 422 of the Code). The names of all optionees, the date of each option granted, the number of shares subject to each such option, and the price at which each such option may be exercised are set forth in the Option Agreements attached to a disclosure memorandum delivered by OMNI to KeyCorp prior to execution of this Plan, such memorandum having been accepted by KeyCorp by executing a copy thereof (the "Disclosure Memorandum"). Except as set forth in the

    Disclosure Memorandum and except for the Voting Agreements referred to in
    Section 3.1(bb) hereof there are no voting trusts or other similar agreements, arrangements, or commitments to which OMNI is a party or of which it has knowledge with respect to the voting of capital stock of OMNI. The total number of shares of OMNI Common Stock outstanding immediately prior to the Effective Time shall not exceed 16,861,244 shares, including as outstanding for purposes of this sentence all shares of OMNI Common Stock which would become outstanding upon exercise of all unexercised employee stock options.

                The Disclosure Memorandum sets forth a complete and correct list of all holders of record of OMNI Common Stock, including the name of each such record holder, the number of shares held and the percent ownership of each as of the date indicated therein.

        (c) Authority. OMNI and each OMNI Subsidiary (as defined in Section 3.1(d)) has the power and authority, and is duly qualified in all jurisdictions where such qualification is required, to carry on its business as it is now being conducted and to own, lease, or operate all of its material properties and assets, and it has all federal, state, local, and foreign governmental licenses, franchises, permits, and other authorizations (except for such licenses, franchises, permits and other authorizations the absence of which would not have a Material Adverse Effect on OMNI and the OMNI Subsidiaries taken as a whole) necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted. Attached to the Disclosure Memorandum are true and complete copies of the Articles of Incorporation and Bylaws of OMNI and each OMNI Subsidiary.

        (d) Subsidiaries. The Disclosure Memorandum sets forth a complete and correct list of all of OMNI's subsidiaries, including the location of its headquarters and the type of charter it operates under (individually, an " OMNI Subsidiary" and collectively, the "OMNI Subsidiaries"), including Omnibank Arapahoe, Omnibank Aurora, Omnibank Commerce City, Omnibank Iliff, Omnibank Parker Road, and Omnibank Southeast (individually, an " OMNI Bank" and collectively, the "OMNI Banks"). All of the OMNI Banks are commercial banks, duly organized and validly existing under the laws of the State of Colorado, and in good standing with the Colorado Commissioner (as defined in Section 3.1(g)). The deposits of each of the OMNI Banks are insured by the FDIC in accordance with the Federal Deposit Insurance Act (" FDIA"), and each OMNI

    Bank has paid all assessments and filed all reports required by the FDIA. Each of the OMNI Banks is a member of the Federal Reserve System and has subscribed to and paid for the requisite number of shares of capital stock of the Federal Reserve Bank of Kansas City. None of the OMNI Banks holds trust powers under any federal or state law, and none of such banks engages in any trust activities which require authorization of such trust powers.

        Each of the other OMNI Subsidiaries is a corporation, in each case duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its organization. Except as set forth in the Disclosure Memorandum, the shares of capital stock of each of the OMNI Subsidiaries are owned by OMNI, directly or indirectly, and are validly issued and outstanding, fully paid, and nonassessable, have not been issued in violation of any preemptive rights, and are owned free and clear of all liens, claims, charges, options, encumbrances, restrictions on transfer, or agreements thereto. There are no subscriptions, options, warrants, scrip, rights, calls, convertible securities, or any other similar agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock or other securities of any OMNI Subsidiary obligating, or which may obligate, any OMNI Subsidiary to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of its capital stock or obligating or which may obligate, any OMNI Subsidiary to grant, extend, or enter into any such subscription, option, warrant, scrip, right, call, convertible security, or other similar agreement, arrangement, or commitment. Except as set forth in the Disclosure Memorandum, neither OMNI nor any OMNI Subsidiary is a general partner in any partnership or owns beneficially any equity securities (which includes limited partnership interests and convertible securities) or any similar interests of any corporation, bank, business, trust, partnership, association, or similar organization.

        (e) Authorization. (i) OMNI has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of required shareholder approval of this Plan, to carry out its obligations hereunder. Subject only to the requisite shareholder vote, the execution, delivery, and performance of this Plan by OMNI and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of OMNI and no other corporate action is necessary to authorize this Plan or to consummate the transactions so contemplated. This Plan is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application and to equity principles and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

        (ii) The affirmative vote of the holders of shares of OMNI Common Stock having at least two- thirds (66 2/3%) of all the votes entitled to be cast by holders of such shares is the only shareholder vote required for approval of this Plan and consummation of the Merger and the other transactions contemplated hereby.

        (f) No Violations. Except as set forth in the Disclosure Memorandum, the execution, delivery and performance of this Plan by it does not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming the approvals and consents referred to in Section
    5.1 are obtained, a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, should constitute a default under), or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge, or other encumbrance upon any of the properties or assets of OMNI or any of the OMNI Subsidiaries under, any law, rule or regulation,any applicable provision of or any judgment, decree, order, governmental permit or license, or any note, bond, mortgage, deed of trust, license, lease, agreement, indenture or other instrument or obligation of OMNI or any OMNI Subsidiary or to which OMNI or any OMNI Subsidiary (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on OMNI and the OMNI Subsidiaries, taken as a whole, or (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or bylaws or regulations of OMNI or any OMNI Subsidiary; and the consummation of the transactions contemplated hereby will not require any approval, consent, authorization, waiver, permit of or from, or filing with or notification to, any person, public body, or authority other than (A) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (B) the approvals of the stockholders of OMNI referred to in Section 3.1(e)(ii), (C) such approvals, consents or waivers as are required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Plan or the Option Plan (D) the filing of articles of merger with the Secretary of State of the State of Colorado pursuant to Section 7-111-105 of the CBCA, and (E) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on OMNI and the OMNI Subsidiaries, taken as a whole, or enable any person to enjoin the Merger.

        (g) Reports. Except as set forth in the Disclosure Memorandum, since December 31, 1990, OMNI and each OMNI Subsidiary has filed all financial and other reports (including without limitation, consolidated Reports of Condition and Income (" Call Reports") and FRY-9C Reports), registrations, and statements, together with all required amendments thereto, that it was required to file with (a) the Board of Governors of the Federal Reserve System or any Federal Reserve Bank (in either or both cases, the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the Colorado Division of Banking and the Colorado State Bank Commissioner (in either or both cases, the "Colorado Commissioner"), and (b) any other applicable federal or state securities or banking authorities (collectively, the " OMNI Reports"). As of their respective dates, no OMNI Report contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Attached to the Disclosure Memorandum are all OMNI Reports filed since December 31, 1992.

        (h) Financial Statements; Undisclosed Liabilities. Included in the Disclosure Memorandum are audited consolidated financial statements of OMNI and the OMNI Subsidiaries consisting of consolidated balance sheets for the fiscal years ended December 31, 1991, 1992, and 1993 and consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1991, 1992, and 1993 with the report thereto of Price Waterhouse for fiscal year 1991 and of BDO Seidman for fiscal years 1992 and 1993, both certified public accountants, and unaudited interim consolidated financial statements of OMNI consisting of the consolidated balance sheet of June 30, 1994 and consolidated statements of income and stockholders' equity for the six month period ended on such date (all such documents being referred to collectively herein as the "OMNI Financial Statements"). The OMNI Financial Statements fairly presented the financial position and results of operations of OMNI and the OMNI Subsidiaries in all material respects on a consolidated basis at the dates shown and for the periods indicated (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods presented, except as may be noted therein. Except as set forth in the Disclosure Memorandum, there exist no obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes), which are material in amount (individually or in the aggregate) to OMNI and the OMNI Subsidiaries, taken as a whole, that are required to be disclosed, reflected, or reserved against under generally accepted accounting principles, but are not so disclosed, reflected or reserved against in the OMNI Financial Statements. All reserves established by OMNI on or in connection with the OMNI Financial Statements in respect of obligations or liabilities of OMNI or any OMNI Subsidiary (whether absolute, accrued, contingent or otherwise (including, without limiting the generality of the foregoing, liabilities for taxes, for violations of laws or regulations, for discontinued operations, if any, for severance, or for other matters)) are adequate in all respects to cover and pay for the full amount of the matters for which such reserves were established, and there are not material amounts of any such obligations or liabilities in excess of such reserves for the matters involved.

        (i) Absence of Certain Changes or Events. Except as set forth in the Disclosure Memorandum, from and after December 31, 1993 to the date of this
    Plan: (a) OMNI and the OMNI Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their current practices; (b) OMNI has not issued or sold any of its capital stock, or any corporate debt securities which would be classified as long-term debt on the balance sheets of OMNI; (c) OMNI has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its authorized capitalization; (d) except for its regular quarterly dividends of $0.025 per share of OMNI Common Stock, OMNI has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock; (e) neither

    OMNI nor any OMNI Subsidiary has incurred any material obligation or liability (absolute, accrued, contingent, or otherwise), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance, or restriction any of its assets or properties (except in connection with borrowings, if any, from the Federal Reserve Bank); (f) neither OMNI nor any OMNI Subsidiary has discharged or satisfied any lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (g) neither OMNI nor any OMNI Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business, the disposition of which, individually or in the aggregate, would have a Material Adverse Effect on OMNI and the OMNI Subsidiaries, taken as a whole; (h) neither OMNI nor any OMNI Subsidiary has: increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or employees, except merit increases in accordance with existing policies (which policies are described in the Disclosure Memorandum); entered into any new, or amended or supplemented any existing, or secured, collateralized, or funded any, employment, management, consulting, deferred compensation, severance, or insurance plan or arrangement or any other plan or arrangement or similar benefits or other similar contract, plan or arrangement; granted any new, or expanded any existing, perquisites to directors or officers; entered into, terminated, or substantially modified any OMNI Employee Plan in respect of any of its present or former directors, officers, or other employees; or agreed to do any of the foregoing; (i) OMNI and the OMNI Subsidiaries, taken as a whole, have not suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance; (j) neither OMNI nor any OMNI Subsidiary has cancelled or compromised any debt exceeding $100,000 owed to OMNI or any OMNI Subsidiary or claim exceeding $100,000 asserted by OMNI or any OMNI Subsidiary or had any such debt or claim rejected or settled for less than the face amount due by any bankruptcy court unless heretofore charged off
    on OMNI's books; (k) neither OMNI nor any OMNI Subsidiary   has entered
    into any transaction,


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    contract, or commitment, including, without limitation, any agreement for the sale or acquisition of assets or any plan or transaction involving an expenditure of more than $100,000, outside the ordinary course of its business.

        (j) Taxes and Tax Returns. All federal, state, local, and foreign tax returns and tax reports required to be filed by or on behalf of OMNI or any OMNI Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on returns and reports filed by OMNI have been paid in full or adequate provision has been made for any such taxes, including interest and penalties, on its balance sheet (in accordance with generally accepted accounting principles). The Disclosure Memorandum sets forth, as of the date of this Plan, the following information with respect to OMNI and each OMNI Subsidiary: (a) the most recent tax year through which the Internal Revenue Service (the "IRS") has completed its examination of such corporation, (b) whether there is an examination pending by the IRS with respect to such corporation and, if so, the tax years involved, (c) whether such corporation has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax and, if so, the tax years covered by such agreement and the expiration date of such extension, and
    (d) whether there are any existing disputes as to federal, state, or local taxes. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). OMNI and each OMNI Subsidiary have made all deposits which are required by law with respect to withholding taxes.
    There are no liens for foreign, federal, state, or local taxes upon the assets of OMNI or any OMNI Subsidiary, except for statutory liens for taxes and assessments not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and, in either case, only if adequate reserves therefor have been established on OMNI's books. Except as set forth in the Disclosure Memorandum, neither OMNI nor any OMNI Subsidiary is a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against any of them. To the best of OMNI's knowledge, OMNI and the OMNI Subsidiaries have complied with all information reporting requirements, including the TIN (taxpayer identification number) reporting and backup and other withholding requirements of the foreign, federal, state, local, and other tax laws.

        (k) Absence of Claims. Set forth in the Disclosure Memorandum is a complete list of all pending litigation and a brief description of each matter. Except as set forth in the Disclosure Memorandum, (a) no claim, litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action, proceeding, arbitration, investigation, or controversy affecting, nor any judgment, injunction, decree, consent, order, or regulatory restriction imposed on, OMNI or any of the OMNI Subsidiaries, or any officer or director of OMNI, or the assets or business of OMNI or any OMNI Subsidiary, (b) to the best of its knowledge no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated, and (c) there are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to OMNI or any OMNI Subsidiary as a result of the examination by any bank regulatory authority the violation of which would, individually or in the aggregate, have a Material Adverse Effect on OMNI and the OMNI Subsidiaries, taken as a whole.
    Without limiting the generality of the foregoing, except as set forth in the Disclosure Memorandum, there are no actions, suits, or proceedings pending or, to the best knowledge of OMNI, threatened against OMNI or any OMNI Subsidiary by any stockholder of OMNI (or any former stockholder of OMNI) or involving claims under state law involving fiduciary obligations of directors and/or officers or involving claims under the Securities Act (as defined below), the Exchange Act, the Community Reinvestment Act of 1977, the Bank Secrecy Act, the Americans with Disabilities Act, the Home Mortgage Disclosure Act, or any applicable law restricting the issuance of loans to directors or officers of OMNI or any OMNI Subsidiary.

        (l) Absence of Regulatory Actions. Except as set forth in the Disclosure Memorandum, neither OMNI nor any of the OMNI Subsidiaries (or any of their officers, directors or controlling persons) is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, federal or state, banking, securities, insurance or other governmental authorities (the "Regulators") not generally applicable to entities engaged in the same business, nor has it been advised by any Regulator, in writing or, to OMNI's best knowledge, orally, that such Regulator is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        (m) Agreements. Except as set forth in the Disclosure Memorandum, neither OMNI nor any OMNI Subsidiary is a party to, or bound or affected by, or received benefits under any material contract (other than loan agreements with customers) involving the payment of more than $100,000 per annum. Without limiting the generality of the foregoing, except as set forth in the Disclosure Memorandum, as of the date of this Plan, neither OMNI nor any of the OMNI Subsidiaries is a party to an oral or written (i) agreement, indenture, or other instrument not reflected in the OMNI Financial Statements relating to the borrowing of money by OMNI or the guarantee by OMNI of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business, including, without limitation, borrowings from the Federal Reserve Bank and reverse repurchase transactions), (ii) agreement relating to the repurchase of securities, except in the ordinary course of business,
    (iii) sale and leaseback or similar agreement, (iv) agreement, arrangement, or commitment relating to the sale of mortgage loans, (v) agreement, arrangement, or commitment relating to the sale of servicing rights, (vi) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days or less notice involving the payment of more than $50,000 per annum, in the case of any such agreement with an individual, or $100,000 per annum, in the case of any other such agreement, (vii) agreement with any executive officer or other key employee of it or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving it or any of its subsidiaries of the nature contemplated by this Plan and which provides for the payment of in excess of $100,000, (viii) agreement with respect to any executive officer of it or any of its subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $100,000 per annum or (ix) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan (the agreements and other documents referred to in this Section, collectively, the " OMNI Contracts").

        Except as set forth in the Disclosure Memorandum, (i) each of the OMNI Contracts is valid and subsisting and in full force and effect, (ii) OMNI and each of the OMNI Subsidiaries have in all material respects performed all obligations required to be performed by them to date under such OMNI Contracts, and (iii) to the best knowledge of OMNI, no other party to any of the OMNI Contracts is in default under any such OMNI Contract, and (iv) to the best of OMNI's knowledge, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of OMNI or any of the OMNI Subsidiaries under any such OMNI Contract.

        (n) Labor Matters. Neither OMNI nor any of the OMNI Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any proceeding asserting that OMNI or any such OMNI Subsidiary has committed an unfair labor practice or seeking to compel OMNI or any such OMNI Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving OMNI or any of the OMNI Subsidiaries pending or threatened.

        (o) Employee Benefit Plans. Set forth in the Disclosure Memorandum is a list of all employment agreements, severance agreements or arrangements, parachute agreements, employee or director bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, loan, consulting, group insurance, fringe benefit, and other employee benefit, incentive, and welfare plans, policies, contracts and arrangements, formal or informal, written or oral, and all trust agreements related thereto, now in effect and relating to any present or former directors, officers, or employees of OMNI or any of the OMNI

    Subsidiaries, whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Employee Plans"). All of the Employee Plans have been maintained, operated, and administered in substantial compliance with their terms, and OMNI, all of the OMNI Subsidiaries, and all of the Employee Plans currently comply, and have at all relevant times complied, in all material respects with applicable provisions of ERISA, the Code, securities laws, and other applicable laws. With respect to each Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA) (a "Pension Plan"), each such Pension Plan (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the IRS to be so qualified or is the subject of a pending application for such determination that was timely filed. Neither OMNI nor any OMNI Subsidiary nor any ERISA Affiliate has in the past or now maintains, sponsors or contributes to any plan subject to Title II of ERISA or Section 412 of the Code (including any multi-employer pension plans defined in Section 3(37) of ERISA), and none of them has ever incurred any liability to any person, entity or agency by reason of the withdrawal from or termination of any plan. "ERISA Affiliate" shall mean any entity that is a member of a commonly controlled group of corporations or trades or businesses of which OMNI or any OMNI Subsidiary is a member within the meaning of Section 414(b) and (c) of the Code. No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any "employee benefit plan" (as defined under Section 3(3) of ERISA, each such plan an "ERISA Plan") has occurred which is likely to result in any material penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code. All reporting and disclosure requirements of ERISA and the Code have been complied with in all material respects with respect to each of the ERISA Plans and each other Employee Plan. OMNI and the OMNI Subsidiaries have not contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, nor any plan that is subject to Title IV of ERISA, on or after September 26, 1980. Except as set forth in the Disclosure Memorandum, OMNI and the OMNI Subsidiaries do not have any obligations for retiree health and life benefits under any benefit plan, contract or arrangement.

        With respect to each Employee Plan, OMNI has attached to the Disclosure Memorandum a true and correct copy of (i) the most recent annual report on Form 5500 filed with the IRS, if such report is required, (ii) such Employee Plan, (iii) each trust agreement and insurance contract relating to such Employee Plan, (iv) the most recent summary plan description for such Employee Plan, if it is subject to Title I of ERISA, and (v) the most recent determination letter issued by
    the IRS, if such Employee Plan is intended to be    qualified under Section
    401(a) of the Code.

        (p) Title to Properties and Other Assets. The Disclosure Memorandum sets forth a complete and correct list of all real property owned, leased, or operated by OMNI or any OMNI Subsidiary, including all of its branches and all its properties acquired in foreclosure proceedings in the ordinary course of business. Except as set forth in the Disclosure Memorandum, each of OMNI and the OMNI Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, which they purport to own, including, without limitation, all properties listed in the Disclosure Memorandum as being owned by them, and valid leasehold interests in all properties listed in the Disclosure Memorandum as being leased by them, in each case free and clear of any liens, claims, charges, options, encumbrances, or similar restrictions except liens for current taxes and assessments not yet due and payable and utility and other easements that do not interfere with the use of the property for the business being conducted thereon.

        (q) Knowledge As to Conditions. OMNI knows of no reason why the approvals, consents and waivers of governmental authorities referred to in
    Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the proviso thereto.

        (r) Compliance with Laws. Except as set forth in the Disclosure Memorandum, (a) OMNI and each OMNI Subsidiary has complied in all material respects with all laws, regulations, and orders (including, without limitation, zoning ordinances, building codes, and environmental, civil rights, and occupational health and safety laws and regulations and including, without limitation, in the case of OMNI Subsidiaries that are banks, all statutes, rules, and regulations pertaining to the conduct of the banking business) and governing instruments applicable to it and to the conduct of its business, and (b) neither OMNI nor any OMNI Subsidiary is in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any agency of any government or court, whether federal, state, municipal, or local and whether at law or in equity. Without limiting the generality of the foregoing, except as set forth in the Disclosure Memorandum, to the best of OMNI's knowledge, each OMNI Subsidiary has timely filed all currency transaction reports required to be filed and taken all other actions required under the Currency and Foreign Transactions Reporting Act, codified at 31 U.S.C.
    Section 5301 et seq., and its implementing regulations. The deposits of each are insured by the FDIC and each Bank has paid all assessments and filed all reports required in connection with such insurance. Each Bank is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder.

        (s) Fees. Other than financial advisory services performed for OMNI by Hovde Financial, Inc., which fees shall not exceed $1,000,000, neither it nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it or any of its subsidiaries, in connection with the Plan or the transactions contemplated hereby.

        (t) Registration Statement. The information to be supplied by OMNI in writing expressly for inclusion in the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") by KeyCorp for the purpose of, among other things, registering the KeyCorp Common Stock to be issued to the stockholders of OMNI in the Merger (the "Registration Statement"), and (ii) the proxy statement to be distributed in connection with OMNI's meeting of its stockholders to vote upon this Plan (as amended or supplemented from time to time, the "Proxy Statement," and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement/Prospectus") will not, at the time such Registration Statement becomes effective, and, in the case of the Proxy Statement/Prospectus, at the time it is mailed and at the time of the OMNI Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which OMNI is responsible for filing, or which OMNI furnishes to KeyCorp for filing, with the SEC and any regulatory authority in connection with the

    Merger will comply as to form in all material respects with the provisions of applicable law.

        (u) Allowance; Capital; OMNI Loans. The allowance for possible loan losses shown on the audited consolidated balance sheet as of December 31, 1993 and the allowance for possible loan losses shown on the consolidated balance sheet as of June 30, 1994, was, and all such allowances for future periods after the date of this Plan will be, adequate in all material respects to provide for possible losses, net of recoveries relating to loans and leases previously charged off, on loans outstanding, lease receivables, and real estate (including accrued interest receivable) as of the date thereof (i) under the standards applied by the applicable bank regulatory authorities and (ii) under generally accepted accounting principles. Except as set forth in the Disclosure Memorandum, since December 31, 1993, OMNI has not incurred any unusual or extraordinary loan losses in excess of $50,000 in the aggregate. For purposes of determining adequacy, OMNI represents and warrants that it applies uniform standards to all loans of OMNI and the OMNI Subsidiaries.

        Each of OMNI and the OMNI Subsidiaries is in compliance with all currently applicable capital requirements and guidelines prescribed by all applicable federal and state bank regulatory agencies. For purposes of and pursuant to Section 38 of the Federal Deposit Insurance Act, as amended,
    (a) each Bank is deemed to be within a capital category not any lower than "adequately capitalized," (b) no event has occurred that would cause any of the Banks to be placed in a capital category any lower than "adequately capitalized," and (c) no federal or state banking authority with jurisdiction over the Banks has required or made any attempt to require any of the Banks to comply with any mandatory or discretionary supervisory actions as if such Bank were in a capital category any lower than "adequately capitalized."

        All currently outstanding loans of, or current extensions of credit by, OMNI or any OMNI Subsidiary (individually, an "OMNI Loan", and, collectively, the "OMNI Loans") were solicited, originated and currently exist in compliance with all applicable requirements of federal and state law and regulations promulgated thereunder except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect on OMNI and the OMNI Subsidiaries taken as a whole. Each note evidencing an OMNI Loan or loan or credit agreement or security instrument related to the OMNI Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect on OMNI and the OMNI Subsidiaries taken as a whole. To the best of OMNI's knowledge, there are no oral modifications or amendments or additional agreements related to the OMNI Loans that are not reflected in the records of the OMNI Subsidiary making such OMNI Loan, and, to the best knowledge of OMNI, no claims of defense as to the enforcement of any OMNI Loan have been asserted, and, to the best knowledge of OMNI, there are no acts or omissions or conditions which exist which would give rise to any claim or right to rescission, set-off, counterclaim or defense, except in each case where such modifications, amendments, or agreements, claims or defenses, or acts or omissions would not have, either individually or in the aggregate, a Material Adverse Effect on OMNI and the OMNI Subsidiaries taken as a whole.

        (v) No Material Adverse Change. Since December 31, 1993, there has been no material adverse change in the business, financial condition, results of operations, or prospects of OMNI and the OMNI Subsidiaries, taken as a whole.

        (w) Antitakeover Provisions Inapplicable. No merger moratorium, control share acquisition, or other similar Colorado State statute applies nor will any such statute apply to this Plan, the Merger or the Voting Agreements or the transactions contemplated hereby or thereby. In addition, no moratorium on "significant business transactions" will arise under Colorado law with respect to the Merger or any of the other transactions contemplated by this Plan or the Voting Agreements.

        (x) Material Interests of Certain Persons. Except as set forth in the Disclosure Memorandum in response to this Section 3.1(x) or Sections 3.1(m)(vii) or (viii), to the best of OMNI's knowledge no officer or director of OMNI, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of OMNI or any of its subsidiaries.

        (y) Insurance. Set forth in the Disclosure Memorandum is a listing of all insurance policies maintained by OMNI and the OMNI Subsidiaries (true and correct copies of which have been previously delivered to KeyCorp), including the name of the insurer, the risks insured against, current expiration dates and renewal options, the amount of the coverage, and any applicable deductibles, retentions and co-pay obligations.

        (z) Capital Spending and Commitments. The Disclosure Memorandum lists all current commitments and plans (including attachment of any agreements related to thereto) of OMNI and each OMNI Subsidiary for expansion or capital spending in excess of $50,000 per item, including, without limitation, all plans or commitments regarding the purchase or sale of any banking institution, or the branches or deposits of any such institution.

        (aa) Accuracy of Information. The statements contained in this Plan, the Disclosure Memorandum, and in any other written document executed and delivered by or on behalf of OMNI pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

        (bb) Voting Agreement. OMNI has obtained voting agreements in the form of Exhibit E hereto (individually, a "Voting Agreement" and collectively, the "Voting Agreements") from holders of OMNI Common Stock whose beneficial ownership represents, in the aggregate, at least two thirds (66 2/3%) of the outstanding shares of OMNI Common Stock on the date hereof. Each of such Voting Agreements constitutes a valid and binding obligation of each such holder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally, and all such Voting Agreements are in full force and effect.

        (cc) Officer/Director Agreements. There are no written or oral agreements providing for the indemnification of any of the officers or directors of OMNI or any of the OMNI Subsidiaries.

        SECTION 3.2.  Representations and Warranties of KeyCorp.

        KeyCorp represents and warrant to OMNI that:

        (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to it are true and correct.

        (b) Capital Stock of KeyCorp. As of the date hereof, the authorized capital stock of KeyCorp consists of (a) 900,000,000 shares of KeyCorp Common Stock, of which 244,246,444 shares, as of June 30, 1994, are issued and outstanding and 1,652,555 shares are held as treasury shares of KeyCorp, (b) 1,400,000 shares of 10% Cumulative Preferred Stock, Class A, of the par value of $5.00 per share, of which, as of June 30, 1994, 1,280,000 shares are issued and outstanding, and (c) 25,000,000 shares of Preferred Stock, with a par value of $1 each, of which, as of June 30, 1994, no shares are issued and outstanding. All outstanding shares of capital stock of KeyCorp are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights. Except for options to acquire 12,968,554 shares of KeyCorp Common Stock pursuant to stock options outstanding under various stock option plans of KeyCorp, there are no outstanding subscriptions, options, warrants, scrip, rights (other than pursuant to the KeyCorp Rights Plan), calls, convertible securities, or any other similar agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock or other securities of KeyCorp obligating, or which may obligate, KeyCorp to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of its capital stock or obligating or which may obligate, KeyCorp to grant, extend, or enter into any such subscription, option, warrant, scrip, right, call, convertible security, or other similar agreement, arrangement, or commitment. There are no voting trusts or other similar agreements, arrangements, or commitments to which KeyCorp is a party or of which it has knowledge with respect to the voting of capital stock of KeyCorp. The shares of KeyCorp Common Stock are registered pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are listed on the NYSE.

        (c) Organization and Authority. Each direct or indirect subsidiary of KeyCorp that is a significant subsidiary as defined in Regulation S-X promulgated by the SEC (individually, a "KeyCorp Subsidiary" and collectively, the "KeyCorp Subsidiaries") is a corporation or a banking institution in each case duly organized, validly existing and in good standing under the laws of the state of its incorporation or the United States. KeyCorp owns all of the outstanding stock of each KeyCorp Subsidiary, free and clear of all liens, charges, encumbrances, and security interests. Each of KeyCorp and the KeyCorp Subsidiaries has the power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, individually or in the aggregate, would not have a Material Adverse
    Effect (as defined in Section 8.1)) where such qualification is required, to carry on its business as it is now being conducted and to own, lease, or operate all its material properties and assets. KeyCorp has previously made available to OMNI true and complete copies of the Amended and Restated Articles of Incorporation and the Regulations of KeyCorp, as in effect on the date of this Plan.

        (d) Authorization. KeyCorp has the requisite corporate power and authority to execute and deliver this Plan and to carry out its obligations hereunder. The execution, delivery, and performance of this Plan by KeyCorp and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of KeyCorp and no other corporate action is necessary to authorize this Plan or to consummate the transactions so contemplated. This Plan is a valid and binding agreement of KeyCorp enforceable against KeyCorp in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application and to equity principles and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

        (e)  No Violations.   The execution, delivery and performance of this
    Plan by KeyCorp does not and the consummation of the transactions contemplated hereby will not, constitute (a) assuming the approvals and consents referred to in Section 5.1 are obtained, a breach or violation of, or a default under (or an event which, with notice or lapse or time or both, should constitute a default under), or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge, or other encumbrance upon any of the properties or assets of KeyCorp or any of the KeyCorp Subsidiaries under, any law, rule or regulation,any applicable provision of or any judgment, decree, order, governmental permit or license, or any note, bond, mortgage, deed of trust, license, lease, agreement, indenture or other instrument or obligation of KeyCorp or any KeyCorp Subsidiary or to which KeyCorp or any KeyCorp Subsidiary (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on KeyCorp and the KeyCorp Subsidiaries, taken as a whole, or enable any person to enjoin the Merger or


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
    (b) a breach or violation of, or a default under, the Amended and Restated Articles or Incorporation or the Regulations of KeyCorp or the charter or bylaws of any KeyCorp Subsidiary; and the consummation of the transactions contemplated hereby will not require any approval, consent, authorization, waiver, permit of or from, or filing with or notification to, any person, public body, or authority other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) the approval of the stockholders of OMNI referred to in Section 3.1(e)(ii) hereof, (iii) such approvals, consents or waivers as are required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Plan, (iv) the filing of a certificate of merger with the Secretary of State of the State of Colorado pursuant to the CBCA, and (v) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on KeyCorp and the KeyCorp Subsidiaries, taken as a whole, or enable any person to enjoin the Merger.

        (f) Certain Statements, Reports and Documents. KeyCorp has previously made available to OMNI true and complete copies of its (a) Annual Report to Shareholders for the year ended 1993, (b) all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC since December 31, 1993, and (c) Proxy Statement for its 1994 Annual Meeting of Stockholders (all such documents, as amended, being herein referred to collectively as the "KeyCorp Reports" and the financial statements of KeyCorp contained in the KeyCorp Reports are referred to herein as the "KeyCorp Financial Statements"). The KeyCorp Financial Statements fairly presented the financial position and results of operations of KeyCorp and its subsidiaries on a consolidated basis at the dates shown and for the period indicated (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles applicable to bank holding companies consistently applied during the periods involved, except as may be noted therein. As of their respective dates, the KeyCorp Reports did not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, all KeyCorp Reports complied as to form


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    in all material respects with the published rules and regulations of the
    SEC with respect thereto.

        (g) No Material Adverse Change. Except as disclosed in any KeyCorp Report, since December 31, 1993, there has been no material adverse change in the business, financial condition, results of operations, or prospects of KeyCorp and the KeyCorp Subsidiaries taken as a whole.

        (h) Compliance with Applicable Law. KeyCorp and each KeyCorp Subsidiary has all federal, state, local, and foreign governmental licenses, franchises, permits, and other authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, including, without limitation, any trust activities, under and pursuant to, and to the knowledge of KeyCorp, has complied with, and is not in default under, any applicable law, statute (including, without limitation, ERISA, the Code, and 31 U.S.C. 5311, et seq.), order, rule, regulation (including 31 C.F.R. Part 103), policy and/or guideline of any federal, state, or local governmental authority relating to KeyCorp or any KeyCorp Subsidiary, except for such powers and authorizations the absence of which, or where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on KeyCorp and the KeyCorp Subsidiaries taken as a whole.

        (i) Fees. Neither KeyCorp nor any of the KeyCorp Subsidiaries, nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it or any of its subsidiaries, in connection with the Plan or the transactions contemplated hereby.

        (j) Registration Statement. The information to be supplied by KeyCorp for inclusion in (i) the Registration Statement, or (ii) the Proxy Statement/Prospectus, will not, at the time such Registration Statement becomes effective, and, in the case of the Proxy Statement/Prospectus, at the time it is mailed and at the time of the OMNI Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which KeyCorp is responsible for filing, or which KeyCorp furnishes to OMNI for filing, with the SEC



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    and any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

        (k) KeyCorp Common Stock. The KeyCorp Common Stock to be issued in the Merger is duly authorized and, when issued at the Effective Time, will be validly issued, fully paid and non-assessable and not subject to preemptive rights, with no personal liability attaching thereto.

        (l) Knowledge as to Conditions. KeyCorp knows of no reason why the approvals, consents and waivers of governmental authorities referred to in
    Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the proviso thereto.

        (m) Accuracy of Information. The statements contained in this Plan and in any other written document executed and delivered by or on behalf of KeyCorp pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.


                                   ARTICLE IV
                                   COVENANTS

        SECTION 4.1. Acquisition Proposals. Unless and until this Plan shall have been terminated by either party pursuant to Article VI hereof, OMNI agrees that neither it nor any of its subsidiaries nor any of the respective officers and directors of OMNI or any of its subsidiaries shall, and OMNI shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its subsidiaries) not to, initiate or solicit, directly or indirectly, any enquiries or the making of any proposal or offer, or enter into any agreement or instrument evidencing any proposal or offer (including, without limitation, any proposal or offer to stockholders) with respect to a merger, consolidation or similar transaction involving, or any purchase of, or right to purchase, all or any significant portion of the assets or any equity securities of, or any securities convertible into or otherwise evidencing any equity securities of, OMNI or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or assist or provide any information or data to, or have any discussions with, any person, corporation, partnership, or other entity or group (other than KeyCorp) relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt


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to make or implement an Acquisition Proposal.  OMNI will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. In addition, OMNI will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. OMNI will notify KeyCorp immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with OMNI, and OMNI will provide to KeyCorp the identity of any person, corporation, partnership, or other entity or group making such enquiries or proposals.

        SECTION 4.2. Certain Revaluations, Changes, and Adjustments. From the date of this Plan until the Effective Time, neither OMNI nor any OMNI Subsidiary shall revalue any asset, adopt any change in accounting method, (other than changes in accordance with generally accepted accounting principles or regulatory accounting principles or as required by law), or adjust any reserve, except in the ordinary course of business and after prior consultation with KeyCorp. At the request of KeyCorp, OMNI shall promptly, after receipt of all applicable regulatory consents, waivers and approvals, establish and take such reserves and accruals as KeyCorp shall request to conform OMNI's loan, accrual, reserve, litigation and real estate policies and practices to such policies of KeyCorp, and OMNI shall, at KeyCorp's request, promptly recognize, for financial accounting purposes, such expenses of the Merger and restructuring charges relating to or to be incurred in connection with the Merger as KeyCorp may specify, provided, however, that KeyCorp shall consult with OMNI before making any such request and that KeyCorp shall not request OMNI to take any such actions that are not in KeyCorp's good faith judgment consistent with generally accepted accounting principles, regulatory accounting principles and legal requirements, provided, further, that, in the event this Plan is terminated for any reason other than as a result of a material breach by OMNI pursuant to Section 6.1(b) hereof, and OMNI is unable to reverse the actions taken pursuant to KeyCorp's request under this Section 4.2, KeyCorp hereby agrees to indemnify and hold OMNI and the OMNI Subsidiaries harmless from and against the full amount of any losses arising therefrom. OMNI's representations, warranties, and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2.

        SECTION 4.3. Employment and Benefit Matters.

        (a) Service Credit. In the event that any employee of OMNI or any OMNI Subsidiary is transferred to KeyCorp or any affiliate of KeyCorp or becomes a participant in an employee


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benefit plan, program or arrangement maintained by or contributed to by KeyCorp or any of its affiliates, KeyCorp shall cause such plan, program, or arrangement to treat the prior service of such employee with OMNI or any affiliates as service rendered to KeyCorp or its affiliate, as the case may be, for purposes of eligibility to participate, vesting and eligibility for special benefits under such plan, program, or arrangement, but not for the purpose of benefit accrual. Without limiting the foregoing, KeyCorp shall not treat any employee of OMNI or any OMNI Subsidiary as a "new" employee for purposes of any exclusion under any health or similar plan of KeyCorp or any of its affiliates for a pre-existing medical condition.

        (b) Employment, Severance, and Other Obligations. Following the Effective Time, KeyCorp shall honor in accordance with their terms all employment, severance, and other compensation contracts between OMNI or any OMNI Subsidiary and any director, officer, or employee of OMNI or any OMNI Subsidiary which are set forth in the Disclosure Memorandum and attached thereto. After the Effective Time KeyCorp shall provide severance and other benefits to employees of OMNI and OMNI Subsidiaries, to the officers and employees of OMNI, that are substantially equivalent to the benefits currently provided to such employees or that are otherwise comparable to the benefits provided to employees of Key Bank of Colorado under the KeyCorp benefits plans, provided, however, that officers that have an employment or other contract providing for severance and which is set forth in the Disclosure Memorandum, will be limited to the severance in such contract.

        SECTION 4.4. Access and Information. Upon reasonable notice, OMNI shall (and shall cause each of the OMNI Banks and the other OMNI Subsidiaries to) permit KeyCorp and its representatives (including, without limitation, directors, officers and employees of KeyCorp and its affiliates, and counsel, accountants, and other professionals retained) full access during normal business hours throughout the period prior to the Effective Time to the books, papers, and records relating to the assets, stock ownership, operations, obligations and liabilities, contracts and commitments, (including, without limitation, minute books of director's and stockholders' meetings, organizational documents, bylaws, filings with any regulatory authority, litigation files, tax returns, examination reports of the IRS, and work papers of independent auditors), properties, personnel, and to such other information as any party may reasonably request. In accordance with the foregoing, OMNI agrees that it will provide KeyCorp with reasonable access to its properties, operations, and data systems and customer information in order to facilitate any conversion of OMNI and the OMNI Banks' data processing systems to effectuate the Merger. No investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. Each party will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 for any


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purpose unrelated to the consummation of the transactions contemplated by this
Plan. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known to such party to be bound by a confidentiality obligation,
(iii) is disclosed with the prior written approval of the party to which such information pertains, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, KeyCorp shall promptly cause all copies of documents or extracts thereof containing information and data as to OMNI to be returned to OMNI. KeyCorp agrees to continue to be bound by the terms of that certain confidentiality agreement entered into with OMNI as of August 1, 1994.

        SECTION 4.5. Certain Filings, Consents and Arrangements. KeyCorp and OMNI shall (a) as soon as practicable, but in any event not later than November 28, 1994, make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby or by the Voting Agreements, and, in connection therewith, make full and accurate disclosure regarding the transactions contemplated hereby and by the Voting Agreements to all such governmental authorities, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any other relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents, or waivers, and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed. In addition, prior to Closing, OMNI and the OMNI Subsidiaries will use their best efforts to obtain, to the extent necessary, from the other party or parties to all mortgages, deeds of trust, indentures, leases, contracts, and other agreements to which any of them is a party, or by which any of their assets may be bound, appropriate consents and waivers in writing to the transactions contemplated by this Plan or and/or such amendments, assignments, or modifications of such documents as may be required in order that the Merger shall not conflict therewith, result in a breach or termination of any provision thereof, or result in any default thereunder, or result in the creation of any lien, pledge, claim, security interest, encumbrance, charge, or restriction on any of the properties or assets of OMNI or any of the OMNI Subsidiaries pursuant thereto, the failure of which to obtain would have a Material Adverse Effect on OMNI and its Subsidiaries, taken as a whole.


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
        SECTION 4.6. State Antitakeover Statutes. OMNI shall take all reasonable steps (a) to exempt OMNI and the Voting Agreements referenced herein and the transactions contemplated hereby or thereby from the requirements of any state antitakeover, control share, merger moratorium, or other similar law by action of its Board of Directors or otherwise and (b) upon the request of KeyCorp, to assist in any challenge by KeyCorp to the applicability to the Voting Agreements referenced herein and the transactions contemplated hereby or thereby to any such state law.

        SECTION 4.7. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, KeyCorp agrees to indemnify and hold harmless each present and former director and officer of OMNI or the OMNI Subsidiaries as determined as of the Effective Time (the "Indemnified Parties"), against expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement actually and reasonably incurred (collectively, "Costs") in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent provided under the Articles of Incorporation and Bylaws of OMNI in effect on the date hereof and consistent with Colorado law in existence at that time (and KeyCorp shall also advance expenses as incurred to the fullest extent permitted under Colorado law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under OMNI's Articles of Incorporation and Bylaws shall be made by independent counsel selected by KeyCorp.

        (b)  Any Indemnified Party wishing to claim indemnification under
Section 4.7(a), upon learning of any such claim, action, suit, proceeding, or investigation, shall promptly notify KeyCorp thereof, but the failure to so notify shall not relieve KeyCorp of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective Time), (i) KeyCorp shall have the right to assume the defense thereof and KeyCorp shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if KeyCorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between KeyCorp and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and KeyCorp shall


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
pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that KeyCorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) KeyCorp shall not be liable for any settlement effected without its prior written consent; and provided further that KeyCorp shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

        (c) For a period of two years after the Effective Time, KeyCorp shall use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by OMNI (provided that KeyCorp may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous issued by another insurer with equal or better ratings from A.M. Best) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall KeyCorp be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.7(c), any amount per annum in excess of $150,000 in the aggregate (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, KeyCorp shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

        (d) The provisions of this Section 4.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs, assigns and representatives.

        SECTION 4.8. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents, and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities


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
laws) and obtaining any required contractual consents and regulatory approvals.

        SECTION 4.9. Publicity. The initial press release announcing this Plan shall be a joint press release and thereafter OMNI and KeyCorp shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

        SECTION 4.10. Proxy; Registration Statement. As soon as practicable after the date hereof, KeyCorp and OMNI shall prepare the Proxy Statement, and promptly thereafter mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of OMNI Common Stock. KeyCorp and OMNI shall cooperate with each other in the preparation of the Proxy Statement. KeyCorp shall prepare and file the Registration Statement with the SEC as soon as is reasonably practicable and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of such Registration Statement. KeyCorp shall also take any action required to be taken under state "Blue Sky" or securities laws in connection with the issuance of the KeyCorp Common Stock pursuant to the Merger, and OMNI shall furnish KeyCorp all information concerning OMNI and the holders of its capital stock and shall take any action as KeyCorp may reasonably request in connection with any such action.

        SECTION 4.11. Stockholders' Meeting. OMNI shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and Bylaws, to convene a meeting of the holders of OMNI Common Stock (the "OMNI Meeting") as promptly as practicable for the purpose of considering and taking action upon this Plan. The OMNI Meeting shall be held on a date mutually agreed upon by KeyCorp and OMNI, but in all events as soon as reasonably practicable after the Registration Statement is declared effective. OMNI shall submit the Proxy Statement to its stockholders and use its best efforts to obtain all votes and approvals of its stockholders necessary for the approval and adoption of this Plan. OMNI shall submit no other matter for approval at the OMNI Meeting without the consent of KeyCorp. OMNI will not distribute any information to its stockholders with respect to the transactions contemplated hereby without prior notice to, and opportunity to comment upon such information by, KeyCorp. OMNI will, at the OMNI Meeting, present this Plan for approval and adoption by its stockholders, in accordance with the applicable requirements of law. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, as determined by such Board based upon the advice of counsel, the Board of Directors of OMNI shall recommend that the


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
holders of the OMNI Common Stock vote in favor of and approve the Merger and adopt this Plan at the OMNI Meeting.

        SECTION 4.12. Securities Act. (a) As soon as practicable after the date of the OMNI Meeting, OMNI shall identify to KeyCorp all persons who were, at the time of the OMNI Meeting, possible "Affiliates" of OMNI as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Thereafter and until the Effective Time, OMNI shall identify to KeyCorp each additional person who thereafter becomes an "Affiliate."

        (b) OMNI shall use its best efforts to obtain a written agreement in the form of Exhibit D from each person who is identified as a possible Affiliate pursuant to clause (a) above. OMNI shall deliver such written agreement to KeyCorp as soon as practicable before the OMNI Meeting, but not later than the date on which the Proxy Statement shall be mailed to the stockholders of OMNI. OMNI shall provide its transfer agent for OMNI with stop transfer instructions to effectuate the requirements of this Section 4.12.

        SECTION 4.13. Tax-Free Reorganization Treatment. Neither OMNI nor any of its affiliates, or KeyCorp or any of its affiliates shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code.

        SECTION 4.14. Bank Merger. At or after the Effective Time, KeyCorp may cause one or more of the OMNI Banks to merge or consolidate with or into Key Bank of Colorado (the "Bank Merger").

        SECTION 4.15. Documents and Information to be Furnished. OMNI will furnish to KeyCorp (a) as of the end of each calendar month commencing with September 1994, within 25 days after the end of each such calendar month, (i) the monthly financial statements of OMNI and all of its subsidiaries prepared on a consolidated or consolidating basis (as prepared by OMNI in accordance with its normal accounting procedures), and (ii) true and complete copies of such information concerning the affairs of OMNI or any of its subsidiaries as KeyCorp and its representatives may reasonably request, including, without limitation, all internal control reports submitted to OMNI or any of the OMNI Subsidiaries by independent accountants in connection with each annual, interim, or special audit of the books made by such accountants and all management reports prepared by OMNI or the OMNI Banks pertaining to credit quality and the status of classified, non-accrual, restructured, overdue loans and loan foreclosures, and (b) within 5 days of their filing, all filings or reports (including, without limitation, all Call Reports and FRY-9C reports) filed by OMNI and


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
each of the OMNI Banks with federal, state, or other governmental agencies having supervisory or regulatory authority over OMNI and the OMNI Banks, including, without limitation, the Federal Reserve Board, the FDIC and the Colorado Commissioner. Until the Closing Date, KeyCorp shall deliver to OMNI copies of all reports filed by KeyCorp with the SEC within five business days after the filing thereof with the SEC.

        SECTION 4.16. Notification of Certain Matters. During the period from the date of this Plan to the Effective Date, OMNI will promptly notify KeyCorp of (a) any material change in the normal course of its business, (b) any governmental complaints, audits, investigations, or hearings (or communications indicating that the same may be contemplated), or receipt of any memorandum of understanding or cease and desist order from a regulatory authority, or (c) the institution or the threat of litigation involving OMNI or any of its subsidiaries other than in the normal course of its business, and OMNI will keep KeyCorp fully informed of such events. Notwithstanding Section 4.6, OMNI shall provide KeyCorp within ten days prior to the Closing with an updated Disclosure Memorandum to reflect any and all additions, deletions, or other changes up through and including the date of such updated Disclosure Memorandum, as applicable. Delivery of such updated Disclosure Memorandum shall not alter the obligations of OMNI to satisfy the conditions provided in
Article V hereof.

        SECTION 4.17. Tax Representations. OMNI and KeyCorp shall each make all representations and warranties and each will use its best efforts to obtain a certificate from its stockholders reasonably requested by counsel for OMNI and KeyCorp in order for such counsel to issue the opinion referred to in
Section 5.1(h) hereof.

        SECTION 4.18. KeyCorp Common and Other Merger Consideration. At the Effective Time, KeyCorp shall make arrangements to timely provide the Exchange Fund to the Exchange Agent to enable the Exchange Agent to deliver the Merger Consideration in accordance with Article I of this Agreement.

        SECTION 4.19. NYSE Listing. KeyCorp will use its best efforts to maintain its listing on the NYSE. Prior to the Closing and in accordance with applicable rules and regulations, KeyCorp shall file a Subsequent Listing Application with the NYSE to list the additional shares of KeyCorp Common Stock to be issued to holders of OMNI Common in connection with the Merger and to be listed upon notice of issuance with respect to the exercise of KeyCorp options into which OMNI Options are converted.

        SECTION 4.20. Best Efforts. Each of KeyCorp and OMNI shall use their best efforts to take or cause to be taken all actions necessary, proper, or advisable to consummate the Merger on a prompt basis, including such actions as any of the parties consider necessary, proper, or advisable on connection therewith,


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
including, without limitation, using all reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the abilities of the parties to consummate the transactions contemplated hereby.

        SECTION 4.21. OMNI Buy and Sell Agreement. Each of OMNI and Larry A. Mizel shall use all reasonable efforts to cause the rights of the OMNI Stockholders under the OMNI Buy and Sell Agreement to be waived and/or to have the OMNI Buy and Sell Agreement complied with in a prompt and expeditious manner so that the OMNI Common Stock can be exchanged and converted in the Merger free and clear of any restrictions created by the OMNI Buy and Sell Agreement and otherwise in order to facilitate a timely closing of the Merger, including seeking waivers from OMNI Stockholders and obtaining necessary documentation.

        SECTION 4.22. Termination of OMNI Profit Sharing Plan. Subject to the closing of the Merger, OMNI intends to terminate the OMNI Employee Profit Sharing Plan as of the Effective Time. In connection therewith, KeyCorp agrees to cooperate with OMNI as appropriate to carry out such termination, including, without limitation, taking such action as is necessary to obtain an approval of such termination from the Internal Revenue Service and any other applicable regulatory authorities. Thereafter, the trust fund maintained pursuant to such plan shall be distributed to the persons entitled thereto.


                                   ARTICLE V
                           CONDITIONS TO CONSUMMATION

        SECTION 5.1. Conditions to All Parties' Obligations. The respective obligations of KeyCorp and OMNI to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

        (a) The Plan and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of OMNI to the extent required under applicable law.

        (b) All required approvals and authorizations of, filings and registrations with, and notifications to, all regulatory authorities required for the consummation of the transactions contemplated hereby shall have been obtained or made, including, without limitation, all approvals by the Federal Reserve Board, the FDIC and the Colorado Commissioner, as applicable, and such approvals shall be in full force and effect and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental


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
    authorities that are necessary or appropriate to the consummation of the transactions contemplated by the Plan; provided, however, that no approval, consent or waiver in this Section 5.1(b) shall be deemed to have been received if it shall contain or be subject to any restriction or condition which, in the reasonable determination of KeyCorp, is materially burdensome.

        (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Plan shall have been satisfied.

        (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Plan.

        (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger of any other transaction contemplated by this Plan.

        (f) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (g) No litigation or proceeding shall be pending against KeyCorp or OMNI or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

        (h) OMNI and KeyCorp shall have received the opinion of Irell & Manella, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly: (i) no gain or loss will be recognized by KeyCorp or OMNI as a result of the Merger; (ii) no gain or loss will be recognized by the stockholders of OMNI who exchange their shares of OMNI Common Stock solely for shares of KeyCorp Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in KeyCorp Common Stock); (iii) the tax basis of the


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
    shares of KeyCorp Common Stock received by stockholders who exchange all of their shares of OMNI Common Stock solely for shares of KeyCorp Common Stock in the Merger will be the same as the tax basis of the shares of OMNI Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and
    (iv) the holding period of the shares of KeyCorp Common Stock received in the Merger will include the period during which the shares of OMNI Common Stock surrendered in exchange therefor were held, provided such shares of OMNI Common Stock were held as capital assets at the Effective Time. In rendering such opinion, Irell & Manella may require and rely upon representations contained in certificates of officers of KeyCorp, OMNI and others.

        (i) OMNI shall have received the opinion of Hovde Financial, Inc. dated the same date as the Proxy Statement/Prospectus (which opinion shall not have been withdrawn) to the effect that the terms of the Merger are fair to OMNI's stockholders from a financial point of view.

        SECTION 5.2. Conditions to Obligations of KeyCorp. The obligations of KeyCorp to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) KeyCorp and its directors and officers who sign the Registration Statement shall have received from OMNI's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to OMNI's stockholders and (ii) shortly prior to the Effective Time, with respect to certain financial information regarding OMNI in the form customarily issued by such accountants at such time in transactions of this type.

        (b) OMNI shall have furnished KeyCorp with a favorable opinion of Colorado counsel acceptable to KeyCorp, as OMNI counsel, dated the Closing Date, concerning the corporate standing and capitalization of OMNI and the OMNI Banks, the due authorization and enforceability of this Agreement, and the validity of the OMNI Common Stock to be exchanged in the Merger, all based on such investigation and OMNI officer representations as OMNI counsel shall deem necessary in connection with such opinion.

        (c) Except for changes contemplated by this Plan, each of the representations and warranties of OMNI contained in this Plan shall, in all material respects,


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
    be true on the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything to the contrary contained in this Section 5.2, this Section 5.2 shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of the representations and warranties, either singularly, or in the aggregate, to be so true and correct would have a Material Adverse Effect on OMNI and the OMNI Subsidiaries, taken as a whole; OMNI shall have performed, in all material respects, each of its covenants and agreements contained in this Plan; and KeyCorp shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of OMNI, dated the Closing Date, to the foregoing effect.

        (d) KeyCorp shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated thereby.

        (e) OMNI and each OMNI Subsidiary shall have obtained any and all consents or waivers from other parties to loan agreements or other contracts required for the consummation of the Merger, except those for which the failure to obtain such consents and waivers would not, individually or in the aggregate, have a Material Adverse Effect on OMNI and the OMNI Subsidiaries, taken as a whole.

        (f) Holders of more than 10% of the issued and outstanding shares of OMNI Common Stock shall not have indicated that they intend to exercise dissenters' rights in respect of the Merger.

        (g) Each person who may be deemed by KeyCorp to be an Affiliate of OMNI shall have delivered not later than the date on which the Proxy Statement/Prospectus shall be mailed to the stockholders of OMNI a written agreement substantially in the form of Exhibit D hereto.

        (h) OMNI and each OMNI Subsidiary shall have received the written resignation of each member of its respective Board of Directors not selected by KeyCorp to continue to serve in such capacity.

        (i) OMNI shall have sold all of its interest in Merchants Mortgage & Trust pursuant to the terms and conditions provided in that certain Letter Agreement between KeyCorp and OMNI dated as of the date hereof and delivered herewith.


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
        (j) OMNI shall not have paid cash or other dividends from June 30, 1994 to the Effective Date except as permitted under this Plan.

        (k) OMNI shall have furnished KeyCorp with a favorable opinion of Colorado counsel acceptable to KeyCorp, which opinion shall be dated the Closing Date and shall be, in form and substance, acceptable to KeyCorp, to the effect that: (i) OMNI has validly and irrevocably waived all of its rights under the OMNI Buy and Sell Agreement (ii) all OMNI Stockholders have validly and irrevocably waived all of their rights under the OMNI Buy and Sell Agreement, or to the extent not waived, that the OMNI Buy and Sell Agreement has been fully complied with so that no OMNI Stockholder has any rights to purchase or otherwise acquire the OMNI Common Stock of any other OMNI Stockholder at or following the Effective Time of the Merger and (iii) at the Effective Time, KeyCorp's rights in and to the OMNI Common Stock exchanged, or received in the Merger, will not be subject to the rights or claims of any person arising out of or under or in connection with the OMNI Buy and Sell Agreement and that no person will have any rights against KeyCorp, OMNI or any OMNI Stockholder arising out of or under or in connection with the OMNI Buy and Sell Agreement.

        SECTION 5.3. Conditions to the Obligations of OMNI. The obligation of OMNI to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) OMNI shall have received from KeyCorp's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to OMNI's stockholders and (ii) shortly prior to the Effective Time, with respect to certain financial information regarding KeyCorp in the form customarily issued by such accountants at such time in transactions of this type.

        (b) KeyCorp shall have furnished OMNI with a favorable opinion, dated the Closing Date, of KeyCorp's Senior Vice President and Senior Managing Counsel (relying, at his option, as to matters of Colorado law, on the opinion of Colorado counsel satisfactory to OMNI), concerning the corporate standing and capitalization of KeyCorp, the due authorization and enforceability of this Agreement, the validity of the KeyCorp Common Stock to be issued in the Merger, and the effectiveness of the Registration Statement.


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
        (c) Each of the representations, warranties and covenants of KeyCorp contained in this Plan shall, in all material respects, be true on the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); provided, however, that notwithstanding anything to the contrary contained in this Section 5.3, this Section 5.3 shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the failure of any of the representations and warranties, either singularly, or in the aggregate, to be so true and correct would have a Material Adverse Effect on KeyCorp and its subsidiaries, taken as a whole; KeyCorp shall have performed, in all material respects, its covenants and agreements contained in this Plan; and OMNI shall have received certificates signed by the Chief Financial Officer and the Senior Vice President-Corporate Development of KeyCorp dated the Closing Date, to the foregoing effect.

        (d) The additional shares of KeyCorp Common Stock to be issued to holders of (i) OMNI Common Stock upon consummation of the Merger and (ii) OMNI Options upon exercise of the KeyCorp options substituted therefor shall have been authorized for listing on the NYSE, in both cases, subject only to official notice of issuance.


                                  ARTICLE VI
                                 TERMINATION

        SECTION 6.1. Termination. This Plan may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the stockholders of OMNI:

        (a) by the mutual consent of KeyCorp and OMNI, if the Board of Directors (or, in the case of KeyCorp, the Executive Committee or the Board of Directors) of each so determines;

        (b) by KeyCorp or OMNI, if its Board of Directors (or, in the case of KeyCorp, the Executive Committee or the Board of Directors) so determines, in the event of


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
    a material breach by the other party hereto of any representation or warranty contained herein if the nonbreaching party in good faith determines that it would not have entered into this Plan, or that the Merger Consideration might have been materially different, if the nonbreaching party had known of the breach prior to execution of this Plan and such breach by its nature cannot be cured prior to the Closing; or in the event of a material breach by the other party hereto of any covenant or agreement contained herein which is not cured or not curable within 20 days after written notice of such breach is given to the party committing such breach by the other party;

        (c)  by KeyCorp or OMNI by written notice to the other party if either
    (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Plan;

        (d) by KeyCorp or OMNI, if its Board of Directors (or, in the case of KeyCorp, the Executive Committee or the Board of Directors) so determines, in the event that the Merger is not consummated by June 30, 1995, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Plan by the party seeking to terminate;

        (e) by the Board of Directors of OMNI if any of the conditions specified in Section 5.3 hereof have not been met or waived by OMNI at such time as such condition is no longer capable of being satisfied;

        (f) by the Executive Committee or the Board of Directors of KeyCorp if any of the conditions specified in Section 5.2 hereof have not been met or waived by KeyCorp at such time as such condition is no longer capable of being satisfied;

        (g) by OMNI, whether before or after any shareholder action, in the event the KeyCorp Common Average Closing Price (as defined below) is less than $26.10. For purposes of this Plan, " KeyCorp Common Average Closing Price" shall mean the average of the last sale price of the day of one share of KeyCorp Common Stock as reported on the New York Stock Exchange Composite Transactions Tape (the " NYSE Tape") for the twenty consecutive trading days ending on the fifth business day prior to the Closing Date (the "20 Day Calculation Period").

        The Exchange Ratio shall be increased (prior to any other adjustments required under Section 1.2) such that the per share value of the consideration (valued at the KeyCorp Common Average Closing Price) to be paid in


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
    respect of shares of OMNI Common Stock outstanding as of the Effective Time is equal to $6.40 per share in the event the KeyCorp Common Average Closing Price is (a) less than $26.10, but at least $24.47, and (b) OMNI does not elect to exercise its right under this Section 6.1(g) to terminate the Plan.

        If KeyCorp effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date hereof and the end of the 20 Day Calculation Period, the closing prices for the KeyCorp Common Average Closing Price shall be appropriately adjusted for the purpose of this Section 6.1(h) so as to be comparable to the price on the date of execution of this Plan.

        (h) by KeyCorp, if OMNI has not sold, on or prior to January 31, 1995, all of its interest in Merchants Mortgage & Trust pursuant to the terms and conditions provided in that certain Letter Agreement between KeyCorp and OMNI dated as of the date hereof and delivered herewith.

    (i) by KeyCorp, if on or before November 15, 1994, OMNI has not received from (i) 80 percent of the OMNI Stockholders, and (ii) from OMNI Stockholders holding 90 percent of OMNI Common Stock outstanding on the date hereof, a written waiver of each such OMNI Stockholder's rights under the OMNI Buy and Sell Agreement, and delivered such waivers to KeyCorp, provided that such termination right is delivered in writing to OMNI by November 23, 1994.

        SECTION 6.2. Effect of Termination. In the event of the termination of this Plan by either KeyCorp or OMNI, as provided above, this Plan shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers, directors or shareholders; provided, however, that in the event of a termination pursuant to Sections 6.1(b) because of the willful breach of any representation, warranty, covenant, or agreement set forth in this Plan, and if the terminating party is not also in material breach of this Plan, then, notwithstanding Section 8.6 hereof, the breaching party shall pay all costs and expenses of the terminating party within 20 days of such termination, and such payment shall not constitute liquidated damages or otherwise limit the rights of the nonbreaching party.


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
                                  ARTICLE VII
                             ENVIRONMENTAL MATTERS

        SECTION 7.1.  Environmental Representations and Warranties of the OMNI.

        "Properties Owned" as used in this Article VII shall include (i) all real property, whether owned or leased, in which OMNI or an OMNI Subsidiary conducts banking business or any administrative activities related thereto except the offices of Omnibank Denver, and (ii) all commercial Real Estate Owned ("REO") by OMNI and each OMNI Subsidiary including those that are, or should have been, listed in the Disclosure Memorandum as provided in
    Section 3.1(p) of this Plan.

        "Loan Portfolio Properties" means those properties collateralizing or securing loan and/or lease obligations in favor of OMNI or any OMNI Subsidiary. Whenever a representation or warranty is made in this Section
    7.1 with respect to Loan Portfolio Properties, it shall be deemed to have been made "to the best of OMNI's knowledge" as provided in Section 8.1 hereof.

        Except as set forth in the Disclosure Memorandum, OMNI and each OMNI Subsidiary have obtained all material permits, licenses and other authorizations which are required with respect to the operation of their respective businesses and all Properties Owned or Loan Portfolio Properties under any Environmental Laws (as hereinafter defined) (such permits licenses and authorizations being hereinafter referred to as "Environmental Permits") including all federal, state and local laws relating to pollution or protection of the environment such as the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), laws relating to emissions, discharges, releases of threatened release of hazardous, toxic or other pollutants, contaminants, chemicals or materials regulated by Environmental Laws (" Regulated Material") including, but not limited to, ambient air, surface water, ground water, land surface or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage disposal, transport or handling of Regulated Material (which laws, together with all regulations, rules, codes, plans, decrees, judgments, injunctions, notice and demand letters issued, entered, promulgated or approved thereunder with respect to OMNI or any OMNI Subsidiary being herein referred to as "Environmental Laws"). Except as set forth in the Disclosure Memorandum, OMNI and each OMNI Subsidiary are in compliance with all terms and conditions of all Environmental Permits required under the Environmental Laws, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, orders, agreements,


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
    schedules and timetables contained in the Environmental Laws, except where the failure to be in such compliance would not have a Material Adverse Effect on OMNI and the OMNI Subsidiaries taken as a whole. Attached to the Disclosure Memorandum are complete copies of all notices in the possession of OMNI including notices received by any previous owner or lessee of any Properties Owned or Loan Portfolio Properties or any business currently owned or leased by OMNI or an OMNI Subsidiary within the five years preceding the date of this Plan and alleging noncompliance with any Environmental Law.

        There is no civil, criminal or administrative action, demand, claim, investigation or proceeding pending or, to the best knowledge of OMNI, threatened against OMNI or any OMNI Subsidiary with regard to any Properties Owned or Loan Portfolio Properties, including, without limitation, any notices demand letters or requests for information from any federal or state environmental agency, under or relating in any way to the Environmental Laws, except as disclosed in Disclosure Memorandum.

        With regard to any of the Properties Owned or Loan Portfolio Properties, except as disclosed in the Disclosure Memorandum, there are no past, present or to the best knowledge of OMNI, anticipated future events, conditions, circumstances, or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws in any material respect, or which may give rise to any material common law or other legal liability, or which otherwise may form the basis of any material claim, action, demand, proceeding, notice of violation or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any Regulated Material. Without in any way limiting the foregoing, except as set forth in the Disclosure Memorandum, to the best knowledge of OMNI, no release, emission or discharge into the environment of any Regulated Material which would give rise to material liability under any Environmental Laws has occurred, is currently occurring at any Properties Owned or Loan Portfolio Properties, and, except as disclosed in the Disclosure Memorandum, to the best knowledge of OMNI, there is no spill, deposit, or discharge of any such Regulated Material at, on, into, under or having originated from any of the Properties Owned or Loan Portfolio Properties which would give rise to material liability. Except as set forth in the Disclosure Memorandum, to the best knowledge of OMNI, none of the Properties Owned or Loan Portfolio Properties includes any equipment, machinery, device, or other apparatus that contains polychlorinated biphenyls that is now or ever has been leaking; any asbestos that is or reasonably may be anticipated


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
    to become in a condition which reasonably may threaten the health and/or safety of a person exposed to the asbestos; or any type of underground storage tank.

        SECTION 7.2. Phase I Environmental Audit. For all Properties Owned as to which a Phase I Environmental Audit meeting the requirements of this Section
7.2 was not previously provided to KeyCorp, OMNI shall commission, at its sole expense, a Phase I Environmental Audit (as defined in Section 7.6) by one or more qualified independent environmental engineers or consultants acceptable to KeyCorp. The Environmental Audit Reports (as defined in Section 7.6) relating to the Phase I Environmental Audit shall be made available to KeyCorp as soon as is practicable and, in any event, no later than 45 days following the date of this Plan.

        SECTION 7.3. Phase II Environmental Audit and Environmental Audit Response. Within twenty (20) business days after either KeyCorp's receipt of the Environmental Audit Report relating to any Environmental Audit or the date of this Plan, whichever is later, and within twenty (20) business days after KeyCorp's receipt of any Environmental Occurrence Notification (as defined below), KeyCorp shall, with respect to each parcel of the Properties Owned, provide OMNI with an Environmental Audit Response. If the Environmental Audit Response requests an initial or additional Phase II Environmental Audit (as defined in Section 7.6), KeyCorp shall commission a Phase II Environmental Audit by the environmental engineer or consultant who performed the Phase I Environmental Audit or by such other qualified environmental engineer or consultant as KeyCorp may elect. The cost of each such Phase II Environmental Audit shall be paid one-half by KeyCorp and one-half by OMNI. Such Phase II Environmental Audit shall be completed as soon as is practicable and KeyCorp shall, promptly after receipt of the Environmental Audit Report, deliver a copy of such report to OMNI.

        SECTION 7.4. Environmental Occurrence Notification. In the event that OMNI either receives notice from any governmental entity, or OMNI has knowledge (as defined in Section 8.1) at any time after the date of this Plan and prior to the Closing Date that there are any Environmental Action Items (as defined in Section 7.6) emanating from, occurring on, or in any way related to, the Properties Owned, which Environmental Action Items are not fully disclosed in the Phase I Environmental Audit Report or, if applicable, the Phase II Environmental Audit Report, OMNI shall provide KeyCorp with notice setting forth the details thereof (the "Environmental Occurrence Notification") as soon as is reasonably practicable, but in no event later than the earlier of three
(3) days after becoming aware of such Environmental Action Item or at the Closing Date.

        SECTION 7.5. Remediation; Allocation of Remediation Costs; Termination of Plan. KeyCorp, in its sole discretion, may


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
prior to the Closing Date remediate or cause to be remediated any such Environmental Action Item to the extent necessary so that, in the opinion of KeyCorp in its sole discretion, such condition or circumstance would no longer constitute an Environmental Action Item. The cost of any such remediation undertaken or caused to be undertaken by KeyCorp shall be paid by Keycorp. If the aggregate cost of remediation exceeds $1,000,000, then the purchase price for the transaction contemplated by this Plan shall be reduced as set forth in
Section 1.2 in accordance with the following (the amount of such reduction shall be referred to herein as the "Excess Remediation Costs"): (a) for the first $1,000,000 of aggregate remediation costs, there shall be no adjustment to such purchase price, (b) for the portion of aggregate remediation costs exceeding $1,000,000 up to and including $2,000,000, such purchase price shall be reduced by 100% of such portion, and (c) for the portion of aggregate remediation costs exceeding $2,000,000 up to and including $5,000,000, such purchase price shall be reduced by 50% of such portion. If the aggregate cost of remediation shall exceed $5,000,000, OMNI and KeyCorp shall each have the right to declare this Plan null and void with no obligations of one part to the other thereafter by giving written notice to that effect to the other party. For purposes of this Section 7.5, the aggregate cost of the remediation shall be determined using the estimate of the environmental engineer/consultant who performed the Phase II Environmental Audits ("Remedial Cost Estimate"), subject to OMNI's right in its sole discretion to request a second estimate from an environmental engineer/consultant selected by it. If the difference between the estimates is 10% or less of the amount of the first estimate, then the Remedial Cost Estimate shall be deemed conclusive and shall be binding. If the difference between the two estimates is more than 10% of the amount of the first estimate and the parties cannot reach agreement, then the two environmental engineers/consultants shall select a third environmental engineer/consultant to produce a third estimate, and the aggregate cost of the remediation shall be the amount of the third estimate. In the event that the first two environmental engineers/consultants are unable to agree upon a third, then the third environmental engineer/consultant shall be selected from a list of names prepared by the first two environmental engineers/consultants with the parties striking names in order with the party striking first to be determined by the flip of a coin. The cost of the second and third environmental engineers/consultants shall be paid one-half by KeyCorp and one-half by OMNI.

        SECTION 7.6. Definitions. Except as otherwise defined in this Article or in this Plan:

        (a) "Phase I Environmental Audit" means an inspection, investigation, and audit of the Properties Owned with respect to all applicable Environmental Laws and Environmental Action Items which shall include a view of the Properties Owned, inquiry into present and past


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
    uses of the Properties Owned to the extent reasonably necessary to enable KeyCorp to review whether it may avail itself of the so-called "Innocent Purchaser" defense contained in Section 101(35) of CERCLA, review of records of the United States Environmental Protection Agency and applicable state or local environmental protection agencies, field observations, review of applicable air and water discharge permits, solid and hazardous waste disposal permits, if any, the status thereof and all requirements associated therewith, and such additional investigations (without physical sampling or analysis) as KeyCorp and the applicable environmental engineer or consultant shall determine are appropriate; provided, however, that at a minimum, the Phase I Environmental Audit shall be conducted in accordance with the 1993 ASTM standard promulgated therefor, to the extent applicable.

        (b) "Phase II Environmental Audit" means such additional investigation and analysis, including physical sampling and analysis, as KeyCorp and the applicable environmental engineer or consultant shall determine are appropriate.

        (c) "Environmental Audit Response" means the written notification to be provided to OMNI by KeyCorp based upon the results of the applicable Environmental Audit, such notification to either (i) state that there are no events or conditions which require further investigation or constitute Environmental Action Items; or (ii) specifically identify and describe, referring to relevant portions from the applicable Environmental Audit Report, any events or conditions identified in the Environmental Audit Report which, in the reasonable judgment of KeyCorp, require further investigation or constitute an Environmental Action Item.

        (d) "Environmental Action Item" means any material or substantial condition or circumstance which violates, is not in compliance with, or is not consistent with any Appropriate Governmental Standard without regard to whether any such condition or circumstance otherwise would or would not be required to be reported pursuant to any applicable Environmental Laws and without regard to whether any such condition or circumstance would or would not be a violation of, or a condition required to be addressed remediated, by, any applicable Environmental Law.

        (e) "Appropriate Governmental Standard" means the following, in each case as in effect at the time the relevant task pursuant to this Plan is being performed:

    (i) with respect to the presence of any Regulated Material in any environmental medium or media, the relevant clean-up or remediation standards that would be applied by the [name of state environmental agency]; and, (ii) with respect to all other conditions or circumstances, any applicable Environmental Law.

        (f) " Environmental Audit Report" means the written report of the applicable environmental engineer or consultant with respect to the Phase I Environmental Audit or the Phase II Environmental Audit, as the case may be. Any Phase II Environmental Audit Report shall either state the applicable environmental engineer or consultant's opinion as to the actions to be taken in order to remediate any Environmental Action Item to the extent necessary so that such conditions or circumstances would no longer constitute Environmental Action Items, or specify the additional work necessary to render such opinion. Any Phase II Environmental Audit Report shall, on the basis of actual bids or otherwise, estimate the cost of remediate Environmental Action Items as specified above.


                                  ARTICLE VIII
                                 OTHER MATTERS

        SECTION 8.1. Certain Definitions; Interpretation. As used in this Plan, the following terms shall have the meanings indicated:

        "Material Adverse Effect," shall mean, when used with respect to any person, a material adverse effect on the consolidated business, operations, results of operations or financial condition of such person, other than any such effect attributable to or resulting directly or indirectly from changes in the general level of interest rates, general economic conditions or economic conditions in the banking industry; provided, further, that Environmental Action Items, whether individually or in the aggregate, shall not constitute a Material Adverse Effect with respect to OMNI or any of the OMNI Subsidiaries.

        "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization or government or any agency or political subdivision thereof.

Whenever the phrase "to OMNI's knowledge," "to the best of OMNI's knowledge" or
a similar phrase is used in connection with any matter, such    phrase means
the actual knowledge of Larry A. Mizel,

Robert W. Graf and Gary D. Levine, and, with respect to Article VII hereof, also the actual knowledge of Gary Klearman, and with respect to Sections 3.1(h) and (i) also the actual knowledge of Kevin Ford. When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include," "includes," or "including" are used in this Plan, they shall be deemed followed by the words "without limitation." Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

        SECTION 8.2. Survival. All representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Sections 4.2, 8.6 and the confidentiality obligations contained in Section 4.4 and the confidentiality agreement referenced therein shall survive such termination.

        SECTION 8.3. Waiver and Amendment. (a) Prior to the Effective Time, by written notice to any other party hereto, any party hereto may (i) extend the time for the performance of any of the obligations or other actions of such other party under this Plan; (ii) waive any inaccuracies in the representations or warranties of such other party contained in this Plan or in any document delivered pursuant to this Plan; (iii) waive compliance with any of the conditions or covenants to be performed by such other party contained in this Plan; or (iv) waive performance of any of the obligations of such other party under this Plan. Except as provided in the preceding sentence, no action taken pursuant to this Plan, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any of the representations, warranties, covenants, conditions or agreements contained in this Plan. The waiver by any party hereto of a breach of any provision of this Plan shall not operate or be construed as a waiver of any subsequent breach.

        (b) This Plan may be amended or supplemented by the parties hereto, by action taken by or on behalf of their respective Boards of Directors at any time before or after approval and adoption of this Plan by the stockholders of OMNI; provided, however, that any such amendment or supplement to this Plan made subsequent to the approval and adoption of this Plan by the stockholders of OMNI shall not (i) alter the amount or change the form of the Merger Consideration, or (ii) alter or change any of the terms of this Plan if such alteration or change would adversely affect the holders of OMNI Common Stock. The parties hereto shall make such technical changes to this Plan, not inconsistent with the purpose hereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Plan or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby. This Plan may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 8.4. Counterparts. This Plan may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

        SECTION 8.5. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Colorado.

        SECTION 8.6. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

        SECTION 8.7. Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing ) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

If to OMNI, to:                                    If to KeyCorp, to:

Robert W. Graf, President                          Andrew R. Tyson
OMNIBANCORP                                        Senior Vice President
3600 South Yosemite St.                            KeyCorp
Suite 210                                          127 Public Square
Denver, Colorado  80237                            Cleveland, Ohio  44114

Telecopy: (303) 220-7948                           Telecopy:  (216) 689-3610


With copies to:                                    With copies to:

Ashok W. Mukhey, Esq.                              Daniel R. Stolzer, Esq.
Irell & Manella                                    Senior Vice President and
1800 Ave. of the Stars                             Senior Managing Counsel
Suite 900                                          KeyCorp Management Company
Los Angeles, CA  90067                             127 Public Square, 2nd Floor
                                                   Cleveland, Ohio  44114
Telecopy: (310) 203-7199
                                                   Telecopy:  (216) 689-4121
                                      and

                                      Robert W. Pappenheim
                                      Chairman and Chief Executive Officer
                                      Key Bank of Colorado
                                      300 West Oak Street
                                      Fort Collins, Colorado  80521

                                      Telecopy:  (307) 638-7801

        SECTION 8.8. Entire Plan; Etc. This Plan, together with the Voting Agreements and the Letter Agreement between OMNI and KeyCorp dated as of the date hereof and delivered herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Sections 4.3, and 4.7, nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

        SECTION 8.9. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                        KEYCORP


                                        By:/s/ Daniel R. Stolzer
                                           --------------------------------
                                        Title: Authorized Officer


                                        OMNIBANCORP


                                        By:/s/ Larry A. Mizel
                                           --------------------------------
                                        Title: Chairman of the Board


ACCEPTED AND AGREED TO WITH RESPECT
TO SECTION 4.21 HEREOF AS OF THE
31st DAY OF August, 1994:



/s/ Larry A. Mizel
- ----------------------------------
Larry A. Mizel

                                                EXHIBIT A

             COLORADO BUSINESS CORPORATION ACT SECTION 7-113-201
                   (shareholder dissenters' rights statute)


                       See Appendix E attached hereto.

                                                        Exhibit D

[Form of Affiliate's Letter]



                                ______________ , 199 __


KeyCorp
127 Public Square
Cleveland, Ohio 44114

Gentlemen:

        I have been advised that as of the date hereof I may be deemed to be an "affiliate" of OMNIBANCORP, a Colorado corporation ("OMNI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act; of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Plan of Merger, dated as of the 31st day of August, 1994 (the "Plan"), by and between KeyCorp, an Ohio corporation ("KeyCorp") and OMNI, OMNI will be merged with and into KeyCorp (the "Merger").

        As a result of the Merger, I may receive Common Shares, with a par value of $1 each, of KeyCorp ("KeyCorp Common Stock"). I would receive such shares in exchange for shares owned by me of Common Stock, stated value $.0267 per share, of OMNI.

        I hereby represent, warrant to, and covenant with, KeyCorp that in the event I receive any KeyCorp Common Stock as a result of the Merger:

                (A) I shall not make any sale, transfer or other disposition of the KeyCorp Common Stock in violation of the Act of the Rules and Regulations.

                (B) I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of KeyCorp Common Stock, to the extent I felt necessary, with my counsel or counsel for OMNI.

                (C) I have been advised that the issuance of shares of KeyCorp Common Stock to me in the Merger has been registered under the Act by a Registration Statement of Form S-4. However, I have also been advised that because (i) at the time of the Merger's submission for a vote of the shareholders of Company X I may be deemed an affiliate of OMNI and (ii) the distribution by me of the KeyCorp Common Stock has not been registered under the Act, that I may not sell, transfer or otherwise dispose of KeyCorp Common Stock issued to me in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to KeyCorp, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                (D) I understand that KeyCorp is under no obligation to register the sale, transfer or other disposition of shares of KeyCorp Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                (E) I also understand that stop transfer instructions will be given to KeyCorp's transfer agents with respect to KeyCorp Common Stock owned by me and that there will be placed on the certificates for the KeyCorp Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were
                issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be trans-ferred in accordance with the terms of an agreement dated ______________ , 199 __ between the registered holder hereof and KeyCorp, a copy of which agreement is on file at the principal offices of KeyCorp."

                (F) I also understand that unless the transfer by me of my KeyCorp Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rules 145 under the Act, KeyCorp reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from me:

                  "The shares represented by this certificate have
                not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which

                Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

        It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if I shall have delivered to KeyCorp (i) a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to KeyCorp, to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.


                                        Very truly yours,



                                        _________________________________
                                        Name:

Acknowledged this _____ day of
____________ , 199__ , by

KEYCORP

By: ___________________________
    Name:
    Title:

                                                                Exhibit E
                               VOTING AGREEMENT
                                     WITH
                              POWER OF ATTORNEY

        This Voting Agreement with Power of Attorney is entered into as of the _________ day of ___________, 1994, between KeyCorp, an Ohio corporation ("KeyCorp"), and the shareholder ("Shareholder") of OMNIBANCORP ("OMNI") executing this Agreement and identified on the last page hereof.

                                   RECITALS
        A. The Shareholder owns or has the power to vote the number of shares of Common Stock, $.0267 per share stated value ("Common Stock"), of OMNI (together with all shares of OMNI Common Stock which the Shareholder subsequently acquires or obtains the power to vote, the "OMNI Shares") set forth opposite the Shareholder's signature on the last page of this Agreement.

        B. Keycorp and OMNI intend to enter into a Plan of Merger (the "Plan") on the date hereof, providing for the merger (the "Merger") of OMNI with and into KeyCorp. Pursuant to the Plan, each outstanding share of OMNI Common Stock will be converted into the right to receive shares of KeyCorp Common Stock in accordance with and as set forth in the Plan. The Plan contains, among other things, representations and warranties of the parties with resect to the Merger and conditions precedent to the obligations of the parties to consummate the Merger.

        C. As an inducement to KeyCorp to enter into the Plan, the Shareholder has agreed to commit to vote the OMNI Shares in favor of the Merger, and to appoint Larry A. Mizel and Robert W. Graf, and each of them, as his or her attorneys to agree to terminate, and to the extent not terminated by all parties thereto, to waive all rights and privleges and exercise and carry out any obligations or duties under the Buy and Sell Agreement between the undersigned and OMNI (the "Buy/Sell Agreement"), as provided herein.

                                  AGREEMENTS
        Accordingly, the parties hereto agree as follows:

        1. OMNI STOCKHOLDER VOTE. The Shareholder agrees to vote the OMNI Shares as follows:
           (i) in favor of the adoption of the Plan and the approval of the Merger at the Special Meeting of Shareholders of OMNI;

           (ii) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of OMNI or the purchase of all or a substantial portion of the OMNI Common Stock or of the assets of OMNI by any person or entity other than KeyCorp or an affiliate of KeyCorp; and

           (iii) against any other transaction which is inconsistent with the obligation of OMNI to consummate the Merger in accordance with the Plan.

        2. LIMITATION ON VOTING POWER. If the Shareholder is also a director of OMNI, it is expressly understood and acknowledged by the parties hereto that nothing contained herein is intended to restrict the Shareholder from voting on any matter, or otherwise from acting, in the Shareholder's capacity as a director of OMNI with respect to any matter, including but not limited to, an Acquisition Proposal (as defined in the Plan) the general management or over-all operation of OMNI.

        3. TERMINATION. This Agreement shall terminate on the earlier of (a) the date on which the Plan is terminated in accordance with the terms thereof or (b) the date on which the Merger is consummated.

        4. REPRESENTATIONS, WARRANTIES, AND ADDITIONAL COVENANTS OF THE SHAREHOLDER. The Shareholder hereby represents, warrants and covenants to KeyCorp that:

           (a) the Shareholder has the capacity and all necessary power and authority to vote and to dispose or direct the disposition of the OMNI shares;

           (b) this Agreement constitutes a legal, valid, and binding obligation of the Shareholder enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally; and

           (c) during the term of this Agreement, the Shareholder will not sell or otherwise voluntarily dispose of any of the OMNI Shares which are owned by the Shareholder, unless the transferee executes a voting agreement identical to this Voting Agreement (and the Shareholder provides notice to KeyCorp of such transfer and a copy of the signed Voting Agreement, immediately following execution thereof) or take any voluntary action which would have the effect of removing the Shareholder's power to vote the OMNI Shares or which would be inconsistent with this Agreement.

        5. BENEFIT. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

        6. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes, but such counterparts taken together shall constitute one and the same instrument.

        7. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the Shareholder shall be specifically enforceable and KeyCorp shall be entitled to injunctive and other equitable relief. The Shareholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that KeyCorp may have against the Shareholder for any failure to perform his obligations under this Agreement.

        8. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to its conflict of laws principles.

                              POWER OF ATTORNEY

        The undersigned, a party to that certain Buy and Sell Agreement between OMNIBANCORP and certain Stockholders of OMNIBANCORP (the "Buy and Sell Agreement") hereby constitutes and appoints Larry A. Mizel and Robert W. Graf, and each of them, as his or her attorney or attorneys, with full power of substitution and resubstitution, for and in his or her name, place and stead, to agree to terminate, and to the extent not terminated by all parties thereto, to waive all rights and privileges afforded the undersigned under the Buy and Sell Agreement and to exercise and carry out any obligations or duties imposed on the undersigned pursuant to the Buy and Sell Agreement, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises hereby ratifying and approving the acts of such attorney or any such substitute.
        This Power of Attorney shall be effective from the date hereof through and including the earlier of (a) the consummation of the Merger or (b) the earlier termination of the Merger Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement with the POwer of Attorney as of the day and year first above written.

KEYCORP                                 SHAREHOLDER

By:
   -------------------------            ----------------------
Title:
      ----------------------            ----------------------
                                        Print Name

                                        No. of OMNI Shares over which the
                                        Shareholder executing this Agreement
                                        has sole voting power and sole power to
                                        dispose or direct the disposition:


                                        --------------------------------------

STATE OF COLORADO      )
                       )    SS.
COUNTY OF _____________)

        NOW COMES __________________________________known to me to be the
___________________of _____________________________, who swears that the above
Voting Agreement with Power of Attorney was duly executed by him on this ____ day of ___________, 1994

                                        -----------------------------------
                                        Notary Public

                                        My Commission Expires:
                                                               -------------

(SEAL)

                                                                APPENDIX B
                               Letter Agreement
                               ----------------

                                  OMNIBANCORP
                           3600 South Yosemite Street
                                   Suite 210
                             Denver, Colorado 80237

                             As of August 31, 1994



KeyCorp
127 Public Square
Cleveland, Ohio 44114


Gentlemen:


                This Letter Agreement is in reference to that certain Plan of Merger (the "Plan") as dated of even date herewith by and among, OMNIBANCORP, a Colorado corporation ("Omni") and KeyCorp. It is the intention of the parties hereto that this Letter Agreement be incorporated into and integrated with the Plan of Merger and made a part thereof for all purposes and interpretations thereunder. Pursuant to the terms of the Plan, Omni will merger with and into KeyCorp (the "Merger"). (Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.)


                In consideration of the execution and delivery of the Plan by KeyCorp, Omni hereby agrees to use its best efforts to sell all of its interest in Merchants Mortgage & Trust ("MM&T") to a third party on or before January 31, 1995. In connection with such sale, neither Omni nor any Omni Subsidiary shall retain any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of MM&T or incur any such liabilities or obligations which survive the Effective Time (including, but not limited to, obligations to indemnify the purchaser or purchasers thereof), without the prior written consent of KeyCorp.


                Notwithstanding Section 2.2(b) or any other provision of the Plan, in the event Omni realizes an aggregate gain on the sale (determined in accordance with generally accepted accounting principles consistently applied), Omni may declare and distribute to its shareholders a cash dividend in an amount equal to such aggregate after tax gain.


                In the event Omni realizes an aggregate loss on the sale of MM&T (determined in accordance with generally accepted accounting principles consistently applied), the Exchange Ratio shall be reduced by an amount equal to (i) the aggregate after tax loss on the sale of MM&T (determined in

                                                                          Page 2
KeyCorp
As of August 31, 1994





accordance with generally accepted accounting principles consistently applied), if any, less the Reimbursable MM&T Loss
(as defined below except that it shall be calculated on an after tax basis) divided by (ii) the product of (a) 16,491,244 multiplied by (b) $32,625.


               In the event either Omni or KeyCorp terminates the Plan for any reason (other than as a result of a material breach by Omni pursuant to Section 6.1(b) of the Plan) after Omni sells or has entered into a binding written agreement to sell its interest in MM&T, and Omni realizes an aggregate pre-tax loss on such sale (determined in accordance with generally accepted accounting principles consistently applied), KeyCorp shall promptly upon such termination reimburse Omni in an amount (the "Reimbursable MM&T Loss") equal to such pre-tax loss but not to exceed (a) $500,000 if the purchaser is Lester Gold or an affiliate of Lester Gold or (b) $750,000 in all other cases.


               Notwithstanding anything to the contrary in the Plan, KeyCorp's obligations under this letter shall survive the termination of the Plan by either party for any reason (other than as a result of a material breach by Omni pursuant to
Section 6.1(b) of the Plan).


               If the foregoing correctly reflects our
understanding and agreement, please sign and return to me the enclosed copy of this letter.


                                   Very truly yours,

                                   OMNIBANCORP

                                   /s/ Robert W. Graf
                                   ----------------------------
                                   Robert W. Graf, President



ACKNOWLEDGED AND AGREED TO BY:

KEYCORP


By:  /s/ Daniel R. Stolzer
     ------------------------------

Name:  Daniel R. Stolzer
       ----------------------------

Title: Authorized Officer
       ----------------------------

                                                                      APPENDIX C
                                [OMNIBANCORP]
ROBERT W. GRAF
  PRESIDENT


January 4, 1995




VIA TELECOPY AND U.S. MAIL


Mr. Dan Stolzer
Senior Vice President - Senior Managing Counsel
KeyCorp
127 Public Square
Cleveland, OH  44114

Re:  Sale of Merchants Mortgage & Trust
     ----------------------------------
Dear Dan:

This letter is in reference to the Plan of Merger dated as of August 31, 1994 between OMNIBANCORP ("OMNI") and KeyCorp (the "Plan") and the Letter Agreement between OMNI and KeyCorp dated as of the same date (the "MM&T Letter") regarding the sale of
Merchants Mortgage & Trust  ("MM&T").    (Capitalized terms not
otherwise defined herein have the meanings ascribed to them in the Plan or the MM&T Letter, as applicable).


Specifically, I would like to confirm OMNI's understanding that, if on or before January 31, 1995, OMNI and a prospective buyer enter into a bona fide definitive written agreement (the "MM&T Definitive Agreement"), satisfactory in form and substance to KeyCorp and consistent with the terms of the MM&T sale contemplated by the Plan and the MM&T Letter, to sell all of its interest in MM&T at any time prior to the Effective Time, (i) OMNI will have complied with its obligations under the Plan and the MM&T Letter to use its best efforts to sell all of its interest in MM&T to a third party on or before January 31, 1995, and (ii) KeyCorp agrees not to exercise its right of termination under Section 6.1(h) of the Plan notwithstanding the fact that OMNI will not have consummated the sale of its interest in MM&T on or prior to January 31, 1995.


                    3600 SOUTH YOSEMITE STREET, SUITE 210
                            DENVER, COLORADO 80237
                                (303) 773-6664

Mr. Dan Stolzer
January 4, 1995
Page two



This letter is merely intended to clarify the timing of the sale of OMNI's interest in MM&T. This letter is not intended to alter any other aspect of the Plan or the MM&T Letter, in particular the provisions dealing with loss reimbursement in a sale of MM&T or the condition precedent under Section 5.2(i) of the Plan that OMNI sell all of its interest in MM&T before the Effective Time.

If the foregoing correctly reflects KeyCorp's understanding, please sign and return to me the enclosed copy of this letter.

Sincerely,


/s/ Robert W. Graf
- ----------------------------
Robert W. Graf
President



ACKNOWLEDGED AND AGREED TO BY:

KEYCORP

By:    /s/ Dan Stolzer
    ------------------------
    Dan Stolzer




Title: AUTHORIZED OFFICER
       ---------------------




cc:  Kent Allen
     Ashok Mukhey

                                                                      APPENDIX D




                             HOVDE FINANCIAL, INC.
                    INVESTMENT BANKERS & FINANCIAL ADVISORS


                                        January 16, 1995

Board of Directors
OMNIBANCORP
3600 South Yosemite
Denver, CO 80237

Gentlemen:

         OMNIBANCORP ("OMNI") has entered into a Merger Agreement dated as of August 31, 1994 (the "Merger Agreement") by and between KeyCorp ("KeyCorp") and OMNI, pursuant to which OMNI will be merged into KeyCorp. As is set forth in the Merger Agreement, all outstanding shares of OMNI's common stock will be converted into the right to receive .2452 shares of KeyCorp Common Stock, subject to possible adjustment as provided in the Merger Agreement (the "Merger Consideration"). In connection therewith, you have requested our opinion as to the fairness of the proposed transaction, from a financial point of view, to the shareholders of OMNI.

         Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. We are familiar with OMNI, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Merger Agreement.

         During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating condition of KeyCorp and OMNI and material prepared in connection with the Merger, including, among other things, the following: (i) the Merger Agreement, including the Letter Agreements between KeyCorp and OMNI regarding the sale of Merchants Mortgage & Trust; (ii) certain publicly available information concerning KeyCorp and internal and other information regarding OMNI, including the consolidated financial statements of KeyCorp and OMNI for each of the three years ended December 31, 1993 and subsequent periods ended June 30, 1994 and September 30, 1994, as well as any subsequent disclosure documents issued by KeyCorp, such as press releases and documents filed with the Securities and Exchange Commission on form 8-K; (iii) the nature and terms of recent acquisition and merger transactions involving banking institutions and their holding companies that we considered reasonably similar to OMNI in size, financial character, operating character, historical performance and geographic market; (iv) historical and current market data for KeyCorp Common Stock, including the liquidity thereof and the historical dividend stream attendant thereto; and (v) financial and other information provided to Hovde by management of KeyCorp and OMNI.

         We have discussed with members of senior management of OMNI the future prospects of OMNI. In addition, we have evaluated the pro forma earnings, book value, tangible book value and historical dividend stream attributable to the KeyCorp Common Stock to be exchanged for each share of OMNI Common Stock in the Merger. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

         In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by KeyCorp and OMNI, as well as information relayed in the discussions with OMNI's management. We have not conducted a physical inspection of any of the properties or assets of KeyCorp or OMNI, nor have we made an independent evaluation or appraisal of any of the properties, assets or liabilities of KeyCorp or OMNI.

         Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of August 27, 1994 and the date hereof, the Merger Consideration to be received by the shareholders of OMNI as described in the Merger Agreement was and is fair to such shareholders from a financial point of view.

                                                   Sincerely,

                                                   /s/ Hovde Financial, Inc.
                                                   -------------------------
                                                   HOVDE FINANCIAL, INC.

cc: KeyCorp

                              February __, 1995



Board of Directors
OMNIBANCORP
3600 South Yosemite
Denver, CO 80237


Gentlemen:

        This letter serves as a confirmation of our opinion dated January 16, 1995, to the effect that the consideration proposed by KeyCorp ("KeyCorp") for all of the outstanding shares of common stock of OMNIBANCORP ("OMNI") is fair to the shareholders of OMNI from a financial point of view (the "Fairness Opinion"). As discussed in more detail in the Fairness Opinion, we understand that pursuant to the Plan of Merger dated as of August 31, 1994 and amended or supplemented by Letter Agreements dated August 31, 1994, January 4, 1995, January 14, 1995 and January 27, 1995, OMNI will be merged with and into KeyCorp, and each outstanding share of common stock of OMNI will be converted, subject to certain possible adjustments, into the right to receive 0.2452 shares of common stock of KeyCorp (the "Merger Consideration").

        Based upon our updated review of current market conditions, Keycorp's news relases and SEC filings (if any) since the date of our Fairness Opinion, the recent amendment to the Plan of Merger and the recent financial performance of both KeyCorp and OMNI, we continue to believe that, as of February __, 1995, the Merger Consideration to be received by to the shareholders of OMNI is fair from a financial point of view.


                                Sincerely,




                                HOVDE FINANCIAL, INC.

                                                                      APPENDIX E




                                  ARTICLE 113
                                     OF THE
                       COLORADO BUSINESS CORPORATION ACT

                               DISSENTERS' RIGHTS

                                     PART 1

                      RIGHT OF DISSENT--PAYMENT FOR SHARES

         7-113-101        DEFINITIONS.--For purposes of this article:

         (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by Part 2 of this article.

         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

         (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

         7-113-102        RIGHT OF DISSENT.--(1)   A shareholder, whether or
not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:

         (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

         (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

         (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

         (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

         (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

         (I)     Alters or abolishes a preferential right of the shares; or

         (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

         (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

         (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

         (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

         (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         7-113-103        DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(1) A
record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         7-113-201        NOTICE OF DISSENTERS' RIGHTS.--(1) If a proposed
corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

         7-113-202        NOTICE OF INTENT TO DEMAND PAYMENT.--(1) If a
proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

         (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

         (b)     Not vote the shares in favor of the proposed corporate action.

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

         (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

         7-113-203        DISSENTERS' NOTICE.--(1) If a proposed corporate
action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

         (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

         (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

         (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

         (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

         (g)     Be accompanied by a copy of this article.

         7-113-204        PROCEDURE TO DEMAND PAYMENT.--(1) A shareholder who
is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

         (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

         (b)     Deposit the shareholder's certificates for certificated shares.

         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

         (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

         7-113-205        UNCERTIFICATED SHARES.--(1) Upon receipt of a demand
for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

         7-113-206        PAYMENT.--(1) Except as provided in section
7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholder's equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c)     An explanation of how the interest was calculated;

         (d)     A statement of the dissenter's right to demand payment under section 7-113-209; and

         (e)     A copy of this article.

         7-113-207        FAILURE TO TAKE ACTION.--(1) If the effective date of
the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

         7-113-208        SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.--(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenters' payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

         7-113-209        PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT
OR OFFER.--(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

         (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated:

         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

         7-113-301        COURT ACTION.--(1) If a demand for payment under
section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

         7-113-302        COURT COSTS AND COUNSEL FEES.--(1) The court in an
appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

         (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                                                      APPENDIX F


                                 OMNIBANCORP



  ROBERT W. GRAF
    PRESIDENT

January 14, 1995


VIA FACSIMILE AND U.S. MAIL
- ---------------------------

Daniel R. Stolzer, Esq.
Senior Vice President
  and Managing Counsel
Law Group, 2nd Floor
KeyCorp
127 Public Square
Cleveland, OH 44114

Re: Sale of Merchants Mortgage & Trust
    ----------------------------------

Dear Dan:

This letter is in reference to the Plan of Merger dated as of August 31, 1994 between OMNIBANCORP ("OMNI") and KeyCorp (the
"Plan") and the Letter Agreements between OMNI and KeyCorp dated as of August 31, 1994 and January 4, 1995 (the "MM&T" Letters") regarding the sale of Merchants Mortgage & Trust ("MM&T").

Specifically, I would like to confirm OMNI's understanding that a third party (and not Lester Gold or an affiliate of Mr. Gold) will be deemed the purchaser of OMNI's interest in MM&T for purposes of the MM&T Letters if such interest is repurchased by MM&T in connection with a transaction substantially as described in the attached letter from Mr. Gold dated January 12, 1995, which letter has also been signed by Mr. Chotin, one of the proposed buyers.

This letter is merely intended to clarify the application of the MM&T Letters to the proposed structure for the sale of MM&T
described in Mr. Gold's letter.   This letter is not intended to
alter any other aspect of the Plan or the MM&T Letters, in particular (i) the provisions dealing with loss reimbursement in a sale of MM&T, (ii) the conditions precedent to the merger contemplated by the Plan or (iii) the requirement that the final agreement for the sale of OMNI's interest in MM&T be satisfactory in form and substance to KeyCorp.


                                     F-1

                    3600 SOUTH YOSEMITE STREET, SUITE 210
                            DENVER, COLORADO 80237
                                (303) 773-6664

Daniel R. Stolzer, Esq.
January 14, 1995
page two



If the foregoing correctly reflects KeyCorp's understanding, please sign and return to me the enclosed copy of this letter.

Sincerely,
/s/ Robert W. Graf

Robert W. Graf
President

Enclosure (letter from Lester Gold dated January 12, 1995)

ACKNOWLEDGED AND AGREED TO BY:

KeyCorp

By:     /s/ Daniel R. Stolzer
        --------------------------------
        Daniel R. Stolzer
        Authorized Signatory for KeyCorp


cc: Ashok Mukhey, Esquire

                                                                      APPENDIX G



                             [KEYCORP LETTERHEAD]
                               January 27, 1995

VIA TELECOPY
- ------------

Mr. Robert W. Graf
President
OMNIBANCORP
3600 S. Yosemite Street
Suite 210
Denver, CO 89237

RE:     Revisions to Valuation Period and Closing Date in Plan of Merger
        -----------------------------------------------------------------

Dear Bob:

        This Letter amends and supplements the Plan of Merger dated as of August 31, 1994 between OMNIBANCORP ("OMNI") and KeyCorp (as amended and supplemented by Letter Agreements dated August 31, 1994, January 4, 1995 and January 14, 1995, the "Plan") with respect to the valuation period discussed in the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

        Specifically, the following amendments to the Plan shall be and hereby are made:

1. The current definition of "KEYCORP COMMON AVERAGE CLOSING PRICE" set forth in Section 6.1(g) of the Plan is deleted in its entirety and is amended to read as follows:

        For purposes of this Plan, "KEYCORP COMMON AVERAGE CLOSING PRICE" shall mean the average of the last sale price of the day of one share of KeyCorp Common Stock as reported on the New York Stock Exchange Composite Transactions Tape (the "NYSE TAPE") for the 10 consecutive trading days ending on the third business day prior to the date of the OMNI Meeting (the "CALCULATION PERIOD").

 2. The term "Calculation Period" is hereby inserted in all places where "20 Day Calculation Period" is used in the Plan.

 3. The first sentence of Section 1.6 of the Plan is hereby deleted in its entirety and is amended to read as follows:

        The closing (the "CLOSING") of the Merger shall take place at the offices of KeyCorp in Cleveland, Ohio at 2:00 p.m., local time, and KeyCorp and OMNI shall make all best efforts for the Closing of the Merger to take place on the same date as the OMNI Meeting, but in no event before all conditions specified in Sections 5.1, 5.2, and 5.3 hereof are satisfied or waived, or at such other time and place as OMNI and KeyCorp shall agree in writing (the "CLOSING DATE").

        If the foregoing correctly reflects OMNI's understanding of the revisions to the Plan, please sign the enclosed originals and return one of the executed letters to me.

                                 Very truly yours,


                                /s/ Daniel R. Stolzer

                                Daniel R. Stolzer
                                Authorized Officer



ACKNOWLEDGED AND AGREED TO BY:

OMNIBANCORP


By:  /s/ Robert W. Graf
   ------------------------------
Title:  President
      ---------------------------

cc:  Kent Allen
     Ashok Mukhey

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

              ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interest.

       Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a matter he or she reasonably believed to be in or not opposed to the best interest of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations or by contract, except with respect to the advancement of expenses of directors.

       Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interest of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and an Ohio corporation may, among other things, procure insurance for such persons.

       The KeyCorp Regulations provide that KeyCorp shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of KeyCorp or of any other bank, corporation, partnership, trust or other enterprise for which he or she was serving a director, officer or employee at the request of KeyCorp.

       Except as stated above, neither the Articles of Incorporation of KeyCorp nor any other contract or arrangement to which KeyCorp is a party provides for such indemnification. Under the terms of KeyCorp's directors' and officers' liability and company reimbursement insurance policy, directors and officers of KeyCorp are insured against certain liabilities, including liabilities arising under the Securities Act.

       KeyCorp is a party to Employment Agreements with, respectively, Victor
J. Riley, Jr., Robert W. Gillespie and Roger Noall, and KeyCorp is party to Change of Control Agreements with certain other executive officers (the provisions of which became effective as a result of the merger of old Key with and into Society), pursuant to which KeyCorp has agreed to indemnify the officer, to the fullest extent permitted or authorized by Ohio law, if the officer is made or threatened to be made a party to any action, suit or proceeding by reason of the officer's serving as an employee, officer or director of KeyCorp and/or any of its subsidiaries or any other company at the request of KeyCorp or any of the subsidiaries, and KeyCorp has agreed to advance expenses incurred by the officer in defending any such action, suit or proceeding.

       Under the Merger Agreement, KeyCorp has agreed to indemnify all present and former officers and directors of OMNI and its subsidiaries after the Effective Time for any liabilities arising out of any act or omission prior to the Effective Time in their capacity as officer or director to the fullest extent provided by Colorado law. For a period of two years after the Effective Time, KeyCorp has agreed to use reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by OMNI with respect to claims arising from facts or events which occurred before the Effective Time.

ITEM 21.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (a) Exhibits

FORM
S-4
EXHIBIT NO.                   DESCRIPTION
- -----------                   -----------

 (2)   (a)      Plan of Merger, dated as of August 31,
                1994, by and between KeyCorp and
                OMNIBANCORP (included as Appendix A to
                the Prospectus/Proxy Statement)


       (b)      Letter Agreement dated as of August 31,
                1994 between KeyCorp and OMNIBANCORP
                (included as Appendix B to the
                Prospectus/Proxy Statement)

       (c)      Letter Agreement dated as of
                January 4,1995 between
                KeyCorp and
                OMNIBANCORP (included
                as Appendix C to the
                Prospectus/Proxy Statement)

       (d)      Letter Agreement dated as of
                January 14, 1995 between
                KeyCorp and OMNIBANCORP
                (included as Appendix F to the
                Prospectus/Proxy Statement)

       (e)      Letter Agreement dated as of
                January 27, 1995 between
                KeyCorp and OMNIBANCORP
                (included as Appendix G to the
                Prospectus/Proxy Statement)


 (3)   (a)      Amended and Restated                              Incorporated herein by reference to Exhibit 7
                Articles of Incorporation of                      to Form 8-A/A filed on February 25, 1994
                KeyCorp

       (b)      Regulations of KeyCorp                            Incorporated herein by reference to Exhibit
                                                                  to Form 8-A/A filed on February 25, 1994

 (4)   (a)      Amended and Restated Articles of                  See Exhibit 3(a)
                Incorporation of
                KeyCorp


       (b)      Regulations of KeyCorp                            See Exhibit 3(b)


       (c)      Rights Agreement, dated as of August 25,          Incorporated herein by reference to Exhibit 1
                1989, between Society Corporation                 to Form 8-A filed on August 29, 1989
                (renamed KeyCorp on March 1, 1994) and
                First Chicago Trust Company of New York
                as Rights Agent, including as Exhibit A
                thereto the form of Rights Certificate


       (d)      Amendment No. 1 to Rights Agreement,              Incorporated herein by reference to Exhibit 1
                dated February 21, 1991, between Society          to Form 8-A filed on February 28, 1991
                Corporation (renamed KeyCorp on March 1,
                1994) and First Chicago Trust Company of
                New York, as Rights Agent

       (e)      Amendment No. 2 to Rights            Incorporated herein by reference to
                Agreement, dated September           Exhibit 4 to Schedule 13D filed on
                12, 1991, between Society            September 23, 1991
                Corporation (renamed
                KeyCorp on March 1, 1994)
                and First Chicago Trust
                Company of New York, as
                Rights Agent)


       (f)      Amendment No. 3 to Rights            Incorporated herein by reference to
                Agreement, dated October 1,          Exhibit 4 to Schedule 13D filed on
                Corporation (renamed                 October 12, 1993
                1993, between Society
                KeyCorp on March 1,1994)
                and Society National Bank, as
                Rights Agent


(5)             Opinion of KeyCorp as to the
                legality of the securities to be
                registered*

(8)             Opinion of Irell & Manella as
                to certain federal income tax
                matters*

(15)            Letter re unaudited interim
                financial information


(21)            List of KeyCorp subsidiaries*


(23)   (a)      Consent of Ernst & Young
                LLP, Independent Auditors

       (b)      Consent of BDO Seidman,
                Independent Certified Public
                Accountants


       (c)      Consent of Price Waterhouse
                LLP, Independent Accountants

       (d)      Consent of Irell & Manella (included as
                part of Exhibit 8(a))

(24)   (a)      Powers of Attorney*


       (b)      Certified Resolution of Board of
                Directors of KeyCorp*

(99)   (a)      Form of OMNIBANCORP Voting Agreement
                (included as Exhibit E to Plan of
                Merger, see Exhibit 2(a))

       (b)      Opinions of Hovde Financial, Inc.
                dated January 16, 1995 and the date of
                the Prospectus/Proxy Statement
                (included as Appendix D to the
                Prospectus/Proxy Statement)


       (c)      Form of Proxy to be used by
                OMNIBANCORP*
- ---------------------------------
*Filed as an exhibit to KeyCorp's Registration Statement on Form S-4 (Reg. No 33-57329, filed January 17, 1995) or to Amendment No. 1 to the Registration Statement (filed February 1, 1995).


(b) Financial Statement Schedules
    -----------------------------

              All financial statement schedules have been omitted because they are not applicable or the required information is shown in the financial statements or related notes thereto incorporated by reference in the Prospectus/Proxy Statement.

(c) Information Provided Pursuant to Item 4(b) of Form S-4 Opinion of Financial
              Advisor is furnished as Appendix D to the Prospectus/Proxy Statement.

ITEM 22.            UNDERTAKINGS.

(a)                 KeyCorp, the undersigned Registrant, hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii)
        to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


    (b) KeyCorp, the undersigned Registrant, hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (c) KeyCorp, the undersigned Registrant, hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of or included in the Registration Statement when it became effective.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 2nd day of February, 1995.


                                        KEYCORP




                                     By: /s/ Daniel R. Stolzer
                                         -------------------------

                                         Daniel R. Stolzer
                                         Senior Vice President and
                                         Senior Managing Counsel


       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacity indicated.

                             Title and Description

Victor J. Riley, Jr., Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer); James W. Wert (Principal Financial Officer); Lee G. Irving (Principal Accounting Officer); H. Douglas Barclay, Director; William G. Bares, Director; Albert C. Bersticker, Director; Kenneth
M. Curtis, Director; John C. Dimmer, Director; Robert W. Gillespie, Director; Stephen R. Hardis, Director; Henry S. Hemingway, Director; Charles R. Hogan, Director; Lawrence A. Leser, Director; Steven A. Minter, Director; M. Thomas Moore, Director; John C. Morley, Director; Richard W. Pogue, Director; Robert
A. Schumacher, Director; Ronald B. Stafford, Director; Dennis W. Sullivan, Director; Peter G. Ten Eyck II, Director; and Nancy B. Veeder, Director.



                                     By: /s/ Daniel R. Stolzer
                                         -------------------------
                                         Daniel R. Stolzer
                                         Attorney-in-Fact

                                    FORM S-4
                             REGISTRATION STATEMENT
                               INDEX TO EXHIBITS

   FORM
   S-4
   EXHIBIT NO.                  DESCRIPTION
   -----------                  -----------
(2)    (a)      Plan of Merger, dated as of August 31, 1994, by
                and between KeyCorp and OMNIBANCORP  (included as
                Appendix A to the Prospectus/Proxy Statement)


       (b)      Letter Agreement dated as of August 31, 1994 between
                KeyCorp and OMNIBANCORP (included as Appendix B to the Prospectus/Proxy Statement)


       (c)      Letter Agreement dated as of January 4, 1995 between
                KeyCorp and OMNIBANCORP (included as Appendix C to the Prospectus/Proxy Statement)

       (d)      Letter Agreement dated as of January 14, 1995 between
                KeyCorp and OMNIBANCORP (included as Appendix F to the
                Prospectus/Proxy Statement)

       (e)      Letter Agreement dated as of January 27, 1995 between
                KeyCorp and OMNIBANCORP (included as Appendix G to the
                Prospectus/Proxy Statement)


(3)    (a)      Amended and Restated Articles of Incorporation of             Incorporated herein by reference to Exhibit 7 to
                KeyCorp                                                       Form 8-A/A filed on February 25, 1994


       (b)      Regulations of KeyCorp                                        Incorporated herein by reference to Exhibit to
                                                                              Form 8-A/A filed on February 25, 1994


(4)    (a)      Amended and Restated Articles of Incorporation of             See Exhibit 3(a)
                KeyCorp


       (b)      Regulations of KeyCorp                                        See Exhibit 3(b)



        (c)   Rights Agreement, dated as of August 25, 1989,                Incorporated herein by reference to Exhibit 1 to
              between Society Corporation (renamed KeyCorp on               Form 8-A filed on August 29, 1989
              March 1, 1994) and First Chicago Trust Company of
              New York, as Rights Agent, including as Exhibit A
              thereto the form of Rights Certificate


        (d)   Amendment No. 1 to Rights Agreement, dated February 21,       Incorporated herein by reference to Exhibit 1 to
              1991, between Society Corporation (renamed KeyCorp on         Form 8-A filed on February 28, 1991
              March 1, 1994) and First Chicago Trust Company of
              New York, as Rights Agent


        (e)   Amendment No. 2 to Rights Agreement, dated September          Incorporated herein by reference to Exhibit 4 to
              12, 1991, between Society Corporation (renamed                Schedule 13D filed on September 23, 1991
              KeyCorp on March 1, 1994) and First Chicago Trust
              Company of New York, as Rights Agent


        (f)   Amendment No. 3 to Rights Agreement, dated October            Incorporated herein by reference to Exhibit 4 to
              1, 1993, between Society Corporation (renamed                 Schedule 13D filed on October 12, 1993
              KeyCorp on March 1, 1994) and Society National Bank,
              as Rights Agent.


 (5) Opinion of KeyCorp as to the legality of the securities to be registered*


 (8) Opinion of Irell & Manella as to certain federal income tax matters*


 (15)         Letter re unaudited interim financial information


 (21)         List of KeyCorp subsidiaries*


 (23)   (a)   Consent of Ernst & Young LLP, Independent Auditors

       (b)    Consent of BDO Seidman, Independent Certified Public Accountants


       (c)    Consent of Price Waterhouse LLP, Independent Accountants


       (d)    Consent of Irell & Manella (included as part of
              Exhibit  8(a))

(24)   (a)    Powers of Attorney*


       (b)    Certified Resolutions of Board of  Directors of
              KeyCorp*

(99)   (a)    Form of OMNIBANCORP Voting
              Agreement (included as Exhibit E
              to Merger Agreement, see Exhibit 2(a))
       (b)    Opinions of Hovde Financial, Inc.
              dated January 16, 1995 and the date
              of the Prospectus/Proxy Statement
              (included as Appendix D to the
              Prospectus/Proxy Statement)


       (c)    Form of Proxy to be used by
              OMNIBANCORP*

- -------------------------------
*Filed as an exhibit to KeyCorp's Registration Statement on Form S-4 (Reg. No. 33-57329, filed January 17, 1995) or to Amendment No. 1 to the Registration Statement (filed February 1, 1995).